Exhibit 10.10

Execution Version

AMENDMENT NO. 3, dated as of July 27, 2021 (this “Third Amendment”), among CORE & MAIN LP (the “Parent Borrower”), the several banks and financial institutions party hereto and CITIBANK, N.A. (“Citi”), as Administrative Agent and Collateral Agent.

WHEREAS, the Parent Borrower, the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, the “Borrowers”), Citi, as Administrative Agent, Collateral Agent, Swingline Lender and as an Issuing Lender, and the Lenders and other Issuing Lenders from time to time party thereto, are parties to that certain ABL Credit Agreement dated as of August 1, 2017 (as amended by Amendment No. 1, dated as of July 8, 2019, and Amendment No. 2, dated as of May 4, 2020, and as further amended, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Subsection 2.6 of the Credit Agreement, the Borrowers are requesting Supplemental Commitments under the Credit Agreement in an aggregate amount of $150,000,000 (the “Commitment Increase”);

WHEREAS, effective as of the Third Amendment Effective Date (as defined below) and pursuant to Subsection 2.6 and Subsection 11.1(a) of the Credit Agreement, (i) the several banks and financial institutions party hereto have agreed to provide the Commitment Increase and (ii) the Borrowers, the Lenders and Issuing Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement (as so amended, the “Amended Credit Agreement”) as set forth in Sections 1 and 2 hereto, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment of the Credit Agreement. The Credit Agreement is, effective as of the Third Amendment Effective Date (as defined below), hereby amended as follows:

(a) The definition of “Commitment” in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the last sentence of that definition and replacing it with “The amount of the aggregate Commitments of the Lenders as of the Third Amendment Effective Date is $850,000,000.”.

(b) Schedule A of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule A attached hereto. For the avoidance of doubt, Schedule 1.1(j) of the Credit Agreement shall not be amended hereby.

(c) This Section 1 of this Third Amendment constitutes a Lender Joinder Agreement pursuant to Subsection 2.6(c)(i) of the Amended Credit Agreement.

Section 2. Further Amendments. Pursuant to and in accordance with Subsection 11.1(a) of the Credit Agreement, effective as of the Third Amendment Effective Date:

(a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex II hereto.

(b) The exhibits to the Credit Agreement are hereby amended by inserting Annex III hereto as Exhibit N-2 thereto.

Section 3. Reallocation. On the Third Amendment Effective Date, (i) the applicable Borrowers shall, in coordination with the Administrative Agent, (x) repay applicable Revolving Credit Loans outstanding on such Third Amendment Effective Date of certain Lenders, and purchase applicable Revolving Credit Loans from certain other Lenders, and (y) take such other actions as reasonably may be required by the Administrative Agent as shall be necessary in order that, after giving effect to all such repayments and purchases, the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to this Third Amendment), and (ii) the applicable Borrowers shall pay to the Lenders any costs of the type referred to in Subsection 4.12 of the Credit Agreement in connection with any repayment and/or Revolving Credit Loans required pursuant to the preceding clause (i).

Section 4. Interpretation. For purposes of this Third Amendment, all terms used herein which are not otherwise defined herein, including but not limited to those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Amended Credit Agreement.

Section 5. Conditions to Effectiveness. This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a) Amendment. The Administrative Agent shall have received the following, each of which shall be originals or facsimiles or “.pdf” or “tiff” files unless otherwise specified, each dated as of the Third Amendment Effective Date:

(1) this Third Amendment, executed and delivered by the Parent Borrower, the Administrative Agent and each of the Lenders and the Issuing Lenders listed on the signature pages hereto; and

(2) the acknowledgment and consent attached to this Third Amendment as Annex I (the “Acknowledgment”), executed by each Guarantor.

(b) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(1) executed legal opinion of Debevoise & Plimpton LLP, counsel to the Parent Borrower and the other Loan Parties; and

(2) executed legal opinion of Holland & Knight LLP, special Florida counsel to certain of the Loan Parties.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Parent Borrower, dated as of the Third Amendment Effective Date, substantially in the form of Exhibit H to the Credit Agreement but also including a certification that, as of the Third Amendment Effective Date, no Specified Default shall have occurred and be continuing.

(d) Secretary’s Certificate. The Administrative Agent shall have received a certificate from the Parent Borrower, dated the Third Amendment Effective Date, substantially in the form of Exhibit G to the Amended Credit Agreement, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of the Parent Borrower.

(e) No Default. No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.

(f) Representations and Warranties. The representations and warranties set forth in Section 6 hereof shall, except to the extent that they relate to a particular date, be true and correct in all material respects (except to the extent they are already qualified by materiality, be true and correct in all respects) on and as of the Third Amendment Effective Date as if made on and as of such date.

(g) Refinancing. All amounts outstanding (other than contingent obligations) under the Senior Notes, the Senior Add-on Notes and the Topco PIK Notes (each as defined in the Amended Credit Agreement), in each case shall have been or, substantially concurrently with the Commitment Increase hereunder shall be, repaid, redeemed, defeased, terminated or otherwise discharged (or notice for the repayment, redemption, defeasance, termination or discharge thereof has been given).

(h) IPO. The Pubco IPO (as defined in the Amended Credit Agreement) shall have been or, substantially concurrently with the Commitment Increase hereunder shall be, consummated and the gross proceeds thereof shall be at least $600,000,000.

The execution and delivery of this Third Amendment by the Administrative Agent, the Lenders and the Issuing Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent, the Lenders and the Issuing Lenders that each of the conditions precedent set forth in this Section 5 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Section 6. Representations and Warranties. In order to induce the Lenders and the Issuing Lenders party hereto to consent to this Third Amendment, the Parent Borrower with respect to itself and its Restricted Subsidiaries represents and warrants to each of the Lenders, the Issuing Lenders and the Agents that on and as of the date hereof after giving effect to this Third Amendment:

(a) the execution, delivery and performance by each Loan Party party hereto of this Third Amendment is within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b) this Third Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) after giving effect to the amendments set forth in this Third Amendment, each of the representations and warranties made by any Loan Party pursuant to the Amended Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Amended Credit Agreement or any other Loan Document are, except (i) to the extent that they relate to a particular date (in which case they shall be true and correct as of that date) or (ii) to the extent they are already qualified by materiality (in which case they shall be true and correct in all respects), true and correct in all material respects on and as of the date hereof.

Section 7. Fees and Expenses. The Parent Borrower, jointly and severally, agrees to pay or reimburse the Administrative Agent in accordance with Subsection 11.5 of the Credit Agreement for all of its reasonable and documented and invoiced out-of-pocket costs and expenses incurred in connection with this Third Amendment, including, without limitation, the reasonable and documented and invoiced fees and disbursements of Cahill, Gordon & Reindel LLP, as counsel to the Administrative Agent (and, for the avoidance of doubt, not of counsel to any other Lender).

Section 8. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile transmission, email or other electronic transmission (e.g., a “pdf”, “tiff” or DocuSign) shall be effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

Section 9. Applicable Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PROVISIONS OF SUBSECTION 11.13 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS THIRD AMENDMENT AS IF SET FORTH HEREIN, MUTATIS MUTANDIS. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS THIRD AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10. Headings. The headings of this Third Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11. Effect of Amendment; Borrower Reaffirmation.

(a) This Third Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Third Amendment Effective Date, all references to the “Credit Agreement” in any Loan Document and all references in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement, except for (i) the representations and warranties made by the Parent Borrower and the other Loan Parties prior to the Third Amendment Effective Date (which representations and warranties made prior to the Third Amendment Effective Date shall not be superseded or rendered ineffective by this Third Amendment as they pertain to the period prior to the Third Amendment Effective Date) and (ii) any action or omission performed or required to be performed pursuant to the Credit Agreement prior to the Third Amendment Effective Date. For the avoidance of doubt, any certificate or other document the form of which is set out in any exhibit attached to the Credit Agreement or any other Loan Document may be revised, as applicable, to refer to the Amended Credit Agreement. This Third Amendment is not intended to be and shall not constitute a novation of the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth in this Third Amendment, the execution, delivery and effectiveness of this Third Amendment (i) shall not operate as a waiver of any right, power, privilege or remedy of any Lender, any Issuing Lender or the Administrative Agent under the Credit Agreement or any other Loan Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or other agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c) Without limiting the generality of the foregoing, The Parent Borrower acknowledges and agrees that (i) all Obligations (as defined in and pursuant to the Credit Agreement) and the other Loan Documents to which it is a party, as modified by this Third Amendment, including without limitation any extensions of credit made pursuant thereto, shall remain in full force and effect on a continuous basis pursuant to the Guarantee and Collateral Agreement and each other applicable Loan Document to which it is a party, in accordance with the terms and provisions thereof and (ii) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and each guarantee made by it as security for the applicable Obligations, in each case pursuant to the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, in accordance with the terms and provisions thereof, shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for such Obligations, and in each case is hereby ratified and affirmed in all respects.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CORE & MAIN LP,
as Parent Borrower
By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Chief Financial Officer

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

CITIBANK, N.A.,
as Administrative Agent, Collateral Agent, a Lender and as an Issuing Lender

By:	/s/ Christopher Navino
Name: Christopher Navino
Title: Director & Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and as an Issuing Lender

By:	/s/ James Shender
Name: James Shender
Title: Executive Director

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and as an Issuing Lender

By:	/s/ Peter Drooff
Name: Peter Drooff
Title: Sr. Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

BARCLAYS BANK PLC,
as a Lender and as an Issuing Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender and as an Issuing Lender

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

By:	/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender and as an Issuing Lender

By:	/s/ Yumi Okabe
Name: Yumi Okabe
Title: Vice President

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender and as an Issuing Lender

By:	/s/ Stuart Coulter
Name: Stuart Coulter
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender and as an Issuing Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as a Lender and as an Issuing Lender

By:	/s/ Michael J. Lardieri
Name: Michael J. Lardieri
Title: Director

By:	/s/ Matthieu Deloffre
Name: Matthieu Deloffre
Title Director

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Lender and as an Issuing Lender

By:	/s/ Andrew Keith
Name: Andrew Keith
Title: Executive Director

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

TRUIST SECURITIES, INC.,
as a Lender and as an Issuing Lender

By:	/s/ Mark Bohntinsky
Name: Mark Bohntinsky
Title: Managing Director

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as an Issuing Lender

By:	/s/ Deborah Saffie
Name: Deborah Saffie
Title: Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

COMMERCE BANK,
as a Lender and as an Issuing Lender

By:	/s/ Samuel Gordon
Name: Samuel Gordon
Title: Assistant Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender and as an Issuing Lender

By:	/s/ Alexander V. Lodi
Name: Alexander V. Lodi
Title: Assistant Vice President

[Signature Page to Amendment No. 3 to the ABL Credit Agreement]

ANNEX I to AMENDMENT NO. 3

Each Guarantor acknowledges and consents to each of the provisions of the Third Amendment, to which this acknowledgment and consent is attached. Each Guarantor further acknowledges and agrees that (i) all Obligations (as defined in and pursuant to the Credit Agreement) and the other Loan Documents, as modified by the Third Amendment, including without limitation any extensions of credit made pursuant thereto, shall remain in full force and effect on a continuous basis pursuant to the Guarantee and Collateral Agreement and each other Loan Document to which it is a party, in accordance with the terms and provisions thereof and (ii) each Lien granted by such Guarantor to the Collateral Agent for the benefit of the Secured Parties and each guarantee made by such Guarantor as security for the applicable Obligations, in each case made pursuant to the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, in accordance with the terms and provisions thereof, shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for such Obligations, and in each case is hereby ratified and affirmed in all respects. For purposes of this provision, all terms used herein which are not otherwise defined here shall have the respective meanings assigned thereto in the Third Amendment or the Amended Credit Agreement, as applicable.

GUARANTORS:

CORE & MAIN MIDCO, LLC

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Vice President and Chief Financial Officer

CORE & MAIN INTERMEDIATE GP, LLC

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Vice President and Chief Financial Officer

[Signature Page to Acknowledgment to Amendment No. 3 to the ABL Credit Agreement]

ANNEX II to AMENDMENT NO. 3

Amended Credit Agreement

$500,000,000

ABL CREDIT AGREEMENT

among

CD&R WATERWORKS MERGER SUB, LLC,

to be merged with and into

HD SUPPLY WATERWORKS, LTD.,

as Parent Borrower,

THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTY HERETO,

as Borrowers,

THE LENDERS AND ISSUING LENDERS

FROM TIME TO TIME PARTY HERETO,

and

CITIBANK, N.A.,

as an Issuing Lender, Swingline Lender, Administrative Agent and Collateral Agent,

CITIGROUP GLOBAL MARKETS INC.,

JPMORGAN CHASE BANK, N.A.,

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

ROYAL BANK OF CANADA,

GOLDMAN SACHS BANK USA,

NATIXIS, NEW YORK BRANCH ~~AND~~,

TRUIST SECURITIES, INC.,

U.S. BANK NATIONAL ASSOCIATION,

COMMERCE BANK,

CITIZENS BANK, N.A. AND

NOMURA SECURITIES INTERNATIONAL, INC.

as Joint Lead Arrangers and Joint Bookrunners

dated as of August 1, 2017

Page
SECTION 1 DEFINITIONS		1

1.1	Defined Terms	1
1.2	Other Definitional and Interpretive Provisions	~~79~~94
1.3	Borrower Representative	99

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS		~~83~~99

2.1	Commitments	~~83~~99
2.2	Procedure for Revolving Credit Borrowing	~~86~~102
2.3	Termination or Reduction of Commitments	~~87~~103
2.4	Swingline Commitments	~~87~~103
2.5	Repayment of Loans	~~90~~106
2.6	Incremental Facility	~~90~~107
2.7	Refinancing Amendments	~~94~~111
2.8	Extension of Commitments	~~95~~112
2.9	Canadian Facility	~~98~~114

SECTION 3 LETTERS OF CREDIT		~~98~~115

3.1	L/C Commitment	~~98~~115
3.2	Procedure for Issuance of Letters of Credit	~~100~~116
3.3	Fees, Commissions and Other Charges	~~101~~117
3.4	L/C Participations	~~101~~118
3.5	Reimbursement Obligation of the Borrowers	~~102~~119
3.6	Obligations Absolute	~~103~~120
3.7	L/C Disbursements	~~104~~120
3.8	L/C Request	~~104~~121
3.9	Cash Collateralization	~~104~~121
3.10	Additional Issuing Lenders	~~104~~121
3.11	Resignation or Removal of the Issuing Lender	~~104~~121

SECTION 4 GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~105~~122

4.1	Interest Rates and Payment Dates	~~105~~122
4.2	Conversion and Continuation Options	~~106~~123
4.3	Minimum Amounts; Maximum Sets	~~106~~123
4.4	Optional and Mandatory Prepayments	~~106~~124
4.5	Commitment Fees; Administrative Agent’s Fee; Other Fees	~~109~~126
4.6	Computation of Interest and Fees	~~109~~126
4.7	Inability to Determine Interest Rate	~~109~~126
4.8	Pro Rata Treatment and Payments	~~110~~127

(i)

(continued)

Page
4.9	Illegality	~~111~~128
4.10	Requirements of Law	~~112~~129
4.11	Taxes	~~114~~131
4.12	Indemnity	~~119~~137
4.13	Certain Rules Relating to the Payment of Additional Amounts	~~120~~138
4.14	Controls on Prepayment if Aggregate Outstanding Credit Exceeds Aggregate Revolving Credit Loan Commitments	~~122~~140
4.15	Defaulting Lenders	~~122~~140
4.16	Cash Management	~~125~~143

SECTION 5 REPRESENTATIONS AND WARRANTIES		~~128~~146

5.1	Financial Condition	~~129~~147
5.2	No Change; Solvent	~~129~~147
5.3	Corporate Existence; Compliance with Law	~~129~~147
5.4	Corporate Power; Authorization; Enforceable Obligations	~~130~~148
5.5	No Legal Bar	~~130~~148
5.6	No Material Litigation	~~131~~149
5.7	No Default	~~131~~149
5.8	Ownership of Property; Liens	~~131~~149
5.9	Intellectual Property	~~131~~149
5.10	Taxes	~~131~~149
5.11	Federal Regulations	~~132~~150
5.12	ERISA	~~132~~150
5.13	Collateral	~~132~~151
5.14	Investment Company Act; Other Regulations	~~133~~151
5.15	Subsidiaries	~~133~~151
5.16	Purpose of Loans	~~133~~152
5.17	Environmental Matters	~~134~~152
5.18	No Material Misstatements	~~134~~153
5.19	Labor Matters	~~135~~153
5.20	Insurance	~~135~~153
5.21	Eligible Accounts	~~135~~153
5.22	Eligible Inventory	~~135~~154
5.23	Anti-Terrorism	~~135~~154

SECTION 6 CONDITIONS PRECEDENT		~~136~~154

6.1	Conditions to Initial Extension of Credit	~~136~~154
6.2	Conditions to Each Extension of Credit After the Closing Date	~~140~~158

SECTION 7 AFFIRMATIVE COVENANTS		~~141~~159

7.1	Financial Statements	~~141~~159

(ii)

(continued)

Page
7.2	Certificates; Other Information	~~143~~162
7.3	Payment of Taxes	~~145~~164
7.4	Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law	~~146~~164
7.5	Maintenance of Property; Insurance	~~146~~164
7.6	Inspection of Property; Books and Records; Discussions	~~146~~165
7.7	Notices	~~148~~166
7.8	Environmental Laws	~~150~~168
7.9	After-Acquired Subsidiaries	~~150~~169
7.10	Use of Proceeds	~~152~~173
7.11	Accounting Changes	~~153~~173
7.12	Post-Closing Security Perfection	~~153~~173

SECTION 8 NEGATIVE COVENANTS		~~153~~173

8.1	Financial Condition	~~153~~173
8.2	Limitation on Fundamental Changes	~~153~~173
8.3	Limitation on Restricted Payments	~~155~~175
8.4	Limitations on Certain Acquisitions	~~158~~179
8.5	Limitation on Dispositions of Collateral	~~159~~180
8.6	Limitation on Optional Payments and Modifications of Restricted Indebtedness and Other Documents	~~160~~181
8.7	[Reserved]	~~161~~182
8.8	Limitation on Negative Pledge Clauses	~~161~~182
8.9	Limitation on Lines of Business	~~163~~185
8.10	[Reserved]	~~163~~185
8.11	Limitations on Transactions with Affiliates	~~163~~185
8.12	Limitations on Investments	~~166~~188
8.13	Limitations on Indebtedness	~~166~~188
8.14	Limitations on Liens	~~174~~196

SECTION 9 EVENTS OF DEFAULT		~~179~~201

9.1	Events of Default	~~179~~201
9.2	Remedies Upon an Event of Default	~~182~~205
9.3	~~Borrower’s~~Borrowers’ Right to Cure	~~183~~206

SECTION 10 THE AGENTS AND THE OTHER REPRESENTATIVES		~~183~~206

10.1	Appointment	~~183~~206
10.2	The Administrative Agent and Affiliates	~~184~~207
10.3	Action by an Agent	~~184~~207
10.4	Exculpatory Provisions	~~185~~208
10.5	Acknowledgement and Representations by Lenders	~~186~~209

(iii)

(continued)

Page
10.6	Indemnity; Reimbursement by Lenders	~~186~~212
10.7	Right to Request and Act on Instructions	~~187~~213
10.8	Collateral Matters	~~188~~214
10.9	Successor Agent	~~190~~217
10.10	Swingline Lender	~~191~~218
10.11	Withholding Tax	~~191~~218
10.12	Other Representatives	~~191~~218
10.13	~~Appointment of Borrower Representatives 192~~[Reserved]	219
10.14	Administrative Agent May File Proofs of Claim	~~192~~219
10.15	Application of Proceeds	~~192~~220
10.16	Certain ERISA Matters	221

SECTION 11 MISCELLANEOUS		~~194~~222

11.1	Amendments and Waivers	~~194~~222
11.2	Notices	~~198~~227
11.3	No Waiver; Cumulative Remedies	~~200~~229
11.4	Survival of Representations and Warranties	~~200~~229
11.5	Payment of Expenses and Taxes	~~200~~230
11.6	Successors and Assigns; Participations and Assignments	~~202~~231
11.7	Adjustments; Set-off; Calculations; Computations	~~216~~247
11.8	Judgment	~~217~~248
11.9	Counterparts	~~217~~249
11.10	Severability	~~217~~249
11.11	Integration	~~218~~249
11.12	Governing Law	~~218~~249
11.13	Submission to Jurisdiction; Waivers	~~218~~249
11.14	Acknowledgements	~~219~~250
11.15	Waiver of Jury Trial	~~219~~251
11.16	Confidentiality	~~219~~251
11.17	Incremental Indebtedness; Additional Indebtedness	~~220~~252
11.18	USA PATRIOT Act Notice	~~221~~252
11.19	Electronic Execution of Assignments and Certain Other Documents	~~221~~253
11.20	Reinstatement	~~221~~253
11.21	Joint and Several Liability; Postponement of Subrogation	~~221~~253
11.22	Designated Cash Management Agreements and Designated Hedging Agreements	~~222~~254
11.23	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~223~~255
11.24	Recognition of U.S. Special Resolution Regime	256

(iv)

(continued)

SCHEDULES

A	– Commitments and Addresses
1.1(b)	– Credit Card Issuers
1.1(c)	– Credit Card Processors
1.1(d)	– Disposition of Certain Assets
1.1(g)	– Existing Investments
1.1(h)	– Designated Cash Management Agreements
1.1(i)	– Designated Hedging Agreements
1.1(j)	– L/C Commitments
2.9	– Canadian Facility
4.16	– DDAs and Concentration Accounts
5.4	– Consents Required
5.6	– Litigation
5.9	– Intellectual Property Claims
5.15	– Subsidiaries
5.17	– Environmental Matters
5.20	– Insurance
7.2	– Website Address for Electronic Financial Reporting
7.12	– Post-Closing Collateral Requirements
8.11	– Affiliate Transactions
8.13(d)	– Closing Date Existing Indebtedness
8.14(b)	– Existing Liens

EXHIBITS

A-1	– Form of Revolving Credit Note
A-2	– Form of Swingline Note
B	– Form of Guarantee and Collateral Agreement
C	– [Reserved]
D	– Form of U.S. Tax Compliance Certificate
E	– Form of Assignment and Acceptance
F	– Form of Swingline Loan Participation Certificate
G	– Form of Secretary’s Certificate
H	– Form of Officer’s Certificate
I	– Form of Solvency Certificate
J-1	– Form of Borrowing Request
J-2	– Form of L/C Request
K	– Form of Borrowing Base Certificate
L	– Form of Lender Joinder Agreement
M	– Form of Collateral Access Agreement
~~N~~N-1	– Form of Subsidiary Borrower Joinder
N-2	– Form of Subsidiary Borrower Termination

(v)

(continued)

O	– Form of ABL/Term Loan Intercreditor Agreement
P	– Form of Junior Lien Intercreditor Agreement
Q	– Form of Compliance Certificate
R	– Form of Affiliated Lender Assignment and Assumption
S	– Form of Tax Sharing Agreement

(vi)

ABL CREDIT AGREEMENT, dated as of August 1, 2017, among CD&R WATERWORKS MERGER SUB, LLC, a Delaware limited liability company (prior to the Waterworks Merger and as further defined in Subsection 1.1, “Passthrough Mergersub”, and as further defined in Subsection 1.1, the “Parent Borrower”), the Subsidiary Borrowers from time to time party hereto (together with the Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions from time to time party hereto (as further defined in Subsection 1.1, the “Lenders”) and CITIBANK, N.A., as swingline lender (in such capacity, the “Swingline Lender”), as an issuing lender (in such capacity, an “Issuing Lender”), as administrative agent (in such capacity and as further defined in Subsection 1.1, the “Administrative Agent”) for the Lenders hereunder and as collateral agent (in such capacity and as further defined in Subsection 1.1, the “Collateral Agent”) for the Secured Parties (as defined in Subsection 1.1) and the Issuing Lenders.

W I T N E S S E T H:

WHEREAS, to consummate the transactions contemplated by the Plumb Acquisition Agreement, the Parent Borrower will (A) enter into the Term Loan Facility to borrow term loans in an aggregate principal amount of $1,075,000,000 (unless reduced in accordance with Subsection 6.1(b)), (B) issue the Senior Notes, under the Senior Notes Indenture, generating aggregate gross proceeds of up to $500,000,000 (unless reduced in accordance with Subsection 6.1(b)) and (C) enter into this Agreement to borrow an additional amount and to cause certain Letters of Credit to be issued; and

WHEREAS, the cash proceeds of the Equity Contribution, the Term Loan Facility, the Senior Notes and any Loans made on the Closing Date will be used on the Closing Date, inter alia, to pay the cash consideration for the Waterworks Acquisition, and thereafter to finance a portion of the other Transactions, including the payments of fees and expenses relating thereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1

Definitions

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“30-Day Specified Excess Availability”: as of the date of any Specified Transaction, the sum of (x) the quotient obtained by dividing (a) the sum of each day’s Excess Availability during the 30 consecutive day period immediately preceding such Specified Transaction plus the sum of each day’s Specified Suppressed Availability during such 30-day period plus the sum of the amount available to be drawn by the Loan Parties under any other committed revolving credit facilities on each day during such 30-day period (in each such case under this clause (x) calculated on a ~~pro forma basis~~Pro Forma Basis for each day during such 30-day period ~~to include the~~, including to take into account any borrowing or repayment of any

Loans or issuance or cancellation of any Letters of Credit in connection with such Specified Transaction) by (b) 30 days plus (y) Specified Unrestricted Cash as at the date of such Specified Transaction (but excluding therefrom the cash proceeds of any Specified Equity Contribution in the fiscal quarter in respect of which such Specified Equity Contribution is made).

“ABL Priority Collateral”: as defined in the ABL/Term Loan Intercreditor Agreement whether or not the same remains in full force and effect.

“ABL/Term Loan Intercreditor Agreement”: the Intercreditor Agreement, dated as of the ~~date hereof~~Closing Date, between the Collateral Agent and the Term Loan Agent (in its capacity as collateral agent under the Term Loan Documents), and acknowledged by certain of the Loan Parties in the form attached hereto as Exhibit O, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Term Loans”: Incremental ABL Term Loans, Extended ABL Term Loans and Other ABL Term Loans.

“ABR”: when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loans”: Loans to which the rate of interest applicable is based upon the Alternate Base Rate.

“Accelerated”: as defined in Subsection 9.1(e)(ii).

“Acceleration”: as defined in Subsection 9.1(e)(ii).

“Account Debtor”: each Person who is obligated on an Account, Chattel Paper or General Intangible.

“Accounts”: “accounts” as defined in the UCC and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Account Debtors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Acknowledging Party”: as defined in Subsection 11.23.

“Acquired Companies”: Waterworks Blocker and Waterworks Opco.

“Acquired Indebtedness”: Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness ~~incurred~~Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition of assets. Acquired Indebtedness shall be deemed to be ~~incurred~~Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Consideration”: the purchase consideration for any acquisition and all other payments by the Parent Borrower or any of its Restricted Subsidiaries in exchange for, or as part of, or in connection with, any acquisition, consisting of cash or by exchange of property (other than Capital Stock of any Parent Entity or IPO Vehicle) or the assumption of Indebtedness payable at or prior to the consummation of such acquisition or deferred for payment at any future time (provided that any such future payment is not subject to the occurrence of any contingency). For purposes of the foregoing, any Acquisition Consideration consisting of property shall be valued at the fair market value thereof (as determined in good faith by the Borrower Representative, which determination shall be conclusive, with the fair market value of any such property being measured on the date a legally binding commitment for such acquisition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value).

“Additional ABL Agent”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Additional Assets”: (a) any property or assets that replace the property or assets that are the subject of an Asset Sale; (b) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Parent Borrower or a Restricted Subsidiary or otherwise useful in a ~~business permitted by Subsection 8.9~~Related Business and any capital expenditures in respect of any property or assets already so used; (c) the Capital Stock of a Person that is engaged in a ~~business permitted by Subsection 8.9~~Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Borrower or another Restricted Subsidiary; or (d) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Indebtedness”: as defined in the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable.

“Additional Lender”: as defined in Subsection 2.6(a).

“Additional Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (w) secured by a Lien ranking pari passu ~~to~~with the Lien securing the First Lien Term Obligations, (x) secured by a Lien ranking junior to the Lien securing the First Lien Term Obligations, (y) unsecured or (z) in the case of Indebtedness issued or incurred by an Escrow Subsidiary, secured by a Lien on the proceeds of such Additional Obligations which were subject to an escrow or similar arrangement and Liens on any related deposit of cash, Cash Equivalents or Temporary Cash Investments (each, as defined in the Term Loan Credit Agreement) to cover interest and premium in respect of such Additional Obligations), including customary bridge financings, in each case issued or incurred by any Loan Party or Escrow Subsidiary in compliance with Subsection 8.13.

“Additional Obligations Documents”: any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Term Loan Documents) issued or executed and delivered by any Loan Party or Escrow Subsidiary with respect to any Additional Obligations, Permitted Debt Exchange or Rollover Indebtedness.

“Additional Term Credit Facility”: a new term loan facility under the definition of “Additional Credit Facilities” as defined in the ABL/Term Loan Intercreditor Agreement.

“Adjusted LIBO Rate”: with respect to any Borrowing of Eurodollar Loans for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1.00%) determined by the Administrative Agent to be equal to the higher of (x) (a) the LIBO Rate for such Borrowing of Eurodollar Loans in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Borrowing of Eurodollar Loans for such Interest Period and (y) 0.00%.

“Administrative Agent”: as defined in the Preamble hereto and shall include any successor to the Administrative Agent appointed pursuant to Subsection 10.9.

“Affected Eurodollar Rate”: as defined in Subsection 4.7.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans”: as defined in Subsection 4.9.

“Affiliate”: as to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Debt Fund”: any Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course, so long as (i) any such Affiliated Lender is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from Sponsor and any Affiliate of Sponsor that is not primarily engaged in the investing activities described above, (ii) any such Affiliated Lender has in place customary information screens between it and Sponsor and any Affiliate of Sponsor that is not primarily engaged in the investing activities described above, and (iii) none of ~~Passthrough Holdings, Blocker Holdings~~Topco, Midco, the Parent Borrower or any of its Subsidiaries directs or causes the direction of the investment policies of such entity.

“Affiliated Lender”: any Lender that is a Permitted Affiliated Assignee.

“Affiliated Lender Assignment and Assumption”: as defined in Subsection 11.6(h)(i)(1).

“Affiliated Lender Cap”: as defined in Subsection 11.6(h)(i)(2)(y).

“Agent Advance”: as defined in Subsection 2.1(c)(y).

“Agent Advance Period”: as defined in Subsection 2.1(c)(y)(iii).

“Agents”: the collective reference to the Administrative Agent and the Collateral Agent, and “Agent” shall mean any of them.

“Aggregate Lender Exposure”: the sum of (a) the aggregate principal amount of all Revolving Credit Loans then outstanding, (b) the aggregate amount of all L/C Obligations at such time and (c) the aggregate amount of all Swingline Exposure at such time.

“Aggregate Outstanding Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) the aggregate amount equal to such Revolving Credit Lender’s Commitment Percentage of the L/C Obligations then outstanding and (c) the aggregate amount equal to such Revolving Credit Lender’s Commitment Percentage, if any, of the Swingline Loans then outstanding.

“Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Alternate Base Rate”: for any day, a fluctuating rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00% and (d) 0.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c) above, as the case may be, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment”: as defined in Subsection 8.8(d).

“Applicable Commitment Fee Rate”: 0.25% per annum.

“Applicable Margin”: a rate per annum equal to the rate set forth below for the applicable type of Loan and opposite the applicable Average Daily Excess Availability Percentage:

Level	Average Daily Excess Availability Percentage	Applicable Margin
		Alternate Base Rate	Adjusted LIBO Rate
I	Less than or equal to 33 1⁄3%	0.75%	1.75%
II	Greater than 33 1⁄3% but less than or equal to 66 2⁄3%	0.50%	1.50%
III	Greater than 66 2⁄3%	0.25%	1.25%

Each change in the Applicable Margin resulting from a change in Average Daily Excess Availability Percentage for the most recent Fiscal Quarter ended immediately preceding the first day of a Fiscal Quarter shall be effective with respect to all Loans and Letters of Credit outstanding on and after such first day of such Fiscal Quarter. Notwithstanding the foregoing, Average Daily Excess Availability Percentage (i) shall be deemed to be in Level II from the Closing Date to the date of delivery to the Administrative Agent of the Borrowing Base Certificate required by Subsection 7.2(f) for the first Fiscal Quarter ended at least three months after the Closing Date and (ii) shall be deemed to be in Level I at any time (after the expiration of the applicable cure period) during which the Borrower Representative has failed to deliver the Borrowing Base Certificate required by Subsection 7.2(f).

In addition, at all times while an Event of Default known to the Borrower Representative shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such Borrowing Base Certificate.

“Approved Commercial Bank”: a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (a “Disposition”), by the Parent Borrower or any other Loan Party in one or a series of related transactions, of any personal, tangible or intangible, property (including Capital Stock (other than director’s qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law)) of the Parent Borrower or any of its Restricted Subsidiaries, other than:

(a) the sale or other Disposition of obsolete, worn-out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) the sale or other Disposition of any property (including Inventory) in the ordinary course of business (including in connection with any factoring agreement or similar arrangement);

(c) the sale or discount without recourse of accounts receivable or notes receivable ~~arising~~which have arisen in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

(d) as permitted by Subsection 8.2(b) or pursuant to any Sale and Leaseback Transaction;

(e) subject to any applicable limitations set forth in Subsection 8.2, Dispositions of any assets or property by the Parent Borrower or any other Loan Party to the Parent Borrower, any Qualified Loan Party or any Wholly Owned Subsidiary of the Parent Borrower;

(f) (i) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower Representative, which determination shall be conclusive, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole, and (ii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property;

(g) any Disposition by the Parent Borrower or any other Loan Party for aggregate consideration not to exceed ~~$20,000,000~~the greater of (x) $82,500,000 and (y) 5.00% of Consolidated Tangible Assets;

(h) any Disposition set forth on Schedule 1.1(d);

(i) bulk sales or other dispositions of the Inventory of the Parent Borrower or any of its Restricted Subsidiaries not in the ordinary course of business in connection with Store closings, at arm’s length; provided that such Store closures and related Inventory dispositions shall not exceed (1) in any Fiscal Year, 10.0% of the number of the Parent Borrower’s and its Restricted Subsidiaries’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (2) in the aggregate from and after the Closing Date, 20.0% of the number of the Parent Borrower’s and its Restricted Subsidiaries’ Stores in existence as of the Closing Date (net of new Store openings); provided, further, that all sales of Inventory (to Persons other than a Loan Party) in connection with Store closings in excess of 10 in any three-month period, shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent~~.~~;

(j) any Disposition of cash, Cash Equivalents or Temporary Cash Investments;

(k) any Restricted Payment Transaction;

(l) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Parent Borrower or any Restricted Subsidiary, so long as the Parent Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(m) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business;

(n) ~~[reserved]~~any financing transaction with respect to property built or acquired by the Parent Borrower or any other Loan Party after the Closing Date, including any sale/leaseback transaction or asset securitization;

(o) any disposition arising from foreclosure, condemnation, expropriation, eminent domain, or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Parent Borrower in good faith, which determination shall be conclusive) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(p) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(q) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors; ~~and~~

(r) the creation or granting of any Lien permitted under this Agreement~~.~~; and

(s) any exchange of assets (including a combination of assets and Cash Equivalents, Investment Grade Securities and Temporary Cash Investments) for assets used or useful in a Related Business (other than if such assets are solely cash, Cash Equivalents, Investment Grade Securities and/or Temporary Cash Investments) (or Capital Stock of a Person that will be a Restricted Subsidiary following such transaction) of comparable or greater fair market value (as determined by the Parent Borrower in good faith, which determination shall be conclusive).

“Assignee”: as defined in Subsection 11.6(b)(i).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit E hereto.

“Auto-Extension L/C”: as defined in Subsection 3.1(c).

“Availability”: the lesser of (x) the aggregate Commitments as in effect at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

“Availability Percentage”: as defined in the definition of “Payment Condition” in this Subsection 1.1.

“Availability Reserves”: reserves, if any, (1) established by the Administrative Agent from time to time hereunder in its Permitted Discretion against the Borrowing Base, including such reserves, subject to Subsection 2.1(b), as the Administrative Agent, in its Permitted Discretion, determines as being appropriate to reflect any impairment to (A) the value, or the collectability in the ordinary course of business, of Eligible Accounts or Eligible Credit Card Receivables (including on account of bad debts and dilution) or the value (based on cost and quantity) of Eligible Inventory or (B) the enforceability or priority of the Lien on the Collateral consisting of Eligible Accounts, Eligible Credit Card Receivables~~,~~ or Eligible Inventory included in the Borrowing Base (including claims that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral) and (2) constituting Designated Cash Management Reserves and Designated Hedging Reserves established in accordance with Subsection 2.1(b).

“Available Excluded Contribution Amount Basket”: as of any date, the excess, if any, of (a) an amount equal to the sum of (1) the Net Proceeds from Excluded Contributions received by the Parent Borrower as of such date, (2) the aggregate Net Proceeds received by the Parent Borrower or any Restricted Subsidiary from any Disposition of any Investment made using the Available Excluded Contribution Amount Basket pursuant to Subsection 8.12 or clause (c)(ii)(y) of the definition of “Permitted Acquisitions” and (3) returns, profits, distributions and similar amounts received in cash or Cash Equivalents on Investments made using the Available Excluded Contribution Amount Basket pursuant to Subsection 8.12 or clause (c)(ii)(y) of the definition of “Permitted Acquisitions,” over (b) the Net Proceeds from Excluded Contributions as of such date designated or applied prior to such date, or on such date in a separate designation or application, to an Investment made pursuant to Subsection 8.12, cash consideration for acquisitions made pursuant to clause (c)(ii)(y) of the definition of “Permitted Acquisitions”, a Restricted Payment made pursuant to Subsection 8.3(f) or 8.3(g) or any payments, prepayments, repurchases or redemptions of Restricted Indebtedness made pursuant to Subsection 8.6(a).

“Available Incremental Amount”: at any date of determination, without duplication, an amount equal to the sum produced by calculating the difference between (a) the sum of (x) the Commitments (other than Incremental Revolving Commitments, Supplemental Commitments and Commitments being terminated on such date) plus (y) the sum of the aggregate outstanding principal amount of all Incremental ABL Term Loans (after giving effect to any repayments of such Loans on such date) made plus all then existing Incremental Revolving Commitments and Supplemental Commitments (other than Commitments being terminated on such date) established in each case prior to such date pursuant to Subsection 2.6 (including, for the avoidance of doubt, the Supplemental Commitments established on the First Amendment Effective Date~~) and (b) $1,200,000,000; provided that the sum of clause (x) plus clause (y) may not at any time exceed $1,200,000,000~~ and the Third Amendment Effective Date) and (b) the greater of (x) $1,350,000,000 and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

“Average Daily Excess Availability Percentage”: for any Fiscal Quarter, the percentage derived by dividing (x) the average daily Excess Availability for such Fiscal Quarter by (y) the average daily amount of the aggregate Commitments during such Fiscal Quarter.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ or (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products Affiliate”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Bank Products Agreement”: as defined in the Guarantee and Collateral Agreement.

“Bank Recovery and Resolution Directive”: Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Proceeding”: as defined in Subsection 11.6(h)(iv).

“Base Rate”: for any day, a rate per annum that is equal to the corporate base rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: as defined in Subsection 11.7(a).

“BHC Act Affiliate”: the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Blocked Account”: as defined in Subsection 4.16(b)(iii).

“Blocked Account Agreement”: as defined in Subsection 4.16(b)(iii).

“Blocker Aggregator”: CD&R WW Holdings, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto.

“Blocker Holdings”: (a) prior to the Blocker Merger, Blocker Mergersub and (b) following the Blocker Merger, Waterworks Blocker as successor to the Blocker Merger. Following the Blocker Merger, Waterworks Blocker shall be converted to a Delaware limited liability company.

“Blocker Merger”: the merger of Blocker Mergersub with and into Waterworks Blocker, with Waterworks Blocker being the survivor of such merger.

“Blocker Mergersub”: CD&R WW Merger Sub, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Board”: the Board of Governors of the Federal Reserve System.

“Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower Representative.

“Borrower Materials”: as defined in Subsection 11.2(e).

“Borrower Representative”: the Parent Borrower or such other Borrower as may be designated as the “Borrower Representative” by the Borrowers from time to time, in each case in its capacity as Borrower Representative pursuant to the provisions of Subsection ~~10.13~~1.3 .

“Borrowers”: as defined in the Preamble hereto.

“Borrowing”: the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of Eurodollar Loans, the same Interest Period.

“Borrowing Base”: as of any date of determination, shall equal the sum of

(a) 90.0% of Eligible Credit Card Receivables, plus

(b) 90.0% of Eligible Accounts owed by Account Debtors that have an Investment Grade Rating, plus

(c) 85.0% of all other Eligible Accounts, plus

(d) ~~(i) during the months of December through February, 90% of the Net Orderly Liquidation Value of Eligible Inventory and (ii) at all other times, 85.0~~90% of the Net Orderly Liquidation Value of Eligible Inventory, minus

(e) the amount of all Availability Reserves, minus

(f) the outstanding principal amount of any ABL Term Loans.

“Borrowing Base Certificate”: as defined in Subsection 7.2(f).

“Borrowing Date”: any Business Day specified in a notice delivered pursuant to Subsection 2.2, 2.4, or 3.2 as a date on which the Borrower Representative requests the Lenders to make Loans hereunder or an Issuing Lender to issue Letters of Credit hereunder.

“Borrowing Request”: as defined in Subsection 2.2.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or with respect only to Letters of Credit issued by an Issuing Lender not located in the City of New York, the location of such Issuing Lender) are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Canadian Agent”: as defined in Schedule 2.9 hereto.

“Canadian Borrowers”: as defined in Schedule 2.9 hereto.

“Canadian Dollars” and “Cdn$”: the lawful currency of Canada.

“Canadian Facility”: as defined in Schedule 2.9 hereto.

“Canadian Facility Amendment”: as defined in Schedule 2.9 hereto.

“Canadian Facility Effective Date”: as defined in Schedule 2.9 hereto.

“Capital Expenditures”: with respect to any Person for any period, the aggregate of all expenditures by such Person and its consolidated Restricted Subsidiaries during such period (exclusive of (i) expenditures made for Permitted Investments, (ii) expenditures made for acquisitions permitted by Subsection 8.4, (iii) interest capitalized during such period to the extent relating to Capital Expenditures or (iv) expenditures made with the proceeds of any equity securities issued or capital contributions received, or Indebtedness incurred, by the Parent Borrower or any of its consolidated Restricted Subsidiaries) that, in accordance with GAAP, are required to be included as capital expenditures on a consolidated statement of cash flows of such Person.

“Capital Stock”: as to any Person, any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Captive Insurance Subsidiary”: any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company or captive insurance company (or any Subsidiary ~~thereof~~of any of the foregoing).

“Cash Capped Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount”.

“Cash Equivalents”: any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, the United Kingdom, Switzerland or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender under this Agreement or the Term Loan Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than ~~seven~~10 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investment funds investing at least 90.0% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold ~~reasonable amounts of~~ cash pending investment and/or distribution), (h) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors~~,~~ and (i) solely with respect to any Captive Insurance Subsidiary, any investment that any such Person is permitted to make in accordance with applicable law.

“Cash Management Arrangements”: any agreement or arrangement relating to any service provided pursuant to a Bank Products Agreement.

“Cash Management Party”: any Bank Products Affiliate party to a Bank Products Agreement.

“CD&R”: Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Consulting Agreement”: the Consulting Agreement, dated as of the ~~date hereof~~Closing Date, as amended by that certain letter agreement, dated as of August 5, 2019, by and among the Parent Borrower, Topco, Midco, Intermediate GP and CD&R, pursuant to which CD&R may provide management, consulting and advisory services, as the same may be amended, supplemented, waived or otherwise modified from time to time so long as such amendment, supplement, waiver or modification complies with this Agreement (including Subsection 8.11 (for the avoidance of doubt, other than by reason of Subsection 8.11(e))).

“CD&R Fund X”: Clayton, Dubilier & Rice Fund X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto.

“CD&R Indemnification Agreement”: the Indemnification Agreement, dated as of the ~~date hereof~~Closing Date, as amended by that certain letter agreement, dated as of August 5, 2019, by and among the Parent Borrower, Topco, Midco, Intermediate GP, Passthrough Holdings, Blocker Holdings, certain CD&R Investors and CD&R and the other parties thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“CD&R Investors”: collectively, (i) CD&R Fund X, (ii) Clayton, Dubilier & Rice Fund X-A, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (iii) CD&R Advisor Fund X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (iv) CD&R Associates X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (v) CD&R Investment Associates X, Ltd., a Cayman Islands exempted company, and any successor in interest thereto, (vi) ~~CD&R~~ Waterworks Holdings~~, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (vii)~~LP, (vii) Waterworks Holdings LLC, (viii) Blocker Aggregator, (~~viii~~ix) New Blocker, (~~ix~~x) CD&R Waterworks Holdings GP, Ltd., a Cayman Islands exempted company, and any successor in interest thereto, (~~x~~xi ) New Blocker Holdings, (~~xi~~xii) CD&R Fund X Advisor Waterworks A, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xii~~xiii ) CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xiii~~xiv) CD&R Fund X Waterworks B, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xiv~~xv ) CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xv~~xvi) CD&R Fund X-A Waterworks A, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xvi~~xvii ) CD&R Fund X-A Waterworks B, L.P a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xvii~~xviii) ~~CD&R~~ WW Advisor, ~~LLC, Delaware limited liability company, and any successor in interest thereto, (xviii~~(xix) CD&R Associates X Waterworks, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xix~~xx) CD&R Friends & Family Feeder Fund X Waterworks A, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xx~~xxi) CD&R Friends & Family Feeder Fund X Waterworks B, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xxi~~xxii) CD&R Professionals Fund X Waterworks, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (~~xxii~~xxiii) CD&R WW Holdings 2, LLC, a Delaware limited liability company, and any successor in interest thereto, (~~xxiii~~xxiv ) CD&R WW Advisor 2, LLC, a Delaware limited liability company, and any successor in interest thereto and (~~xxiv~~xxv ) any Affiliate of any CD&R Investor identified in clauses (i) through (~~xxiii~~xxiv) of this definition.

“CDD Rule”: the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time).

“Change in Law”: as defined in Subsection 4.11(a).

“Change of Control”: (a) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) of (A) so long as the Parent Borrower is a Subsidiary of any Parent Entity, shares or units of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if the Parent Borrower is not a Subsidiary of any Parent Entity, shares or units of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of the Parent Borrower and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as the Parent Borrower is a Subsidiary of any Parent Entity, shares or units of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if the Parent Borrower is not a Subsidiary of any Parent Entity, shares or units of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of the Parent Borrower; (b) so long as the Capital Stock of the Parent Borrower is not listed on a nationally recognized stock exchange in the U.S. (whether through a Qualified IPO or otherwise), ~~Passthrough Holdings (and any Successor Holding Company pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement), Blocker Holdings~~Midco (and any Successor Holding Company pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) and ~~Management Holdings~~Intermediate GP (and any Successor Holding Company pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) shall (collectively) cease to own, directly or indirectly, 100.0% of the Capital Stock of the Parent Borrower (or any Successor Borrower); or (c) a “Change of Control” (or comparable term) as defined in the Term Loan Credit Agreement ~~or the Senior Notes Indenture~~, in each case ~~then in existence~~ relating to Indebtedness and any unused commitments thereunder in an aggregate principal amount equal to or greater than ~~$50,000,000~~the greater of $100,000,000 and 6.50% of Consolidated Tangible Assets). Notwithstanding anything to the contrary in the foregoing, the Transactions and the Third Amendment Effective Date Transactions shall not constitute or give rise to a Change of Control.

“Chattel Paper”: chattel paper (as such term is defined in Article 9 of the UCC).

“Claim”: as defined in Subsection 11.6(h)(iv).

“Closing Date”: the date on which all the conditions precedent set forth in Subsection 6.1 shall be satisfied or waived.

“Closing Date Material Adverse Effect”: a “Material Adverse Effect” (as defined in the Plumb Acquisition Agreement).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Access Agreement”: as defined in the definition of “Eligible Inventory” in this Subsection 1.1.

“Collateral Agent”: as defined in the Preamble hereto, and shall include any successor to the Collateral Agent appointed pursuant to Subsection 10.9.

“Collateral Representative”: (i) ~~in respect of~~if the ABL/Term Loan Intercreditor Agreement is then in effect, the ABL Collateral Representative (as defined therein, with respect to the ABL Priority Collateral) and the Term Loan Collateral Representative (as defined therein, with respect to the Term Loan Priority Collateral), (ii) if any Junior Lien Intercreditor Agreement is then in effect, the Senior Priority Representative (as defined therein) and (iii) if any Other Intercreditor Agreement is then in effect, the Person acting as representative for the Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement and the Guarantee and Collateral Agreement.

“Commitment”: as to any Lender, its obligation to make Revolving Credit Loans to the Borrowers in the amount set forth opposite such Lender’s name in Schedule A hereto or as may subsequently be set forth in the Register from time to time. The amount of the aggregate Commitments of the Lenders as of the ~~First~~Third Amendment Effective Date is $~~700,000,000~~850,000,000.

“Commitment Percentage”: of any Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitments at such time; provided that for purposes of Subsections 4.15(d) and 4.15(e), the denominator shall be calculated disregarding the Commitment of any Defaulting Lender to the extent its Swingline Exposure or L/C Obligations is reallocated to the Non-Defaulting Lenders; provided, further, that if any such determination is to be made after the Commitments (and the related Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

“Commitment Period”: the period from and including the Closing Date to but not including the Termination Date, or such earlier date as the Commitments shall terminate as provided herein.

“Committed Lenders”: Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, Deutsche Bank AG New York Branch, Royal Bank of Canada, Goldman Sachs Bank USA, Natixis, New York Branch and Nomura Corporate Funding Americas, LLC.

“Commonly Controlled Entity”: an entity, whether or not incorporated, ~~which~~that is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group ~~which~~that includes the Parent Borrower and ~~which~~that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Compliance Certificate”: as defined in Subsection 7.2(b).

“Compliance Period”: any period commencing upon any determination by the Administrative Agent that Specified Availability on any day is less than 10.0% of Availability at such time; provided that the Administrative Agent has notified the Borrower Representative thereof. The Compliance Period shall be deemed continuing notwithstanding that Specified Availability may thereafter exceed the amount set forth in the preceding sentence unless and until for 20 consecutive calendar days Specified Availability exceeds 10.0% of Availability at such time, in which event a Compliance Period shall no longer be deemed to be continuing.

“Concentration Account”: any concentration account maintained by any Qualified Loan Party (other than any such concentration account if (i) such concentration account is an Excluded Account or (ii) all of the funds and other assets owned by a Qualified Loan Party held in such concentration account are excluded from the Collateral pursuant to any Security Document, including Excluded Assets) into which the funds in any DDA are transferred on a periodic basis as provided for in Subsection 4.16(b). All funds in any Concentration Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in such Concentration Account, subject to the Security Documents, the ABL/Term Loan Intercreditor Agreement or any ~~other applicable intercreditor agreement~~Other Intercreditor Agreement.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower Representative on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender~~, and~~; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including Subsection 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility or Tranche to any Borrower.

“Confidential Information Memorandum”: that certain Confidential Information Memorandum furnished to the Lenders on or about July 12, 2017.

“Consolidated EBITDA”: for any period, the Consolidated Net Income for such period, plus (w) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) the amount of Restricted Payments made with respect to Tax Distributions pursuant to Subsection 8.3(c)(B) and the provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, any Special Purpose Financing Fees (as defined in the Term Loan Credit Agreement), and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses or charges related to any equity offering, acquisition or other Investment or Indebtedness permitted by this Agreement (whether or not consummated or Incurred, and including any offering or sale of Capital Stock of a Parent Entity or IPO Vehicle), (vii) the amount of any loss attributable to non-controlling interests, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (ix) any management, monitoring, consulting and advisory fees and related expenses (including any such fees and expenses paid to the Sponsor or any of its Affiliates), (x) interest and investment income, (xi) the amount of loss on any Financing Disposition (as defined in the Term Loan Credit Agreement), (xii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, (xiii) the amount of any pre-opening losses attributable to any newly opened location within 12 months of the opening of such location, (xiv) net out-of-pocket costs and expenses related to the acquiring of inventory of a prior supplier of a company in connection with becoming a provider to such company, (xv) any expenses incurred in connection with any plant shutdown, (xvi) internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (xvii) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460 and (xviii) the amount of any reduction in inventory cost attributable to rebates earned on quantities purchased under vendor programs which are recorded as reserves on the balance for such period, plus (x) the amount of net cost savings, operating expense reductions and synergies (including revenue synergies, including those related to new business and customer wins, the modification or renegotiation of contracts and other arrangements and pricing adjustments and increases) projected by the Parent Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the Closing Date or within 36 months of the Closing Date in connection with the Transactions, or within 36 months of the initiation or consummation of any operational change or other initiative, or within 36 months of the consummation of any applicable acquisition or cessation of operations (in each case, calculated on a Pro Forma Basis), net of the amount of actual benefits realized during such period from such actions (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Pro Forma Basis” or “Pro Forma Compliance”), plus (y) without duplication of any item in the preceding clause (w) or (x), additions of the type reflected in any quality of earnings analysis prepared by independent certified public accountants of nationally recognized standing or any other accounting firm reasonably acceptable to the Administrative Agent (it being understood that any “Big Four” accounting firms are acceptable) and delivered to the Administrative Agent in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Parent Borrower or any Restricted Subsidiary, or any other Investment, in each case that is permitted under this Agreement.

“Consolidated Fixed Charge Coverage Ratio”: as of the last day of the Most Recent Four Quarter Period, the ratio of (a) (i) Four Quarter Consolidated EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made in an amount equal to all or part of the proceeds, applied within 18 months of receipt thereof, of (x) any casualty insurance, condemnation or eminent domain or (y) any sale of assets (other than Inventory)) of the Parent Borrower and its consolidated Restricted Subsidiaries during such period, to (b) the sum, without duplication, of (i) Debt Service Charges payable in cash by the Parent Borrower and its consolidated Restricted Subsidiaries during such period plus (ii) the amount of Restricted Payments made with respect to Tax Distributions pursuant to Subsection 8.3(c)(B) and federal, state and foreign income taxes paid in cash by the Parent Borrower and its consolidated Restricted Subsidiaries (net of refunds received) for the period of four full Fiscal Quarters ending on such date plus (iii) cash paid by the Parent Borrower during the relevant period pursuant to clauses (c) and (h) of Subsection 8.3.

“Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of, discount, premium or other financing costs) on Indebtedness of the Parent Borrower and its consolidated Restricted Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Parent Borrower and its consolidated Restricted Subsidiaries for such period, in each case determined on a ~~consolidated~~Consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period or portion of a period of four Fiscal Quarters ending on or prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be calculated by reference to the actual amount of Consolidated Interest Expense as disclosed in the financial statements delivered pursuant to Subsection 7.1(a) or 7.1(b) and/or compliance certificates delivered pursuant to Subsection 7.2(b) for the period from the Closing Date to the last day of the relevant Fiscal Quarter at the end of the applicable test period divided by the number of days from the Closing Date to the last day of such Fiscal Quarter and multiplied by 365 and, provided, further, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period prior to delivery of financial statements pursuant to Subsection 7.1(b) for the first Fiscal Quarter following the Closing Date, Consolidated Interest Expenses shall be as determined by the Borrower Representative in good faith and certified to the Administrative Agent in a form reasonably acceptable to the Administrative Agent.

“Consolidated Net Income”: for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries ~~for such period~~, determined on a ~~consolidated~~Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends minus, without duplication of any other deduction in calculating Consolidated Net Income in respect of such amounts, the amount of Restricted Payments made with respect to Tax Distributions pursuant to Subsection 8.3(c)(B) ~~by the Parent Borrower.~~; provided that, without duplication, there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not the Parent Borrower or a Restricted Subsidiary, except that the Parent Borrower’s or any Restricted Subsidiary’s net income for such period shall be increased by the aggregate amount actually dividended or distributed or that (as determined by the Parent Borrower in good faith, which determination shall be conclusive) could have been dividended or distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary as a dividend or other distribution,

(ii) [reserved],

(iii) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined by the Parent Borrower in good faith, which determination shall be conclusive) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Parent Borrower or any Restricted Subsidiary,

(iv) any extraordinary, unusual, nonrecurring, exceptional, special or infrequent gain, loss or charge and any other gain, loss or charge not in the ordinary course of business (as reasonably determined and calculated by the Parent Borrower in good faith, which determination shall be conclusive) (including fees, expenses and charges (or any amortization thereof) associated with the Transactions, the Third Amendment Effective Date Transactions or any acquisition, merger or consolidation, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization and/or similar initiatives or programs, transition or restructuring costs, charges or expenses (whether or not classified as restructuring costs, charges or expenses on the consolidated financial statements of the Parent Borrower), any signing, stretch, retention or completion bonuses, and any costs associated with curtailments or modifications to pension and post-retirement employee benefit plans,

(v) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies,

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii) any unrealized gains or losses in respect of Hedging Agreements,

(viii) any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix) any non-cash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards,

(x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary,

(xi) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP,

(xii) any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiii) expenses related to the conversion of various employee benefit and equity programs in connection with the Transactions or the Third Amendment Effective Date Transactions, and non-cash compensation related expenses,

(xiv) any fees and expenses (or amortization thereof), and any charges or costs, in connection with or related to any acquisition, Investment, Asset Sale, issuance of Capital Stock or other equity offering, dividend, distribution or other Restricted Payment, Incurrence, Discharge or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, consummated or Incurred, and including (i) any such transaction consummated prior to the Closing Date, (ii) any offering or sale of Capital Stock of a Parent Entity or an IPO Vehicle to the extent the proceeds thereof were contributed, or if not consummated, were intended to be contributed to the equity capital of the Parent Borrower or any of its Restricted Subsidiaries and (iii) any rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees),

(xv) to the extent covered by insurance and actually reimbursed (or the Parent Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption,

(xvi) any expenses, charges and losses in the form of earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case paid in connection with any acquisition, merger or consolidation or Investment,

(xvii) any expenses or reserves for liabilities to the extent that the Parent Borrower or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements and is actually reimbursed (or the Parent Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the indemnifying party and such amount is not denied by the applicable indemnifying party in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)),

(xviii) any accruals and reserves established or adjusted within 12 months after the Closing Date that are established as a result of the Transactions, and

(xix) effects of adjustments to accruals and reserves established during a prior period attributable to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), provided, further, that the exclusion of any item pursuant to the foregoing clauses (i) through (xix) shall also exclude the tax impact of any such item, if applicable.

In addition, Consolidated Net Income for any period ending on or prior to the Closing Date shall be determined based upon the net income (loss) reflected in the combined financial statements of the Waterworks Business for such period, with pro forma effect being given to the Transactions; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary and the Transactions shall not constitute a sale or disposition under clause (iii) above, for purposes of such determination.

“Consolidated Tangible Assets”: as of any date of determination, the total assets less the sum of the goodwill and other intangible assets, in each case that is or would be reflected on the consolidated balance sheet of the Parent Borrower as at the end of the Most Recent Four Quarter Period, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness or Liens or any Investment or any acquisition pursuant to Subsection 8.4, on a Pro Forma Basis, including any property or assets being acquired in connection therewith).

~~“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.~~

“Consolidation”: the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Parent Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning. For purposes of this Agreement for periods ending on or prior to the Closing Date, references to the consolidated financial statements of the Parent Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1) shall be to the combined financial statements of the Waterworks Business for such period, with pro forma effect being given to the Transactions (with Subsidiaries that comprise the Waterworks Business that are Subsidiaries of the Borrower after giving effect to the Transactions being deemed Subsidiaries of the Borrower), as the context may require.

“Contingent Obligation”: with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation~~,~~ or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor~~,~~ or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Core & Main Buyer”: Core & Main Buyer, Inc., a Delaware corporation, and any successor in interest thereto.

“Core & Main Connector”: Core & Main Connector, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Core Concentration Account”: as defined in Subsection 4.16(c).

“Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Liabilities”: as defined in Subsection 11.23.

“Covered Party”: as defined in Subsection 11.25.

“COVID-19”: the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and all related strains and sequences) or mutation (or antigenic shift or drift) thereof or a disease or public health emergency resulting therefrom.

“Credit Agreement Refinancing Indebtedness”: any secured Indebtedness incurred or otherwise obtained by the Borrowers under and in accordance with the terms of this Agreement in the form of revolving commitments or term loans in exchange for, or to extend, renew, replace or refinance, in whole or part, existing ABL Term Loans, outstanding Revolving Credit Loans or Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness obtained pursuant to a prior Refinancing Amendment) (“Refinanced Debt”); provided that:

(a) such Refinanced Debt shall be repaid and the commitments with respect thereto terminated and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Commitments or Other Revolving Credit Commitments (or Revolving Credit Loans, Other Revolving Credit Loans or Swingline Loans incurred pursuant to any Commitments or Other Revolving Credit Commitments), such Commitments or Other Revolving Credit Commitments, as applicable, shall be terminated, the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied to the prepayment of outstanding ABL Term Loans, outstanding Revolving Credit Loans, or reduction of Commitments in respect of the Revolving Credit Facility being so refinanced on a pro rata basis within each Tranche being refinanced and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; and

(b) such Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) shall:

(i) be governed by the terms of this Agreement (as amended by any Refinancing Amendment) and the other Loan Documents and no other loan agreement, note purchase agreement or other similar agreement and the Lenders with respect to such Indebtedness shall execute an assumption agreement, reasonably satisfactory to the Administrative Agent, pursuant to which such Lenders agree to be bound by the terms of this Agreement as Lenders; provided that the terms and conditions of such Indebtedness (as amended by such Refinancing Amendment but excluding pricing and optional prepayment or redemption terms) shall be substantially similar to, or (taken as a whole) not more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt as reasonably determined by the Borrower Representative in good faith (which determination shall be conclusive) (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Termination Date); provided, further, that the terms and conditions applicable to such Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower Representative and the applicable Lenders and applicable only during periods after the Termination Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained,

(ii) be in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by any amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus underwriting discounts, original issue discount, commissions, fees and other costs and expenses incurred in connection therewith (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Commitments or Other Revolving Credit Commitments, the amount thereof),

(iii) not mature or have scheduled amortization or commitment reductions, as applicable, sooner or greater than the same under such Refinanced Debt and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary prepayments with respect to lender exposure or outstandings exceeding commitments or the borrowing base and customary asset sale or change of control provisions), in each case prior to the Termination Date,

(iv) only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and not be secured by any property or assets of any Holding Company, the Borrowers or any Restricted Subsidiary other than the Collateral; provided that such Obligations (including the Credit Agreement Refinancing Indebtedness) shall be secured by the Security Documents and the Lenders with respect to such Credit Agreement Refinancing Indebtedness shall have authorized the Collateral Agent to act as their Agent to take any action with respect to any applicable Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents,

(v) rank pari passu in right of payment and of security with the Refinanced Debt (including being entitled to the benefits of the same place in the waterfall as the Refinanced Debt) and at any time that a Default or an Event of Default exists, all prepayments of Other ABL Term Loans and Other Revolving Credit Loans (other than in respect of ~~the~~any applicable FILO Tranche) shall be made on a pro rata basis,

(vi) be part of, and count against, the Borrowing Base on the same basis as the Refinanced Debt, and

(vii) not refinance the commitments in respect of ~~the~~any applicable FILO Tranche unless (1) the Loans comprising ~~the~~such FILO Tranche are the only Loans outstanding and (2) the Commitments for the Revolving Credit Facility (excluding ~~the~~such FILO Tranche) have been terminated.

“Credit Card Agreements”: all agreements now or hereafter entered into by any Qualified Loan Party for the benefit of a Qualified Loan Party, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, restated, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer”: any of the credit card issuers listed on Schedule 1.1(b), and any other credit card issuer reasonably acceptable to the Administrative Agent.

“Credit Card Notification”: collectively, the notices to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements, which Credit Card Notifications shall require the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) of all payments due from Credit Card Processors to (i) a DDA, (ii) a Concentration Account, or (iii) any other deposit account in the United States with respect to which a control agreement is in place between the applicable Qualified Loan Party, the applicable depositary institution and the Administrative Agent or the Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement).

“Credit Card Processor”: any of the credit card processors or clearinghouses listed on Schedule 1.1(c), and any other credit card processor or clearinghouse reasonably acceptable to the Administrative Agent.

“Credit Card Receivables”: collectively, (a) all present and future rights of the Qualified Loan Parties to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of the Qualified Loan Parties to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise, in each case above calculated net of prevailing interchange charges and net of billing for interest, fees or late charges.

“Cure Amount”: as defined in Subsection 9.3(a).

“Cured Default”: as defined in Subsection 1.2(~~b~~c).

“Customary Permitted Liens”: (a) Liens for taxes, assessments and similar charges or claims that are not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Parent Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) Liens with respect to outstanding motor vehicle fines, liens of landlords or of mortgagees of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not known to be overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c) deposits made in ~~the ordinary course of business in~~ connection with workers’ compensation, unemployment insurance or other types of social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e) encumbrances arising under leases or subleases ~~of~~, licenses or sublicenses, or occupancy agreements with respect to real property, whether or not of record and whether now in existence or hereafter entered into, that do not, in the aggregate over all such encumbrances, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;

(g) Liens, pledges or deposits securing the performance of (x) bids, contracts (other than for borrowed money), obligations for utilities, leases and statutory or regulatory obligations, or (y) performance, bid, surety, appeal, judgment, replevin and similar bonds, other surety arrangements, and other similar obligations, all in, or relating to liabilities or obligations incurred in, the ordinary course of business;

(h) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, unless the judgment, decree or order it secures has not, within 30 days after entry of such judgment, been discharged or execution stayed pending appeal, or has not been discharged within 30 days after the expiration of any such stay;

(i) Liens existing on assets or properties at the time of the acquisition thereof by the Parent Borrower or any of its Restricted Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Parent Borrower or such Restricted Subsidiary other than the assets or property being acquired; ~~and~~

(j) Liens on goods in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of such goods~~.~~;

(k) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which although filed or registered, relate to obligations not due or delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(l) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on real property over which the Parent Borrower or any of its Restricted Subsidiaries has easement rights or on any leased property and subordination or similar agreements relating thereto, (ii) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada and (iii) any condemnation, expropriation or eminent domain proceedings affecting any real property; and

(m) Liens (i) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (ii) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (iii) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (iv) in favor of the Parent Borrower or any of its Restricted Subsidiaries, (v) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (vi) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (vii) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business or (viii) arising in connection with repurchase agreements permitted under Subsection 8.13.

“DDA”: any checking or other demand deposit bank account maintained by any Qualified Loan Party (other than any such checking or other demand deposit account if (i) such checking or other demand deposit account is an Excluded Account or (ii) all of the funds and other assets owned by a Qualified Loan Party held in such checking or other demand deposit account are excluded from the Collateral pursuant to any Security Document, including Excluded Assets) into which the proceeds of ABL Priority Collateral are deposited or are expected to be deposited. All funds in any DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in such DDA, subject to the Security Documents, the ABL/Term Loan Intercreditor Agreement or any applicable Other Intercreditor Agreement.

“Debt Financing”: the debt financing transactions contemplated under (a) the Loan Documents, (b) the Term Loan Documents and (c) the Senior Notes Documents, in each case including any Interest Rate Agreements related thereto.

“Debt Obligations”: ~~means,~~ with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition or proceedings in bankruptcy or for reorganization or arrangement whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Debt Service Charges”: for any period, the sum of (a) Consolidated Interest Expense plus (b) scheduled principal payments required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness of the Parent Borrower and its consolidated Restricted Subsidiaries of the type permitted by Subsections 8.13(a), 8.13(c) and (to the extent relating to any renewal, extension, refinancing or refunding of the foregoing) 8.13(i)(ii) hereof, including the full amount of any non-recourse Indebtedness (excluding the obligations hereunder, payments to reimburse any drawings under any commercial letters of credit, and any payments on Indebtedness required to be made on the final maturity date thereof, but including any obligations in respect of Financing Leases) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock of the Parent Borrower and its consolidated Restricted Subsidiaries (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a consolidated basis in accordance with GAAP.

“Default”: any of the events specified in Subsection 9.1, whether or not any requirement for the giving of notice (other than, in the case of Subsection 9.1(e), a Default Notice), the lapse of time, or both, or any other condition specified in Subsection 9.1, has been satisfied.

“Default Notice”: as defined in Subsection 9.1(e).

“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to Subsection 4.15(g), any Lender or Agent whose circumstances, acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account”: any deposit account (as such term is defined in Article 9 of the UCC).

“Designated Cash Management Agreements”: any Bank Products Agreements with any Cash Management Party that are (i) secured by Liens on ABL Priority Collateral pursuant to the Security Documents, and (ii) have been designated as a “Designated Cash Management Agreement” by the Borrower Representative to the Administrative Agent in accordance with Subsection 11.22; provided that each Bank Products Agreement listed on Schedule 1.1(h) shall be deemed a “Designated Cash Management Agreement” on the Closing Date.

“Designated Cash Management Reserves”: such reserves as may be established or modified by the Administrative Agent in accordance with Subsection 11.22 with respect to anticipated monetary obligations under Designated Cash Management Agreements owing to any Cash Management Party in the amount specified by the Borrower Representative in writing to the Administrative Agent in a notice delivered pursuant to Subsection 11.22, which amount shall, subject to the restrictions set forth in Subsection 11.22, be increased or decreased with respect to any existing Designated Cash Management Agreement at any time upon further written notice from the Borrower Representative to the Administrative Agent in accordance with the last sentence of Subsection 11.22.

“Designated Hedging Agreements”: Interest Rate Agreements, Hedging Agreements or other Permitted Hedging Arrangements with any Hedging Party that (i) are secured by Liens on ABL Priority Collateral pursuant to the Security Documents and (ii) have been designated as a “Designated Hedging Agreement” by the Borrower Representative to the Administrative Agent in accordance with Subsection 11.22; provided that each Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement listed on Schedule 1.1(i) shall be deemed a “Designated Hedging Agreement” on the Closing Date.

“Designated Hedging Reserves”: such reserves as may be established or modified by the Administrative Agent in accordance with Subsection 11.22 with respect to anticipated monetary obligations under Designated Hedging Agreements owing to any Hedging Party in the amount specified by the Borrower Representative in writing to the Administrative Agent in a notice delivered pursuant to Subsection 11.22, which amount shall, subject to the restrictions set forth in Subsection 11.22, be increased or decreased with respect to any existing Designated Hedging Agreement at any time upon further written notice from the Borrower Representative to the Administrative Agent in accordance with the last sentence of Subsection 11.22.

“Designated Noncash Consideration”: ~~the~~ non-cash consideration received by the Parent Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Representative, setting forth the basis of such valuation.

“Designation Date”: as defined in Subsection 2.8(e).

“Discharge ”: as defined in the definition of “Pro Forma Basis” or “Pro Forma Compliance” in this Subsection 1.1.

“Disinterested Director”: as defined in Subsection 8.11.

“Disposition”: as defined in the definition of “Asset Sale” in this Subsection 1.1.

“Disqualified Capital Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Sale or other disposition), (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (c) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Sale or other disposition), in whole or in part, in each case on or prior to the Termination Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Parent Borrower or any Subsidiary, shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender”: (i) any competitor of the Parent Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Parent Borrower and its Restricted Subsidiaries or any affiliate of such competitor ~~and~~, (ii) any ~~other Persons~~Person whose principal investment strategy is investing in distressed debt or the pursuance of loan-to-own strategies that is identified from time to time in writing by the Parent Borrower or CD&R to the Administrative Agent and (iii) any Person designated in writing by the Borrower Representative or CD&R to the Administrative Agent (a) on or prior to ~~June 4, 2017.~~the Third Amendment Effective Date or (b) following the Third Amendment Effective Date with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that in no event shall any notice given pursuant to clauses (ii) and (iii)(b) above apply to retroactively disqualify any Person who previously acquired and continues to hold, any Loans, Commitments or participations prior to the receipt of such notice.

“Division”: as defined in Subsection 1.2(~~l~~m).

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Restricted Subsidiary of the Parent Borrower other than a Foreign Subsidiary.

“Dominion Event”: a period (a) commencing on the date on which either (x) a Specified Default has occurred and has been continuing or (y) the Specified Availability has been less than 10.0% of Availability at such time, in the case of each of (x) and (y) above for a period of five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Representative thereof and (b) ending on the first date thereafter on which both (x) no Specified Default has existed or been continuing at any time and (y) the Specified Availability shall have been not less than 10.0% of Availability at any time, in each case for a period of 20 consecutive calendar days.

~~“~~EBITDA~~”: for any period, the sum of (a) Consolidated Net Income for such period adjusted (i) to exclude the following items (without duplication) of income or expense~~ t~~o the extent that such items are included in the calculation of Consolidated Net Income: (A) Consolidated Interest Expense, (B) any non-cash expenses and charges, (C) the amount of Restricted Payments made with respect to Tax Distributions pursuant to~~ Subsection 8.3(c)(B) ~~and the provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (D) depreciation expense, (E) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45), (F) non-cash provisions for reserves for discontinued operations, (G) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including but not limited to any expenses relating to the Transactions and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of Capital Stock of the Parent Borrower or any Parent Entity or IPO Vehicle, (H) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (I) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions actually paid to the Parent Borrower or any of its Restricted Subsidiaries by the entity accounted for by the equity method of accounting), (J) the amount of any loss or gain attributable to non-controlling interests, (K) the cumulative effect of a change in accounting principles, (L) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, (M) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary, (N) fees paid to CD&R or any of its Affiliates for the rendering of management consulting or financial advisory services for compensation and (O) the amount of pre-opening losses attributable to any newly opened location within 12 months of the opening of such location, and (ii) by reducing EBITDA (as otherwise determined above) by the amount of all dividends paid by the Parent Borrower during the relevant period pursuant to any of clauses (a) and (b) of Subsection 8.3 (in each case, unless and to the extent (x) the amount paid with such dividends by the Parent Borrower, any Parent Entity or IPO Vehicle would not, if the respective expense or other item had been incurred directly by the Parent Borrower, have reduced EBITDA determined in accordance with the foregoing provisions of this definition or (y) such dividend is paid by the Parent Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of EBITDA, as calculated pursuant to clause (a) above), plus (b) the amount of net cost savings projected by~~

~~the Parent Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 24 months after the Closing Date, or 24 months after the consummation of any operational change, respectively, and prior to or during such period (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (provided that (other than with respect to cost savings attributable to the Transactions and reflected in either (i) the Sponsor’s financial model dated as of May 29, 2017 or (ii) the Quality of Earnings report of PricewaterhouseCoopers LLP dated as of May 29, 2017) the aggregate amount of such net cost savings included in EBITDA pursuant to this clause (b) for any four-quarter period shall not exceed 25.0% of EBITDA (calculated after giving operation to this clause (b)), plus (c) only with respect to determining compliance with Subsection 8.1 hereof, any Specified Equity Contribution.~~

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts”: those Accounts created by each of the Qualified Loan Parties in the ordinary course of its business, that arise out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash and sales tax. Eligible Accounts shall not include the following:

(a) (i) for the Borrowing Base Certificates delivered with respect to the Fiscal Periods of the Borrower ending May 3, 2020 through March 28, 2021 (or for any Borrowing Base Certificate delivered on a more frequent basis to the extent provided in Subsection 7.2(f) with respect to any period ending on or after May 3, 2020 and on or prior to March 28, 2021), Accounts which remain unpaid more than 150 days after the original invoice date therefor, and (ii) at all other times, Accounts which remain unpaid more than 90 days after the original invoice date therefor; provided that, notwithstanding the foregoing, up to $~~10,000,000~~15,000,000 of Accounts shall not be deemed ineligible under this clause (a)(ii) until such Accounts remain unpaid more than 120 days of the original invoice date;

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50.0% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

(c) Accounts with respect to which the Account Debtor is (i) an Affiliate of a Qualified Loan Party or (ii) an employee or agent of a Qualified Loan Party; provided that Accounts of a portfolio company of any of the CD&R Investors or their respective Affiliates or an employee or agent thereof shall not be excluded by virtue of this clause (c);

(d) Accounts arising in a transaction wherein goods are placed on consignment ~~or~~and the consigned goods relating to such Account have not yet been sold by the consignee, or Accounts arising in a transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (to the extent it remains unpaid), or any other terms by reason of which the payment by an Account Debtor may be conditional (other than, for the avoidance of doubt, a rental or lease basis);

(e)	Accounts that are not payable in Dollars;

(f) Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor either (A) maintains its ~~Chief Executive Office~~chief executive office in the United States, (B) is organized under the laws of the United States, or any state or subdivision thereof ~~or~~, (C) is a natural person with a billing address in the United States or (D) is a Person that does not satisfy the requirements of preceding clause (A), (B) or (C), so long as (x) reasonable details of any such Person are included in the relevant Borrowing Base Certificate, (y) such Account Debtor is organized under the laws of a jurisdiction approved by the Administrative Agent in its Permitted Discretion and the contract from which such Accounts arise is governed by the laws of the United States, or any state or subdivision thereof, or the laws of a jurisdiction approved by the Administrative Agent in its Permitted Discretion and (z) the aggregate amount of Accounts that are Eligible Accounts due to the operation of this clause (D) shall not at any time exceed $2,000,000; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (B) the Account is covered by credit insurance in form, substance~~,~~ and amount, and by an insurer, satisfactory to the Administrative Agent, in its Permitted Discretion;

(g) Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state other than the United States, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent, in its Permitted Discretion;

(h) Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which a Qualified Loan Party has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727 or with any other applicable, state, provincial, county or municipal law of similar purpose and effect, as applicable);

(i) Accounts with respect to which the Account Debtor is a creditor of any Qualified Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent (including with respect to rebates) of such claim, right of setoff, or dispute; provided that (~~i~~A) Accounts with respect to which the Account Debtor is a creditor of any Qualified Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, shall not be excluded by virtue of this clause (~~i~~A) if the Borrower Representative delivers to the Administrative Agent a “no off-set” letter with respect to such Accounts in form and substance reasonably satisfactory to the Administrative Agent and (~~ii~~B ) the requirement for obtaining a “no off-set” letter set forth in the immediately preceding clause (~~i~~A) shall be waived for the first 90 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion);

(j) Accounts with respect to an Account Debtor whose total obligations owing to the Parent Borrower or any Subsidiary of the Parent Borrower exceed 15.0% (which amount may be increased to 30.0% in the case of not more than one Account Debtor disclosed to and reasonably acceptable to the Administrative Agent (which Account Debtor shall have a corporate credit rating from S&P and Moody’s that is not less than investment grade and which shall be specified in the applicable Borrowing Base Certificate)) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentages; provided, however, that the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(k) Accounts with respect to which the Account Debtor is subject to an insolvency proceeding, has gone out of business, or as to which any Borrower has received notice of an imminent insolvency proceeding unless (x) such Account is supported by a letter of credit satisfactory to the ~~Collateral~~Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent or (y) such Account Debtor has received debtor-in-possession financing sufficient as determined by the ~~Collateral~~Administrative Agent in its Permitted Discretion to finance its ongoing business activities;

(l) Accounts that are not subject to a valid and perfected first priority Lien ~~(subject to Customary Permitted Liens)~~ in favor of the Collateral Agent pursuant to the relevant Security Document (as and to the extent provided therein) (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Accounts hereunder);

(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

(n) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services (other than customary maintenance contracts);

(o) Accounts owned by any Immaterial Subsidiary that is a Qualified Loan Party subject to any case, action or proceeding of the type that would constitute an Event of Default under Subsection 9.1(f) hereof if such Loan Party were a Material Subsidiary;

(p)	Credit Card Receivables;

(q) any short pay Account with respect to which a partial payment of such Account has been made by the respective Account Debtor; provided that to the extent such Account consists of multiple separate line items, only the line items that have been partially paid shall be excluded; ~~and~~

(r)	Accounts to the extent representing service or finance charges or late fees~~.~~; and

(s) Accounts of any Account Debtor if the Parent Borrower or any of its Subsidiaries have entered into factoring agreements or similar arrangements with respect to any Accounts of such Account Debtor (regardless of whether all of the Accounts of such Account Debtor are the subject of such factoring agreements or similar arrangements).

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible Accounts as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Accounts in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. Any Accounts of the Qualified Loan Parties that are not Eligible Accounts shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Eligible Credit Card Receivables”: all Credit Card Receivables of the Qualified Loan Parties which satisfy the criteria set forth below:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Qualified Loan Party in the ordinary course of the business of such Qualified Loan Party;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than five Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

(e) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute against such Credit Card Receivables (other than customary set-offs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Person from time to time), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Person to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks shall be deemed Eligible Credit Card Receivables;

(f) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not set off against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Person for the purpose of establishing a reserve or collateral for obligations of such Person to such Credit Card Issuer or Credit Card Processor (other than customary set-offs and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor from time to time) but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the set-off amounts shall be deemed Eligible Credit Card Receivables;

(g) such Credit Card Receivables (x) are owned by a Qualified Loan Party and such Qualified Loan Party has a good title to such Credit Card Receivables, (y) are subject to a valid and perfected first priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document (as and to the extent provided therein), and (z) are not subject to any other Lien (other than Liens permitted hereunder pursuant to clauses (a), (c) (with respect to clauses (a), (b) and (h) of the definition of “Customary Permitted Liens”), (e) (with respect to clauses (a) and (q) of Subsection 8.14), (h) and (q) of Subsection 8.14) (the foregoing clauses (y) and (z) (other than in respect of clause (a) of Subsection 8.14) not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Availability Reserves in its Permitted Discretion on account of any such permitted Liens);

(h) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables is not subject to an event of the type described in Subsection 9.1(f);

(i) no event of default has occurred under the Credit Card Agreement of such Qualified Loan Party with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Qualified Loan Party;

(j) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable;

(k) to the extent required by Subsection 4.16(b), the Credit Card Receivables are subject to Credit Card Notifications;

(l) the Credit Card Processor (i) is organized and has its principal offices or assets within the United States ~~or~~, (ii) has a subsidiary organized within the United States that has entered into arrangements with such Qualified Loan Party or (iii) is otherwise acceptable to the Administrative Agent in its Permitted Discretion; provided that, notwithstanding the foregoing, World Pay, LLC or any of its Affiliates shall be deemed to meet the criteria set forth in this clause (l);

(m) such Credit Card Receivables are not evidenced by chattel paper or an instrument of any kind, and have not been reduced to judgment; and

(n) ~~in the case of a Credit Card Receivable due from a Credit Card Processor, the Administrative Agent has not notified the Borrower Representative that the Administrative Agent has determined in its Permitted Discretion that such Credit Card Receivable is unlikely to be collected.~~[reserved].

Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Eligible Inventory”: all Inventory of the Qualified Loan Parties, except for any Inventory:

(a) that is damaged or unfit for sale;

(b) that is not of a type held for sale by any of the Qualified Loan Parties in the ordinary course of business as is being conducted by each such party;

(c) that is not subject to a valid and perfected first priority Lien ~~(subject only to Customary Permitted Liens)~~ in favor of the Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein) (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Inventory hereunder)~~)~~;

(d) that is not owned by any of the Qualified Loan Parties;

(e) that is not located on, or in transit between, premises owned or leased by any of the Qualified Loan Parties, or that is stored with a bailee, warehouseman, processor or similar Person, unless (i) the Administrative Agent has given its prior consent thereto, (ii) a Collateral Access Agreement, substantially in the form attached hereto as Exhibit M or in form or substance otherwise reasonably satisfactory to the Administrative Agent (~~the~~each, a “Collateral Access Agreement”)~~; provided that such a Collateral Access Agreement with respect to each location shall be required only if the aggregate amount of Inventory at all such locations has an aggregate book value greater than 3.0% of the Borrowing Base as then in effect (based on the Borrowing Base Certificate last delivered)~~ , is in effect, or (iii) Availability Reserves with respect to such premises or storage arrangements reasonably satisfactory to the Administrative Agent in its Permitted Discretion, but in no event to exceed the aggregate of two months’ rent, licensing fee or similar amount with respect to each such location, have been established with respect thereto; provided that Inventory that is not located on, or in transit between, premises owned or leased by any of the Qualified Loan Parties, or that is stored with a bailee, warehouseman, processor or similar Person, shall not be excluded by virtue of this clause (e) to the extent such Inventory has an aggregate book value of less than 3.0% of the Borrowing Base as then in effect (based on the Borrowing Base Certificate last delivered); provided further that the requirement for Availability Reserves set forth in this clause (e)(iii) shall be waived for the first 90 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion) and Inventory that is not located on, or in transit between, premises owned or leased by any of the Qualified Loan Parties, or that is stored with a bailee, warehouseman, processor or similar Person shall not be excluded from the definition of “Eligible Inventory” by virtue of this clause (e) during such period;

(f) that is placed on consignment; provided that Inventory placed on consignment by a Qualified Loan Party shall not be excluded by virtue of this clause (f) to the extent that (i) such Qualified Loan Party has a perfected purchase money security interest in such consigned Inventory and such security interest is assigned to the Collateral Agent and (ii) such consigned Inventory is segregated at the consignee’s location; provided further that (x) the condition set forth in clause (i) of the preceding proviso shall not be required to be satisfied with respect to inventory not in excess of $~~1,000,000~~2,000,000 in the aggregate and (y) the conditions set forth in both clauses (i) and (ii) of the first proviso of this clause (f) shall be waived for the first 90 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion) and any Inventory placed on consignment by a Qualified Loan Party shall not be excluded from the definition of “Eligible Inventory” by virtue of this clause (f) during such period;

(g) that consists of display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts not considered for sale in the ordinary course of business;

(h) that consists of goods which have been returned by the buyer, other than goods that are undamaged or that are ~~resaleable~~resalable in the normal course of business, and other than any other returned goods which are deemed ~~saleable~~salable following an appraisal of goods, including inventory appraisals conducted from time to time hereunder in accordance with the terms of this Agreement;

(i) that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents;

(j) that consists of Materials of Environmental Concern that can be transported or sold only with licenses that are not readily available;

(k) that is covered by negotiable document of title, unless such document has been delivered to the Administrative Agent;

(l)	that is paid bill and hold Inventory;

(m) that is located outside the United States of America (it being understood that, for purposes of this clause (m), “United States of America” includes Puerto Rico and all other territories and possessions of the United States);

(n) that is owned by any Immaterial Subsidiary that is a Qualified Loan Party subject to any case, action or proceeding of the type that would constitute an Event of Default under Subsection 9.1(f) hereof if such Qualified Loan Party were a Material Subsidiary; and

(o)	that is excess, obsolete, unsalable, seconds, damaged or unfit for sale.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Inventory in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Qualified Loan Party may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. Any Inventory of the Qualified Loan Parties that is not Eligible Inventory shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”: any and all U.S. or foreign, federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines and orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“Equity Contribution”: the direct or indirect cash equity contribution to Passthrough Holdings and New Blocker (with any cash equity contribution to Passthrough Holdings and New Blocker used in full to finance the Transactions or otherwise contributed to the Parent Borrower) by CD&R Fund X and any other investors arranged by CD&R (collectively, the “Investors”), in an aggregate amount, when combined with the value of the equity of management of the Waterworks Business retained, rolled over or otherwise invested in connection with the Transactions is equal to at least 25% of the pro forma capitalization of the Parent Borrower and its Subsidiaries after giving effect to the Transactions; provided that, for purposes of such calculation increased levels of Indebtedness (x) from any Loans Incurred on the Closing Date, other than Borrowings to finance the Transactions and (y) as a result of original issue discount and/or upfront fees in respect of this Agreement, the Term Loan Facility and/or the Senior Notes other than the upfront fees (including such upfront fees that are structured as original issue discount) payable under the Fee Letter shall be excluded from such calculation.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Subsection 10.5(b)(i).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Subsection 10.5(b)(iv).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Subsection 10.5(b)(iv).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Subsection 10.5(b)(iv).

“Escrow Subsidiary”: a Wholly Owned Domestic Subsidiary formed ~~or~~, established or designated for the purpose of ~~incurring~~Incurring Indebtedness the proceeds of which will be subject to an escrow or other similar arrangement; provided that upon the termination of all such escrow or similar ~~arrangement~~arrangements of such Subsidiary, such Subsidiary shall cease to constitute an “Escrow Subsidiary” hereunder and shall merge with and into the Parent Borrower or one of its Restricted Subsidiaries that is a Loan Party in accordance with Subsection 8.2. Prior to its merger with and into ~~the Parent Borrower~~such Person, each Escrow Subsidiary shall not own, hold or otherwise have any interest in any material assets other than the proceeds of the applicable Indebtedness ~~incurred~~Incurred by such Escrow Subsidiary and any cash, Cash Equivalents or Temporary Cash Investments (as defined in the Term Loan Credit Agreement) invested in such Escrow Subsidiary to cover interest and premium in respect of such Indebtedness.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

“Event of Default”: any of the events specified in Subsection 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Availability”: as of any date of determination, the amount by which (a) Availability exceeds (b) the Aggregate Lender Exposure at such time. For purposes of the definition of “Payment Condition”, the Excess Availability shall be calculated on a ~~pro forma basis to include the~~Pro Forma Basis, including to take into account any borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit in connection with the proposed transaction.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Agreement”: the Exchange Agreement, dated as of July 22, 2021, by and among Pubco, Topco and certain holders of Capital Stock in Topco from time to time party thereto, pursuant to which, among other things, such holders may exchange Capital Stock in Topco and Capital Stock in Pubco for Capital Stock in Pubco or, at the election of Pubco’s board of directors and subject to certain conditions, cash, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Excluded Accounts”: (a) bank accounts the balance of which consists exclusively of and is used exclusively for (i) withheld income taxes and employment taxes in such amounts as are required in the reasonable judgment of the Borrower Representative to be paid to any Governmental Authority within the following two months with respect to employees of any of the Loan Parties ~~and~~, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, or (iii) amounts to be paid over in respect of claims under workers’ compensation and other insurance arrangements, (b) bank accounts constituting (and the balance of which consists solely of funds set aside to be used in connection with) taxes bank accounts and payroll bank accounts ~~and~~, (c) petty cash accounts established (or otherwise maintained) by the Parent Borrower and its Subsidiaries that do not have cash balances at any time exceeding $~~2,500,000~~10,000,000 in the aggregate for all such petty cash accounts~~.~~ and (d) accounts maintained solely in connection with credit support required to be provided in favor of credit card processors pursuant to credit card processing arrangements with respect to chargebacks and other customary amounts owing to such credit card processors pursuant to the relevant credit card processing arrangements.

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement.

“Excluded Contribution”: (a) Net Proceeds, or the Fair Market Value (as of the date of contribution, issuance or sale) of property or assets, received by the Parent Borrower as capital contributions to the Parent Borrower after the Closing Date or (b) Net Proceeds from the ~~public or private~~ issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Capital Stock) ~~by, or a capital contribution to,~~of the Parent Borrower, in each case to the extent designated as an “Excluded Contribution” in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent.

“Excluded Information”: as defined in Subsection 11.6(h)(i)(5).

“Excluded Liability”: any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Excluded Subsidiary”: at any date of determination, any Subsidiary of the Parent Borrower:

(a) that is an Immaterial Subsidiary;

(b) that is prohibited by Requirement of Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received;

(c) with respect to which the Borrower Representative and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(d) with respect to which the provision of such guarantee of the Obligations would result in material adverse tax consequences to Management Holdings, Waterworks Holdings LP, Waterworks Holdings LLC, Pubco, New Blocker, ~~New Blocker Holdings, Blocker Holdings, Passthrough Holdings, Management Holdings, the Parent Borrower~~Topco or one of its Subsidiaries (or, at the election of the Parent Borrower in connection with an initial public offering or other restructuring of the Parent Borrower, any Parent Entity or IPO Vehicle, the Parent Borrower or any of its Subsidiaries) (as determined by the Parent Borrower in good faith, which determination shall be conclusive, and the Parent Borrower shall ~~shall~~ take commercially reasonable efforts to promptly notify the Administrative Agent of any such determination, but failure to so notify the Administrative Agent shall not invalidate such determination);

(e) that is a Subsidiary of a Foreign Subsidiary;

(f) that is a joint venture or Non-Wholly Owned Subsidiary;

(g) that is an Unrestricted Subsidiary;

(h) that is ~~a Captive~~an Insurance Subsidiary;

(i) that is a special purpose entity;

(j) that is a Subsidiary formed solely for the purpose of (x) becoming a Parent Entity, or (y) merging with the Parent Borrower in connection with another Subsidiary becoming a Parent Entity, in each case to the extent such entity becomes a Parent Entity or is merged with the Parent Borrower or any Parent Entity within 60 days of the formation thereof, or otherwise creating or forming a Parent Entity;

(k) that is a Subsidiary acquired by the Parent Borrower or any Subsidiary and, at the time of the relevant acquisition, is an obligor in respect of Acquired Indebtedness to the extent (and solely for so long as) the documents or instruments governing the applicable Acquired Indebtedness prohibits such Subsidiary from granting a Guarantee of the Obligations; ~~or~~

(l) that is an Escrow Subsidiary; or

(m) that is a not-for-profit Subsidiary;

provided that, notwithstanding the foregoing, (x) no Subsidiary that becomes a Guarantor at the election of the Borrower pursuant to Subsection 7.9(b) shall be an Excluded Subsidiary until it is released from its Obligations pursuant to Subsection 7.9(b) and (y) any Domestic Subsidiary that Guarantees the payment of, or is a borrower or obligor in respect of, the Term Loan Credit Agreement ~~or the Senior Notes~~ shall not be an Excluded Subsidiary.

Subject to the proviso in the preceding sentence, any Subsidiary that fails to meet the foregoing requirements as of the last day of the Most Recent Four Quarter Period shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1 with respect to such Most Recent Four Quarter Period. ~~If reasonably requested by the Administrative Agent, the Borrower Representative shall provide to the Administrative Agent a list of all Excluded Subsidiaries at the time of such request.~~

“Excluded Taxes”: (a) any Taxes measured by or imposed upon the net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes, and (b) any Tax imposed by FATCA. For purposes of this definition, the term “Lender” includes any Issuing Lender.

“Extended ABL Term Loans”: as defined in Subsection 2.8(a).

“Extended Revolving Commitment”: as defined in Subsection 2.8(a).

“Extending ABL Term Lenders”: as defined in Subsection 2.8(a).

“Extending Lenders”: as defined in Subsection 2.8(a).

“Extending Revolving Credit Lender”: as defined in Subsection 2.8(a).

“Extension”: as defined in Subsection 2.8(a).

“Extension of Credit”: as to any Lender, the making of a Loan (other than a Loan under any Incremental Facility), and with respect to an Issuing Lender, the issuance of a Letter of Credit.

“Extension Offer”: as defined in Subsection 2.8(a).

“Facility”: each of (a) the Commitments and the Extensions of Credit made thereunder and (b) any other committed facility hereunder and the Extensions of Credit made thereunder, and collectively, the “Facilities”.

“Fair Market Value”: with respect to any asset or property, the fair market value of such asset or property as determined in good faith by ~~senior management of~~ the Borrower Representative or the Board of Directors, whose determination shall be conclusive.

“FATCA”: Sections 1471 through 1474 of the Code as in effect on the Closing Date (and any amended or successor provisions that are substantively comparable), any regulations or other administrative authority promulgated thereunder, ~~and~~ any agreements entered into pursuant to Section 1471(b)(1) of the Code, ~~or~~ any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal District Court”: as defined in Subsection 11.13(a).

“Federal Funds Effective Rate”: for any day, the greater of (x) weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (y) 0%.

“Fee Letter”: the Fee Letter, dated as of June 4, 2017, as amended by the letter agreement, dated as of June 23, 2017, and the letter agreement, dated as of July 14, 2017, among Passthrough Holdings, Passthrough Mergersub, JPMorgan Chase Bank, N.A., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Natixis, New York Branch and Nomura Corporate Funding Americas, LLC.

“FILO Tranche”: as defined in Subsection 2.6(b)(iv).

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required to be classified and accounted for as a ~~capitalized or~~ financing lease (and not, for the avoidance of doubt, ~~not~~as an operating lease) on the balance sheet of such lessee for financial reporting purposes in accordance with GAAP prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board (and all calculations and deliverables under this Agreement (other than those made under Subsection 7.1) shall be made or delivered, as applicable, based on GAAP as in effect prior to such adoption). The Stated Maturity of any ~~Indebtedness under a~~ Financing Lease Obligation shall be the ~~scheduled~~ date ~~under the terms thereof~~ of the last payment of rent or any other amount due under ~~such Financing Lease~~the related lease.

“Financing Lease ~~Obligations”: obligations~~Obligation”: an obligation under any Financing Lease.

“First Amendment Effective Date”: July 8, 2019.

“First Lien Term Obligations”: (i) the Term Loan Facility Obligations and (ii) the Additional Obligations, Permitted Debt Exchange Notes, Rollover Indebtedness and refinancing Indebtedness in respect of the Indebtedness described in this clause (ii) (other than any such Additional Obligations, Permitted Debt Exchange Notes, Rollover Indebtedness and refinancing Indebtedness that are unsecured or secured by a Lien ranking junior to the ~~Lien~~Liens securing the Term Loan Facility Obligations) secured by a first priority security interest in the Term Loan Priority Collateral and a second priority security interest in the ABL Priority Collateral, collectively.

“first priority”: with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Customary Permitted Liens and Liens permitted under Subsection 8.14(h)).

“Fiscal Period”: each monthly accounting period of the Parent Borrower calculated in accordance with the fiscal calendar of the Parent Borrower.

“Fiscal Quarter”: for any Fiscal Year, each 13-week or 14-week fiscal period commencing on the day immediately following the last day of the previous Fiscal Quarter and ending on the Sunday closest to January 31, April 30, July 31 and October 31 (as applicable) of such Fiscal Year, or as otherwise designated by the Borrower Representative in accordance with Subsection 7.11.

“Fiscal Year”: the annual accounting period of the Parent Borrower ending on the Sunday closest to January 31 of any calendar year, or any other date of any calendar year designated by the Borrower Representative in accordance with Subsection 7.11, in each case calculated in accordance with the fiscal calendar of the Parent Borrower.

“Fixed Charge Condition”: as defined in the definition of “Payment Condition” in this Subsection 1.1.

“Fixed GAAP Date”: the ~~Closing~~Third Amendment Effective Date, provided that at any time after the Closing Date, the Borrower Representative may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms”: (a) the covenants contained in Subsections 8.1 and 8.13, and the defined terms “Borrowing Base”, “Capital Expenditures”, “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Tangible Assets”, “Consolidation”, “Debt Service Charges”, “~~EBITDA”, “~~Financing Lease ~~Obligation~~”, “Foreign Borrowing Base”, “Four Quarter Consolidated EBITDA”, “Pro Forma Basis”, “Pro Forma Compliance” or “Receivable”, (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or the Loan Documents that, at the Borrower Representative’s election, may be specified by the Borrower Representative by written notice to the Administrative Agent from time to time.

“Foreign Borrowing Base”: the sum of (1) 90% of the book value of Inventory of the Parent Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries, (2) 90% of the book value of Receivables of the Parent Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries and (3) cash, Cash Equivalents and Temporary Cash Investments of the Parent Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Parent Borrower for which internal consolidated financial statements of the Parent Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1) are available, and, in the case of any determination relating to any ~~incurrence~~Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Parent Borrower or any of its Restricted Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”: any Subsidiary of the Parent Borrower (a) that is organized under the laws of any jurisdiction outside of the United States of America and any Subsidiary of such Foreign Subsidiary or (b) that is a Foreign Subsidiary Holdco. Any subsidiary of the Parent Borrower which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco”: any Restricted Subsidiary of the Parent Borrower, so long as such Restricted Subsidiary has no material assets other than shares, equity interests, Capital Stock or other securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets (including cash, Cash Equivalents and Temporary Cash Investments) relating to an ownership interest in any such securities, indebtedness, intellectual property or Subsidiaries. Any Subsidiary which is a Foreign Subsidiary Holdco that fails to meet the foregoing requirements as of the last day of the period for which consolidated financial statements of the Parent Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1) are available shall continue to be deemed a “Foreign Subsidiary Holdco” hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1 with respect to such period.

“Four Quarter Consolidated EBITDA”: as of any date of determination, the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters of the Parent Borrower ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Borrower’s reporting obligations under Subsection 7.1) are available (determined for any fiscal quarter (or portion thereof) ending prior to the Closing Date, on a Pro Forma Basis (including to give effect to the Transactions as if they had occurred at the beginning of such four quarter period).

“GAAP ”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Parent Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Parent Borrower’s reporting obligations under Subsection 7.1) may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“General Intangibles”: general intangibles (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: the ABL Guarantee and Collateral Agreement delivered to the Collateral Agent as of the ~~date hereof~~Closing Date, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith, which determination shall be conclusive.

“Guarantors”: the collective reference to each Holding Company (~~or any Successor Holding Company in respect thereof pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) (~~unless and until such Holding Company is released from all of its obligations pursuant to Subsection 9.16(h) of the Guarantee and Collateral Agreement) and each Subsidiary Guarantor; individually, a “Guarantor~~”~~.”

“Hedging Affiliate”: as defined in the ABL/Term Loan Intercreditor Agreement.

“Hedging Agreement”: as defined in the Guarantee and Collateral Agreement.

“Hedging Obligations”: as to any Person, the obligations of such Person pursuant to any Hedging Agreement.

“Hedging Party”: any Hedging Affiliate party to an Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement.

“Holding Companies”: ~~Passthrough Holdings, Blocker Holdings and Management Holdings, collectively~~Midco and Intermediate GP, collectively (and, in each case, any Successor Holding Company in respect thereof pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement), and each individually, a “Holding Company~~”~~.”

“ICE LIBOR”: as defined in the definition of “LIBO Rate”.

“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary”: any Subsidiary of the Parent Borrower designated as such in writing by the Borrower Representative to the Administrative Agent that (i) (x) contributed 5.00% or less of Consolidated EBITDA for the Most Recent Four Quarter

Period, and (y) had consolidated assets representing 5.00% or less of Consolidated Tangible Assets ~~for~~as of the end of the Most Recent Four Quarter Period; and (ii) together with all other Immaterial Subsidiaries designated pursuant to the preceding clause (i) (x) contributed ~~5.00~~7.50 % or less of Consolidated EBITDA for the Most Recent Four Quarter Period, and (y) had consolidated assets representing ~~5.00~~7.50 % or less of Consolidated Tangible Assets ~~for~~as of the end of the Most Recent Four Quarter Period~~; provided, however, that no Subsidiary of the Parent Borrower that Guarantees the payment of the Term Loan Facility shall be an “Immaterial Subsidiary” hereunder. Subject to the proviso in the immediately preceding sentence, any~~. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing requirements as of the last day of the Most Recent Four Quarter Period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1(a) or 7.1(b) with respect to such Most Recent Four Quarter Period.

“Incremental ABL Term Loans”: as defined in Subsection 2.6(a).

“Incremental Commitment Effective Date”: as defined in Subsection 2.6(d).

“Incremental Facility” and “Incremental Facilities”: as defined in Subsection 2.6(a).

“Incremental Facility Increase”: as defined in Subsection 2.6(a).

“Incremental Indebtedness”: Indebtedness incurred by any Borrower pursuant to and in accordance with Subsection 2.6.

~~“~~Incremental Commitment Effective Date~~”: as defined in~~ Subsection 2.6(d)~~.~~

“Incremental Revolving Commitments”: as defined in Subsection 2.6(a).

“Incur”: issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs”, “Incurring”, “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments issued or created for the account of such Person (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed), (e) for purposes of Subsection 9.1(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Parent Borrower, which determination shall be conclusive) and (B) the amount of such Indebtedness of such other Persons) and (g) Guarantee Obligations of such Person in respect of any Indebtedness of the type described in the preceding clauses (a) through (f); provided that Indebtedness shall not include (t) any obligations attributable to the exercise of dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (u) any liability for federal, state, provincial, local or other taxes owed or owing to any government or other taxing authority, (v) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (w) obligations, to the extent such obligations constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement, (x) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, (y) in connection with the purchase by the Parent Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing~~; provided, however, that,~~ (so long as (i) at the time of closing, the amount of any such payment is not determinable and~~,~~ (ii) to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner) or (z) for the avoidance of doubt, any obligations or liabilities which would be required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP ~~as of the date hereof~~prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities”: as defined in Subsection 11.5(d).

“Indemnitee”: as defined in Subsection 11.5(d).

“Individual Lender Exposure”: of any Revolving Credit Lender, at any time, the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) the sum of such Lender’s Commitment Percentage in each then outstanding Letter of Credit multiplied by the sum of the Stated Amount of the respective Letters of Credit and any Unpaid Drawings relating thereto and (c) such Lender’s Commitment Percentage of the Swingline Loans then outstanding.

“Initial Agreement”: as defined in Subsection 8.8(d).

“Initial Default”: as defined in Subsection 1.2(~~b~~c).

“Initial Revolving Commitments”: the Commitment of the Lenders on the Closing Date.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insurance Subsidiary”: any Subsidiary of the Parent Borrower (i) that is a Captive Insurance Subsidiary or (ii) whose primary purpose and activity is the assumption of self-insurance risks and activities reasonably related thereto.

“Intellectual Property”: as defined in Subsection 5.9.

“Intercreditor Agreement Supplement”: as defined in Subsection 10.8(a).

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”: with respect to any Eurodollar Loan:

(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending (x) one, two (to the extent available), three or six months (or if agreed to by each affected Lender, 12 months or a shorter period) thereafter ~~or~~, (y) on the last day of the first fiscal quarter ending after the Closing Date or (z) on the last day of the first or the first full fiscal quarter ending after the Third Amendment Effective Date, as selected by the Borrower Representative in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two (to the extent available), three or six months (or if agreed to by each affected Lender, 12 months or a shorter period) thereafter, as selected by the Borrower Representative by irrevocable notice to the Administrative Agent not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the Termination Date shall (for all purposes other than Subsection 4.12) end on the Termination Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month~~; and~~.

~~(iv) the Borrower Representative shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.~~

“Interest Rate Agreement”: with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Intermediate GP”: Core & Main Intermediate GP, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Interpolated Screen Rate”: in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between (a) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period for such Loan and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period for such Loan each as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“Inventory”: inventory (as such term is defined in Article 9 of the UCC).

“Investment”: in any Person by any other Person, any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, distributors, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Subsection 8.12 only, (i) “Investment” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent

Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive) at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower Representative’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other nationally recognized rating agency.

“Investment Grade Securities”: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investment Property”: investment property (as such term is defined in Article 9 of the UCC) and any and all supporting obligations in respect thereof.

“Investors”: as defined in the definition of “Equity Contribution”.

“IPO Vehicle”: (a)  ~~an~~Pubco and/or any other entity formed or designated for the purpose of facilitating an issuance or sale of common equity interests (which represent an indirect economic and/or voting interest in the Parent Borrower or a Parent Entity and through which investors shall indirectly hold their equity interests in the Parent Borrower or a Parent Entity) in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such equity interests are listed on a nationally-recognized stock exchange in the U.S. and (b)  ~~any~~New Blocker, the Pubco Merger Subs and/or any Wholly Owned Subsidiary of the entity referred to in clause (a) above other than a Parent Entity or any Subsidiary of a Parent Entity (including the Pubco Merger Subs) (unless the entity in clause (a) is a Parent Entity, in which case other than the Parent Borrower or any Subsidiary thereof).

“ISP”: the International Standby Practices (1998), International Chamber of Commerce Publication No. 590.

“Issuing Lender”: as the context requires, (a) Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG New York Branch, Royal Bank of Canada, Goldman Sachs Bank USA, Natixis, New York Branch and Nomura Corporate Funding Americas, LLC, each in its capacity as issuer of Letters of Credit issued by it; (b) any other Lender that may become an Issuing Lender pursuant to Subsections 3.10 and 3.11 in its capacity as issuer of Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Judgment Conversion Date”: as defined in Subsection 11.8(a).

“Judgment Currency”: as defined in Subsection 11.8(a).

“Junior Capital”: collectively, any Indebtedness of any Parent Entity or IPO Vehicle or the Parent Borrower that (i) is not secured by any asset of the Parent Borrower or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Obligations hereunder on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies sponsored by CD&R (as determined in good faith by the Borrower Representative, which determination shall be conclusive), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the Termination Date (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Capital Stock) of the Parent Borrower, Capital Stock of any Parent Entity or IPO Vehicle or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than (a) obligations that are subject to the prior payment in full in cash of the Loans and (b) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (v) does not require the payment of cash interest until the date that is 91 days after the Termination Date.

“Junior Lien Intercreditor Agreement”: an intercreditor agreement substantially in the form of Exhibit P to be entered into as required by the terms hereof, as amended, supplemented, waived or otherwise modified from time to time.

“L/C Disbursement”: as defined in Subsection 3.5(a).

“L/C Commitment”: with respect to any Issuing Lender at any time, (i) the amount set forth opposite such Issuing Lender’s name on Schedule 1.1(j) hereto under the caption “L/C Commitment” or (ii) such other amount agreed from time to time between such Issuing Lender and the Borrower Representative.

“L/C Exposure”: at any time the aggregate principal amount at such time of the L/C Obligations. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate L/C Exposure at such time.

“L/C Fee Payment Date”: with respect to any Letter of Credit, the last Business Day of each Fiscal Quarter to occur after the date of issuance thereof, to and including the first such day to occur on or after the date of expiry thereof.

“L/C Fees”: the fees and commissions specified in Subsection 3.3.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Subsection 3.5(a).

“L/C Request”: a letter of credit request in the form of Exhibit J attached hereto or, in such form as the applicable Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“LCT Election”: as defined in Subsection 1.2(~~k~~l).

“LCT Test Date”: as defined in Subsection 1.2(~~k~~l).

“Lead Arrangers”: Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Natixis, New York Branch, Truist Securities, Inc., U.S. Bank National Association, Commerce Bank, Citizens Bank, N.A. and Nomura Securities International, Inc. as Joint Lead Arrangers.

“Lender Default”: (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to make available its portion of any incurrence of Loans or reimbursement obligations required to be made hereunder, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the Borrower Representative or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, (d) a Lender (including any Agent in its capacity as Lender) has failed, within 10 Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder (provided that such Lender Default pursuant to this clause (d) shall cease to be a Lender Default upon receipt of such confirmation by the Administrative Agent) or (e) an Agent or a Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event or Bail-In Action.

“Lender Joinder Agreement”: as defined in Subsection 2.6(c)(i).

“Lender-Related Distress Event”: with respect to any Agent or Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, trustee, monitor or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a

Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Agent or Lender or any person that directly or indirectly controls such Agent or Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such lender immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, monitor, custodian or other similar official by a supervisory authority or regulator with respect to an Agent or Lender or any other person that directly or indirectly controls such Agent or Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to ~~result in an~~be a “Lender-Related Distress Event” with respect to such Agent or Lender or any person that directly or indirectly controls such Agent or Lender.

“Lenders”: the several lenders from time to time parties to this Agreement together with, in the case of any such lender that is a bank or financial institution, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Borrower Representative, to make any Revolving Credit Loans, Swingline Loans or Letters of Credit available to any Borrower, provided that for all purposes of voting or consenting with respect to (a) any amendment, ~~supplementation~~supplement or modification of or to any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to Subsection 11.1, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.

“Letters of Credit” or “L/Cs”: as defined in Subsection 3.1(a).

“LIBO Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the ICE Benchmark Administration (or any successor organization) LIBO Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time and as consented to by the Borrower Representative) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, to the extent than an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Screen Rate.

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in ~~Section~~Subsection 4.7 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in ~~Section~~Subsection 4.7 have not arisen but the supervisor for the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans in

Dollars, then, at the Borrower Representative’s request, the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (including amendments to the Applicable Margin to preserve the terms of the economic ~~transaction~~transactions initially agreed to among the ~~Parent Borrower~~Borrowers, on the one hand, and the Lenders ~~to this Agreement~~, on the other hand (including with respect to the impact of any “floors”)). Notwithstanding anything to the contrary herein, such amendment shall become effective without any further action or consent of any other party to this Agreement.

“Lien”: any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction”: (x) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, of any assets, business or Person, or any other Investment by one or more of the Parent Borrower and its Subsidiaries ~~of any assets, business or Person or any other Investment~~ permitted by this Agreement, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock requiring ~~irrevocable~~ notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan”: a Revolving Credit Loan or a Swingline Loan, as the context requires; collectively, the “Loans”.

“Loan Documents”: this Agreement, the Notes, the L/C Requests, the ABL/Term Loan Intercreditor Agreement, the Guarantee and Collateral Agreement, any Junior Lien Intercreditor Agreement (on and after the execution thereof), each other document designated a “Loan Document” by the Borrower Representative and the Administrative Agent, each Other Intercreditor Agreement (on and after the execution thereof) and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”: each Holding Company (~~or~~including, in each case, any Successor Holding Company in respect thereof pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) (unless and until such Holding Company is released from all of its obligations pursuant to Subsection 9.16(h) of the Guarantee and Collateral Agreement), the Borrowers and the Subsidiary Guarantors; each individually, a “Loan Party”.

“Management Advances”: (1) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (2) Management Guarantees or (3) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Subsection 8.13.

“Management Guarantees”: guarantees made on behalf of, or in respect of loans or advances made to, directors, officers, employees, management members or consultants of any Parent Entity, IPO Vehicle, the Parent Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding ~~$10,000,000~~the greater of $20,000,000 and 1.50% of Consolidated Tangible Assets in the aggregate outstanding at any time.

“Management Holdings”: Core & Main Management Feeder, LLC (formerly known as CD&R Waterworks Management Feeder, LLC), a Delaware limited liability company, and any successor in interest thereto.

“Management Investors”: the current or former management members, officers, directors, employees and other members of the management of any Parent Entity, IPO Vehicle, the Parent Borrower or any of their respective Subsidiaries, or family members or relatives of any of the foregoing (provided that, solely for purposes of the definition of “Permitted Holders”, such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Borrower Representative, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent Borrower, any ~~Restricted Subsidiary,~~of its Subsidiaries or any Parent Entity or IPO Vehicle (including any options, warrants or other rights in respect thereof).

“Management Stock”: Capital Stock of the Parent Borrower, any Restricted Subsidiary~~,~~ or any Parent Entity or IPO Vehicle (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Management Subscription Agreements”: one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between the Parent Borrower, any Restricted Subsidiary or any Parent Entity or IPO Vehicle and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of the Parent Borrower, any Restricted Subsidiary or any Parent Entity or IPO Vehicle, or options, warrants, units or other rights in respect of common stock of the Parent Borrower, any Restricted Subsidiary or any Parent Entity or IPO Vehicle, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

“Mandatory Revolving Credit Loan Borrowing”: as defined in Subsection 2.4(c).

“Margin Stock”: as defined in Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Market Capitalization”: an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Parent Borrower~~,~~ or any Parent Entity or IPO Vehicle (including all shares of Capital Stock of such Parent Entity or IPO Vehicle reserved for issuance upon conversion or exchange of Capital Stock of another Parent Entity or IPO Vehicle outstanding on such date) on the date of declaration of the relevant dividend or making of any other Restricted Payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding such date.

“Material Adverse Effect”: (x) on, or as of, the Closing Date, a Closing Date Material Adverse Effect, or (y) after the Closing Date, a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Restricted Subsidiaries taken as a whole (other than resulting from any event, development or circumstance related to the COVID-19 pandemic that was disclosed to the Lenders on or prior to the Third Amendment Effective Date), (b) the validity or enforceability as to the Loan Parties (taken as a whole) party thereto of the Loan Documents taken as a whole or (c) the rights or remedies of the Agents and the Lenders under the Loan Documents, in each case taken as a whole.

“Material Subsidiaries”: Restricted Subsidiaries of the Parent Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Materials of Environmental Concern”: any pollutants, contaminants, hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos and polychlorinated biphenyls.

“Maximum Incremental Facilities Amount”: at any date of determination, ~~an aggregate principal amount not to exceed~~ the sum of (i) an amount equal to the greater of (1)  $~~225,000,000~~400,000,000 and (2) Four Quarter Consolidated EBITDA (as defined in the Term Loan Credit Agreement and calculated in accordance with the terms of the Term Loan Credit Agreement applicable to the “Maximum Incremental Facilities Amount” as defined therein) (calculated on a Pro Forma Basis) (amounts ~~incurred~~Incurred pursuant to this clause (i), the “Cash Capped Incremental Facility”) plus (ii) an unlimited amount if, after giving effect to the ~~incurrence~~Incurrence of such amount (or, at the Borrower Representative’s option, on the date of the initial commitment to lend such additional amount after giving pro forma effect to the ~~incurrence~~Incurrence of the entire committed amount of such additional amount), either (x) the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement and calculated in accordance with the terms of the Term Loan Credit Agreement applicable to the “Maximum Incremental Facilities Amount” as defined therein) shall not exceed ~~4.75~~3.75 to 1.00 ~~(amounts incurred pursuant to~~ or (y) in the case of Indebtedness being Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Parent

Borrower or any Restricted Subsidiary, or any other Investment, the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement and calculated in accordance with the terms of the Term Loan Credit Agreement applicable to the “Maximum Incremental Facilities Amount” as defined therein) of the Parent Borrower would equal or be less than the Consolidated Secured Leverage Ratio of the Parent Borrower immediately prior to giving effect thereto (in each case under this clause (ii), ~~the “Ratio Incremental Facility”) (~~as set forth in ~~an officer’s~~a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at the time of such ~~incurrence~~Incurrence , together with calculations demonstrating compliance with such ratio (amounts Incurred pursuant to this clause (ii), the “Ratio Incremental Facility”) (it being understood that (A) if pro forma effect is given to the entire committed amount of any such additional amount on the date of initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, such committed amount may thereafter be borrowed and reborrowed~~,~~ in whole or in part, from time to time, without further compliance with this clause (ii) and (B) for purposes of so calculating the Consolidated Secured Leverage Ratio, any additional amount ~~incurred~~Incurred under Subsection 8.13(a)(i)(B) and pursuant to clause (ii) of this definition shall be treated as if such amount is Consolidated Secured Indebtedness (as defined in the Term Loan Credit Agreement), regardless of whether such amount is actually secured or is secured by Liens ranking junior to the Liens securing the Term Loan Facility Obligations)); provided that, at the Parent Borrower’s option, capacity under the Ratio Incremental Facility shall be deemed to be used before capacity under the Cash Capped Incremental Facility.

“Midco”: Core & Main Midco, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Minimum Extension Condition”: as defined in Subsection 2.8(b).

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Most Recent Four Quarter Period”: the four Fiscal Quarter period of the Parent Borrower ending on the last day of the most recently completed Fiscal Year or Fiscal Quarter for which financial statements of the Parent Borrower have been (or have been required to be) delivered under Subsection 7.1(a) or 7.1(b).

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negotiable Collateral”: letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Orderly Liquidation Value”: the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Qualified Loan Parties’ Inventory, that is estimated to be recoverable in an orderly liquidation of such Inventory expressed as a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed by a qualified third-party appraisal company (approved by the Administrative Agent in its Permitted Discretion) delivered to the Administrative Agent.

“Net Proceeds”: with respect to any ~~new public or private~~ issuance or sale of any securities or any capital contribution (whether of property or assets, including cash), an amount equal to the gross proceeds in cash and Cash Equivalents (or with respect to capital contributions of non-cash property or assets, the Fair Market Value thereof) of such issuance, sale or contribution net of ~~attorneys’~~attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions, and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of Tax Distributions made or to be made and all taxes paid or payable as a result, or in respect, thereof.

“New Blocker”: CD&R WW, LLC, a Delaware limited liability company, and any successor in interest thereto.

“New Blocker Holdings”: CD&R WW Holdings, LLC, a Delaware limited liability company, and any successor in interest thereto.

“New York Courts”: as defined in Subsection 11.13(a).

“New York Supreme Court”: as defined in Subsection 11.13(a).

“Non-Consenting Lender”: as defined in Subsection 11.1(g).

“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: all Taxes other than Excluded Taxes.

“Non-Extending Lender”: any Lender that does not accept an Extension Offer.

“Non-Loan Party”: each Subsidiary of the Parent Borrower that is not a Loan Party.

“Non-Wholly Owned Subsidiary”: each Subsidiary of the Parent Borrower that is not a Wholly Owned Subsidiary.

“Notes”: the collective reference to the Revolving Credit Notes and the Swingline Note.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. (New York City time) on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligation Currency”: as defined in Subsection 11.8(a).

“Obligations”: obligations of the Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or that would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents.

“OFAC ”: as defined in clause (c) of the first sentence of Subsection 5.23~~(b)~~.

“Optional Payments”: as defined in Subsection 8.6(e).

“Organizational Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws, operating agreement or partnership agreement (or the equivalent governing documents) of such Person.

“Other ABL Term Commitments”: one or more Tranches of term loan commitments hereunder that result from a Refinancing Amendment.

“Other ABL Term Loans”: one or more Tranches of term loans hereunder that result from a Refinancing Amendment.

“Other Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Borrower Representative and the Collateral Agent.

“Other Representatives”: Citigroup Global Markets Inc., in its capacity as Joint Lead Arranger and Joint Bookrunner, JPMorgan Chase Bank, N.A., in its capacity as Joint Lead Arranger and Joint Bookrunner, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Bank of America, N.A., in its capacity as Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, in its capacity as Joint Lead Arranger and Joint Bookrunner, Credit Suisse Securities (USA) LLC, in its capacity as Joint Lead Arranger and Joint Bookrunner, Deutsche Bank Securities Inc., in its capacity Joint Lead Arranger and Joint Bookrunner, Royal Bank of Canada, in its capacity as Joint Lead Arranger and Joint Bookrunner, Goldman Sachs Bank USA, in its capacity as Joint Lead Arranger and Joint Bookrunner, Natixis, New York Branch, in its capacity as Joint Lead Arranger and Joint Bookrunner, Truist Securities, Inc., in its capacity as Joint Lead Arranger and Joint Bookrunner, U.S. Bank National Association, in its capacity as Joint Lead Arranger and Joint Bookrunner, Commerce Bank, in its capacity as Joint Lead Arranger and Joint Bookrunner, Citizens Bank, N.A., in its capacity as Joint Lead Arranger and Joint Bookrunner and Nomura Securities International, Inc., in its capacity as Joint Lead Arranger and Joint Bookrunner.

“Other Revolving Credit Commitments”: one or more Tranches of revolving credit commitments hereunder or extended Commitments in respect of the Revolving Credit Facility that result from a Refinancing Amendment.

“Other Revolving Credit Loans”: the Revolving Credit Loans made pursuant to any Other Revolving Credit Commitment.

“Parent Borrower”: (a) prior to the Waterworks Merger, Passthrough Mergersub and (b) following the Waterworks Merger, Waterworks Opco as successor to the Waterworks Merger, and any successor in interest thereto permitted hereunder.

“Parent Borrower Partnership Agreement” ~~means~~: that certain amended and restated limited ~~partnership~~liability company agreement of ~~the Parent Borrower~~Core & Main Connector dated as of the ~~date hereof, among the Parent Borrower, Passthrough Holdings, Waterworks Blocker and Management Holdings~~Third Amendment Effective Date, among Core & Main Connector, Topco and Core & Main Buyer, as the same may be amended, supplemented or replaced from time to time (so long as, in the case of Tax Distributions, such amendment, supplement or replacement agreement (which replacement agreement may be the partnership or similar agreement of another Parent Entity ~~or~~, an IPO Vehicle or the Parent Borrower) is not more disadvantageous to the Lenders in any material respect than such ~~partnership~~limited liability company agreement as in effect on the ~~Closing~~Third Amendment Effective Date).

“Parent Entity”: any of ~~Blocker Holdings, Passthrough Holdings,~~ Management Holdings ~~and~~ , Waterworks Holdings LP, Waterworks Holdings LLC, Pubco, New Blocker, Topco, Core & Main Buyer, Core & Main Connector, the Holding Companies (including, in each case, any Successor Holding Company pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement), any Other Parent and any other Person that is a Subsidiary of ~~Blocker Holdings, Passthrough Holdings,~~ Management Holdings, Waterworks Holdings LP, Waterworks Holdings LLC, Pubco, New Blocker, Topco, Core & Main Buyer, Core & Main Connector, any Holding Company (including, in each case, any Successor Holding Company pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) or any Other Parent and of which the Parent Borrower is a Subsidiary, in each case, solely for so long as the Parent Borrower ~~is~~remains a Subsidiary of such Person. As used herein, “Other Parent” means a Person (which may be an IPO Vehicle) of which the Parent Borrower is or becomes a Subsidiary ~~after the Closing Date~~ that is designated by the Parent Borrower as an “Other Parent”~~,~~ after the Closing Date; provided that either (x) immediately after the Borrower first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the Parent Borrower or a Parent Entity of the Parent Borrower immediately prior to the Borrower first becoming such Subsidiary, (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Parent Borrower first becoming a Subsidiary of such Person, or (z) in the case of an IPO Vehicle, no Change of Control shall have occurred in treating such IPO Vehicle as if it were a Parent Entity both before and after giving effect to the Parent Borrower becoming a Subsidiary of such IPO Vehicle. The Parent Borrower shall not in any event be deemed to be a “Parent Entity~~”~~.”

“Parent Entity Expenses”: (i) costs (including all professional fees and expenses) incurred by any Parent Entity or IPO Vehicle in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Parent Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent Entity or IPO Vehicle in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) or assertions of infringement, misappropriation, dilution or other violation of third-party intellectual property or associated rights, to the extent such intellectual property and associated rights or assertions relate to the business or businesses of the Parent Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent Entity or IPO Vehicle owing to directors, officers, employees or other Persons under its charter or ~~bylaws~~by-laws (or equivalent) or pursuant to written agreements with or for the benefit of any such Person (including the CD&R Indemnification Agreement), or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent Entity or IPO Vehicle incurred in the ordinary course of business, (v) fees and expenses incurred by any Parent Entity or IPO Vehicle in connection with maintenance and implementation of any management equity incentive plan associated with the management of the Parent Borrower and its Subsidiaries, and (vi) fees and expenses incurred by any Parent Entity or IPO Vehicle in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Parent Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity or IPO Vehicle shall cause the amount of such expenses to be repaid to the Parent Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant”: as defined in Subsection 11.6(c)(i).

“Participant Register”: as defined in Subsection 11.6(b)(v).

“Passthrough Holdings”: CD&R Plumb Buyer, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Passthrough Mergersub”: as defined in the Preamble hereto, and any successor in interest thereto.

“Patriot Act”: as defined in Subsection 11.18.

“Payment Condition”: at any time of determination with respect to any Specified Transaction, that the following conditions are all satisfied: (x) (1) 30-Day Specified Excess Availability (divided by Availability as of such time of determination and expressed as a percentage) and (2) the Specified Availability on the date of such Specified Transaction (divided by Availability as of such time of determination and expressed as a percentage), in each case exceed the applicable Availability Percentage (as defined below) ~~and~~, (y) unless the Fixed Charge Condition (as defined below) is satisfied (to the extent applicable), the Parent Borrower shall be in Pro Forma Compliance with a minimum Consolidated Fixed Charge Coverage Ratio of at least 1.00:1.00 and (z) if reasonably requested by the Administrative Agent, the Borrower Representative shall have delivered to the Administrative Agent (i) a copy of calculations required by preceding clause (y) in reasonable detail and (ii) a calculation of Specified Unrestricted Cash. As used herein, the following terms shall have the following meanings: (i) “Availability Percentage”~~:~~ shall mean (a) in respect of any Restricted Payment pursuant to Subsection 8.3(k), 12.5%; (b) in respect of (A) any investment or acquisition permitted pursuant to clause (u) of the definition of “Permitted Investments” or (B) clause (c)(i) of the definition of “Permitted Acquisitions,” 10.0%; (c) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 12.5%; (d) in respect of any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), 10.0%; and (e) in respect of any Asset Sale that would otherwise have to comply with Subsection 8.5, 10.0%~~.~~; and (ii) “Fixed Charge Condition” shall mean 30-Day Specified Excess Availability (divided by Availability as of such time of determination and expressed as a percentage) exceeds: (a) in respect of any Restricted Payment pursuant to Subsection 8.3(k), 17.5%; (b) in respect of any acquisition permitted pursuant to clause (c)(i) of the definition of “Permitted Acquisitions”, 15.0%; (c) in respect of any investment permitted pursuant to clause (u) of the definition of “Permitted Investments”, 15.0%; (d) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 15.0%; and (e) in respect of (A) any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b) or (B) any Asset Sale that would otherwise have to comply with Subsection 8.5, 15.0%.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisitions”: any acquisition in a transaction that satisfies each of the following requirements:

(a) the business of the acquired company shall be ~~substantially similar to, or ancillary, complementary or related to the line of business of the Parent Borrower and its Restricted Subsidiaries on the Closing Date~~a Related Business, or the assets so acquired shall be used or useful in or otherwise relate to, any such business~~.~~;

(b) the assets acquired will be owned or otherwise held by a Qualified Loan Party or the acquired company and its Subsidiaries will become Qualified Loan Parties and pledge their Collateral to the ~~Administrative~~Collateral Agent, in each case, to the extent and as required by Subsection 7.9(b) and Subsection 7.9(c); and

(c) either:

(i) the Payment Condition in respect of Permitted Acquisitions is satisfied; or

(ii) to the extent such Payment Condition is not satisfied, the Acquisition Consideration consists solely of any combination of (x) Capital Stock of any Parent Entity or IPO Vehicle, and/or (y) amounts not to exceed the Available Excluded Contribution Amount Basket, and/or (z) additional cash and other property (excluding cash and other property covered in subclauses (x) and (y) of this clause (c)(ii)) and Indebtedness (whether incurred or assumed), provided that the aggregate amount of such cash consideration paid pursuant to this clause (c)(ii)(z) and all other cash consideration paid for Permitted Acquisitions consummated during any Fiscal Year in reliance on this clause (c)(ii)(z) is less than or equal to ~~$15,000,000 (during the first Fiscal Year following the Closing Date) and $10,000,000 (during each subsequent Fiscal Year)~~the greater of (x) $30,000,000 and (y) 2.00% of Consolidated Tangible Assets, provided, further, that amounts unused in any Fiscal Year may be carried forward and used to make Permitted Acquisitions in succeeding Fiscal Years, and provided, further, that the Acquisition Consideration paid or payable pursuant to this clause (c)(ii)(z) during any one Fiscal Year shall not exceed ~~$25,000,000~~the greater of (x) $45,000,000 and (y) 3.00% of Consolidated Tangible Assets in the aggregate.

“Permitted Affiliated Assignee”: (i) CD&R~~,~~ and any investment fund managed or controlled by CD&R ~~and~~, (ii) any special purpose vehicle established by CD&R or by one or more of such investment funds managed or controlled by CD&R and (iii) any Parent Entity.

“Permitted Cure Securities”: common equity securities of the Parent Borrower or any Parent Entity or other ~~equity securities~~Capital Stock of the Parent Borrower or any Parent Entity that ~~do~~does not constitute Disqualified Capital Stock.

“Permitted Debt Exchange”: as defined in Subsection 2.9(a) of the Term Loan Credit Agreement.

“Permitted Debt Exchange Notes”: as defined in Subsection 2.9(a) of the Term Loan Credit Agreement.

“Permitted Discretion”: the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which the Administrative Agent reasonably determines: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables or (b) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, the Administrative Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables, as well as any of the following: (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables.

“Permitted Hedging Arrangement”: any Hedging Agreements or other agreements or arrangements that are entered into for, or any currency or commodity is purchased or otherwise acquired for, purposes other than speculation.

“Permitted Holders”: any of the following: (i) any of the CD&R Investors; (ii) any of the Management Investors, CD&R and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CD&R Investor or any Affiliate thereof, or any such investment fund or vehicle; (v) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) of which any of the Persons specified in clause (i), (ii), (iii)~~,~~ or (iv) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Parent Borrower or ~~the~~any Parent Entity held by such “group”), and any other Person that is a member of such “group”; (vi) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of ~~any Parent Entity, IPO Vehicle or~~ the Parent Borrower or any Parent Entity or IPO Vehicle; and (vii) unless and until it constitutes a Parent Entity, any IPO Vehicle (provided that no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more “Permitted Holders” described in the preceding clauses (i) through (vi), has beneficial ownership (as defined in Rules 13d-3 and 13-d5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50.0% of the total voting power of voting stock of such IPO Vehicle).

“Permitted Indebtedness”: as defined in Subsection 8.13.

“Permitted Investments”: (a) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable, extensions of trade credit and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Parent Borrower and its Restricted Subsidiaries;

(b) Investments in cash, Cash Equivalents, Temporary Cash Investments and Investment Grade Securities;

(c) Investments ~~existing~~in existence or made pursuant to legally binding written commitments in existence on the Closing Date and set forth on Schedule 1.1(g), and in each case, any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted by this Agreement;

(d) (i) Investments by any Loan Party in any other Loan Party (other than to any Holding Company) or in or by any Captive Insurance Subsidiary; provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien and (ii) Investments in any Parent Entity in amounts and for purposes for which dividends are permitted under Subsection 8.3;

(e) Investments received in settlement amounts due to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower effected in the ordinary course of business;

(f) Investments by any Non-Loan Party in any other Non-Loan Party;

(g) Investments by Loan Parties in any Non-Loan Parties; provided, however, that (i) the aggregate outstanding amount at any time of all intercompany Investments made pursuant to this clause (g) in any Fiscal Year shall not exceed ~~$15,000,000~~the greater of (x) $30,000,000 and (y) 2.00% of Consolidated Tangible Assets during such Fiscal Year; provided, further, that amounts unused in any Fiscal Year may be carried forward and used to make Investments in succeeding Fiscal Years in an amount not to exceed ~~$25,000,000~~the greater of (x) $45,000,000 and (y) 3.00% of Consolidated Tangible Assets in the aggregate in any one Fiscal Year and (ii) in lieu of the Investments permitted by this clause (g), any Restricted Payment from Loan Parties to Non-Loan Parties may be made in amounts not exceeding the available limit as determined pursuant to this clause (g) (with a corresponding reduction in such limit as a result thereof);

(h) Investments by any Non-Loan Party in any Loan Party (other than any Holding Company); provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien;

(i) Investments by any Loan Party in any Non-Loan Party to the extent substantially concurrent with, and in any event within three Business Days of, such Investment, a corresponding cash Investment or Restricted Payment is made from such Non-Loan Party, directly or indirectly, to a Loan Party;

(j) any Investment constituting or acquired in connection with a Permitted Acquisition, including any Investment in the form of a capital contribution or intercompany Indebtedness among any Holding Company, the Parent Borrower and their respective Subsidiaries for the purpose of consummating a Permitted Acquisition;

(k) Investments made in connection with the Transactions and the Third Amendment Effective Date Transactions;

(l) loans and advances (and guarantees of loans and advances by third parties) made to officers, directors ~~or~~, employees, management members or consultants of any Parent Entity, IPO Vehicle or the Parent Borrower or any of its Restricted Subsidiaries, and Guarantee Obligations of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations of officers, directors ~~or~~, employees, management members or consultants of any Parent Entity, IPO Vehicle or the Parent Borrower or any of its Restricted Subsidiaries, in each case (i) in the ordinary course of business (other than in connection with the Management Subscription Agreement), (ii) existing on the Closing Date and described on Schedule 1.1(g), (iii) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (iv) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, (v) made for other purposes in an aggregate principal amount not to exceed ~~$15,000,000~~the greater of (x) $30,000,000 and (y) 2.00% of Consolidated Tangible Assets at any time outstanding or (vi) relating to indemnification or reimbursement of any officers, directors ~~or~~, employees, management members or consultants in respect of liabilities relating to their serving in any such capacity; provided, however, that with respect to any employee of any Parent Entity or IPO Vehicle, no such loans or advances shall be permitted unless the activities of such employee relate primarily to the Parent Borrower and its Restricted Subsidiaries;

(m) loans and advances (and guarantees of loans and advances by third parties) made to Management Investors in connection with the purchase by such Management Investors of Capital Stock of any Restricted Subsidiary, the Parent Borrower or any Parent Entity or IPO Vehicle (so long as, in the case of any purchase of Capital Stock of any Parent Entity or IPO Vehicle, such Parent Entity or IPO Vehicle applies an amount equal to the Net Proceeds of such purchases to, directly or indirectly, make capital contributions to, or purchase Capital Stock of, the Parent Borrower or applies such proceeds to pay Parent Entity Expenses) of up to ~~$30,000,000~~the greater of (x) $60,000,000 and (y) 4.00% of Consolidated Tangible Assets outstanding at any one time and promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors;

(n) (i) Investments of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Agreements, Hedging Agreements or other Permitted Hedging Arrangements and (ii) any Investment by any ~~Captive~~ Insurance Subsidiary in connection with its provision of insurance to the Parent Borrower or any of its Subsidiaries which Investment is made in the ordinary course of business of such ~~Captive~~ Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such ~~Captive~~ Insurance Subsidiary or its business, as applicable;

(o) Investments in the nature of pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Customary Permitted Liens” or made in connection with Liens permitted under Subsection 8.14;

(p) Investments representing non-cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with any Disposition, provided that any such non-cash consideration received by any Loan Party is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent provided for therein;

(q) Investments by the Parent Borrower or any of its Restricted Subsidiaries in a Person in connection with a joint venture or similar arrangement; provided that (i) the aggregate amount of such Investments pursuant to this clause (q) do not exceed ~~$30,000,000~~the greater of (x) $50,000,000 and (y) 3.50% of Consolidated Tangible Assets at any time outstanding and (ii) the Parent Borrower or such Restricted Subsidiary complies with the provisions of Subsections 7.9(b) and 7.9(c) hereof, if applicable, with respect to such ownership interest;

(r) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Restricted Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Restricted Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(s) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Restricted Subsidiaries; provided that any such securities or other property received by any other Loan Party is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent required thereby;

(t) any Investment to the extent not exceeding the Available Excluded Contribution Amount Basket;

(u) other Investments; provided that at the time such Investments are made the Payment Condition is satisfied;

(v) other Investments in an aggregate amount outstanding at any time not to exceed ~~$25,000,000~~the greater of (x) $272,500,000 and (y) 16.50% of Consolidated Tangible Assets;

(w) any Investment to the extent made using Capital Stock of the Parent Borrower (other than Disqualified Capital Stock), or Capital Stock of any Parent Entity or IPO Vehicle or Junior Capital as consideration;

(x) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice; ~~and~~

(y) Management Advances~~.~~; and

(z) Investments consisting of purchases or other acquisitions of inventory, supplies, services, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

For purposes of determining compliance with Subsection 8.12, (i) in the event that any Investment meets the criteria of more than one of the types of Investments described in one or more of the clauses of this definition, the Borrower Representative, in its sole discretion, shall classify such item of Investment and may include the amount and type of such Investment in one or more of such clauses (including in part under one such clause and in part under another such clause) and (ii) the amount of any Investment made or outstanding at any time under clauses (g), (l), (m), (q) and (v) shall be the original cost of such Investment, reduced (at the Borrower Representative’s option and without duplication of any such reduction pursuant to the definition of “Investment”) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Permitted Liens”: as defined in Subsection 8.14.

“Person”: an individual, partnership, corporation, company, limited liability company, business trust, trust, joint stock company, unincorporated organization, association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Platform”: Intralinks, SyndTrak Online, Debtdomain or any other similar electronic distribution system.

“Plumb Acquisition Agreement”: the Purchase Agreement, dated as of June 4, 2017, as amended and restated pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 14, 2017, by and among Passthrough Holdings, Passthrough Mergersub, New Blocker, Blocker Mergersub, the Sellers, Waterworks Blocker, Waterworks Opco and HD Supply, Inc., as the same may be further amended, supplemented, waived or otherwise modified from time to time in accordance with this Agreement.

“Preferred Stock”: as applied to the Capital Stock of any corporation or company, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Capital Stock of any other class of such corporation or company.

“Pro Forma Basis” or “Pro Forma Compliance”: with respect to any determination for any period, that such determination shall be made giving pro forma effect to any event that by the terms of the Loan Documents requires compliance on a “Pro Forma Basis” or “Pro Forma Compliance” (and, if relevant, to each Material Acquisition and each Material Disposition of any Person, business or asset), together with all transactions relating thereto, in each case consummated during such period or thereafter and on or prior to the date of determination (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition, investment, sale (or other disposition), other event and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP, and taking into account adjustments consistent with the definition of “Consolidated EBITDA”, including the amount of net cost savings projected by the Borrower Representative in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is ~~24~~36 months after the closing date of such transaction and prior to or during such period (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions~~; provided that the aggregate amount of such net cost savings included in EBITDA for any four-quarter period (together with the aggregate amount of net cost savings included in EBITDA for such four-quarter period pursuant to clause (b) of the definition of “EBITDA”), shall not exceed 25.0% of EBITDA (calculated after giving operation to this sentence and clause (b) of the definition of “EBITDA”)~~. For purposes of making any computation referred to in the preceding sentence, if, since the beginning of such period, (1) the Parent Borrower or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness by the Parent Borrower or any Restricted Subsidiary, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such ~~four fiscal quarters~~period or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such ~~four fiscal quarters~~period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), (2) the Parent Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been repaid with an equivalent permanent reduction in commitments thereunder), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period, (3) the Parent Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the company, business ~~or~~, group of assets or Subsidiary that ~~are~~is the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Parent Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Parent Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted

Subsidiary is disposed of in such Sale or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale, (4) the Parent Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and (5) any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred, repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the ~~Parent~~ Borrower Representative, which determination shall be conclusive. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Parent Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Parent Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Parent Borrower (which determination shall be conclusive) to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. For purposes of the foregoing, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000.

“Projections”: those financial projections included in the confidential information memoranda and related material prepared in connection with the syndication of the Facilities and provided to the Lenders on or about July 12, 2017.

“Pubco”: Core & Main, Inc., a Delaware corporation, and any successor in interest thereto.

“Pubco IPO”: the Qualified IPO of Pubco relating to Pubco’s registration statement on Form S-1 (Registration No. 333-256382).

“Pubco Merger Sub 1”: Brooks Merger Sub 1, Inc., a Delaware corporation, and any successor in interest thereto.

“Pubco Merger Sub 2”: Brooks Merger Sub 2, Inc., a Delaware corporation, and any successor in interest thereto.

“Pubco Merger Subs”: Pubco Merger Sub 1 and Pubco Merger Sub 2, collectively, and each individually, a “Pubco Merger Sub.”

“Pubco Merger Sub Mergers”: collectively, (i) the merger of Passthrough Holdings with and into New Blocker Holdings, with New Blocker Holdings being the survivor of such merger, (ii) the merger of Blocker Holdings with and into New Blocker, with New Blocker being the survivor of such merger, (iii) the merger of Pubco Merger Sub 1 with and into WW Advisor, with WW Advisor being the survivor of such merger and (iv) the merger of Pubco Merger Sub 2 with and into New Blocker Holdings, with New Blocker Holdings being the survivor of such merger.

“Pubco Mergers”: collectively, (i) the merger of WW Advisor with and into Pubco, with Pubco being the survivor of such merger and (ii) the merger of New Blocker Holdings with and into Pubco, with Pubco being the survivor of such merger.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Obligation”: any Indebtedness ~~incurred~~Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QFC Credit Support”: as defined in Subsection 11.25.

“Qualified IPO”: the issuance ~~or~~, sale or listing of common equity interests of the Parent Borrower~~,~~ or any Parent Entity or IPO Vehicle ~~in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8)~~ pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone ~~or~~, in connection with ~~a~~an underwritten or secondary public offering or otherwise) and such equity interests are listed on a nationally-recognized stock exchange in the U.S.

“Qualified Loan Party”: each Borrower and each Subsidiary Guarantor.

“Ratio Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount”.

“Receivable”: a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent Borrower or any of its Restricted Subsidiaries.

“refinance”: refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinanced Debt”: as defined in the definition of “Credit Agreement Refinancing Indebtedness” in this Subsection 1.1.

“Refinancing Agreement”: as defined in Subsection 8.8(d).

“Refinancing Amendment”: an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the institutions providing such Credit Agreement Refinancing Indebtedness executed by each of (a) the Borrower Representative, (b) the Administrative Agent and (c) each financial institution that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Subsection 2.7.

“Refunded Swingline Loans”: as defined in Subsection 2.4(c).

“Register”: as defined in Subsection 11.6(b)(iv).

“Regulation D”: Regulation D of the Board as in effect from time to time.

“Regulation S-X”: Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reimbursement Obligations”: the obligation of the applicable Borrower to reimburse the applicable Issuing Lender pursuant to Subsection 3.5(a) for amounts drawn under the applicable Letters of Credit.

“Related Business”: those businesses in which the Parent Borrower or any of its Subsidiaries is engaged on the Closing Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Parties”: with respect to any Person, such Person’s ~~affiliates~~Affiliates and the partners, officers, directors, trustees, employees, equity holders, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s affiliates and “Related Party” shall mean any of them.

“Related Taxes”: (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent Entity or IPO Vehicle other than to another Parent Entity or IPO Vehicle), required to be paid by any Parent Entity or IPO Vehicle by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries~~,~~ or any Parent Entity or IPO Vehicle), or being a holding company parent of the Parent Borrower, any of its Subsidiaries~~,~~ or any Parent Entity or IPO Vehicle or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries~~,~~ or any Parent Entity or IPO Vehicle, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having received any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to any Parent Entity or IPO Vehicle pursuant to Subsection 8.3, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) or assertions of infringement, misappropriation, dilution or other violation of third-party intellectual property or associated rights, to the extent relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date, or to the consummation of any of the Transactions or the Third Amendment Effective Date Transactions, or to any Parent Entity’s or IPO Vehicle’s receipt of (or entitlement to) any payment in connection with the Transactions or the Third Amendment Effective Date Transactions, including any payment received after the Closing Date pursuant to any agreement related to the Transactions or the Third Amendment Effective Date Transactions or (z) any Tax Distributions; provided that at the election of the Parent Borrower in connection with an initial public offering or other restructuring of the Parent Borrower~~, Passthrough Holdings, Blocker Holdings, Management Holdings, any other~~ or any Parent Entity or IPO Vehicle, this clause (z) shall instead mean any other federal, state, foreign, provincial or local taxes measured by income for which any Parent Entity or IPO Vehicle is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state, foreign, provincial and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Parent Borrower had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state, foreign, provincial or local tax laws for filing such return) consisting only of the Parent Borrower and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

“Reorganization Agreement”: the Master Reorganization Agreement, dated as of July 22, 2021, by and among Topco, Pubco, Management Holdings, Waterworks Holdings LLC, certain CD&R Investors and other parties set forth in the preamble thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period is waived under Section 21, 22, 23, 24, 25, 27 or 28 of PBGC Regulation Section 4043 or any successor regulation thereto.

“Required Lenders”: Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Lender Exposures) represent a majority of aggregate Commitments (or after the termination thereof, the sum of the Individual Lender Exposures) at such time; provided that the Commitments (or Individual Lender Exposures) held or deemed held by Defaulting Lenders or by Disqualified Lenders shall be excluded for purposes of making a determination of Required Lenders.

“Required Majority in Interest Lenders”: Lenders of any Tranche or Lenders of any group of affected Lenders, as applicable, the outstanding Commitments (or after the termination thereof, outstanding Individual Lender Exposures) of which aggregate to greater than 50.0% of the aggregate Commitments (or after the termination thereof, the sum of the Individual Lender Exposures) of such Tranche or Lenders of such group of affected Lenders; provided that the Commitments (or Individual Lender Exposures) held or deemed held by Defaulting Lenders or Disqualified Lenders shall be excluded for purposes of making a determination of Required Majority in Interest Lenders.

“Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, chief accounting officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, in each case who has been designated in writing to the Administrative Agent or the Collateral Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, by such chief financial officer of such Person, (c) with respect to the sixth and seventh sentences of Subsection 1.2(~~b~~c) , Subsection 7.7 and ERISA matters and without limiting the foregoing, the general counsel (or substantial equivalent) of such Person, (d) with respect to any Person that does not have officers, the officer listed in clauses (a) through (c) of a Person that has the authority to act on behalf of such Person and (e) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person.

“Restricted Indebtedness”: as defined in Subsection 8.6(a).

“Restricted Payment”: any dividend or any other payment whether direct or indirect (other than dividends payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) on, or any payment on account of, or any setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent Borrower (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof) or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or any other distribution (other than (x) distributions payable solely in common stock of the Parent Borrower or (y) options, warrants or other rights to purchase common stock of the Parent Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower.

“Restricted Payment Transaction”: any Restricted Payment permitted pursuant to Subsection 8.3, any Permitted Investment, any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exceptions contained the parenthetical exclusions of such definition) or any Investment or acquisition permitted pursuant to Subsection 8.4.

“Restricted Subsidiary”: any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Facility”: the revolving credit facility available to the Borrowers hereunder.

“Revolving Credit Lender”: any Lender having a Commitment hereunder and/or a Revolving Credit Loan outstanding hereunder.

“Revolving Credit Loan”: a Loan made pursuant to Subsection 2.1(a).

“Revolving Credit Note”: as defined in Subsection 2.1(d).

“Revolving Exposure”: at any time the aggregate principal amount at such time of all outstanding Revolving Credit Loans. The Revolving Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate Revolving Exposure at such time.

“Rollover Indebtedness”: Indebtedness of a Loan Party issued to any lender under the Term Loan Facility in lieu of such lender’s pro rata portion of any repayment of Term Loans made pursuant to the Term Loan Credit Agreement.

“S&P”: Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction”: any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent Borrower or any such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Restricted Subsidiary.

“Sanctions”: as defined in clause (c) of the first sentence of Subsection 5.23.

“SEC”: the United States Securities and Exchange Commission or any successor thereto.

“Secured Parties”: the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, each Blocked Account Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee by any Guarantor of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to Subsection 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Sellers”: HD Supply Holdings, LLC, a Florida limited liability company, and HD Supply GP & Management, Inc., a Delaware corporation, and in each case any successor in interest thereto.

“Senior Add-on Notes”: Additional 6.125% Senior Notes due 2025 of the Parent Borrower issued on June 5, 2020, as the same may be exchanged for substantially similar senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with this Agreement.

“Senior Notes”: 6.125% Senior Notes due 2025 of the Parent Borrower issued on the ~~date hereof~~Closing Date, as the same may be exchanged for substantially similar senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with this Agreement.

“Senior Notes Documents”: the Senior Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes and the Senior Add-on Notes or providing for any guarantee, obligation, security or other right in respect thereof, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Indenture”: the Indenture dated as of the ~~date hereof~~Closing Date, under which the Senior Notes and the Senior Add-on Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time ~~in accordance with this Agreement.~~

“Set”: the collective reference to Eurodollar Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Settlement Service”: as defined in Subsection 11.6(b).

“Single Employer Plan”: any Plan which is covered by Title IV or Section 302 of ERISA or Section 412 of the Code, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”: with respect to the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date means (i) the Fair Value and Present Fair Salable Value of the assets of the Parent Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Parent Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Parent Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Parent Borrower”, “Closing Date”, “Subsidiary” and “Transactions”, which have the meanings set forth in this Agreement) shall have the ~~meaning~~meanings assigned to such terms in the form of solvency certificate attached hereto as Exhibit I).

“Specified Availability”: as of any date of determination, without duplication of amounts calculated thereunder, the sum of the Excess Availability plus Specified Unrestricted Cash (but excluding therefrom the cash proceeds of any Specified Equity Contribution), plus Specified Suppressed Availability as at such date, plus the amount available to be drawn by the Loan Parties under any other committed revolving facilities.

“Specified Default”: (a) the occurrence and continuance of an Event of Default under Subsection 9.1(b) as a result of a material breach of any representation or warranty set forth in Subsection 5.21 or Subsection 5.22, (b) the occurrence and continuance of an Event of Default under Subsection 9.1(c) as a result of the failure of any Loan Party to comply with the terms of Subsection 4.16 or a failure to comply with the delivery obligations with respect to Borrowing Base Certificates set forth in Subsection 7.2(f) or (c) the occurrence and continuance of an Event of Default under Subsection 9.1(a) or Subsection 9.1(f).

“Specified Equity Contribution”: any cash equity contribution made to the Parent Borrower or any Parent Entity in exchange for Permitted Cure Securities; provided that (a) (i) such cash equity contribution to the Parent Borrower or any Parent Entity and (ii) in the case of a cash contribution to any Parent Entity, the contribution of any proceeds therefrom to, and the receipt thereof by, the Parent Borrower occur (x) after the Closing Date and (y) ~~(A)~~ on or prior to the date that is ~~10~~(A) 21 Business Days after the date on which financial statements are required to be delivered for a Fiscal Quarter (or Fiscal Year) pursuant to Subsection 7.1(a) or 7.1(b) or (B) ~~on~~ the date on which ~~a Borrowing Base Certificate is delivered~~the Administrative Agent has notified the Borrower Representative that a Compliance Period has commenced (provided that the right to make a cash equity contribution for Permitted Cure Securities under this clause (a)(i)(y)(B) shall be limited to no more than once in each Fiscal Period) in accordance with Subsection 7.2(f); (b) the Parent Borrower identifies such equity contribution as a “Specified Equity Contribution” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent; (c) in each four Fiscal Quarter period, there shall exist at least two Fiscal Quarters in respect of which no Specified Equity Contribution shall have been made; (d) no more than five Specified Equity Contributions may be made during the term of this Agreement; and (e) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA hereunder shall be limited to the amount required to effect or continue compliance with Subsection 8.1 hereof, whether or not a Compliance Period is in effect, and such amount shall be added to Consolidated EBITDA solely when calculating Consolidated EBITDA for purposes of determining compliance with Subsection 8.1~~; and (f) there shall be no pro forma or other reduction in indebtedness (including by way of netting) (except, for each fiscal quarter other than the fiscal quarter in respect of which such Specified Equity Contribution is made, to the extent applied to the prepayment of Term Loans) with the proceeds of any Specified Equity Contribution for determining compliance with Subsection 8.1 for the periods in which such Specified Equity Contribution is included in EBITDA~~..

“Specified Representations”: the representations set forth in (x) the last sentence of Subsection 5.2, (y) Subsections 5.3(a) (with respect to due organization and valid existence), 5.4 (other than the second sentence thereof), (as relates to the incurrence of the Loans, the provision of guarantees and granting of security not violating the Organizational Documents of any Loan Party) 5.5(c), 5.11, 5.13 (subject to the limitations set forth in the proviso to Subsections 6.1(a) and 6.1(i)), 5.23(a) and (as relates to the use of proceeds of the Loans on the Closing Date not violating OFAC) 5.23(c) and (z) the first sentence of Subsection 5.14.

“Specified Suppressed Availability”: an amount, if positive, by which the Borrowing Base exceeds the aggregate amount of the Commitments; provided that if Excess Availability is less than the lesser of (1) 5.0% of the lesser of (x) the aggregate amount of the Commitments and (y) the Borrowing Base and (2) $17,500,000, Specified Suppressed Availability shall be zero.

“Specified Transaction”: (a) any Restricted Payment pursuant to Subsection 8.3(~~i~~k), (b) any acquisition permitted pursuant to clause (c)(i) of the definition of “Permitted Acquisition”, (c) any investment permitted pursuant to clause (u) of the definition of “Permitted Investments”, (d) any payment, repurchase or redemption pursuant to Subsection 8.6(a), (e) any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), and (f) any Asset Sale pursuant to Subsection 8.5.

“Specified Unrestricted Cash”: as of any date of determination, an amount equal to all Unrestricted Cash of the Loan Parties that (in the case of cash) is deposited in (i) DDAs, (ii) Concentration Accounts or (iii) other deposit accounts in the United States, in each case with respect to which a control agreement is in place between the applicable Loan Party, the applicable depositary institution (which depositary institution must be the Administrative Agent, the Collateral Agent or a Lender (or, in each case, an Affiliate thereof)) and the Administrative Agent or the Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement) or that (in the case of Cash Equivalents) (a) are not in a securities account in respect of which the applicable Loan Party has entered into a “control agreement” with the applicable broker or securities intermediary for purposes of perfecting a security interest in favor of a third party and (b) are subject to the laws of any state, commonwealth, province or territory of the United States of America, provided that if, as of such date, the Excess Availability is less than the lesser of (x) 5.0% of the lesser of (1) the Commitments hereunder and (2) the Borrowing Base and (y) $12,500,000, the amount of Specified Unrestricted Cash shall equal zero.

“Sponsor”: CD&R.

~~“Springing Maturity Date~~”: ~~as defined in the definition of~~ “~~Termination Date”.~~

“Stated Amount”: at any time, as to any Letter of Credit, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

“Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Statutory Reserves”: for any day as applied to a Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Store”: any store or distribution center operated, or to be operated, by any Loan Party.

“Subsidiary”: as to any Person, a corporation, association, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Borrower Joinder”: a joinder in substantially the form of Exhibit ~~N~~N-1 hereto, to be executed by each Subsidiary Borrower designated as such after the Closing Date.

“Subsidiary Borrower Termination”: a Subsidiary Borrower Termination delivered to the Administrative Agent in accordance with Subsection 11.1(h), substantially in the form of Exhibit N-2 hereto.

“Subsidiary Borrowers”: each Domestic Subsidiary that is a Wholly Owned Subsidiary and a Restricted Subsidiary that becomes a Borrower after ten days’ written notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) pursuant to a Subsidiary Borrower Joinder (which Subsidiary Borrower Joinder shall be accompanied by all documentation and other information about such Subsidiary Borrower as shall be mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act), together with their respective successors and assigns, in each case, unless and until such time as the respective Subsidiary Borrower (a) ceases to constitute a Domestic Subsidiary of the Parent Borrower in accordance with the terms and provisions hereof, (b) is designated an Unrestricted Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations hereunder in accordance with terms and provisions hereof. Upon receipt thereof the Administrative Agent shall promptly transmit each such notice to each of the Lenders; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Domestic Subsidiary as a Subsidiary Borrower hereunder.

“Subsidiary Guarantor”: each Domestic Subsidiary (other than any Borrower and any Excluded Subsidiary) of the Parent Borrower which executes and delivers a Subsidiary Guaranty pursuant to Subsection 7.9 or otherwise, in each case, unless and until such time as the respective Subsidiary Guarantor (a) ceases to constitute a Domestic Subsidiary of the Parent Borrower in accordance with the terms and provisions hereof, (b) is designated an Unrestricted Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations under the Subsidiary Guaranty in accordance with terms and provisions thereof.

“Subsidiary Guaranty”: the guaranty of the Obligations of the Borrowers under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.

“Supply Agreement”: the Supply Agreement, dated as of the Closing Date, by and between the Parent Borrower and HD Supply Facilities Maintenance, Ltd. d/b/a USABlueBook, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Successor Borrower”: as defined in Subsection 8.2(a).

“Supermajority Lenders”: Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Lender Exposures) representing more than 66 2⁄3% of the sum of the aggregate amount of the aggregate Commitments (or after the termination thereof, the sum of the Individual Lender Exposures) of the Non-Defaulting Lenders~~)~~ at such time; provided that the Commitments (or Individual Lender Exposures) held or deemed held by Defaulting Lenders shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supplemental Commitments”: as defined in Subsection 2.6(a).

“Supported QFC”: as defined in Subsection 11.25.

“Swingline Commitment”: the Swingline Lender’s obligation to make Swingline Loans pursuant to Subsection 2.4.

“Swingline Exposure”: at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender”: as defined in the Preamble hereto.

“Swingline Loan Participation Certificate”: a certificate in substantially the form of Exhibit F hereto.

“Swingline Loans”: as defined in Subsection 2.4(a).

“Swingline Note”: as defined in Subsection 2.4(b).

“Target Amount”: an amount, when aggregated with all other amounts remaining on deposit in all DDAs ~~and Concentration Accounts~~ at any time, not exceeding $~~1,500,000~~3,000,000 .

“Tax Distributions”: tax distributions to members of ~~the Parent Borrower~~Core & Main Connector pursuant to the Parent Borrower Partnership Agreement.

“Tax Receivables Agreements”: (i) that certain tax receivables agreement entered into in connection with the Third Amendment Effective Date Transactions by and among Pubco, Topco, and certain limited partners of Topco and (ii) that certain tax receivables agreement entered into in connection with the Third Amendment Effective Date Transactions by and among Pubco, Topco, and certain stockholders of Pubco, in either case of clause (i) or (ii), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Tax Sharing Agreement”: ~~the~~any Tax Sharing Agreement between the Parent Borrower and any Parent Entity or IPO Vehicle to be entered into at the election of the Parent Borrower in connection with ~~an initial public offering or other~~ a restructuring of the Parent Borrower, ~~Passthrough Holdings, Blocker Holdings, Management Holdings~~Topco, Midco, Intermediate GP, any other Parent Entity or any IPO Vehicle, on or prior to such ~~initial public offering or other~~ restructuring that ~~(i) in the case of a Tax Sharing Agreement providing for the sharing of taxes in respect of a consolidated, combined, unitary or affiliated tax group,~~ is substantially in the form of Exhibit S ~~and (~~ii~~) in the case of a Tax Sharing Agreement that is a tax receivables agreement providing for the payment of certain incremental tax savings arising to the Parent Borrower~~, ~~any Parent Entity or IPO Vehicle in connection with (x) the implementation of such initial public offering or other restructuring through the use of an “Up-C” structure or (y) the use of net operating losses or other tax attributes of any Parent Entity, IPO Vehicle, the Parent Borrower or any of its Subsidiaries generated prior to such initial public offering or other restructuring, is on customary market terms for such agreements~~, ~~in either case of clause (i) or (ii)~~, as the same may be amended from time to time in accordance with the terms thereof and hereof.

“Taxes”: any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Temporary Cash Investments”: any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, the United Kingdom, Switzerland, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America, Canada, the United Kingdom, Switzerland or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-~~1~~2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under this Agreement or the Term Loan Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-~~1~~2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of

S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Parent Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Parent Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing at least 90.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term Loan Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Term Loan Documents, or any successor administrative agent or collateral agent under the Term Loan Documents.

“Term Loan Credit Agreement”: the Credit Agreement, dated as of the ~~date hereof~~Closing Date, as amended by the Lender Joinder Agreement, dated as of July 8, 2019, and the First Amendment, dated as of the Third Amendment Effective Date, among the Parent Borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder). Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.

“Term Loan Documents”: the “Loan Documents” as defined in the Term Loan Credit Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (other than any agreement, document or instrument that expressly provides that it is not intended to be and is not a Term Loan Document).

“Term Loan Facility”: the collective reference to the Term Loan Credit Agreement, any Term Loan Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, copyright and trademark security agreements, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Term Loan Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Facility). Without limiting the generality of the foregoing, the term “Term Loan Facility” shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Term Loan Facility Obligations”: obligations of the Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under the Term Loan Credit Agreement and the other Term Loan Documents.

“Term Loan Priority Collateral”: as defined in the ABL/Term Loan Intercreditor Agreement, whether or not the same remains in full force and effect.

“Term Loans”: the loans borrowed under the Term Loan Facility.

~~“Termination Date”: July 8, 2024; provided that, if more than $75,000,000 in principal amount of Term Loans remain outstanding on the date that is 91 days prior to the Stated Maturity of such Term Loans (the “Springing Maturity Date”), the “Termination Date” shall mean the earlier of (i) July 8, 2024 and (ii) the Springing Maturity Date.~~

“Termination Date”: July 27, 2026.

“Third Amendment”: Amendment No. 3, dated as of July 27, 2021, by and among the Parent Borrower, the Lenders and the Issuing Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date”: July 27, 2021.

“Third Amendment Effective Date Transactions”: collectively, any or all of the following (whether taking place prior to, on or following the Third Amendment Effective Date): (i) the entry into the Reorganization Agreement, the Tax Receivables Agreements and the Exchange Agreement and the consummation of the transactions contemplated thereby, including those transactions described under the caption “The Reorganization Transactions” in the prospectus, dated July 22, 2021, relating to Pubco’s registration statement on Form S-1 (Registration No. 333-256382) in the form filed with the SEC pursuant to Rule 424(b) under the Securities Act (including the Pubco Merger Sub Mergers and the Pubco Mergers), (ii) the Pubco IPO, resulting in Pubco issuing certain Capital Stock of Pubco being listed on a nationally recognized stock exchange in the U.S., (iii) the entry into the First Amendment to the Term Loan Facility and Incurrence of Tranche B Term Loans (as defined in the Term Loan Credit Agreement) thereunder (including via an exchange of the Original Initial Term Loans (as defined in the Term Loan Credit Agreement) for Tranche B Term Loans) thereunder, (iv) the entry into the Third Amendment and any Incurrence of Indebtedness hereunder on the Third Amendment Effective Date, (v) the repayment of the Original Initial Term Loans held by the Non-Exchanging Term Lenders (as defined in the Term Loan Credit Agreement) or exchange by the Exchanging Term Lenders (as defined in the Term Loan Credit Agreement) of the Original Initial Term Loans through a cashless rollover pursuant to Subsection 4.4(g) of the Term Loan Credit Agreement, (vi) the repayment of the Senior Notes, the Senior Add-on Notes and the Topco PIK Notes, and (vii) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing).

“Topco”: Core & Main Holdings, LP, a Delaware limited partnership, and any successor in interest thereto.

“Topco PIK Notes”: 8.625%/9.375% Senior PIK Toggle Notes due 2024 of Topco issued on September 16, 2019, as the same may be exchanged for substantially similar senior PIK toggle notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time.

“Trading Price”: as defined in Subsection 11.6(j)(iv).

“Tranche”: each Tranche of Loans available hereunder, with there being two tranches on the Closing Date; namely, Revolving Credit Loans and Swingline Loans.

“Transaction Agreements”: collectively, (i) the Plumb Acquisition Agreement, (ii) the CD&R Indemnification Agreement, (iii) the CD&R Consulting Agreement, (iv) the Transition Services Agreement, (v) the Supply Agreement, ~~and~~ (vi) the Reorganization Agreement, (vii) the Exchange Agreement and (viii) any agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of ~~Liabilities~~liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management, consulting or advisory services, or any financing, underwriting or placement services or other investment banking activities to, for or in respect of any Parent Entity or any of its Subsidiaries, (b) any offering of securities or other financing activity or arrangement of or by any Parent Entity or any of its Subsidiaries or (c) any action or failure to act of or by any Parent Entity or any of its Subsidiaries (or any of their respective predecessors), in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Transactions”: collectively, any or all of the following (whether taking place prior to, on or following the ~~date hereof~~Closing Date): (i) the entry into the Plumb Acquisition Agreement and the consummation of the transactions contemplated thereby, including (a) the Waterworks Merger, whereby (1) a portion of the proceeds of the transaction financing shall be distributed pro rata to interest holders in Waterworks Opco including the Sellers and Waterworks Blocker and (2) immediately following such distribution, Passthrough Holdings purchases the Sellers’ direct interests in Waterworks Opco, (b) the Blocker Merger and (c) the subsequent acquisition by the Parent Borrower from Affiliates of the Sellers of certain assets related to the Waterworks Business, (ii) the conversion of Blocker Holdings into a Delaware limited liability company following the Blocker Merger, (iii) the contribution of Blocker Holdings to Blocker Aggregator following the conversion described in the preceding clause (ii) of this definition, (iv) the entry into the Senior Notes Documents, and the offer and issuance of the Senior Notes, (v) the entry into the Term Loan Documents and Incurrence of Indebtedness thereunder, (vi) the entry into this Agreement and the other Loan Documents and Incurrence of Indebtedness hereunder, (vii) the Equity Contribution and (viii) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee”: any Participant or Assignee.

“Transition Services Agreement”: the Transition Services Agreement, ~~to be~~ dated as of the ~~date hereof~~Closing Date, by and between the Parent Borrower, on behalf of itself and certain of its Affiliates, and HD Supply, Inc., a Delaware corporation (and any successors in interest thereto), on behalf of itself and certain of its subsidiaries, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may, from time to time, be further amended, supplemented or otherwise modified.

“Type”: the type of Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there currently being multiple Types of Loans hereunder, namely ABR Loans and Eurodollar Loans.

“UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“United States Person”: any United States person within the meaning of Section 7701(a)(30) of the Code.

“Unpaid Drawing”: drawings on Letters of Credit that have not been reimbursed by the applicable Borrower.

“Unrestricted Cash”: at any date of determination, without duplication, (a) the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts that would be listed on the consolidated balance sheet of the Parent Borrower prepared in accordance with GAAP as of the ~~last day of the Most Recent Four Quarter Period~~end of the most recently ended Fiscal Period of the Parent Borrower ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Obligations, the Term Loan Facility Obligations or other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement), plus (b) ~~the proceeds from any incurrence~~cash, Cash Equivalents and Temporary Cash Investments from the proceeds of any capital contribution to the Parent Borrower or from the issuance or sale of its Capital Stock or from any Incurrence of Indebtedness ~~borrowed~~ since the ~~date of such consolidated balance sheet~~end of such Fiscal Period and on or prior to the date of ~~such~~ determination (that, in the case of Indebtedness, are ~~(~~in the good faith judgment ~~of~~by the Parent Borrower ~~Representative)~~, which determination shall be conclusive, intended to be used for working capital purposes~~.~~), plus (c) cash, Cash Equivalents and Temporary Cash Investments that cash collateralize letters of credit issued on behalf of the Parent Borrower or any of its Restricted Subsidiaries, including the proceeds of any Indebtedness being borrowed at the time of determination.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Parent Borrower designated at any time by the Board of Directors as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and (ii) any Subsidiary of an Unrestricted Subsidiary, provided that the Board of Directors shall only be permitted to designate a Subsidiary as an Unrestricted Subsidiary so long as:

(a) immediately after such designation, no Event of Default under Subsection 9.1(a) or 9.1(f) shall have occurred and be continuing;

(b) (i) such designation was made at or prior to the Closing Date; or

(ii) the Subsidiary to be so designated has Consolidated Tangible Assets of $1,000 or less at the time of designation; or

(iii) if such Subsidiary has Consolidated Tangible Assets greater than $1,000 at the time of designation, then immediately after giving effect to such designation, the Parent Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Subsection 8.1, whether or not a Compliance Period is in effect; and

(c) no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns (directly or indirectly) any Capital Stock or Indebtedness of, or holds any Liens on any property of, any Borrower or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein (and must comply as such with the limitations on Investments under Subsection 8.12) at the date of designation in an amount equal to the net book value of the Parent Borrower’s Investment therein.

The Borrower Representative shall only be permitted to designate an Unrestricted Subsidiary as a Restricted Subsidiary so long as:

(a) immediately after such designation, no Event of Default under Subsection 9.1(a) or 9.1(f) shall have occurred and be continuing; and

(b) immediately after giving effect to such designation, the Parent Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Subsection 8.1, whether or not a Compliance Period is in effect.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and, in each case, shall be subject to the terms of Subsection 7.9 and Section 8.

“Unsecured Indebtedness”: unsecured Indebtedness of the Parent Borrower ~~and~~or any Restricted Subsidiary.

“Unutilized Commitment”: with respect to any Lender at any time, an amount equal to the remainder of (x) such Lender’s Commitment as in effect at such time less (y) such Lender’s Individual Lender Exposure at such time (excluding any Swingline Exposure of such Lender).

“U.S. Special Resolution Regime”: each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: as defined in Subsection 4.11(b)(ii)(2).

“Voting Stock”: as to any entity, all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Waterworks Acquisition”: the acquisition by Passthrough Holdings and New Blocker on the Closing Date, in accordance with the Plumb Acquisition Agreement, from the Sellers and Affiliates thereof of the Waterworks Business by means of (i) the Waterworks Merger, (ii) the Blocker Merger and (iii) the subsequent acquisition by the Parent Borrower from Affiliates of the Sellers of certain assets related to the Waterworks Business.

“Waterworks Blocker”: HD Supply Waterworks Group, Inc., a Delaware corporation, and any successor in interest thereto.

“Waterworks Business”: the operations reflected in the financial statements delivered pursuant to Subsection 6.1(d), including the distribution of complete lines of water and wastewater transmission products, serving contractors and municipalities in the water and wastewater industries for residential and non-residential uses, in the following markets: non-residential, residential, water systems and sewage systems, to the extent operated by the Acquired Companies and its Affiliates; provided, that, “Waterworks Business” does not include any (a) assets or operations of the “USA Blue Book” business of Sellers’ Affiliates or (b) corporate level services.

“Waterworks Holdings LLC”: CD&R Waterworks Holdings, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Waterworks Holdings LP”: CD&R Waterworks Holdings, L.P., a Delaware limited partnership, and any successor in interest thereto.

“Waterworks Merger”: the merger of Passthrough Mergersub with and into Waterworks Opco, with Waterworks Opco being the survivor of such merger.

“Waterworks Opco”: HD Supply Waterworks, Ltd., a Florida limited partnership, and any successor in interest thereto. As of the Third Amendment Effective Date, Waterworks Opco is Core & Main LP, a Florida limited partnership.

“Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, the powers of the applicable Resolution Authority in each case under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“WW Advisor”: CD&R WW Advisor, LLC, Delaware limited liability company, and any successor in interest thereto.

1.2 Other Definitional and Interpretive Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b) ~~(a)~~ As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent Borrower and its Restricted Subsidiaries not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) ~~(b)~~ The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder. Any reference herein to the financial statements (or any component thereof) of the Parent Borrower shall be construed to include the financial statements (or the applicable component thereof) of the Parent Borrower or any Parent Entity or IPO Vehicle whose financial statements satisfy the Parent Borrower’s financial reporting obligations under Subsection 7.1. With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that such Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default has occurred hereunder (any such Default or Event of Default, an “Initial Default”) and is subsequently cured (a “Cured Default”), any other Default ~~or~~, Event of Default ~~that~~or failure of a condition precedent that resulted or may have resulted from (i) the making or deemed making of any representation or warranty by any Loan Party or (ii) ~~the taking of~~ any ~~action~~act or omission by any Loan Party or any Subsidiary of any Loan Party ~~that was prohibited hereunder solely as a result of the continuation of such Cured Default (and~~

~~was not otherwise prohibited by this Agreement)~~, in each case which subsequent Default ~~or~~, Event of Default or failure would not have arisen had the Cured Default not been continuing at the time of such representation, warranty ~~or~~, action or omission, shall be deemed to automatically be cured or satisfied, as applicable, upon, and simultaneously with, the cure of the Cured Default, so long as at the time of such representation, warranty ~~or~~, action or omission, no Responsible Officer of the Parent Borrower had knowledge of any such Initial Default. To the extent not already so notified, the Parent Borrower will provide prompt written notice of any such automatic cure to the Administrative Agent after a Responsible Officer of the Parent Borrower knows of the occurrence of any such automatic cure. Any time period in this Agreement to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

(d) ~~(c)~~ Financial ratios and other financial calculations pursuant to this Agreement, including calculations pursuant to Subsection 8.1 shall, following any transaction described in the definition of “Pro Forma Basis,” be calculated on a Pro Forma Basis until the completion of four full Fiscal Quarters following such transaction (and shall also be subject to clause (~~d~~e) below to the extent applicable).

(e) ~~(d)~~ For purposes of determining any financial ratio or making any financial calculation for any Fiscal Quarter (or portion thereof) ending prior to the Closing Date (other than the calculation of Consolidated Interest Expense, as and to the extent set forth in the definition thereof), the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four Fiscal Quarter period; and each Person that is a Restricted Subsidiary of the Parent Borrower upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of the components of such financial ratio or financial calculation as of the beginning of such four Fiscal Quarter period.

(f) ~~(e)~~ For purposes of this Agreement and any other Loan Document, for periods ending on or prior to the Closing Date, references to the consolidated financial statements of the Parent Borrower (or any Parent Entity or IPO Vehicle) shall be to the combined financial statements of the Waterworks Business, with pro forma effect being given to the Transactions (with Subsidiaries of the Waterworks Business that are Subsidiaries of the Parent Borrower after giving effect to the Transactions being deemed Subsidiaries of the Parent Borrower), as the context may require, provided that nothing in this clause (~~e~~f) shall require the delivery of combined or consolidated financial statements or other similar materials for or with respect to the Waterworks Business, except as otherwise specifically required by this Agreement.

(g) ~~(f)~~ Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (rounding up if there is no nearest number).

(h) ~~(g)~~ Any references in this Agreement to “cash and/or Cash Equivalents”, “cash, Cash Equivalents and/or Temporary Cash Investments” or any similar combination of the foregoing shall be construed as not double counting cash or any other applicable amount which would otherwise be duplicated therein.

(i) ~~(h)~~ The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(j) ~~(i)~~ The Borrowing Base shall be calculated without duplication, including without duplication of any reserves, items that are otherwise addressed or excluded through eligibility criteria or items that are factored into the calculation of collection rates or collection percentages.

(k) ~~(j)~~ In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement, including any provision which requires that no Default, Event of Default ~~or~~, Specified Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower Representative, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any ~~comparable~~equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, ~~the date~~ on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such ~~comparable~~equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) ~~irrevocable~~ notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given. For the avoidance of doubt, if the Borrower Representative has exercised its option under the first sentence of this clause (~~j~~k), and any Default, Event of Default ~~or~~, Specified Default or specified Default or Event of Default, as applicable, occurs following the date (x) a definitive agreement for the applicable Limited Condition Transaction was entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any ~~comparable~~equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, ~~the date~~ on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such ~~comparable~~equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) ~~irrevocable~~ notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given, and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default ~~or~~, Specified Default~~,~~ or specified Default or Event of Default as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(l) ~~(k)~~ In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Fixed Charge Coverage Ratio ~~or~~, the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement) or the Consolidated Total Leverage Ratio (as defined in the Term Loan Credit Agreement) (but not, for the avoidance of doubt, in determining compliance with the Payment Condition for any purpose hereunder) or any other financial measure;

(ii) testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Tangible Assets or Four Quarter Consolidated EBITDA (as defined herein or in the Term Loan Credit Agreement)); or

(iii) any other determination as to whether any such Limited Condition Transaction and any related transactions (including any financing thereof) complies with the covenants or agreements contained in this Agreement;

in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any ~~comparable~~equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, ~~the date~~ on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such ~~comparable~~equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) ~~irrevocable~~ notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any ~~incurrence~~Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive ~~fiscal quarters~~Fiscal Quarters of the Parent Borrower ending prior to the LCT Test Date for which consolidated financial statements of the Parent Borrower (or, as applicable, any Parent Entity or IPO Vehicle) are available, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with; provided that (a) if financial statements for one or more subsequent Fiscal Quarters or Fiscal Years shall have been delivered pursuant to Subsection 7.1(a) or 7.1(b), the Parent Borrower may elect, in its sole discretion, to re-determine all such ratios, baskets or amounts on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, baskets or amounts and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, baskets or amounts (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including any Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof). For purposes of determining compliance with any ratio, basket or amount on the applicable LCT Test Date, Consolidated Interest Expense for purposes of the Consolidated Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as determined by the Parent Borrower in good faith, which determination shall be conclusive. For the avoidance of doubt, if the Borrower Representative has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in exchange rates or in Consolidated EBITDA or Consolidated Tangible Assets of the Parent Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount with respect to the ~~incurrence~~Incurrence or Discharge of Indebtedness or Liens, or the making of Restricted Payments, Asset Sales, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which (1) such Limited Condition Transaction is consummated ~~or~~, (2) the definitive agreement for, or firm offer in respect of, such Limited Condition Transaction (if an acquisition or investment) is terminated or expires without consummation of such Limited Condition Transaction or (3) such notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is revoked or expires without consummation, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any ~~incurrence~~Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof) have been consummated.

(m) ~~(l)~~ Any reference herein or in any other Loan Document to (i) a transfer, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership (collectively, a “Division”), as if it were a transfer, assignment, sale or transfer, or similar term, as applicable, to a separate Person, and (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to the division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person, and such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.3 Borrower Representative. Each Borrower hereby designates the Parent Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each Borrower’s behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2 and Section 4 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower

SECTION 2

Amount and Terms of Commitments

2.1 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Closing Date and prior to the Termination Date, a Revolving Credit Loan or Revolving Credit Loans to the Borrowers (on a joint and several basis as between the Borrowers), which Revolving Credit Loans:

(i) shall be denominated in Dollars;

(ii) shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Subsections 4.9 and 4.10, all Revolving Credit Loans comprising the same Borrowing shall at all times be of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) by any Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Lender Exposure of such Lender to exceed the amount of its Commitment at such time; and

(v) shall not be made (and shall not be required to be made) by any Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Lender Exposure to exceed the lesser of (A) the aggregate Commitments as then in effect and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

(b) Notwithstanding anything to the contrary in Subsection 2.1(a) or elsewhere in this Agreement, the Administrative Agent shall have the right to establish Availability Reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base including reserves with respect to (i) sums that the Borrowers are or will be required to pay (such as taxes (including payroll and sales taxes), assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid and (ii) amounts owing by the Borrowers or, without duplication, their respective Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens in the ABL Priority Collateral granted in the Security Documents (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law and Indebtedness incurred pursuant to Subsection 8.13(y)) in and to such item of the ABL Priority Collateral (including any such Liens in respect of Management Guarantees); provided that (x) with respect to any Availability Reserve (other than any Designated Hedging Reserves or Designated Cash Management Reserves), the Administrative Agent shall have provided the applicable Borrower reasonable advance notice of any such establishment and (y) with respect to any Designated Hedging Reserves or Designated Cash Management Reserves, (i) the Administrative Agent may establish such Designated Hedging Reserves or Designated Cash Management Reserves immediately upon receiving notice in writing from the Borrower Representative pursuant to Subsection 11.22 that a Designated Hedging Reserve or Designated Cash Management Reserve, as applicable, may be established and (ii) the Administrative Agent shall increase, reduce or eliminate the amount of any existing Designated Hedging Reserve or existing Designated Cash Management Reserve immediately upon receiving written notice of any adjustment to the amount of such existing Designated Hedging Reserve or existing Designated Cash Management Reserve from the Borrower Representative pursuant to the last sentence of Subsection 11.22 (provided that the Administrative Agent shall not be obligated to establish or increase any Designated Hedging Reserve or Designated Cash Management Reserve if at the time of, and after give effect to, such establishment or increase, Excess Availability would be less than zero); and provided, further, that the Administrative Agent may only establish an Availability Reserve after the Closing Date based on an event, condition or other circumstance arising after the Closing Date or based on facts not known to the Administrative Agent as of the Closing Date. The amount of any such Availability Reserve shall have a reasonable relationship to the event, condition or other matter that is the basis for the Availability Reserve. Upon delivery of such notice, the Administrative Agent shall be available to discuss any proposed Availability Reserve, and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish such Availability Reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Availability Reserve no longer exists or has otherwise been adequately addressed by the applicable Borrower. In the event that the event, condition or other matter giving rise to the establishment of any Availability Reserve shall cease to exist (unless there is a reasonable prospect that such event, condition or other matter will occur again within a reasonable period of time thereafter), the Availability Reserve established pursuant to such event, condition or other matter, shall be discontinued. Notwithstanding anything herein to the contrary, Availability Reserves shall not duplicate (i) eligibility criteria contained in the definition of “Eligible Accounts”, “Eligible Credit Card Receivables” or “Eligible Inventory” and vice versa, or (ii) reserves or criteria deducted in computing the value of Eligible Inventory (based on cost and quantity) and vice versa.

(c) In the event the Borrowers are unable to comply with (i) the ~~borrowing base~~Borrowing Base limitations set forth in Subsection 2.1(a) or (ii) the conditions precedent to the making of Revolving Credit Loans or the issuance of Letters of Credit set forth in Section 6, the Lenders authorize the Administrative Agent, for the account of the Lenders, to make Revolving Credit Loans to the Borrowers, which may only be made as ABR Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a notice of Borrowing requesting an Agent Advance until the earliest of (i) the 30th Business Day after such date, (ii) the date the respective Borrowers or Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Credit Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto and (iii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). The Administrative Agent shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance (A) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrowers at such time, would exceed 10.0% of the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (B) when added to the Aggregate Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the aggregate Commitments at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its discretion to the extent the Administrative Agent deems such Agent Advances necessary or desirable (x) to preserve and protect the applicable ABL Priority Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other obligations of the Loan Parties hereunder and under the other Loan Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses and other sums payable under the Loan Documents, and that the Borrowers shall have no right to require that any Agent Advances be made.

(d) Each Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence such Lender’s Revolving Credit Loans, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 hereto (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Revolving Credit Note”), with appropriate insertions as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender to such Borrower. Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with Subsection 4.1.

2.2 Procedure for Revolving Credit Borrowing. Each of the Borrowers may borrow under the Commitments on the Closing Date and the Parent Borrower and any Subsidiary Borrower (or any of their permitted successors hereunder) may borrow under the Commitments hereunder on any Business Day after the Closing Date during the Commitment Period, provided that the Borrower Representative shall give the Administrative Agent irrevocable (in the case of any notice except notice with respect to the initial Extension of Credit hereunder, which shall be irrevocable after the funding) notice in substantially the form of Exhibit J-1 hereto or in such other form as may be agreed between the Borrower Representative and the Administrative Agent (each, a “Borrowing Request”) (which Borrowing Request must be received by the Administrative Agent prior to (1) in the case of either Eurodollar Loans or ABR Loans to be borrowed on the Closing Date, 12:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), one Business Day prior to the Closing Date, and (2) in all other cases, (a) 2:00 P.M., New York City time, at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) 11:00 A.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), on the requested Borrowing Date, for ABR Loans) specifying (i) the identity of a Borrower, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swingline Loans, in multiples of $500,000 (or, if the Commitments then available (as calculated in accordance with Subsection 2.1(a)) are less than $500,000, such lesser amount) or a whole multiple of $100,000 in excess thereof, and (y) in the case of Eurodollar Loans, $500,000, or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower Representative the Administrative Agent shall promptly notify each applicable Revolving Credit Lender thereof. Subject to the satisfaction of the conditions precedent specified in Subsection 6.2 to the extent applicable (or in the case of the initial Extension of Credit on the Closing Date, Subsection 6.1),

each applicable Revolving Credit Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower identified in such notice at the office of the Administrative Agent specified in Subsection 11.2 prior to 12:00 P.M. (or 9:00 A.M., in the case of the initial borrowing hereunder), New York City time, or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such ~~Borrower~~Lender reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by such Borrower and in funds immediately available to the Administrative Agent.

2.3 Termination or Reduction of Commitments. The Borrower Representative (on behalf of itself and each other applicable Borrower) shall have the right, upon not less than three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice to the Administrative Agent (who will promptly notify the Lenders), to terminate the Commitments, or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swingline Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and Swingline Loans then outstanding, when added to the sum of the then outstanding L/C Obligations, would exceed the Commitments then in effect and provided, further, that any such notice of termination delivered by the Borrower Representative may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Commitments then in effect.

2.4 Swingline Commitments. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (individually, a “Swingline Loan”; collectively, the “Swingline Loans”) to any of the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; provided that at no time may the sum of the then outstanding Swingline Loans, Revolving Credit Loans and L/C Obligations exceed the lesser of (1) the Commitments then in effect and (2) the Borrowing Base then in effect (based on the Borrowing Base Certificate last delivered). Swingline Loans shall be made in minimum amounts of (x) at all times when a Dominion Event is not in existence, $100,000 and (y) at all other times, there will be no minimum amount. Amounts borrowed by any Borrower under this Subsection 2.4 may be repaid and, through but excluding the Termination Date, reborrowed. All Swingline Loans made to any Borrower shall be made in Dollars as ABR Loans, and shall not be entitled to be converted into Eurodollar Loans. The Borrower Representative (on behalf of itself or any other Borrower as the case may be), shall give the Swingline Lender irrevocable notice (which notice must be received by the Swingline Lender prior to 1:00 P.M., New York City time, on the requested Borrowing Date) specifying (1) the identity of a Borrower, (2) the amount of the requested Swingline Loan and (3) that the Borrowing is to be of ABR Loans. The proceeds of the Swingline Loans will be made available by the Swingline Lender to the Borrower identified in such notice at an office of the Swingline Lender by crediting the account of such Borrower at such office with such proceeds in Dollars.

(b) Each of the Borrowers agrees that, upon the request to the Administrative Agent by the Swingline Lender made on or prior to the Closing Date or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence the Swingline Loans such Borrower will execute and deliver to the Swingline Lender a promissory note substantially in the form of Exhibit A-2 hereto, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Swingline Note”), payable to the Swingline Lender and representing the obligation of such Borrower to pay the amount of the Swingline Commitment or, if less, the unpaid principal amount of the Swingline Loans made to such Borrower, with interest thereon as prescribed in Subsection 4.1. The Swingline Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with Subsection 4.1.

(c) The Swingline Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swingline Loan outstanding for more than five Business Days, the Swingline Lender shall, on behalf of the Borrower to which the Swingline Loan has been made (which hereby irrevocably directs and authorizes such Swingline Lender to act on its behalf), request (provided that such request shall be deemed to have been automatically made upon the occurrence of an Event of Default under Subsection 9.1(f)) each Lender, including the Swingline Lender, to make a Revolving Credit Loan as an ABR Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of all Swingline Loans made in Dollars (each, a “Mandatory Revolving Credit Loan Borrowing”) in an amount equal to such Lender’s Commitment Percentage of the principal amount of all of the Swingline Loans (collectively, the “Refunded Swingline Loans”) outstanding on the date such notice is given; provided that the provisions of this Subsection 2.4 shall not affect the obligations of any Borrower to prepay Swingline Loans in accordance with the provisions of Subsection 4.4(c). Unless the Commitments shall have expired or terminated (in which event the procedures of clause (d) of this Subsection 2.4 shall apply), each Lender hereby agrees to make the proceeds of its Revolving Credit Loan (including any Eurodollar Loan) available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory Revolving Credit Loan Borrowing may not comply with the minimum amount for Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Revolving Credit Loan Borrowing and (v) the amount of the Commitment of such, or any other, Lender at such time. The proceeds of such Revolving Credit Loans (including any Eurodollar Loan) shall be immediately applied to repay the Refunded Swingline Loans.

(d) If the Commitments shall expire or terminate at any time while Swingline Loans are outstanding, each Lender shall, at the option of the Swingline Lender, exercised reasonably, either (i) notwithstanding the expiration or termination of the Commitments, make a Loan as an ABR Loan (which Revolving Credit Loan shall be deemed a “Revolving Credit Loan” for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swingline Loans, in either case in an amount equal to such Lender’s Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Commitments of the aggregate principal amount of such Swingline Loans; provided that in the event that any Mandatory Revolving Credit Loan Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under any domestic or foreign bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Revolving Credit Loan Borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided, further, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Revolving Credit Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Credit Loans made as ABR Loans. Each Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 11:00 A.M., New York City time, in Dollars in funds immediately available on the Business Day next succeeding the date on which the Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swingline Loans outstanding on the date of termination or expiration of the Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this clause (d), each Lender shall immediately transfer to the Swingline Lender, in Dollars in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(e) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof (whether directly from a Borrower or otherwise, including proceeds of Collateral applied thereto by the Swingline Lender), or any payment of interest on account thereof, the Swingline Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the Swingline Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

(f) Each Lender’s obligation to make the Revolving Credit Loans and to purchase participating interests with respect to Swingline Loans in accordance with Subsections 2.4(c) and 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any of the Borrowers may have against the Swingline Lender, any of the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in condition (financial or otherwise) of any of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any of the Borrowers, any other Loan Party or any other Lender; (v) any inability of any of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5 Repayment of Loans. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent in Dollars for the account of: (i) each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Borrower, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); and (ii) the Swingline Lender, the then unpaid principal amount of the Swingline Loans made to such Borrower, on the Termination Date (or such earlier date on which the Swingline Loans become due and payable pursuant to Section 9). Each Borrower hereby further agrees to pay interest (which payments shall be in Dollars) on the unpaid principal amount of such Loans from time to time outstanding from the ~~date hereof~~Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Subsection 4.1.

(b) Each Lender (including the Swingline Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to Subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, the Borrowers to which such Loan is made, each Interest Period, if any, applicable thereto and whether such Loans are Revolving Credit Loans or Swingline Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each applicable Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each applicable Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Subsection 2.5(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Incremental Facility. (a) So long as no Specified Default exists or would arise therefrom, the Borrower Representative shall have the right, at any time and from time to time after the Closing Date (i) to increase the ~~existing~~aggregate amount of the then outstanding Commitments by requesting new Commitments to be added to an ~~Existing~~existing Tranche of existing Commitments (the “Supplemental Commitments”), (ii) to request new Commitments under one or more new revolving facilities to be included in this Agreement (the “Incremental Revolving Commitments”) or (iii) to request one or more term loans (the “Incremental ABL Term Loans” and together with the Supplemental Commitments and Incremental Revolving Commitments, collectively, the “Incremental Facilities” and each, an “Incremental Facility”). Notwithstanding anything to contrary herein, the principal amount of any Incremental Facility at the time such Incremental Facility becomes effective shall not exceed the Available Incremental Amount at such time. The Borrower Representative may seek to obtain Incremental Facilities from existing Lenders or other Persons, as applicable (each an “Incremental Facility Increase,” and each Person extending, or Lender extending, Incremental Facilities, an “Additional Lender”), provided, however, that (i) no Lender shall be obligated to provide an Incremental Facility Increase as a result of any such request by the Borrower Representative and (ii) any Additional Lender that is not an existing Lender shall be subject to the approval of the Administrative Agent and, in the case of any Incremental Revolving Commitments or Supplemental Commitments, the Swingline Lender and the Borrowers (each such approval not to be unreasonably withheld, conditioned or delayed). Each Incremental Facility Increase shall be in a minimum aggregate amount of at least $15,000,000 and in integral multiples of $5,000,000 in excess thereof (or, in each case, in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion). Any Incremental Facility Increase may be denominated in Dollars.

(b) (i) Any Incremental ABL Term Loans (A) may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Borrower Representative, junior) in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Commitments and any existing Incremental ABL Term Loans, (B) shall be part of, and count against, the Borrowing Base, (C) shall not have a final maturity that is earlier than the Termination Date, (D) shall not amortize at a rate greater than 1.0% per annum, (E) for purposes of prepayments, shall be treated no more favorably than the Loans, (F) may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans and (G) shall otherwise be on terms as are reasonably satisfactory to the Administrative Agent.

(ii) Any Supplemental Commitments (A) ~~shall~~may not be guaranteed by ~~the~~any Subsidiaries of the Parent Borrower other than the Subsidiary Borrowers or Subsidiary Guarantors and shall rank pari passu in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Commitments in effect prior to the Incremental Commitment Effective Date and any existing Incremental ABL Term Loans and (B) shall be on terms and pursuant to the documentation applicable to the Tranche of the existing Commitments that they are increasing; provided that the Applicable Commitment Fee Rate and Applicable Margin relating to the Supplemental Commitments may exceed the Applicable Commitment Fee Rate and Applicable Margin relating to the Tranche of existing Commitments that they are increasing in effect prior to the Incremental Commitment Effective Date so long as the Applicable Commitment Fee Rate and Applicable Margins relating to all Revolving Credit Loans of such Tranche shall be adjusted to be equal to the Applicable Commitment Fee Rate and Applicable Margin payable to the Lenders providing such Supplemental Commitments.

(iii) Any Incremental Revolving Commitments (A) may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Borrower Representative, junior) in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Commitments and any existing Incremental ABL Term Loans, (B) shall not have a final maturity that is earlier than the Termination Date, (C) for purposes of prepayments, shall be treated no more favorably than the Loans, (D) may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans, (E) shall have interest rate margins and commitment fees determined by the Borrower Representative and the applicable Additional Lenders (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans pursuant to clause (ii) above) and (F) shall otherwise be on terms as are reasonably satisfactory to the Administrative Agent.

(iv) The Incremental Facilities may be in the form of a separate “first-in, last-out” tranche (~~the~~a “FILO Tranche”) with a separate borrowing base against the ABL Priority Collateral and interest rate margins, in each case, to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans pursuant to clause (ii) above) among the Borrower Representative, the Administrative Agent and the Lenders providing ~~the~~a FILO Tranche so long as (1) any loans under ~~the~~a FILO Tranche may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Borrower Representative, junior) in right of priority with respect to the Collateral; (2) if availability under ~~the~~a FILO Tranche exceeds $0, any Extension of Credit under the Revolving Credit Facility thereafter requested shall be made under ~~the~~a FILO Tranche until ~~the~~such FILO Tranche availability no longer exceeds $0; (3) as between (x) the Revolving Credit Facility (other than ~~the~~such FILO Tranche), the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) and the Designated Hedging Agreements and Designated Cash Management Agreements and (y)  ~~the~~such FILO Tranche, all proceeds from the liquidation or other realization of the Collateral (including

ABL Priority Collateral) shall be applied, first to obligations owing under, or with respect to, the Revolving Credit Facility (other than ~~the~~such FILO Tranche), the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) and such Designated Hedging Agreements and Designated Cash Management Agreements and second to the applicable FILO Tranche; (4) no Borrower may prepay Revolving Credit Loans under ~~the~~any FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans and/or Reimbursement Obligations (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) or Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) are outstanding; (5) the Required Lenders (calculated as including Lenders under the Incremental Facilities and ~~the~~any FILO Tranche) shall, subject to the terms of the ABL/Term Loan Intercreditor Agreement, control exercise of remedies in respect of the Collateral and (6) no changes affecting the priority status of the Revolving Credit Facility (other than ~~the~~a FILO Tranche) or the Incremental ABL Term Loans (unless otherwise agreed in writing between the Administrative Agent and any Additional ABL Agent) vis-à-vis the FILO Tranche may be made without the consent of each affected Lender under the Revolving Credit Facility (including Lenders under the Incremental Facilities and the FILO tranche), other than such changes which affect only the FILO Tranche, or only the Incremental ABL Term Loans, as the case may be.

(c) No Incremental Facility Increase shall become effective unless and until each of the following conditions have been satisfied:

(i) The Borrower Representative, the Administrative Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents (“Lender Joinder Agreement”) in substantially the form of Exhibit L hereto or in such other form as may be appropriate in the opinion of the Borrower Representative and the Administrative Agent;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Lenders as the Borrower Representative and such Additional Lenders shall agree;

(iii) The Borrower Representative shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent from counsel to the Borrower Representative reasonably satisfactory to the Administrative Agent and dated such date;

(iv) A Revolving Credit Note (to the extent requested) will be issued at the applicable Borrowers’ expense, to each such Additional Lender, to be in conformity with requirements of Subsection 2.1(d) (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Lender;

(v) The Borrower Representative shall deliver a certificate certifying that (A) (x) in the case of a Limited Condition Transaction, the Specified Representations or (y) in all other cases, the representations and warranties made by the Parent Borrower and its Restricted Subsidiaries contained herein and in the other Loan Documents are true and correct in all material respects on and as of the applicable Incremental ~~Facility Closing~~Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Specified Default has occurred and is continuing; and

(vi) The applicable Borrowers and Additional Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(d) (i) In the case of any Incremental Facility Increase constituting Supplemental Commitments or Incremental Revolving Commitments, the Administrative Agent shall promptly notify each Lender as to the effectiveness of such Incremental Facility Increase (with each date of such effectiveness being referred to herein as an “Incremental Commitment Effective Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Supplemental Commitments or Incremental Revolving Commitments, (ii) Schedule A shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect any such Supplemental Commitments or Incremental Revolving Commitments.

(ii) In the case of any Incremental Facility Increase, the Administrative Agent, the Additional Lenders and the Borrowers agree to enter into any amendment required to incorporate the addition of the Incremental Facilities, the pricing of the Incremental Facilities, the maturity date of the Incremental Facilities and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection therewith. The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments.

(e) In connection with the Incremental Facility Increases constituting Supplemental Commitments, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the applicable Borrowers shall, in coordination with the Administrative Agent, (x) repay applicable outstanding Revolving Credit Loans under the applicable Tranche of certain Lenders, and obtain applicable Revolving Credit Loans under the applicable Tranche from certain other Lenders (including the Additional Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent to the extent necessary so that the Lenders effectively participate in each of the outstanding Revolving Credit Loans under the applicable Tranche, as applicable, pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this

Subsection 2.6), and (ii) the applicable Borrowers shall pay to the Lenders any costs of the type referred to in Subsection 4.12 in connection with any repayment and/or Revolving Credit Loans required pursuant to the preceding clause (i). Without limiting the obligations of the Borrowers provided for in this Subsection 2.6, the Administrative Agent and the Lenders agree that they will use commercially reasonable efforts to attempt to minimize the costs of the type referred to in Subsection 4.12 which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

2.7 Refinancing Amendments. (a) So long as no Specified Default exists or would arise therefrom, at any time after the Closing Date, the Borrowers may obtain, from any Lender, any Additional Lender or any other Person, Credit Agreement Refinancing Indebtedness in respect of the Facility (which for purposes of this clause (a) will be deemed to include any then outstanding (w) Other ABL Term Loans, (x) Incremental ABL Term Loans, (y) Other Revolving Credit Loans and (z) Loans provided against the Supplemental Commitments and Incremental Revolving Commitments, but will exclude the commitments in respect of the FILO Tranche unless (1) the Loans comprising the FILO Tranche are the only Loans outstanding and (2) the Commitments for the Revolving Credit Facility (excluding the FILO Tranche) have been terminated) in the form of (i) one or more Other ABL Term Loans or Other ABL Term Commitments, (ii) one or more Other Revolving Credit Loans or Other Revolving Credit Commitments, or (iii) in the case of the FILO Tranche, a new “first-in, last-out” tranche, as the case may be, in each case pursuant to a Refinancing Amendment; provided that any Person (other than an existing Lender or an Additional Lender) providing such Credit Agreement Refinancing Indebtedness shall be subject to the approval of the Administrative Agent and, in the case of any Other Revolving Credit Loans or Other Revolving Credit Commitments, the Swingline Lender and the Borrowers (each such approval not to be unreasonably withheld, conditioned or delayed). Each Tranche of Credit Agreement Refinancing Indebtedness incurred under this Subsection 2.7 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other ABL Term Loans or Other Revolving Credit Loans and (y) an integral multiple of $5,000,000 in excess thereof (or, in each case, in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion).

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in ~~Subsection~~Subsections 6.2(a) and 6.2(b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Closing Date under Subsection 6.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of any Borrower, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Commitments.

(c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other ABL Term Loans, Other Revolving Credit Loans, Other Revolving Credit Commitments and/or Other ABL Term Commitments). The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Refinancing Amendment to effect such amendments to this Agreement and the other Loan Documents and such technical amendments as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Subsection 2.7. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Termination Date shall be partially or entirely reallocated from Lenders holding Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Commitments, be deemed to be participation interests in respect of such Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

2.8 Extension of Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Representative to all Revolving Credit Lenders of Commitments with a like maturity date, or all lenders with ABL Term Loans with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Commitments or ABL Term Loans, as applicable) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Commitments or ABL Term Loans, as applicable, and otherwise modify the terms of such Commitments or ABL Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of, or changing the amortization or prepayment provisions of, such Commitments (and related outstandings) or ABL Term Loans) (each, an “Extension”, and each group of Commitments or ABL Term Loans, as applicable, as so extended, as well as the original Commitments or ABL Term Loans (not so extended), as applicable, being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted and any Extended ABL Term Loans shall constitute a separate tranche of ABL Term Loans from the tranche of ABL Term Loans from which they were converted), so long as the following terms are satisfied: (i) except as to interest rates, fees, final maturity, amortization and prepayment provisions (which shall be determined by the Borrower Representative and set forth in the relevant Extension Offer), (x) the Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms as the original ~~Commitments~~Commitment (and related outstandings) so extended and (y) the ABL Term Loans of any Lender that agrees to an extension with respect to such ABL Term Loans (an “Extending ABL Term Lender” and together with any Extending Revolving Credit Lender, if any, collectively, “Extending Lenders”) pursuant to an Extension (“Extended ABL Term Loans”) shall have the same terms as the original ABL Term Loans so extended; provided that (x) subject to the provisions of Section 3 and Subsection 2.4 to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all such Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Commitment Percentage of the Commitments and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Revolving Commitments and any original Commitments) which have more than two different maturity dates, unless otherwise agreed by the Administrative Agent and the Borrower Representative (including agreements as to additional administrative fees to be paid by the Borrowers), and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Subsection 2.8, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Subsection 4.4 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Representative’s sole discretion and which may be waived by the Borrower Representative) of Commitments or ABL Term Loans, as applicable, of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Subsection 2.8 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments or Extended ABL Term Loans, as applicable, on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Subsections 4.4 and 4.8) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Subsection 2.8.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Commitments or ABL Term Loans (or a portion thereof) and (B) with respect to any Extension of the Commitments, the consent of each Issuing Lender and the Swingline Lender, which consent shall not be unreasonably withheld, conditioned or delayed. All Extended Revolving Commitments and Extended ABL Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments or ABL Term Loans so extended, permit the repayment of non-extending Loans on the Termination Date and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection therewith, in each case on terms consistent with this Subsection 2.8.

(d) In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Subsection 2.8.

(e) Following any Extension, with the consent of the Borrower Representative, any Non-Extending Lender may elect to have all or a portion of its existing Commitments or ABL Term Loans deemed to be an Extended Revolving Commitment or Extended ABL Term Loan, as applicable under the applicable extended tranche on any date (each such date, a “Designation Date”) prior to the maturity date or termination date, as applicable, of such extended tranche; provided that (i) such Lender shall have provided written notice to the Borrower Representative and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion) and (ii) no more than three Designation Dates may occur in any one-year period without the written consent of the Administrative Agent. Following a Designation Date, the existing Commitments or ABL Term Loans, as applicable, held by such Lender so elected to be extended will be deemed to be an Extended Revolving Commitment or Extended ABL Term Loan, as applicable, and any existing Commitments or ABL Term Loans, as applicable, held by such Lender not elected to be extended, if any, shall continue to be existing Commitments or ABL Term Loans, as applicable.

2.9 Canadian Facility. Subject to and upon the terms and conditions set forth in Schedule 2.9 hereto, each Lender severally agrees, as part of and as a sub-facility under, its Commitment hereunder (but without increasing such Commitment), to make available hereunder (directly or through a lending affiliate of such Lender) to the Canadian Borrowers, at any time and from time to time on or after the Canadian Facility Effective Date and prior to the Termination Date, its pro rata share of the Canadian Facility. The Lenders hereby irrevocably authorize the Administrative Agent to enter into an amendment to, or amend and restate, this Agreement and the other Loan Documents to make such amendments as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Subsection 2.9 and Schedule 2.9 hereto (such amendment or amendment and restatement, the “Canadian Facility Amendment”). The Canadian Facility shall be available to the Canadian Borrowers and shall be available to be drawn in Dollars or Canadian Dollars, with certain operational and administrative borrowing procedures as reasonably requested by the Canadian Agent, including, for the avoidance of doubt, at least three Business Days’ notice (or, if agreed to by all Lenders, such shorter notice) for any such borrowings in Canadian Dollars. Any extensions of credit under the Canadian Facility will reduce availability under the Facility on a dollar-for-dollar basis.

SECTION 3

Letters of Credit

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Subsection 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, collectively, the “Letters of Credit”) for the account of the applicable Borrower or (if required by the applicable Issuing Lender, so long as a Borrower is a co-applicant and jointly and severally liable thereunder) any Restricted Subsidiary on any Business Day during the Commitment Period but in no event later than the fifth day prior to the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that no Letter of Credit shall be issued if, after giving effect to such issuance, (i) the aggregate Extensions of Credit to the Borrowers would exceed the applicable limitations set forth in Subsection 2.1, (ii) the L/C Obligations in respect of Letters of Credit would exceed $200,000,000 or (iii) the Aggregate Outstanding Credit of all the Revolving Credit Lenders would exceed the Commitments of all the Revolving Credit Lenders then in effect. Notwithstanding the foregoing, no Issuing Lender shall be required to (but it may in its sole discretion) issue any Letter of Credit if the aggregate maximum amount of all Letters of Credit issued by such Issuing Lender would exceed its L/C Commitment.

(b) Each Letter of Credit shall be denominated in Dollars and shall be either (i) a standby letter of credit issued to support obligations of the Parent Borrower or any of its Restricted Subsidiaries, contingent or otherwise, which finance or otherwise arise in connection with the working capital and business needs of the Parent Borrower or its Restricted Subsidiaries, and for general corporate purposes, of the Parent Borrower or any of its Restricted Subsidiaries, or (ii) a commercial letter of credit in respect of the purchase of goods or services by the Parent Borrower or any of its Restricted Subsidiaries, and unless otherwise agreed by the applicable Issuing Lender and, in the case of clause (B) below, the Administrative Agent, expire no later than the earlier of (A) one year after its date of issuance and (B) the fifth Business Day prior to the Termination Date; provided that, notwithstanding any extension of the Termination Date pursuant to Subsection 2.8, unless otherwise agreed, no Issuing Lender shall be obligated to issue a Letter of Credit that expires beyond the non-extended Termination Date; provided further, that Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG New York Branch, Royal Bank of Canada, Goldman Sachs Bank USA and Nomura Corporate Funding Americas, LLC, each in their capacity as Issuing Lender, shall not be obligated to issue commercial letters of credit, in each case unless separately agreed between such Issuing Lender (in its sole discretion) and the Borrower Representative.

(c) Notwithstanding anything to the contrary in Subsection 3.1(b), if the Borrower Representative so requests in any L/C Request, the applicable Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension L/C”); provided that any such Auto-Extension L/C must permit the applicable Issuing Lender to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the applicable Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension L/C has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an extended expiry date not later than the earlier of (i) one year from the date of such extension and (ii) the fifth Business Day prior to the Termination Date; provided that such Issuing Lender shall have no obligation to permit any such extension if (x) such Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Subsection 3.2(c) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this clause (c), (1) from the Administrative Agent that any Lender directly affected thereby has elected not to permit such extension or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate this Subsection 3.1.

(d) Each Letter of Credit issued by an Issuing Lender shall be deemed to constitute a utilization of the Commitments, and shall be participated in (as more fully described in the following Subsection 3.4) by the Lenders in accordance with their respective Commitment Percentages. All Letters of Credit issued hereunder shall be issued for the account of the applicable Borrower or (if required by the applicable Issuing Lender, so long as a Borrower is a co-applicant and jointly and severally liable thereunder) any Subsidiary.

(e) Unless otherwise agreed by the applicable Issuing Lender and the Borrower Representative, each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and to the extent not prohibited by such laws, the ISP shall apply to each standby Letter of Credit and the Uniform Customs shall apply to each commercial Letter of Credit. The ISP shall not in any event apply to this Agreement.

3.2 Procedure for Issuance of Letters of Credit. (a) The Borrower Representative may, from time to time during the Commitment Period but in no event later than the 30th day prior to the Termination Date, request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent at its address for notices specified herein, an L/C Request therefor in the form of Exhibit J-2 hereto (completed to the reasonable satisfaction of such Issuing Lender), and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any L/C Request, such Issuing Lender will process such L/C Request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required, unless otherwise agreed to by such Issuing Lender, to issue any Letter of Credit earlier than five Business Days after its receipt of the L/C Request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower Representative. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower Representative promptly following the issuance thereof. Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the applicable Issuing Lender shall promptly notify the Administrative Agent, who shall promptly notify each Lender, thereof, which notice shall specify the amount of such Lender’s respective participation in such Letter of Credit pursuant to Subsection 3.4. If the applicable Issuing Lender is not the same person as the Administrative Agent, on the first Business Day of each calendar month, such Issuing Lender shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts thereof and the Administrative Agent shall promptly provide such report to each Lender.

(b) The making of each request for a Letter of Credit by the Borrower Representative shall be deemed to be a representation and warranty by the Borrower Representative that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Subsection 3.1. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Subsection 3.1, then such Issuing Lender may issue the requested Letter of Credit for the account of the applicable Borrower or Subsidiary in accordance with such Issuing Lender’s usual and customary practices.

(c) No Issuing Lender shall be under any obligation to issue any Letter of Credit if

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any banking regulatory authority with jurisdiction over such Issuing Lender shall prohibit the issuance of letters of credit generally, or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender consistently applied by such Issuing Lender to borrowers generally.

3.3 Fees, Commissions and Other Charges. (a) Each Borrower agrees to pay to the Administrative Agent a letter of credit commission with respect to each Letter of Credit issued by such Issuing Lender on its behalf, computed for the period from and including the date of issuance of such Letter of Credit through and including to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans that are Revolving Credit Loans calculated on the basis of a 360-day year for the actual days elapsed, of the aggregate amount available to be drawn under such Letter of

Credit, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein. Such commission shall be payable to the Administrative Agent for the account of the applicable Revolving Credit Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Each Borrower shall pay to the Administrative Agent for the account of the relevant Issuing Lender with respect to each Letter of Credit a fee equal to 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit (or such other amounts as may be agreed by such Borrower and such Issuing Lender) calculated on the basis of a 360-day year for the actual days elapsed, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein. Such commissions and fees shall be nonrefundable. Such fees and commissions shall be payable in Dollars.

(b) In addition to the foregoing commissions and fees, each Borrower agrees to pay directly to the applicable Issuing Lender amounts necessary to reimburse the applicable Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender within 10 days after demand therefor.

(c) The Administrative Agent shall, promptly following any receipt thereof, distribute to the applicable Lenders all commissions and fees received by the Administrative Agent for their respective accounts pursuant to this Subsection 3.3.

3.4 L/C Participations. (a) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, each Issuing Lender hereby irrevocably grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. All calculations of the Lenders’ Commitment Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error.

(b) If the Borrowers fail to reimburse the applicable Issuing Lender on the due date as provided in Subsection 3.5, such Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Commitment Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 P.M., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 P.M., New York City time, on any day, not later than 11:00 A.M.,

New York City time, on the next succeeding Business Day), the amount equal to such Lender’s Commitment Percentage of the unreimbursed L/C Disbursement in the same manner as provided in Subsection 2.2 with respect to Loans made by such Lender, and the Administrative Agent will promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the applicable Issuing Lender any amounts received by it from the Borrowers pursuant to the above clause (a) prior to the time that any Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrowers thereafter will be promptly remitted by the Administrative Agent to the Lender that shall have made such payments and to such Issuing Lender, as appropriate.

(c) If any Lender shall not have made its Commitment Percentage of such L/C Disbursement available to the Administrative Agent as provided above, each of such Lender and each Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Lender at (i) in the case of Borrower, the rate per annum set forth in Subsection 3.5(b) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

3.5 Reimbursement Obligation of the Borrowers. (a) Each Issuing Lender shall promptly notify the Borrower Representative of any compliant presentation of documents under any Letter of Credit. Each Borrower hereby agrees to reimburse each Issuing Lender, upon receipt by the Borrower Representative of written notice from the applicable Issuing Lender of the date and the amount of a drawing presented under any Letter of Credit issued on its behalf and paid by such Issuing Lender (an “L/C Disbursement”), for the amount of such drawing so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the applicable Issuing Lender, at its address for notices specified herein, in Dollars in immediately available funds, no later than 3:00 P.M., New York City time, on the date which is one Business Day (or, if the Facility is fully drawn on such date and the applicable Borrower does not have sufficient cash on hand to make such payment, two Business Days) after the date on which the Borrower Representative receives such notice, if received prior to 11:00 A.M., New York City Time, on a Business Day and otherwise, no later than 3:00 P.M., New York City time, on the next succeeding Business Day; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Subsection 2.2 that such payment be financed with ABR Loans or Swingline Loans in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Loans or Swingline Loans~~.~~

(b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Subsection 3.5(b) from the date the drawing presented under the affected Letter of Credit is paid to the date on which the applicable Borrower is required to pay such amounts pursuant to clause (a) above at the rate which would then be payable on any outstanding ABR Loans that are Revolving Credit Loans and thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Revolving Credit Loans which were then overdue.

3.6 Obligations Absolute. The Reimbursement Obligations of Borrowers as provided in Subsection 3.5 shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Parent Borrower and its Restricted Subsidiaries. None of the Agents, the Lenders, the Issuing Lenders or any of their affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lenders; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Requirements of Law) suffered by the Borrowers that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as ~~finally~~ determined ~~by a~~in a final non-appealable judgment of a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.7 L/C Disbursements. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly give written notice to the Administrative Agent and the Borrower Representative of such demand for payment and if such Issuing Lender has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to such Issuing Lender and the Lenders with respect to any such L/C Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Subsection 3.5).

3.8 L/C Request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any L/C Request or other application or agreement submitted by any Borrower or any Subsidiary, to, or entered into by any Borrower or any Subsidiary with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

3.9 Cash Collateralization. If the maturity of the Loans has been accelerated, the Borrowers shall then deposit on terms and in accounts satisfactory to the Administrative Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the L/C Obligations as of such date plus any accrued and unpaid interest thereon. Funds so deposited shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be applied to satisfy other Obligations of the Borrowers under this Agreement.

3.10 Additional Issuing Lenders. The Borrower Representative may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this Subsection 3.10 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender. The Administrative Agent shall notify the Lenders of any such additional Issuing Lender. If at any time there is more than one Issuing Lender hereunder, the Borrower Representative may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.

3.11 Resignation or Removal of the Issuing Lender. Any Issuing Lender may resign as Issuing Lender hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and the Borrower Representative. Any Issuing Lender may be replaced at any time by written agreement among the Borrower Representative, each Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Lender. At the time any such resignation of an Issuing Lender shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Lender pursuant to Subsection 3.3. From and after the effective date of any such resignation or replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context requires. After the resignation or replacement of an Issuing Lender, the retiring or replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

SECTION 4

General Provisions Applicable to Loans and Letters of Credit

4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Alternate Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this Subsection 4.1 plus 2.00%, (y) in the case of overdue interest, the rate that would ~~be~~ otherwise be applicable to principal of the related Loan pursuant to the relevant foregoing provisions of this Subsection 4.1 ~~(other than clause (x) above)~~ plus 2.00% and (z) in the case of~~,~~ fees, commissions or other amounts, the rate described in clause (b) of this Subsection 4.1 for ABR Loans that are Revolving Credit Loans accruing interest at the Alternate Base Rate plus 2.00%, in each case from the date of such nonpayment until such amount is paid in full (~~as well~~ after as well as before any judgment ~~relating thereto).~~); provided that (1) no amount shall be payable pursuant to this Subsection 4.1(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) no amounts shall accrue pursuant to this Subsection 4.1(c) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to clause (c) of this Subsection 4.1 shall be payable from time to time on demand exercised in accordance with Subsection 9.2.

(e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

4.2 Conversion and Continuation Options. (a) Subject to its obligations pursuant to Subsection 4.12(c), the applicable Borrowers may elect from time to time to convert outstanding Revolving Credit Loans from Eurodollar Loans to ABR Loans by the Borrower Representative giving the Administrative Agent irrevocable notice of such election prior to 2:00 P.M., New York City time two Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to such election. The Borrower Representative may elect from time to time to convert outstanding Revolving Credit Loans from ABR Loans to Eurodollar Loans by the Borrower Representative giving the Administrative Agent irrevocable notice of such election prior to 2:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than any Default under Subsection 9.1(f)), the Administrative Agent has given notice to the Borrower Representative that no such conversions may be made and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the applicable Termination Date.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower Representative giving three Business Days’ notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in Subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than any Default under Subsection 9.1(f)), the Administrative Agent has given notice to the Borrower Representative that no such continuations may be made or (ii) after the date that is one month prior to the applicable Termination Date, and provided, further, that if the Borrower Representative shall fail to give any required notice as described above in this clause (b) or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this Subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

4.3 Minimum Amounts; Maximum Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Set shall be equal to $500,000 or a whole multiple of $500,000 in excess thereof and so that there shall not be more than 10 Sets at any one time outstanding.

4.4 Optional and Mandatory Prepayments. (a) Each of the Borrowers may at any time and from time to time prepay the Loans made to it and the Reimbursement Obligations in respect of Letters of Credit issued for its account, in whole or in part, subject to Subsection 4.12, without premium or penalty but including, for the avoidance of doubt, accrued interest, upon notice by the Borrower Representative to the Administrative Agent prior to 2:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurodollar Loans) or prior to 2:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) on the date of prepayment (in the case of (x) ABR Loans, (y) Swingline Loans and (z) Reimbursement Obligations outstanding in Dollars). Such notice shall be irrevocable except as provided in Subsection 4.4(g). Such notice shall specify, in the case of any prepayment of Loans, the identity of the prepaying Borrower, the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swingline Loans, or a combination thereof, and (ii) of Eurodollar Loans or ABR Loans, or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall (subject to Subsection 4.4(g)) be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Subsection 4.12, the Revolving Credit Loans and the Reimbursement Obligations pursuant to this ~~Section~~Subsection 4.4(a) and shall (unless the Borrower Representative otherwise directs) be applied, first, to payment of the Swingline Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding, and last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent. Partial prepayments pursuant to this Subsection 4.4(a) shall be in multiples of $250,000, as applicable; provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.

(b) On any day (other than during an Agent Advance Period) on which the Aggregate Lender Exposure or the unpaid balance of Extensions of Credit to, or for the account of, the Borrowers exceeds the Borrowing Base (based on the Borrowing Base Certificate last delivered) or the aggregate Commitments at such time, the Borrowers shall prepay on such day the principal of outstanding Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans, the aggregate amount of the L/C Obligations exceeds the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrowers shall pay to the Administrative Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to such L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrowers to the Issuing Lenders and the Revolving Credit Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(c) The Borrowers shall prepay all Swingline Loans then outstanding simultaneously with each borrowing by them of Revolving Credit Loans.

(d) Prepayments pursuant to Subsection 4.4(b) shall be applied, first, to prepay Swingline Loans then outstanding, second, to prepay Revolving Credit Loans then outstanding, third, to pay any Reimbursement Obligations then outstanding, and last, to cash collateralize all L/C Obligations on terms reasonably satisfactory to the Administrative Agent.

(e) For avoidance of doubt, the Commitments shall not be correspondingly reduced by the amount of any prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations, in each case, made under Subsection 4.4(b).

(f) Notwithstanding the foregoing provisions of this Subsection 4.4, if at any time any prepayment of the Loans pursuant to Subsection 4.4(a) or 4.4(b) would result, after giving effect to the procedures set forth in this Agreement, in any Borrower incurring breakage costs under Subsection 4.12 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid), to be held as security for the obligations of such Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans (or such earlier date or dates as shall be requested by such Borrower) or (ii) make a prepayment of the Revolving Credit Loans in accordance with Subsection 4.4(a) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, none of the Borrowers may request any Extension of Credit under the Commitments that would reduce Excess Availability to an amount that is less than the amount of such prepayment until the related portion of such Eurodollar Loans have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans; provided further, in the case of either clause (i) or (ii) above, such unpaid Eurodollar Loans shall continue to bear interest in accordance with Subsection 4.1 until such unpaid Eurodollar Loans or the related portion of such Eurodollar Loans, as the case may be, have or has been prepaid.

(g) If a notice of prepayment in connection with a repayment of all outstanding Loans is given in connection with a conditional notice of termination of Commitments as contemplated by Subsection 2.3, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Subsection 2.3.

(h) Notwithstanding anything to the contrary herein, this Subsection 4.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of Loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

4.5 Commitment Fees; Administrative Agent’s Fee; Other Fees . (a) Each Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the Applicable Commitment Fee Rate on the average daily amount of the Unutilized Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such date to occur after the ~~date hereof~~Closing Date.

(b) Each Borrower agrees to pay to the Administrative Agent the fees set forth in the last paragraph under the heading “ABL Facility Fees” of the Fee Letter on the payment dates set forth therein (without duplication of fees paid to the Term Loan Agent pursuant to such section of the Fee Letter).

4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Base Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Base Rate shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the affected Lenders of each determination of an Adjusted LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Statutory Reserves shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower Representative or any Lender, deliver to the Borrower Representative or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to Subsection 4.1, excluding any LIBO Rate which is based upon ICE LIBOR published by Reuters Monitor Money Rates Service page and any ABR Loan which is based upon the Alternate Base Rate.

4.7 Inability to Determine Interest Rate. If, prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate with respect to any Eurodollar Loan for such Interest Period (the “Affected Eurodollar Rate”), the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower Representative and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans the rate of interest applicable to which is based on the Affected

Eurodollar Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be converted to or continued as ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate shall be made or continued as such, nor shall any of the Borrowers have the right to convert ABR Loans to Eurodollar Loans the rate of interest applicable to which is based upon the Affected Eurodollar Rate.

4.8 Pro Rata Treatment and Payments. (a) Except as expressly otherwise provided herein, each borrowing of Revolving Credit Loans (other than Swingline Loans) by any of the applicable Borrowers from the Lenders hereunder shall be made, each payment by any of the Borrowers on account of any commitment fee in respect of the Commitments hereunder shall be allocated by the Administrative Agent and any reduction of the Commitments of the Lenders, as applicable, shall be allocated by the Administrative Agent in each case pro rata according to the Commitment Percentages of the Lenders. Except as expressly otherwise provided herein, each payment (including each prepayment (but excluding payments made pursuant to Subsection 2.6, 2.7, 2.8, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.15(c) or 11.1(g))) by any of the applicable Borrowers on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the relevant Revolving Credit Lenders, and each payment on account of principal of and interest on any loans made pursuant to any Tranche established after the date of this Agreement shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such Tranche) among the Lenders with Incremental Revolving Commitments in respect thereof or with participations in such Tranche (in each case subject to any limitations on non-pro rata payments otherwise provided for in Subsection 2.6(b)(i)(E) or 2.6(b)(ii)). All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion)) on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans, the Lenders, the Administrative Agent, or the Other Representatives, as the case may be, at the Administrative Agent’s office specified in Subsection 11.2, in Dollars in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders or Other Representatives, as the case may be, if any such payment is received prior to 2:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders or Other Representatives, as the case may be, on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. This Subsection 4.8(a) may be amended in accordance with Subsection 11.1(d) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Tranches added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrowers in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Subsection 4.8(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower Representative of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ~~ABR~~such Loans ~~hereunder~~pursuant to Subsection 4.1 on demand from such Borrower and (y) then such Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available~~; provided that at the time such borrowing is made and at all times while such amount is outstanding such Borrower would be permitted to borrow such amount pursuant to Subsection 2.1~~.

4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof in each case occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower Representative and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan (or a Swingline Loan) when an Affected Loan is requested and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Affected Loans or within such earlier period as required by law. If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Subsection 4.12.

4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender or any Issuing Lender, or compliance by any Lender or any Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender or such Issuing Lender becomes an Issuing Lender):

(i) shall subject such Lender or such Issuing Lender to any Tax of any kind whatsoever with respect to any Letter of Credit, any L/C Request or any Eurodollar Loans made or maintained by it or its obligation to make or maintain Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case, except for Non-Excluded Taxes, Taxes imposed by FATCA and Taxes measured by or imposed upon net income, or franchise Taxes, or Taxes measured by or imposed upon overall capital or net worth, or branch Taxes (in the case of such capital, net worth or branch Taxes, imposed in lieu of such net income Tax), of such Lender, such Issuing Lender or its applicable lending office, branch, or any affiliate thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii) shall impose on such Lender or such Issuing Lender any other condition (excluding any Tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender or such Issuing Lender, by an amount which such Lender or such Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower Representative from such Lender, through the Administrative Agent in accordance herewith, the applicable Borrower shall promptly pay such Lender or such Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurodollar Loans, or Letters of Credit, provided that, in any such case, such Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice of such election, in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Subsection 4.10(a) and such amounts, if any, as may be required pursuant to Subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this Subsection 4.10(a), it shall provide prompt notice thereof to the Borrower Representative, through the Administrative Agent, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(a) submitted by such Lender, through the Administrative Agent, to the Borrower Representative shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Subsection 4.10(a), the Borrowers shall not be required to compensate a Lender pursuant to this Subsection 4.10(a) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower Representative of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) for any amounts, if such Lender is applying this provision to the Borrowers in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other credit agreements to similarly situated borrowers. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) If any Lender or any Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or such Issuing Lender or any corporation controlling such Lender or such Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s or such Issuing Lender’s obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such Issuing Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, within 10 Business Days after submission by such Lender to the Borrower Representative (through the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this clause (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or such Issuing Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(b) submitted by such Lender, through the Administrative Agent, to the Borrower Representative shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Subsection 4.10(b), the Borrowers shall not be required to compensate a Lender pursuant to this Subsection 4.10(b) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower Representative of such Lender’s intention to claim compensation therefor or (ii) for any amounts, if such Lender is applying this provision to the Borrowers in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other credit agreements to similarly situated borrowers. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(c) Notwithstanding anything herein to the contrary, the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date for all purposes herein.

4.11 Taxes. (a) Except as provided below in this Subsection 4.11 or as required by law (which, for purposes of this Subsection 4.11, shall include FATCA), all payments made by the Borrowers or the Agents under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that the Borrowers or the Agents may withhold from any payment made under this Agreement or any Notes to or for the benefit of any Person who is not a United States Person any U.S. federal withholding tax that would apply to such payment if all payments of interest (including original issue discount), fees and commissions under this Agreement and any Notes were treated as income from sources within the United States for U.S. federal income tax purposes; provided further that if any Non-Excluded Taxes are required to be withheld from any amounts payable by such Borrower or the Administrative Agent to any Agent or any Lender hereunder or under any Notes, the amounts so payable by such Borrower shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall be entitled to deduct and withhold, and the Borrowers shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by any Borrower to or for the account of any Agent or Lender shall not be increased (x) if such Agent or Lender fails to comply with the requirements of clause (b), (c), (d) or (e) of this Subsection 4.11 or with the requirements of Subsection 4.13, or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a Change in Law, or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Agent became an Agent hereunder or such Lender became a Lender hereunder (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”). Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter the Borrower Representative shall send to the Administrative Agent for its own account or for the account of the respective Lender or Agent, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law or the Borrower Representative fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Agent and each Lender that is not a United States Person shall:

(i) (1) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrower Representative and the Administrative Agent (A) two accurate and complete original signed Internal Revenue Service Forms W-8BEN-E (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Forms W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any U.S. federal income taxes, and (B) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(2) deliver to the Borrower Representative and the Administrative Agent two further accurate and complete original signed forms or certifications provided in Subsection 4.11(b)(i)(1) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower Representative;

(3) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower Representative or the Administrative Agent; and

(4) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower Representative, to the Borrower Representative and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Agent or such Lender to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (4) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any Loan Party) which would be imposed on such Lender of complying with such request; or

(ii) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption”,

(1) represent to the Borrowers and the Administrative Agent that it is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(2) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Borrower Representative and the Administrative Agent, (A) two certificates substantially in the form of Exhibit D hereto (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed Internal Revenue Service Forms W-8BEN-E, or successor applicable form, certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes and (C) such other forms, documentation or certifications, as the case may be certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes (and shall also deliver to the Borrower Representative and the Administrative Agent two further accurate and complete original signed forms or certificates on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Borrower Representative or the Administrative Agent for filing and completing such forms or certificates); and

(3) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower Representative, to the Borrower Representative and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (3) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower Representative) which would be imposed on such Lender of complying with such request; or

(iii) in the case of any such Agent or Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,

(1) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrower Representative and the Administrative Agent two accurate and complete original signed Internal Revenue Service Forms W-8IMY, or successor applicable form, and, if any beneficiary or member of such agent or such Lender is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers and the Administrative Agent that such agent or such Lender is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (II) also deliver to the Borrower Representative and the Administrative Agent two U.S. Tax Compliance Certificates certifying to such Agent’s or such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and

(A) with respect to each beneficiary or member of such Agent or Lender that is not claiming the so-called “portfolio interest exemption”, also deliver to the Borrower Representative and the Administrative Agent (I) two accurate and complete original signed Internal Revenue Service Forms W-8BEN-E (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Forms W-8ECI or Forms W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any U.S. federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

(B) with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers and the Administrative Agent that such beneficiary or member is not (1) a bank within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (II) also deliver to the Borrower Representative and the Administrative Agent two

U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed Internal Revenue Service Forms W-8BEN-E, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes, and (III) also deliver to the Borrower Representative and the Administrative Agent such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(2) deliver to the Borrower Representative and the Administrative Agent two further accurate and complete original signed forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by the Borrower Representative or the Administrative Agent for filing and completing such forms, certificates or certifications; and

(3) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower Representative, to the Borrower Representative and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Agent or Lender (or beneficiary or member) to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (3) such Agent or Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Agent or Lender (or beneficiary or member) of complying with such request;

unless in any such case (other than with respect to United States backup withholding tax) there has been a Change in Law which renders all such forms inapplicable or which would prevent such Agent or such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Agent or such Lender so advises the Borrower Representative and the Administrative Agent.

(c) Each Lender and each Agent, in each case that is a United States Person, shall on or before the date of any payment by any Borrower under this Agreement or any Notes to such Lender or Agent, deliver to the Borrower Representative and the Administrative Agent two accurate and complete original signed Internal Revenue Service Forms W-9, or successor applicable form, certifying that such Lender or Agent is a United States Person and that such Lender or Agent is entitled to complete exemption from United States backup withholding tax.

(d) Notwithstanding the foregoing, if the Administrative Agent is not a United States Person, on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to the Administrative Agent, the Administrative Agent shall:

(i) deliver to the Borrower Representative (A) two accurate and complete original signed Internal Revenue Service Forms W-8ECI, or successor applicable form, with respect to any amounts payable to the Administrative Agent for its own account, (B) two accurate and complete original signed Internal Revenue Service Forms W-8IMY, or successor applicable form, with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by U.S. Treasury Regulation § 1.1441-1(b)(2)(iv)) and (C) such other forms or certifications as may be sufficient under applicable law to establish that the Administrative Agent is entitled to receive any payment by any of the Borrowers under this Agreement or any Notes (whether for its own account or for the account of others) without deduction or withholding of any U.S. federal income taxes;

(ii) deliver to the Borrower Representative two further accurate and complete original signed forms or certifications provided in Subsection 4.11(d)(i) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower Representative; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower Representative or the Administrative Agent;

unless in any such case (other than with respect to United States backup withholding tax) there has been a Change in Law which renders all such forms inapplicable or which would prevent the Administrative Agent from duly completing and delivering any such form with respect to it and the Administrative Agent so advises the Borrower Representative.

(e) If a payment made to an Agent or a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Agent or such Lender shall deliver to the Administrative Agent and the Borrower Representative, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower Representative, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Administrative Agent or the Borrower Representative as may be necessary for the Administrative Agent and the Borrowers to comply with their respective obligations (including any applicable reporting requirements) under FATCA, to determine whether such Agent or such Lender has complied with such Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, the Borrowers and the Administrative Agent shall be permitted to withhold any Taxes imposed by FATCA.

(f) For purposes of this ~~Section~~Subsection 4.11 and for purposes of ~~Section~~Subsection 4.13, the term “Lender” includes any Issuing Lender.

4.12 Indemnity. The Borrowers agree, jointly and severally, to indemnify each Lender in respect of Extensions of Credit made, or requested to be made, to the Borrowers and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable decision) as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Borrower Representative has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment or conversion of Eurodollar Loans after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans or the conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Subsection 4.12, it shall provide prompt notice thereof to the Borrower Representative, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Subsection 4.12 submitted by such Lender, through the Administrative Agent, to the Borrower Representative shall be conclusive in the absence of manifest error. The Borrower Representative shall pay (or cause the relevant Borrower to pay) such Lender the amount shown as due on any such certificate within five Business Days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.13 Certain Rules Relating to the Payment of Additional Amounts . (a) Upon the request, and at the expense of the Borrower Representative, each Lender and Agent to which any Borrower is required to pay any additional amount pursuant to Subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower Representative the opportunity to contest, and reasonably cooperate with the Borrower Representative in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender or Agent shall not be required to afford the Borrower Representative the opportunity to so contest unless the Borrower Representative shall have confirmed in writing to such Lender or Agent such Borrower’s obligation to pay such amounts pursuant to this Agreement and (ii) the Borrowers shall reimburse such Lender or Agent for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower Representative in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender or Agent shall be required to afford the Borrower Representative the opportunity to contest, or cooperate with the Borrower Representative in contesting, the imposition of any Non-Excluded Taxes, if such Lender or Agent in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b) If a Lender changes its applicable lending office (other than ~~(i)~~ pursuant to clause (c) below ~~or (ii) after an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing~~) and the effect of such change, as of the date of such change, would be to cause any of the Borrowers to become obligated to pay any additional amount under Subsection 4.10 or 4.11, such Borrower shall not be obligated to pay such additional amount.

(c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or Agent by any of the Borrowers pursuant to Subsection 4.10 or 4.11 or result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, pursuant to Subsection 4.9, such Lender or Agent shall promptly notify the Borrower Representative and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender or Agent shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrowers agree to reimburse such Lender or Agent for the reasonable incremental out-of-pocket costs thereof).

(d) If any of the Borrowers shall become obligated to pay additional amounts pursuant to Subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Subsection 4.10 or 4.11 or if Affected Loans or commitments to make Affected Loans are automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, under Subsection 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for such conversion under Subsection 4.9, the Borrower Representative shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower Representative to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent to prepay the affected Loan, in whole or in part, subject to Subsection 4.12, without premium or penalty and terminate the Commitments in respect of the Revolving Credit Facility of such Lender. In the case of the substitution of a Lender, then, the Borrower Representative, any other applicable Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by Subsection 11.6(b) in connection with such assignment shall be paid by the Borrower Representative or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under Subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this Subsection 4.13) prior to such substitution or prepayment. In the case of the substitution of a Lender pursuant to this Subsection 4.13(d) or Subsection 4.15(c)(i), if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to such replaced Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender and/or the Borrower Representative to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.

(e) If any Agent or any Lender receives a refund directly attributable to Taxes for which any of the Borrowers has made additional payments pursuant to Subsection 4.10(a) or 4.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that such Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f) The obligations of any Agent, Lender or Participant under this Subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

4.14 Controls on Prepayment if Aggregate Outstanding Credit Exceeds Aggregate Revolving Credit Loan Commitments . (a) In addition to the provisions set forth in Subsection 4.4(b), the Borrower Representative will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the objective of preventing any request for an Extension of Credit that would result in (i) the Aggregate Outstanding Credit with respect to all of the Revolving Credit Lenders (including the Swingline Lender) being in excess of the aggregate Commitments then in effect or (ii) any other circumstance under which an Extension of Credit would not be permitted pursuant to Subsection 2.1(a).

(b) The Administrative Agent will calculate the Aggregate Outstanding Credit with respect to all of (A) the Revolving Credit Lenders and (B) the Lenders (in each case, including the Swingline Lender) from time to time, and in any event not less frequently than once during each calendar week. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swingline Lender in respect of outstanding Swingline Loans and from the Issuing Lenders in respect of outstanding L/C Obligations.

4.15 Defaulting Lenders. Notwithstanding anything contained in this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a) no commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender (except to the extent it is payable to the Issuing Lender pursuant to clause (d)(v) below);

(b) in determining the Required Lenders, Required Majority in Interest Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Revolving Credit Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(c) the Borrower Representative shall have the right, at its sole expense and effort (i) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower Representative to each become a substitute Revolving Credit Lender and assume all or part of the Commitment of any Defaulting Lender and the Borrower Representative, the Administrative Agent and any such substitute Revolving Credit Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (ii) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent, to prepay the Loans and, at the Borrower Representative’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty;

(d) if any Swingline Exposure exists or any L/C Obligations exist at the time a Revolving Credit Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and L/C Obligations shall be re-allocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and L/C Obligations does not exceed the total of all Non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) on terms reasonably satisfactory to the Administrative Agent for so long as such L/C Obligations are outstanding;

(iii) if any portion of such Defaulting Lender’s L/C Obligations is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the L/C Fee for participation with respect to such portion of such Defaulting Lender’s L/C Exposure so long as it is cash collateralized;

(iv) if any portion of such Defaulting Lender’s L/C Obligations is reallocated to the Non-Defaulting Lenders pursuant to clause (i) above, then the letter of credit commission with respect to such portion shall be allocated among the Non-Defaulting Lenders in accordance with their Commitment Percentages; or

(v) if any portion of such Defaulting Lender’s L/C Obligations is neither cash collateralized nor reallocated pursuant to this Subsection 4.15(d), then, without prejudice to any rights or remedies of the Issuing Lender or any Revolving Credit Lender hereunder, the commitment fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and the letter of credit commission payable with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lender until such L/C Obligations are cash collateralized and/or reallocated;

(e) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless they are respectively satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the Administrative Agent, and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Commitment Percentages (and Defaulting Lenders shall not participate therein);

(f) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Subsection 11.7) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower Representative, held in such account as cash collateral for future funding obligations of such Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by a Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of L/C Disbursements in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Subsection 6.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender; and

(g) In the event that the Administrative Agent, the Borrower Representative, each applicable Issuing Lender or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par (together with any break funding incurred by the Lenders as a result of such purchase) such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage. The rights and remedies against a Defaulting Lender under this Subsection 4.15 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Subsection 4.15 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

4.16 Cash Management. (a) Annexed hereto as Schedule 4.16, as the same may be modified from time to time by notice to the Administrative Agent, is a schedule of all DDAs and Concentration Accounts that are maintained by the Qualified Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) (and account name(s) of such bank account(s)) maintained with such depository; and (iii) a contact person at such depository.

(b) Except as otherwise agreed by the Administrative Agent, each Qualified Loan Party shall (i) deliver to the Administrative Agent (A) notifications executed on behalf of each such Qualified Loan Party to each depository institution with which any DDA (other than Excluded Accounts) is maintained, in form reasonably satisfactory to the Administrative Agent of the Administrative Agent’s interest in such DDA and (B) Credit Card Notifications executed on behalf of each such Qualified Loan Party and delivered to each Credit Card Issuer and Credit Card Processor, in form reasonably satisfactory to the Administrative Agent, (ii) instruct each depository institution for a DDA (other than Excluded Accounts, and subject to Subsection 4.16(g)) that the amount in excess of the Target Amount and available at the close of each Business Day in such DDA should be swept to one of the Qualified Loan Parties’ Concentration Accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent, (iii) enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent or the Collateral Agent and any bank with which such Qualified Loan Party maintains a Concentration Account into which the DDAs (other than Excluded Accounts) are swept (each such account, a “Blocked Account” and collectively, the “Blocked Accounts”), covering each such Concentration Account maintained with such bank and (iv) (A) instruct all Account Debtors of such Qualified Loan Party that remit payments of Accounts of such Account Debtor regularly by check pursuant to arrangements with such Qualified Loan Party to remit all such payments to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable DDA or Concentration Account, which remittances shall be collected by the applicable bank and deposited in the applicable DDA or Concentration Account or (B) cause the checks of any such Account Debtors to be deposited in the applicable DDA or Concentration Account within two Business Days after such check is received by such Qualified Loan Party. All amounts received by the Parent Borrower or any of its Domestic Subsidiaries that is a Loan Party in respect of any Account, in addition to all other cash received from any other source, shall upon receipt of such amount or cash (other than (i) any such amount to be deposited in Excluded Accounts or (ii) cash excluded from the Collateral pursuant to any Security Document) be deposited into a DDA (other than an Excluded Account) or Concentration Account. Each Qualified Loan Party agrees that it will not cause proceeds of such DDAs (other than Excluded Accounts) to be otherwise redirected.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Dominion Event, the ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the monetary obligations then due and owing hereunder and under the other Loan Documents have been paid in full and all Letters of Credit have either been terminated or expired (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent)), of all available cash balances and cash receipts, including the then contents or then entire available ledger balance of each Blocked Account net of such minimum balance (not to exceed $~~1,000,000~~2,000,000 per account or $~~3,000,000~~5,000,000 in the aggregate), if any, required by the bank at which such Blocked Account is maintained to an account maintained by the Administrative Agent at Citibank, N.A. (or another bank of recognized standing reasonably selected by the Administrative Agent with the reasonable consent of the Borrower Representative) (the “Core Concentration Account”). Each Qualified Loan Party agrees that it will not cause proceeds of any Blocked Account to be otherwise redirected.

(d) All collected amounts received in the Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and after giving effect to the application of any such amounts constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable): (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable to the Administrative Agent or the Collateral Agent under any of the Loan Documents and to repay or prepay outstanding Revolving Credit Loans advanced by the Administrative Agent; (2) second, to pay (on a ratable basis) all outstanding expenses actually due and payable to each Issuing Lender under any of the Loan Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Credit Loans and all accrued and unpaid fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Loan Documents; (4) fourth, to repay (on a ratable basis) the outstanding principal of Revolving Credit Loans (whether or not then due and payable); (5) fifth, to pay (on a ratable basis) all outstanding obligations of the Borrowers then due and payable to the Administrative Agent, the Collateral Agent, and the Lenders under this Agreement; and (6) sixth, to pay (on a ratable basis) all other outstanding obligations of the Borrowers then due and payable to the Administrative Agent, the Collateral Agent, and the Lenders under any of the other Loan Documents. This Subsection 4.16(d) may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable, in accordance with Subsection 11.1(d).

(e) If, at any time after the occurrence and during the continuance of a Dominion Event as to which the Administrative Agent has notified the Borrower Representative, any cash, Cash Equivalents or Temporary Cash Investments owned by any Qualified Loan Party (other than (i) de minimis cash, Cash Equivalents and/or

Temporary Cash Investments from time to time inadvertently misapplied by any Qualified Loan Party, (ii) cash, Cash Equivalents or Temporary Cash Investments deposited or to be deposited in an Excluded Account in accordance with this Subsection 4.16, (iii) cash, Cash Equivalents or Temporary Cash Investments that are (or are in any bank account that is) excluded from the Collateral pursuant to any Security Document, including Excluded Assets and (iv) cash, Cash Equivalents or Temporary Cash Investments in the Asset Sales Proceeds Account (as defined in the ABL/Term Loan Intercreditor Agreement, if any) are deposited to any bank account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement (or a DDA which is swept daily to such Blocked Account), the Administrative Agent shall be entitled to require the applicable Qualified Loan Party to close such bank account and have all funds therein transferred to a Blocked Account, and to cause all future deposits that were previously made or required to be made to such bank account to be made to a Blocked Account.

(f) The Qualified Loan Parties respectively may close DDAs or Concentration Accounts and/or open new DDAs or new Concentration Accounts, subject to, in the case of any new Concentration Account, (i) the contemporaneous execution and delivery to the Administrative Agent of a Blocked Account Agreement consistent with the provisions of this Subsection 4.16 with respect to each such new Concentration Account or (ii) other arrangements reasonably satisfactory to the Administrative Agent; provided that as part of the Compliance Certificate to be delivered concurrently with the delivery of financial statements and reports referred to in Subsections 7.1(a) and 7.1(b) the Borrower Representative will provide a list to the Administrative Agent of any newly opened or acquired DDAs or Concentration Accounts during the preceding Fiscal Quarter.

(g) In the event that a Qualified Loan Party acquires new demand deposit accounts or new concentration accounts in connection with an acquisition, the Borrower Representative will procure that such Qualified Loan Party shall within ~~90~~120 days of the date of such acquisition (or such longer period as may be agreed by the Administrative Agent) cause such new demand deposit accounts or new concentration accounts so acquired to comply with the applicable requirements of Subsection 4.16(b) (including, with respect to any new Concentration Account, by entering into a Blocked Account Agreement) or shall enter into other arrangements consistent with the provisions of this Subsection 4.16 and otherwise reasonably satisfactory to the Administrative Agent with respect to any new Concentration Account or DDA that, in either case, is to become a Blocked Account.

(h) The Core Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Borrower Representative, on behalf of each Qualified Loan Party, hereby acknowledges and agrees that, except to the extent otherwise provided in the Guarantee and Collateral Agreement, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, (x) such Qualified Loan Party has no right of withdrawal from the Core Concentration Account, (y) the funds on deposit in the Core Concentration Account shall at all times continue to be collateral security for all of the

Obligations of the Qualified Loan Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the Core Concentration Account shall be applied as provided in this Agreement and the ABL/Term Loan Intercreditor Agreement (and any other applicable intercreditor agreement). In the event that, notwithstanding the provisions of this Subsection 4.16, any Qualified Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Core Concentration Account pursuant to Subsection 4.16(c), such proceeds and collections shall be held in trust by such Qualified Loan Party for the Administrative Agent, shall not be commingled with any of such Qualified Loan Party’s other funds or deposited in any bank account of such Qualified Loan Party (other than any bank account by which such Qualified Loan Party received or acquired dominion or control over such proceeds and collections or with any funds in such bank account) and shall promptly be deposited into the Core Concentration Account or dealt with in such other fashion as such Qualified Loan Party may be instructed by the Administrative Agent.

(i) So long as no Dominion Event has occurred and is continuing, the Qualified Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(j) Any amounts held or received in the Core Concentration Account (including all interest and other earnings with respect hereto, if any) at any time (x) when all of the monetary obligations due and owing hereunder and under the other Loan Documents have been satisfied or (y) all Dominion Events have been cured or waived, shall (subject in the case of clause (x) to the provisions of the applicable intercreditor agreement), be remitted to the operating bank account of the applicable Qualified Loan Party.

(k) Notwithstanding anything herein to the contrary, the Loan Parties shall be deemed to be in compliance with the requirements set forth in this Subsection 4.16 during the initial 90 day period commencing on the Closing Date to the extent that the arrangements described above are established and effective not later than the date that is 90 days following the Closing Date or such later date as the Administrative Agent, in its sole discretion, may agree.

SECTION 5

Representations and Warranties

To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each other date thereafter on which an Extension of Credit is made, the Parent Borrower with respect to itself and its Restricted Subsidiaries, hereby represents and warrants, on the Closing Date, in each case after giving effect to the Transactions (solely to the extent required to be true and correct for such Extension of Credit pursuant to Subsection 6.1), and on every other date thereafter on which an Extension of Credit is made (solely to the extent required to be true and correct for such Extension of Credit pursuant to Subsection 6.2), to the Administrative Agent and each Lender that:

5.1 Financial Condition. (a) (i) The audited combined balance sheets of the Waterworks Business as of January 29, 2017 and January 31, 2016 and related statements of operations and cash flows of the Waterworks Business for the fiscal years ended January 29, 2017, January 31, 2016 and February 1, 2015 reported on by and accompanied by unqualified reports from PricewaterhouseCoopers LLP and (ii) unaudited combined balance sheets and related statements of operations and cash flows of the Waterworks Business for the fiscal quarter ended April 30, 2017, presents fairly, in all material respects, the financial condition as at such dates, and the statements of operations and cash flows of the Waterworks Business for the periods then ended, of the Waterworks Business. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer, and disclosed in any such schedules and notes).

(b) As of the Closing Date, except as set forth in the financial statements referred to in Subsection 5.1(a), there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect.

(c) The unaudited pro forma consolidated balance sheet and related unaudited pro forma statement of operations of the Waterworks Business and its Subsidiaries as of and for the 12-month period ending April 30, 2017, adjusted to give effect (as if such events had occurred on such date for purposes of the balance sheet and at the beginning of such period, for purposes of the statement of operations), to the consummation of the Transactions, and the Extensions of Credit hereunder on the Closing Date.

(d) The Projections have been prepared by management of the Parent Borrower in good faith based upon assumptions believed by management to be reasonable at the time of preparation thereof (it being understood that such Projections, and the assumptions on which they were based, may or may not prove to be correct).

5.2 No Change; Solvent. Since ~~the Closing Date~~May 2, 2021, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to (i) the consummation of the Transactions and the Third Amendment Effective Date Transactions, (ii) the making of the Extensions of Credit to be made on the Closing Date and the Third Amendment Effective Date and the application of the proceeds thereof as contemplated hereby, and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the Transactions and the Third Amendment Effective Date Transactions contemplated hereby). As of the Closing Date, after giving effect to the consummation of the Transactions to be consummated on the Closing Date, the Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

5.3 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be organized, existing and (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and (to the extent applicable) in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, any Notes and the L/C Requests. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, and (c) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Obligations or otherwise permitted hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect.

5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against the Parent Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7 No Default. Neither the Parent Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. Since the Closing Date, no Default or Event of Default has occurred and is continuing.

5.8 Ownership of Property; Liens. Each of the Parent Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property located in the United States of America, and good title to, or a valid leasehold interest in, all its other material property located in the United States of America, except those for which the failure to have such good title or such leasehold interest would not be reasonably expected to have a Material Adverse Effect, and none of such real or other property is subject to any Lien, except for Liens permitted hereby (including Permitted Liens).

5.9 Intellectual Property. The Parent Borrower and each of its Restricted Subsidiaries owns beneficially, or has the legal right to use, all United States and foreign patents, patent applications, trademarks, trademark applications, design registrations and applications, trade names, copyrights, and rights in know-how and trade secrets necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those for which the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, to the knowledge of the Borrower Representative, (1) no claim has been asserted and is pending by any Person against the Parent Borrower or any of its Restricted Subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, ~~nor does the Borrower Representative know of any such claim, and, to the knowledge of the Borrower Representative,~~ and (2) the use of such Intellectual Property by the Parent Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except (in each case under the preceding clauses (1) and (2)) for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.10 Taxes. To the knowledge of the Borrower Representative, (1) the Parent Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all material tax returns which are required to be filed by it and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority; and (2) no Tax Liens have been filed (except for Liens for Taxes not yet due and payable), and no claim is being asserted in writing, with respect to any such Taxes (in each case under the preceding clauses (1) and (2) other than in respect of any such (i) Taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or its Restricted Subsidiaries, as the case may be).

5.11 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower Representative will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

5.12 ERISA. (a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan, none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event; (ii) a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan; (vi) a complete or partial withdrawal from any Multiemployer Plan by the Parent Borrower or any Commonly Controlled Entity; (vii) the Insolvency of any Multiemployer Plan or (viii) any transactions that resulted or could reasonably be expected to result in any liability to the Parent Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

(b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms ~~and~~or with the requirements of any ~~and all~~ applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Parent Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities, if applicable); (vi) any facts that, to the best knowledge of the Parent Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

5.13 Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement will be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable security interest in or liens on the Collateral described therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) all Filings (as defined in the Guarantee and Collateral Agreement) have been completed, (b) all applicable Instruments, Chattel Paper and Documents (each as described in the Guarantee and Collateral Agreement) constituting Collateral a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement and (c) all Deposit Accounts and Pledged Stock (~~each~~ as defined in the Guarantee and Collateral Agreement) a security interest in which is required by the Security Documents to be perfected by “control” (as described in the Uniform Commercial Code as in effect in each applicable jurisdiction (in the case of Deposit Accounts) and the State of New York (in the case of Pledged Stock) from time to time) are under the “control” of the Collateral Agent, the Administrative Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, the security interests and liens granted pursuant to the Guarantee and Collateral Agreement shall constitute (to the extent described therein) a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of each pledgor party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 6 thereto (if any)) with respect to such pledgor. Notwithstanding any other provision of this Agreement, capitalized terms that are used in this Subsection 5.13 and not defined in this Agreement are so used as defined in the applicable Security Document.

5.14 Investment Company Act; Other Regulations. None of the Borrowers is required to be registered as an “investment company”, or a company “controlled” by an entity required to be registered as an “investment company”, within the meaning of the Investment Company Act. None of the Borrowers is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

5.15 Subsidiaries. Schedule 5.15 sets forth all the Subsidiaries of the Parent Borrower at the Closing Date (after giving effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the Parent Borrower therein.

5.16 Purpose of Loans. The proceeds of Revolving Credit Loans and Swingline Loans shall be used by the Borrowers (i) to effect, in part, the Waterworks Acquisition and the other Transactions, and to pay certain fees, premiums and expenses relating thereto ~~and~~, (ii) to effect, in part, the Third Amendment Effective Date Transactions, and to pay certain fees, premiums and expenses relating thereto and (iii) to finance the working capital, capital expenditures, business requirements of the Parent Borrower and its Subsidiaries and for other purposes not prohibited by this Agreement.

5.17 Environmental Matters. Except as disclosed on Schedule 5.17 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Parent Borrower and its Restricted Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and ~~reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations;~~ (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits~~; and (iv) believe they will be able to maintain compliance with Environmental Laws and Environmental Permits, including any reasonably foreseeable future requirements thereof~~.

(b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released ~~or threatened to be released~~, to, at or from any real property presently or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, formerly owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law~~,~~ or (ii) interfere with the planned or continued operations of the Parent Borrower and its Restricted Subsidiaries~~, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Restricted Subsidiaries that is part of the Collateral~~.

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Restricted Subsidiaries is, or to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, threatened.

(d) Neither the Parent Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.

(e) Neither the Parent Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

5.18 No Material Misstatements. The written information (including the Confidential Information Memorandum), reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower Representative to the Administrative Agent, the Other Representatives and the Lenders on or prior to the Closing Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Parent Borrower and its Restricted Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about the Parent Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower Representative and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

5.19 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower Representative, reasonably expected to be commenced against the Parent Borrower or any of its Restricted Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent Borrower and each of its Restricted Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

5.20 Insurance. Schedule 5.20 sets forth a complete and correct listing as of the date that is two Business Days prior to the Closing Date of all insurance that is (a) maintained by the Loan Parties (other than any Holding Company) and (b) material to the business and operations of the Parent Borrower and its Restricted Subsidiaries taken as a whole, with the amounts insured (and any deductibles) set forth therein.

5.21 Eligible Accounts. As of the date of any Borrowing Base Certificate, the Accounts included in the calculation of Eligible Accounts and Eligible Credit Card Receivables on such Borrowing Base Certificate satisfy in all material respects the requirements of an “Eligible Account” or “Eligible Credit Card Receivable”, as applicable, hereunder.

5.22 Eligible Inventory. As of the date of any Borrowing Base Certificate, the Inventory included in the calculation of Eligible Inventory on such Borrowing Base Certificate satisfy in all material respects the requirements of an “Eligible Inventory” hereunder.

5.23 Anti-Terrorism. To the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, each Holding Company, the Parent Borrower and each Restricted Subsidiary is in compliance with (a) the PATRIOT Act, (b) the Trading with the Enemy Act, as amended and (c) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), U.S. Department of State, United Nations Security Council, European Union or Her Majesty’s Treasury (collectively, “Sanctions”) and any other enabling legislation or executive order relating thereto. Neither any Loan Party nor, except as would not reasonably be expected to have a Material Adverse Effect, (i) any Restricted Subsidiary that is not a Loan Party or (ii) to the knowledge of the Parent Borrower, any director, officer or employee of any Holding Company, the Parent Borrower or any Restricted Subsidiary, is the target of any Sanctions. None of the Holding Companies, the Parent Borrower or any Restricted Subsidiary will knowingly use the proceeds of the Loans for the purpose of funding or financing any activities or business of or with any Person, or in any country or territory, that at the time of such funding or financing is restricted under Sanctions.

SECTION 6

Conditions Precedent

6.1 Conditions to Initial Extension of Credit. This Agreement, including the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a) Loan Documents. The Administrative Agent shall have received (or, in the case of Loan Parties other than the Parent Borrower, shall receive substantially concurrently with the satisfaction of the other conditions precedent set forth in this Subsection 6.1) the following Loan Documents, executed and delivered as required below:

(i) this Agreement, executed and delivered by a duly authorized officer of the Parent Borrower;

(ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Loan Party required to be a signatory thereto; and

(iii) the ABL/Term Loan Intercreditor Agreement, acknowledged by a duly authorized officer of each Loan Party;

provided that, clause (ii) above notwithstanding, but without limiting the requirements set forth in Subsections 6.1(h) and 6.1(i), to the extent that a valid security interest in the Collateral covered by the Guarantee and Collateral Agreement (to the extent and with priority contemplated thereby) is not provided on the Closing Date and to the extent

Parent Borrower and its Subsidiaries have used commercially reasonable efforts to provide such Collateral, the provisions of clause (ii) above shall be deemed to have been satisfied and the Loan Parties shall be required to provide such Collateral in accordance with the provisions set forth in Subsection 7.12, if, and only if, each Loan Party shall have executed and delivered the Guarantee and Collateral Agreement to the Administrative Agent and the Administrative Agent shall have a perfected security interest in all Collateral of the type for which perfection may be accomplished by filing a UCC financing statement and shall have possession of all certificated Capital Stock of the Parent Borrower and of its Domestic Subsidiaries (to the extent constituting Collateral), together with undated stock powers executed in blank (provided that certificated Capital Stock of the Waterworks Business and its Subsidiaries will only be required to be delivered on the Closing Date to the extent received from the Sellers, so long as the Borrower Representative has used reasonable best efforts to obtain them on the Closing Date).

(b) Plumb Acquisition Agreement. The Waterworks Acquisition shall have been or, substantially concurrently with the initial funding pursuant to the Debt Financing, shall be, consummated in all material respects in accordance with the terms of the Plumb Acquisition Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder by the Parent Borrower that are materially adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (A) any change in the purchase price shall not be deemed to be materially adverse to the Lenders but (x) any resulting reduction in cash uses shall be allocated (I) first, to a reduction in the Equity Contribution to 25% of the pro forma capitalization of the Parent Borrower after giving effect to the Transactions, (II) second, (1) 75% to a reduction of the aggregate principal amount of the Senior Notes, which reduction in the Senior Notes shall not result in an aggregate principal amount of the Senior Notes of less than $250,000,000 (followed by a reduction of the Term Loan Facility) and (2) 25% to a reduction in the Equity Contribution and (y) any increase in purchase price (excluding, for the avoidance of doubt, any purchase price adjustments in accordance with the terms of the Plumb Acquisition Agreement) shall be funded (at the Parent Borrower’s option) with the proceeds of an equity contribution (which shall be on terms consistent with the requirements for the Equity Contribution set forth in Subsection 6.1(c)) and/or Loans and (B) any modification, amendment, express consent or express waiver to the definition of “Material Adverse Effect” in the Plumb Acquisition Agreement shall be deemed to be materially adverse to the Lenders.

(c) Equity Contribution. The Equity Contribution shall have been, or substantially concurrently with the initial funding pursuant to the Debt Financing shall be, consummated, which to the extent including equity interests of any Holding Company or the Parent Borrower shall be common equity interests thereof.

(d) Financial Information. The Committed Lenders shall have received (I) (i) audited combined balance sheets of the Waterworks Business as of January 29, 2017 and January 31, 2016 and related statements of operations and cash flows of the Waterworks Business for the fiscal years ended January 29, 2017, January 31, 2016 and

February 1, 2015, and (ii) unaudited combined balance sheets and related statements of operations and cash flows of the Waterworks Business for the fiscal quarter ended April 30, 2017 and (II) an unaudited pro forma consolidated balance sheet and a related unaudited pro forma combined statement of operations of the Waterworks Business as of and for the 12-month period ending on April 30, 2017 adjusted to give effect (as if such events had occurred on such date for purposes of the balance sheet and at the beginning of such period, for purposes of the statement of operations) to the consummation of the Transactions, and the Extensions of Credit hereunder on the Closing Date.

(e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed legal opinion of Debevoise & Plimpton LLP, counsel to the Parent Borrower and the other Loan Parties;

(ii) executed legal opinions of Richards, Layton & Finger, P.A., special Delaware counsel to certain of the Loan Parties; and

(iii) executed legal opinion of Holland & Knight LLP, special Florida counsel to certain of the Loan Parties.

(f) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower Representative, dated the Closing Date, substantially in the form of Exhibit H hereto.

(g) Perfected Liens. The Collateral Agent shall have obtained a valid security interest in the Collateral covered by the Guarantee and Collateral Agreement (to the extent and with the priority contemplated therein and in the ABL/Term Loan Intercreditor Agreement); and all documents, instruments, filings and recordations reasonably necessary in connection with the perfection and, in the case of the filings with the United States Patent and Trademark Office and the United States Copyright Office, protection of such security interests shall have been executed and delivered or made, or shall be delivered or made substantially concurrently with the initial funding pursuant to the Debt Financing under the Loan Documents pursuant to arrangements reasonably satisfactory to the Administrative Agent or, in the case of filings under the Uniform Commercial Code of each applicable jurisdiction, written authorization to make such filings shall have been delivered to the Collateral Agent, and none of such Collateral shall be subject to any other pledges or security interests except for Permitted Liens or pledges or security interests to be released on the Closing Date; provided that with respect to any such Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by possession of certificated Capital Stock of the Parent Borrower or its Domestic Subsidiaries (to the extent constituting Collateral) (provided that certificated Capital Stock of the Waterworks Business and its Subsidiaries will only be required to be delivered on the Closing Date to the extent received from the Sellers, so long as the Borrower Representative has used commercially reasonable efforts to obtain them on the Closing Date), if perfection of the Collateral Agent’s security interest in such

Collateral may not be accomplished on or before the Closing Date after the applicable Loan Party’s commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder if the applicable Loan Party agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be reasonably necessary to perfect such security interests in accordance with Subsection 7.12 and otherwise pursuant to arrangements to be mutually agreed by the applicable Loan Party and the Administrative Agent acting reasonably, but in no event later than the 91st day after the Closing Date (unless otherwise agreed by the Administrative Agent in its sole discretion).

(h) [Reserved].

(i) Lien Searches. The Collateral Agent shall have received customary lien searches requested by it at least 30 calendar days prior to the Closing Date.

(j) Fees. The Committed Lenders, the Lead Arrangers, the Agents and the Lenders, respectively, shall have received all fees related to the Transactions payable to them to the extent due (which may be offset against the proceeds of the Facilities).

(k) Secretary’s Certificate. The Administrative Agent shall have received a certificate from the Parent Borrower and, substantially concurrently with the satisfaction of the other conditions precedent set forth in this Subsection 6.1, each other Loan Party, dated the Closing Date, substantially in the form of Exhibit G hereto, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party.

(l) No Closing Date Material Adverse Effect. Since June 4, 2017 there has not been any Closing Date Material Adverse Effect.

(m) Solvency. The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Waterworks Business certifying the Solvency, after giving effect to the Transactions, of the Parent Borrower and its Subsidiaries on a consolidated basis in substantially the form of Exhibit I hereto.

(n) Excess Availability. The Administrative Agent shall have received a Borrowing Base Certificate in the form contemplated by Subsection 7.2(f), or such other form as may be reasonably acceptable to the Administrative Agent, prepared as of the last day of the last fiscal month ended at least 20 Business Days prior to the Closing Date, setting forth, after giving effect to the Borrowings hereunder on the Closing Date, Excess Availability.

(o) Patriot Act. The Administrative Agent and the Committed Lenders shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Loan Parties mutually agreed to be required by U.S.

regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act that has been reasonably requested in writing at least twelve Business Days prior to the Closing Date.

(p) Plumb Acquisition Agreement Conditions; Specified Representations. (i) The condition in Section 7.3(a) of the Plumb Acquisition Agreement (but only with respect to the representations that are material to the interests of the Lenders, and only to the extent that the Parent Borrower (or any of its Affiliates party to the Plumb Acquisition Agreement) has the right to terminate its obligations under the Plumb Acquisition Agreement (or otherwise decline to consummate the Waterworks Acquisition) without liability to any of them as a result of a breach of such representations in the Plumb Acquisition Agreement) shall have been satisfied and (ii) the Specified Representations shall, except to the extent they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

(q) Borrowing Notice or L/C Request. With respect to the initial Extensions of Credit, the Administrative Agent shall have received a notice of such Borrowing as required by Subsection 2.2 or 2.4, as applicable (or such notice shall have been deemed given in accordance with Subsection 2.2 or 2.4, as applicable). With respect to the issuance of any Letter of Credit, the applicable Issuing Lender shall have received a L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

6.2 Conditions to Each Extension of Credit After the Closing Date . The agreement of each Lender to make any Extension of Credit requested to be made by it on any date after the Closing Date (including each Swingline Loan made after the Closing Date) is subject to the satisfaction or waiver of the following conditions precedent:

(a) Representations and Warranties. ~~Each~~(i) In the case of any Extension of Credit other than an Extension of Credit made in connection with a Limited Condition Transaction, each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date~~. and (ii) in the case of~~ any Extension of Credit made in connection with a Limited Condition Transaction, the Specified Representations shall, except to the extent they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

(c) Borrowing Notice or L/C Request. With respect to any Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Subsection 2.2 or 2.4, as applicable (or such notice shall have been deemed given in accordance with Subsection 2.2 or 2.4, as applicable). With respect to the issuance of any Letter of Credit, the applicable Issuing Lender shall have received a L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

Each request for an Extension of Credit by or on behalf of any Borrower hereunder shall constitute a representation and warranty by the Parent Borrower as of the date of such request of borrowing or ~~such~~ issuance that the conditions contained in this Subsection 6.2 have been satisfied (excluding, for the avoidance of doubt, in the case of the initial Extensions of Credit hereunder).

SECTION 7

Affirmative Covenants

The Parent Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and all other Obligations then due and owing to any Lender or any Agent hereunder and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent), the Parent Borrower shall and shall (except in the case of delivery of financial information, reports and notices, in which case it shall or shall cause the Borrower Representative, if it is not then the Borrower Representative, to) cause each of its respective Restricted Subsidiaries to:

7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) as soon as available, but in any event not later than the fifth Business Day after (i) the 135th day following the end of the Fiscal Year of the Parent Borrower ending January 28, 2018 and (ii) the 120th day following the end of each Fiscal Year of the Parent Borrower (or, in each case, such longer period as would be permitted by the SEC if the Borrower (or, any Parent Entity or IPO Vehicle whose financial statements satisfy the Borrower’s reporting ~~obligation~~obligations under this Subsection 7.1(a)) were then subject to SEC reporting requirements as a non-accelerated filer) ending thereafter, a copy of the consolidated balance sheet of the Parent Borrower as at the end of such year and the related consolidated statements of operations, equity and cash flows for such year, setting forth, commencing with the financial statements for the fiscal year ending February 3, 2019, in each case, in comparative form, the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception ~~is related solely to~~arises solely with respect to, results from or arises on account of (i) an upcoming maturity or termination date hereunder or an upcoming “maturity date” under the Term Loan Credit Agreement~~, Senior Notes~~ or any other Indebtedness Incurred in compliance with this Agreement, (ii) any potential or actual inability to satisfy any financial maintenance covenant included in ~~any~~this Agreement or any other Indebtedness of the Parent Borrower or its Subsidiaries ~~on a future date in a future period~~ or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of (x) the Parent Borrower’s or any Parent Entity’s or IPO Vehicle’s annual report on Form 10-K for such year, as filed with the SEC, or (y) the financial statements of any Parent Entity or IPO Vehicle, will, in each case, satisfy the Parent Borrower’s obligation under this Subsection 7.1(a) with respect to such year, including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K or accompanying such financial statements, as applicable, does not contain any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to, resulting from or arising on account of (i) an upcoming maturity or termination date hereunder or an upcoming “maturity date” under the Term Loan Credit Agreement~~, Senior Notes~~ or any other Indebtedness Incurred in compliance with this Agreement, (ii) any potential or actual inability to satisfy any financial maintenance covenant included in ~~any~~this Agreement or any other Indebtedness of the Parent Borrower or its Subsidiaries ~~on a future date or in a future period~~ or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)), together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act, and which may be in a form substantially similar to the management’s discussion and analysis of financial information included in the offering memorandum for the Senior Notes);

(b) as soon as available, but in any event not later than the fifth Business Day following (I) the 90th day following the end of the quarterly period ending July 30, 2017, the unaudited combined balance sheets and related statements of operations and cash flows of the Waterworks Business for such quarterly period and (II) (i) the 90th day following the end of the quarterly period ending October 29, 2017 and (ii) the 60th day following the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower (or such longer period as would be permitted by the SEC if the Borrower (or any Parent Entity or IPO Vehicle whose financial statements satisfy the Borrower’s reporting ~~obligation~~obligations under this Subsection 7.1(b)) were then subject to SEC reporting requirements as a non-accelerated filer) commencing, in the case of clause (ii), with the fiscal quarter ending April 29, 2018, the unaudited consolidated balance sheet of the Parent Borrower as at the end of such quarter and the related unaudited consolidated statements of operations and changes in cash flows of the Parent Borrower for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth commencing with the financial statements for the fiscal quarter ending October 28, 2018 in comparative form the figures for and as of the corresponding periods of the previous year, in each case certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of (x) the Parent Borrower’s or any Parent Entity’s or IPO Vehicle’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, or (y) the financial statements of any Parent Entity or IPO Vehicle, will in each case, satisfy the Parent Borrower’s obligations under this Subsection 7.1(b) with respect to such quarter), together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act, and which may be in a form substantially consistent with the management’s discussion and analysis of financial information with respect to the financial statements included in the offering memorandum for the Senior Notes);

(c) to the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Subsections 7.1(a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations reflecting the material adjustments necessary (as determined by the Borrower Representative in good faith, which determination shall be conclusive) to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(d) all such financial statements delivered pursuant to Subsection 7.1(a) or (b) to (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b), shall be certified by a Responsible Officer of the Parent Borrower to) fairly present in all material respects the financial condition of the Parent Borrower and, if applicable the applicable Parent Entity or IPO Vehicle and, its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower, to the knowledge of such Responsible Officer, as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to Subsection 7.1(b), for the absence of certain notes).

Notwithstanding anything in ~~clauses~~clause (a) or (b) of this Subsection 7.1 to the contrary, except as expressly required with respect to Unrestricted Subsidiaries in clause (c) above, in no event shall any annual or quarterly financial statements delivered pursuant to ~~clauses~~clause (a) or (b) of this Subsection 7.1 be required to (x) include any segment reporting, reporting with respect to non-consolidated subsidiaries, separate consolidating financial information with respect to the Parent Borrower, any Subsidiary Guarantor or any other Affiliate of the Parent Borrower, or any segment reporting, reporting with respect to non-consolidated subsidiaries, separate financial statements or information for the Parent Borrower, any Subsidiary Guarantor or any other Affiliate of the Parent Borrower, (y) comply with Section 302, Section 404 and Section 906 of the Sarbanes Oxley Act of 2002, as amended, or related items 307, 308 and 308T of Regulation S-K under the Securities Act ~~and~~or (z) comply with Rule 3-03(e), Rule 3-05, Rule 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act.

7.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) [reserved];

(b) concurrently with the delivery of the financial statements and reports referred to in Subsections 7.1(a) and 7.1(b), a certificate signed by a Responsible Officer of the Borrower Representative in substantially the form of Exhibit Q or such other form as may be agreed between the Borrower Representative and the Administrative Agent (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, each of the Parent Borrower and its Restricted Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) commencing with the delivery of the Compliance Certificate for the Fiscal Quarter ended October 29, 2017, setting forth a reasonably detailed calculation of the Consolidated Fixed Charge Coverage Ratio for the Most Recent Four Quarter Period (whether or not a Compliance Period is in effect) and, if applicable, demonstrating compliance with Subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in Subsections 7.1(a) and 7.1(b));

(c) [reserved];

(d) within five Business Days after the same are filed, copies of all financial statements and periodic reports which the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

(e) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority; ~~and~~

(f) not later than 5:00 P.M., New York City time, on or before the 20th Business Day of each Fiscal Period of the Parent Borrower (or (i) more frequently as the Borrower Representative may elect, so long as the same frequency of delivery is maintained by the Borrower Representative for the immediately following 90 day period or (ii) not later than the third Business Day of each week during any period (a) commencing on the date on which either (x) a Specified Default has occurred and has been continuing or (y) the Specified Availability has been less than 10.0% of Availability at such time, in the case of each of (x) and (y) above for a period of five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Representative thereof and (b) ending on the first date thereafter on which both (x) no Specified Default has existed or been continuing at any time and (y) the Specified Availability shall have been not less than 10.0% of Availability at any time, in each case for 20 consecutive calendar days), a borrowing base certificate setting forth the

Borrowing Base (with supporting calculations) substantially in the form of Exhibit K hereto (each, a “Borrowing Base Certificate”), which shall also include a calculation of Specified Unrestricted Cash, and which shall be prepared as of the last Business Day of the preceding Fiscal Period of the Parent Borrower (or (x) such other applicable date to be agreed by the Borrower Representative and the Administrative Agent in the case of clause (i) above or (y) the previous Friday in the case of clause (ii) above); provided that a revised Borrowing Base Certificate based on the Borrowing Base Certificate last delivered shall be delivered within five Business Days after (1) the consummation of a sale of ABL Priority Collateral not in the ordinary course of business with an aggregate fair market value (as determined by the Borrower Representative in good faith, which determination shall be conclusive) in excess of $25,000,000 or (2) any merger, consolidation, amalgamation or disposition pursuant to clause (3) or (4) of the last proviso of each of Subsection 8.2(a)(y) or 8.2(b), as applicable, giving pro forma effect to such sale or such merger, consolidation, amalgamation or disposition, unless, in the case of clauses (1) and (2) the pro forma effect of such event was already reflected on such Borrowing Base Certificate last delivered. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent;

(g) subject to the last sentence of Subsection 7.6(a), promptly, such additional financial and other information regarding the Loan Parties as any Agent or the Required Lenders through the Administrative Agent may from time to time reasonably request;

(h) promptly upon reasonable request from the Administrative Agent calculations of Consolidated EBITDA and other Fixed GAAP Terms as reasonably requested by the Administrative Agent promptly following receipt of a written notice from the Borrower Representative electing to change the Fixed GAAP Date, which calculations shall show the calculations of the respective Fixed GAAP Terms both before and after giving effect to the change in the Fixed GAAP Date and identify the material change(s) in GAAP giving rise to the change in such calculations; and

(i) such information regarding aging of Accounts of the Parent Borrower and its Restricted Subsidiaries as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Subsection 7.1 or this Subsection 7.2 may at the Borrower Representative’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (A) in the case of any such documents other than documents required to be delivered pursuant to Subsection 7.2(f) (i) on which the Parent Borrower or the Borrower Representative posts such documents, or provides a link thereto, on the Parent Borrower’s or the Borrower Representative’s (or any Parent Entity’s or IPO Vehicle’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower or the Borrower Representative may specify by written notice to the Administrative Agent from time to time), or (ii) on which such documents are posted on the Parent Borrower’s or the Borrower Representative’s (or any Parent Entity’s or IPO Vehicle’s) behalf on an Internet or intranet website to which each Lender and the Administrative

Agent have access (whether a commercial, third-party website (including any website maintained by the SEC) or whether sponsored by the Administrative Agent) and (B) in the case of any such documents required to be delivered pursuant to Subsection 7.2(f), on which the Parent Borrower or the Borrower Representative provides a link thereto on the Parent Borrower’s or the Borrower Representative’s (or any Parent Entity’s or IPO Vehicle’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower or the Borrower Representative may specify by written notice to the Administrative Agent from time to time). Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence (other than the posting by the Parent Borrower or the Borrower Representative of any such documents on any website maintained for or sponsored by the Administrative Agent), the Parent Borrower or the Borrower Representative shall promptly provide the Administrative Agent notice of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such prompt notice shall not constitute a Default hereunder.

7.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity in all material respects with GAAP with respect thereto have been provided on the books of the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, or except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.4 Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Subsection 8.2 or 8.5; provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises and the Parent ~~Borrower’s~~Borrower and its Restricted Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5 Maintenance of Property; Insurance. ~~(a)~~ (i) Keep all property necessary in the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) use commercially reasonable efforts to maintain with financially sound and reputable insurance companies (or any ~~Captive~~Insurance Subsidiary) insurance on, or self-insure, all property material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are consistent with the past practice ~~of the Parent Borrower and its Restricted Subsidiaries~~ or usually insured against in the same general area by companies engaged in the same or a similar business; (iii) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; (iv) use commercially reasonable efforts to maintain property and liability policies that provide that in the event of any cancellation thereof during the term of the policy, either by the insured or by the insurance company, the insurance company shall provide to the secured party at least 30 days prior written notice thereof, or in the case of cancellation for non-payment of premium, 10 days prior written notice thereof; (v) in the event of any material change in any of the property or liability policies referenced in the preceding clause (iv), use commercially reasonable efforts to provide the Administrative Agent with at least 30 days prior written notice thereof; and (vi) use commercially reasonable efforts to ensure that, subject to the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, at all times~~,~~ the Collateral Agent, the applicable Collateral Representative or any Additional Agent, in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies maintained by each Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by each Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default or a Dominion Event shall have occurred and be continuing, (A) the Collateral Agent shall turn over to the Borrower Representative any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Parent Borrower and its Subsidiaries, (B) the Collateral Agent agrees that the applicable Borrower and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (C) all proceeds from a Recovery Event shall be paid to the Borrower Representative.

7.6 Inspection of Property; Books and Records; Discussions. (a) (i) In the case of the Parent Borrower, keep proper books and records in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the material assets and business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole; and (ii) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Parent Borrower and its Restricted Subsidiaries with officers of the Parent Borrower and its Restricted Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice; provided that (a) except during the continuation of an Event of Default, only one such visit per year shall be at the Parent Borrower’s expense, and (b) during the continuation of an Event of Default, the Administrative Agent or its representatives may do any of the foregoing at the Parent Borrower’s expense; and provided, further, that representatives of the Borrower Representative may be present during any such visits, discussions and inspections. Each Borrower shall keep records of its Inventory in a manner to allow the Borrowing Base Certificate to be prepared in accordance with this Agreement. Upon the Administrative Agent’s reasonable request, the Parent Borrower will provide a summary inventory report (based on its customary methodology and, in form and substance, as prepared for its internal purposes) no more than once per year and at a time prepared by the Parent Borrower for its internal purposes in its ordinary course of business. Notwithstanding anything to the contrary in Subsection 7.2(g) or in this Subsection 7.6 or in any other provision of any Loan Document, none of the Parent Borrower or any Restricted Subsidiary will be required to disclose, or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(b) At reasonable times during normal business hours and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, the Parent Borrower and its Restricted Subsidiaries will grant access to the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s premises, books, records, accounts and Inventory so that (i) the Administrative Agent or an appraiser retained by the Administrative Agent may conduct an Inventory appraisal and (ii) the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations (including environmental assessments) as the Administrative Agent may deem reasonably necessary or appropriate, including evaluation of the Parent Borrower’s practices in the computation of the Borrowing Base. Unless an Event of Default exists, or if previously approved by the Borrower Representative, no environmental assessment by the Administrative Agent may include any sampling or testing of the soil, surface water or groundwater. The Administrative Agent may conduct one field examination and one Inventory appraisal in any calendar year that Excess Availability has not been less than 12.5% of Availability for a period of 10 consecutive Business Days during such calendar year, and the Administrative Agent may conduct in any calendar year, at the Loan Parties’ expense, up to two field examinations and two Inventory appraisals if Excess Availability falls below 12.5% of Availability for 10 consecutive Business Days at any time in such calendar year. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of any Event of Default the Administrative Agent may cause such additional field examinations and Inventory appraisals to be taken for each of the Loan Parties as the Administrative Agent in its reasonable discretion determines are necessary or appropriate (each, at the expense of the Loan Parties). All amounts chargeable to the applicable Borrowers under this Subsection 7.6(b) shall constitute obligations that are secured by all of the applicable Collateral and shall be payable to the Agents hereunder. Notwithstanding the foregoing, the Borrower Representative may at any time, in its sole discretion, instruct the Administrative Agent in writing to suspend the inclusion of any Eligible Inventory in the Borrowing Base and from and after any such suspension the Administrative Agent may not conduct any Inventory appraisals. Following any such suspension, at any time the Borrower Representative may instruct the Administrative Agent in writing to terminate such suspension period and include Eligible Inventory in the Borrowing Base on the conditions and terms set forth herein, provided that the Administrative Agent has the right to conduct an Inventory appraisal prior to including any Eligible Inventory in the Borrowing Base.

7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) as soon as possible after a Responsible Officer of the Borrower Representative knows thereof, the occurrence of any Default or Event of Default;

(b) as soon as possible after a Responsible Officer of the Borrower Representative knows thereof, any default or event of default under any Contractual Obligation of the Parent Borrower or any of its Restricted Subsidiaries, other than as previously disclosed in writing to the Lenders, which would reasonably be expected to have a Material Adverse Effect;

(c) as soon as possible after a Responsible Officer of the Borrower Representative knows thereof, the occurrence of (i) any default or event of default under the Term Loan Credit Agreement, (ii) ~~any default or event of default under the Senior Notes Indenture~~[reserved] or (iii) any payment default under any Additional Obligations Documents or under any agreement or document governing other Indebtedness, in each case under this clause (c) relating to Indebtedness in an aggregate principal amount equal to or greater than ~~$50,000,000~~the greater of $100,000,000 and 6.50% of Consolidated Tangible Assets;

(d) as soon as possible after a Responsible Officer of the Borrower Representative knows thereof, any litigation, investigation or proceeding affecting the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Parent Borrower knows thereof: (i) the occurrence ~~or expected occurrence~~ of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination or Insolvency of, any Multiemployer Plan or Foreign Plan; or (ii) the institution of proceedings ~~or the taking of any other formal action~~ by the PBGC or the Parent Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which would reasonably be expected to result in the withdrawal from, or the termination or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, would be reasonably expected to result in a Material Adverse Effect;

(f) as soon as possible after a Responsible Officer of the Borrower Representative knows thereof, (i) any release or discharge by the Parent Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower Representative reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Borrower Representative reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the Parent Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower Representative reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect;

(g) as soon as possible after a Responsible Officer of the Borrower knows thereof, any loss, damage, or destruction to a significant portion of the ABL Priority Collateral, whether or not covered by insurance; and

(h) promptly after a Responsible Officer of the Borrower Representative knows thereof, any default, event of default or termination under any material warehouse or Store lease of the Parent Borrower or any of its Restricted Subsidiaries, other than as previously disclosed in writing to the Lenders, which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative ~~(and, if applicable, the relevant Restricted Subsidiary)~~ setting forth details of the occurrence referred to therein and stating what action the Borrower Representative (or, if applicable, the relevant Restricted Subsidiary) proposes to take with respect thereto.

7.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Restricted Subsidiaries. For purposes of this Subsection 7.8(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Restricted Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply would not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest would not reasonably be expected to have a Material Adverse Effect.

7.9 After-Acquired Subsidiaries. (a) [Reserved].

(b) With respect to any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary) (i) created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (other than an Excluded Subsidiary), (ii) being designated as a Restricted Subsidiary, (iii) ceasing to be an Immaterial Subsidiary or other Excluded Subsidiary as provided in the applicable definition thereof after the expiry of any applicable period referred to in such definition or (iv) that becomes a Domestic Subsidiary as a result of a Permitted Investment or a transaction pursuant to, and permitted by, Subsection 8.2 or 8.4 (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and, if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that is required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected ~~second priority~~(in accordance with the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable) security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary owned directly by the Parent Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (other than Excluded Subsidiaries) to execute and deliver a Supplemental Agreement (as defined in the Guarantee and Collateral Agreement) pursuant to ~~Section~~Subsection 9.15 of the Guarantee and Collateral Agreement, (ii) deliver to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary, and (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent. In addition, the Parent Borrower may cause any Subsidiary that is not required to become a Subsidiary Guarantor to become a Subsidiary Guarantor by executing and delivering a Subsidiary Guaranty (~~or with respect to Foreign Subsidiaries, as otherwise agreed to with the Administrative Agent).~~which

Subsidiary Guaranty shall be accompanied by all documentation and other information about such Subsidiary as shall be mutually agreed to be required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the CDD Rule); provided that in the case of any Foreign Subsidiary, notwithstanding anything to the contrary in this Agreement or any other Loan Document, such Foreign Subsidiary shall guarantee the Borrower Obligations (as defined in the Guarantee and Collateral Agreement) and grant a perfected lien with the priority contemplated herein on substantially all of its assets pursuant to arrangements (including security documents governed by foreign law) reasonably agreed between the Administrative Agent and the Parent Borrower (which arrangements (w) shall be subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Parent Borrower, (x) shall only operate to create guarantees or security rather than to impose new commercial obligations or restrictions, and accordingly shall not operate to prevent any transaction otherwise permitted under this Agreement or the Guarantee and Collateral Agreement, require additional consents or authorizations, or contain any additional representations or undertakings, in each case unless the same are required for the creation of the guarantee or the creation or perfection of the security (as and to the extent that such creation or perfection is required pursuant to the terms this Agreement or the Guarantee and Collateral Agreement, as applicable) and are no more onerous than any equivalent representation or undertaking in this Agreement or the Guarantee and Collateral Agreement, (y) shall not permit the Administrative Agent or the Collateral Agent to enforce any such arrangements or exercise any power of attorney granted thereunder unless an Event of Default shall have occurred and be continuing, and (z) to the extent possible under the laws governing such arrangements, shall contain a release clause automatically releasing, reassigning and cancelling the guarantee or security constituted thereby, and shall otherwise require the Collateral Agent to release such security in accordance with Subsection 9.16 of the Guarantee and Collateral Agreement), and nothing in the definition of “Excluded Assets” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Guarantor or the pledge of the Capital Stock of such Foreign Subsidiary by any other Loan Party that holds such Capital Stock; provided, further, that if the Parent Borrower elects to cause any Subsidiary to become a Guarantor pursuant to this Subsection 7.9(b), in addition to, and without limiting the applicability to such Guarantor of other Guarantor release provisions set forth in the Loan Documents, the Parent Borrower may, in its sole discretion, elect to release such Guarantor from its Obligations so long as (1) immediately after such release, no Event of Default under Subsection 9.1(a) or 9.1(f) shall have occurred and be continuing and (2) such release, which shall constitute an Investment by the Parent Borrower in such Guarantor at the date of such release in an amount equal to the book value of the Parent’ Borrower’s Investment therein, complies with the limitations on Investments under Subsection 8.12. Notwithstanding the foregoing, and other than in connection with any Canadian Facility incorporated in accordance with Subsection 2.9, in no event shall any Foreign Subsidiary have assets included in the Borrowing Base.

(c) With respect to any Foreign Subsidiary created or acquired subsequent to the Closing Date by the Parent Borrower, or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (in each case, other than any Excluded

Subsidiary) or any Foreign Subsidiary that is a Borrower or a Guarantor, the Capital Stock of which is owned directly by the Parent Borrower ~~or~~, a Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary) or any Foreign Subsidiary that is a Borrower or a Guarantor, promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that is required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected second priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement or any other applicable Security Document) in the Capital Stock of such new Subsidiary that is directly owned by the Parent Borrower ~~or~~, any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary) or any Foreign Subsidiary that is a Guarantor to execute and deliver a Supplemental Agreement (as defined in the Guarantee and Collateral Agreement) pursuant to Section 9.15 of the Guarantee and Collateral Agreement or, with respect to Capital Stock of a Foreign Subsidiary that is owned directly by any Foreign Subsidiary that is a Guarantor, such supplemental agreement(s) as may be required pursuant to any applicable Security Document, and (ii) to the extent reasonably deemed advisable by the Collateral Agent, the applicable Collateral Representative or any Additional Agent, in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, deliver to the applicable agent the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent’s security interest therein (in each case as and to the extent required by the Guarantee and Collateral Agreement); provided that in either case in no event shall more than 65.0% of each series of Capital Stock of any Foreign Subsidiary be required to be so pledged.

(d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents (to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral) in each case in accordance with, and to the extent required by, the Guarantee and Collateral Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, shall control, (B) no security interest or lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of the Holding ~~Company~~Companies, the Parent Borrower or any of its

Subsidiaries in, and “Collateral” shall not include, any Excluded Asset, (C) except in the case of any assets of, or Capital Stock in, any Foreign Subsidiary that is a Guarantor, no Loan Party or any Affiliate thereof (other than any Foreign Subsidiary pursuant to the last sentence of Subsection 7.9(b)) shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than in the event any Foreign Subsidiary becomes a Loan Party pursuant to the last sentence of Subsection 7.9(b))), (D) to the extent not automatically perfected by filings under the Uniform Commercial Code of each applicable jurisdiction, no Loan Party shall be required to take any actions in order to perfect any security interests granted with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts, but excluding Capital Stock required to be delivered pursuant to Subsections 7.9(b) and (c) above), except to the extent any such action is required pursuant to Subsection 4.16, and (E) nothing in this Subsection 7.9 shall require that any Holding Company, the Parent Borrower or any Subsidiary grant a Lien with respect to any property or assets in which such ~~Subsidiary~~Person acquires ownership rights to the extent that the Borrower Representative and the Administrative Agent reasonably determine ~~in writing~~that the costs or other consequences to ~~any Holding Company~~Management Holdings, Waterworks Holdings LP, Waterworks Holdings LLC, Pubco, New Blocker, Topco or one of its Subsidiaries (or, at the election of the Parent Borrower in connection with ~~an initial public offering or other~~ restructuring of the Parent Borrower~~, any Parent Entity or IPO Vehicle~~, the Parent Borrower or any of its Subsidiaries) of the granting of such a Lien is excessive in view of the benefits that would be obtained by the Secured Parties.

(f) Notwithstanding any provision of this Subsection 7.9 or Subsection 7.12 to the contrary, prior to the Discharge of Term Loan Obligations (as defined in the ABL/Term Loan Intercreditor Agreement or the equivalent term in any Other Intercreditor Agreement), (i) the requirements of this Subsection 7.9 and of Subsection 7.12 to deliver any Term Loan Priority Collateral to the Agent shall be deemed satisfied by the delivery of such Term Loan Priority Collateral to the Term Loan Agent or the Term Loan Collateral Representative (as defined in the ABL/Term Loan Intercreditor Agreement or the equivalent term in any Other Intercreditor Agreement), (ii) the Parent Borrower shall, and shall cause each Restricted Subsidiary to, comply with the requirements of this Subsection 7.9 and Subsection 7.12 with respect to the Obligations hereunder as they relate to any Term Loan Priority Collateral only to the same extent that the Parent Borrower and such Restricted Subsidiaries are required to comply with provisions analogous to this Subsection 7.9 or Subsection 7.12 under the Term Loan Credit Agreement or the documentation governing any other Term Loan Priority Obligation and (iii) the Term Loan Agent or the Term Loan Collateral Representative (as defined in the ABL/Term Loan Intercreditor Agreement or the equivalent term in any Other Intercreditor Agreement) shall have sole discretion (in consultation with the Parent Borrower, if applicable) with respect to any determination concerning Term Loan Priority Collateral as to which the Agent would have authority to exercise under this Subsection 7.9 or Subsection 7.12.

7.10 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Subsection 5.16 and request the issuance of Letters of Credit only for the purposes set forth in Subsection 3.1(b).

7.11 Accounting Changes. The Parent Borrower will, for financial reporting purposes, cause the Parent Borrower’s and each of its Subsidiaries’ Fiscal Years to end on the Sunday closest to January 31st of each calendar year; provided that the Borrower Representative may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to (i) a calendar year-end convention or (ii) any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower Representative and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary in order to reflect such change in financial reporting.

7.12 Post-Closing Security Perfection. The Borrower Representative agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be reasonably necessary to provide the perfected security interests described in the provisos to Subsections 6.1(a) and 6.1(g) that are not so provided on the Closing Date, and in any event to provide such perfected security interests and to satisfy such other conditions within the applicable time periods set forth on Schedule 7.12, as such time periods may be extended by the Administrative Agent, in its sole discretion. Notwithstanding any other provision of this Subsection 7.12, Subsection 7.9, of Schedule 7.12 or of any Security Document, the Parent Borrower shall not be obligated to take, or cause to be taken, any action that is dependent on an action that the Administrative Agent or the Collateral Agent, as the case may be, has failed to take, for so long as the Administrative Agent or the Collateral Agent has failed to take such action.

SECTION 8

Negative Covenants

The Parent Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and all other Obligations then due and owing to any Lender or any Agent and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent), the Parent Borrower shall not and shall not permit any of its Restricted Subsidiaries to directly or indirectly:

8.1 Financial Condition. During each Compliance Period, permit, for the Most Recent Four Quarter Period, the Consolidated Fixed Charge Coverage Ratio as of the last day of such Most Recent Four Quarter Period, to be less than 1.00 to 1.00.

8.2 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a) (x) (1) any Borrower may be merged, consolidated or amalgamated with or into another Person if a Borrower is the surviving Person or (2) the Person (the “Successor Borrower”) formed by or surviving such merger, consolidation or amalgamation (i) is organized or existing under the laws of the United States, or any state, district or territory thereof and (ii) expressly assumes all obligations of such Borrower under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent; provided that, in the case of clause (x)(2) above, (i) except with respect to any transaction in which an Escrow Subsidiary merges, consolidates or amalgamates with and into a Borrower, immediately after giving effect to the transaction (and treating any Indebtedness that becomes an Obligation of the Successor Borrower as a result of such transaction as having been incurred by the Successor Borrower at the time of such transaction), no ~~Default will~~Event of Default under Subsection 9.1(a), (c)(iii), (e), (f), (h), (i), (j) or (k) or other Event of Default known to the Parent Borrower shall have occurred and be continuing, (ii) each Subsidiary Guarantor (other than (I) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guaranty in connection with such transaction and (II) any party to any such merger, consolidation or ~~merger~~amalgamation ) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its Subsidiary Guaranty (other than any Subsidiary Guaranty that will be discharged or terminated in connection with such transaction) and (iii) each Subsidiary Guarantor (other than (I) any Subsidiary that will be released from its grant or pledge of Collateral under the Guarantee and Collateral Agreement in connection with such transaction and (II) any party to any such merger, consolidation or ~~merger~~amalgamation ) shall have by a supplement to the Guarantee and Collateral Agreement or another document or instrument affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (ii) above; and (y) any Restricted Subsidiary of the Parent Borrower other than any Borrower may be merged ~~or~~, consolidated or amalgamated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving entity) or with or into any one or more Restricted Subsidiaries that are Wholly Owned Subsidiaries of the Parent Borrower (provided that the Wholly Owned Subsidiary or Restricted Subsidiary of the Parent Borrower shall be the continuing or surviving entity); provided that (x) in any case where the Subsidiary that is the non-surviving entity is a Loan Party and such Subsidiary’s assets include real property owned by such Loan Party or Voting Stock of any other Loan Party, or (y) if such merger, consolidation or amalgamation constitutes (alone or together with any related merger, consolidation or amalgamation by any Loan Party) a transfer of all or substantially all of the assets of the Domestic Subsidiaries that are Loan Parties, then in the case of either clause (x) or (y), (1) the continuing or surviving entity shall be a Loan Party, or (2) such merger, consolidation or amalgamation shall be in the ordinary course of business, or (3) if the continuing or surviving entity is not a Loan Party, the fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive) of all such assets transferred by a Loan Party pursuant to this clause (3) does not exceed ~~$12,500,000~~the greater of (x) $20,000,000 and (y) 1.50% of Consolidated Tangible Assets in any Fiscal Year or (4) at the time of such merger, consolidation or amalgamation, (A) the Payment Condition in respect of merger, consolidation or amalgamation is satisfied and (B) no Specified Default or other Event of Default known to the Borrower Representative has occurred and is continuing or would result therefrom;

(b) any Restricted Subsidiary of the Parent Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Parent Borrower (and, in the case of a ~~non-Wholly~~Non-Wholly Owned Subsidiary, may be liquidated to the extent the Parent Borrower or any Wholly Owned Subsidiary which is a direct parent of such ~~non-Wholly~~Non-Wholly Owned Subsidiary receives a pro rata distribution of the assets thereof); provided that if the Subsidiary that disposes of any or all of its assets is a Loan Party and such disposition includes real property owned by such Loan Party or Voting Stock of any other Loan Party, or constitutes (alone or together with any related disposition of assets by any Loan Party) all or substantially all of the assets of the ~~Domestic~~ Subsidiaries that are Loan Parties, (1) the transferee of such assets shall be a Loan Party, or (2) such disposition shall be in the ordinary course of business, or (3) if the transferee of such assets is not a Loan Party, the fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive) of all such assets transferred by a Loan Party pursuant to this clause (3) does not exceed ~~$12,500,000~~the greater of (x) $20,000,000 and (y) 1.50% of Consolidated Tangible Assets in any Fiscal Year or (4) at the time of such sale, lease, transfer or other disposition, (A) the Payment Condition in respect of asset sales is satisfied and (B) no Specified Default or other Event of Default known to the ~~Borrowers~~Borrower Representative has occurred and is continuing or would result therefrom;

(c) to the extent such sale, lease, transfer or other disposition or transaction is expressly excluded from the definition of “Asset Sale” or, if such sale, lease transfer or other disposition or transaction constitutes an “Asset Sale,” such Asset Sale is made in compliance with Subsection 8.5;

(d) the Parent Borrower or any Restricted Subsidiary may be merged ~~or~~, consolidated or amalgamated with or into any other Person in order to effect any acquisition permitted pursuant to Subsection 8.4 or any Investment permitted pursuant to Subsection 8.12; or

(e) the Waterworks Acquisition and the other Transactions shall be permitted.

8.3 Limitation on Restricted Payments. Declare or pay any Restricted Payment, except that:

(a) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to allow any Parent Entity or IPO Vehicle to pay legal, accounting and other maintenance and operational expenses (other than taxes) incurred in the ordinary course of business, provided that, if any Parent Entity or IPO Vehicle shall own any material assets other than the Capital Stock of the Parent Borrower or another Parent Entity or IPO Vehicle or other assets, relating to the ownership interest of such Parent Entity or IPO Vehicle in another Parent Entity or IPO Vehicle, as applicable, the

Parent Borrower or its Subsidiaries, such cash dividends with respect to such Parent Entity or IPO Vehicle, as applicable, shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity or IPO Vehicle, as applicable, relating or allocable to its ownership interest in the Parent Borrower or another Parent Entity or IPO Vehicle, as applicable, and such other related assets;

(b) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by any Parent Entity or IPO Vehicle in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement, the Term Loan Documents, the Senior Notes Documents or any other agreement or instrument relating to Indebtedness of any Loan Party or any of the Restricted Subsidiaries and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity (including under the CD&R Indemnification Agreement), or obligations in respect of director and officer insurance (including premiums therefor), provided that, in the case of subclause (i) above, if any Parent Entity or IPO Vehicle shall own any material assets other than the Capital Stock of the Parent Borrower or another Parent Entity or IPO Vehicle, as applicable, or other assets relating to the ownership interest of such Parent Entity or IPO Vehicle in another Parent Entity~~,~~ or IPO Vehicle, the Parent Borrower or its Subsidiaries, with respect to such Parent Entity or IPO Vehicle, as applicable, such cash dividends shall be limited to the reasonable and proportional share, as determined by the Borrower Representative in its reasonable discretion, of such expenses incurred by such Parent Entity or IPO Vehicle, as applicable, relating or allocable to its ownership interest in another Parent Entity or IPO Vehicle, as applicable, the Parent Borrower and such other assets;

(c) the Parent Borrower may pay, without duplication, cash dividends, payments and distributions (A) pursuant to the Tax Sharing Agreement or ~~a similar agreement with~~to pay or permit any Parent Entity or IPO Vehicle to pay (but without duplication) any amount pursuant to the Tax Receivable Agreements (excluding any accelerated lump sum amount payable upon an early termination of a ~~tax receivables agreement entered into in connection with an initial public offering~~Tax Receivables Agreement to the extent such amount exceeds the amount that would have been payable under such ~~tax receivables~~ agreement in the absence of such acceleration); and (B) to pay or permit any Parent Entity or IPO Vehicle to pay any Related Taxes;

(d) the Parent Borrower may pay cash dividends, payments and distributions in an amount sufficient to allow any Parent Entity to perform its obligations under the Plumb Acquisition Agreement and to pay all fees and expenses incurred in connection with the Transactions, the Third Amendment Effective Date Transactions and the other transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow any Holding Company to perform its obligations under or in connection with the Loan Documents to which it is a party;

(e) the Parent Borrower may make or pay loans, advances, dividends or distributions ~~by the Borrower~~ to any Parent Entity or IPO Vehicle (whether made directly or indirectly and with “Parent Entity” including, for this purpose, “back to back” transactions involving (x) Management Holdings or (y) any other “management feeder” employed by a Parent Entity for compensatory and/or tax purposes) to permit any Parent Entity or IPO Vehicle to repurchase or otherwise acquire its Capital Stock or other debt or equity securities (including any options, warrants or other rights in respect thereof), or ~~payments by~~ the Parent Borrower or its Subsidiaries may make payments to repurchase or otherwise acquire Capital Stock or other debt or equity securities of any Parent Entity~~,~~ or IPO Vehicle or the Parent Borrower or any Subsidiary (including any options, warrants or other rights in respect thereof), in each case from current or former Management Investors (including any repurchase or acquisition by reason of the Parent Borrower~~,~~ or any of its Subsidiaries or any Parent Entity or IPO Vehicle retaining any Capital Stock or other debt or equity securities, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) in any calendar year equal to ~~$30,000,000~~the greater of (x) $60,000,000 and (y) 4.00% of Consolidated Tangible Assets; provided that such amount shall be increased by (A) an amount equal to ~~$30,000,000~~the greater of (x) $60,000,000 and (y) 4.00% of Consolidated Tangible Assets multiplied by the number of calendar years that have commenced since the Closing Date~~;~~, (B) an amount equal to the proceeds to the Parent Borrower (whether received by it directly or from a Parent Entity or IPO Vehicle or applied to pay Parent Entity Expenses other than in the form of Disqualified Capital Stock) or any Parent Entity or IPO Vehicle of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by any Parent Entity or IPO Vehicle, the Parent Borrower or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of the Parent Borrower’s or any Parent Entity’s or IPO Vehicle’s Capital Stock; provided, however, that, if applicable, any amount actually received by any Parent Entity or IPO Vehicle in accordance with this clause (B) shall have been further contributed to the Parent Borrower or applied to pay (i) ~~to pay~~ expenses, taxes or other amounts (in respect of which the Parent Borrower is permitted to make dividends, payments or distributions pursuant to this Subsection 8.3) or (ii) ~~in payment of~~ Parent Entity Expenses~~;~~, and (C) the cash proceeds of key man life insurance policies received by the Parent Borrower or any of its Subsidiaries (or by any Parent Entity or IPO Vehicle and contributed to the Capital Stock (other than Disqualified Capital Stock) of the Parent Borrower);

(f) the Parent Borrower may pay dividends, payments and distributions to the extent of Net Proceeds from any Excluded Contribution to the extent such dividend, payment or distribution is made (regardless of whether any Default or Event of Default has occurred and is continuing) within 180 days of the date when such Excluded

Contribution was received by the Parent Borrower; provided that any payment pursuant to this Subsection 8.3(f) shall be deemed to be a usage of the Available Excluded Contribution Amount Basket;

(g) the Parent Borrower may pay dividends, payments and distributions in an amount not to exceed the Available Excluded Contribution Amount Basket, (i) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is made no Specified Default shall have occurred and be continuing or would result therefrom or (ii) for any other purposes if at the time such dividend, payment or distribution is made no ~~Specified Default or~~ Event of Default known to the Borrower Representative shall have occurred and be continuing or would result therefrom;

(h) the Parent Borrower may pay cash dividends, payments and distributions, (i) (x) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is declared no Specified Default shall have occurred and be continuing or would if paid on the date of such declaration result therefrom or (y) for any other purposes, if at the time such dividend, payment or distribution is declared no Specified Default or Event of Default known to the Borrower Representative shall have occurred and be continuing or would if paid on the date of such declaration result therefrom (provided in each case that such dividend, payment or distribution is paid within 30 days of such declaration) and (ii) the aggregate amount of such dividends, payments and distributions pursuant to this clause (h), when aggregated with all optional prepayments made pursuant to Subsection 8.6(e)(i), do not exceed, in the aggregate, the greater of $~~65,000,000~~140,500,000 and 8.50% of Consolidated Tangible Assets;

(i) the Parent Borrower may make dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(j) the Parent Borrower may make Restricted Payments in cash to pay or permit any Parent Entity or IPO Vehicle to pay any amounts payable in respect of guarantees, indemnities, obligations in respect of earn-outs or other purchase price adjustments, or similar obligations, incurred in connection with the acquisition or disposition of any business, assets or Person, as long as such business, assets or Person have been acquired by or disposed of by the Parent Borrower or a Restricted Subsidiary, or such business, assets or Person (or in the case of a disposition, the net cash proceeds thereof) have been contributed to the Parent Borrower or a Restricted Subsidiary;

(k) in addition to the foregoing dividends, the Parent Borrower may pay additional dividends, payments and distributions, (x) for purposes permitted under Subsection 8.3(e) if at the time such dividend, payment or distribution is declared no Specified Default shall have occurred and be continuing or would if paid on the date of such declaration result therefrom or (y) for any other purposes, if at the time such dividend, payment or distribution is declared no Specified Default or Event of Default known to the Borrower Representative shall have occurred and be continuing or would if paid on the date of such declaration result therefrom, provided that in each case the

Payment Condition shall be satisfied and provided further, that in each case such dividend, payment or distribution is paid within 60 days of such declaration; ~~and~~

(l) the Parent Borrower may make Restricted Payments following a Qualified IPO (including, for the avoidance of doubt, the Pubco IPO) in an amount not to exceed in any Fiscal Year of the Parent Borrower the ~~greater~~sum of (x)  ~~6.0~~7.0 % of the aggregate gross proceeds received by the Parent Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such Qualified IPO ~~and~~plus (y)  ~~6.0~~7.0 % of Market Capitalization~~.~~;

(m) the Parent Borrower may make payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into any Borrower or any Restricted Subsidiary, or any other Investment; and

(n) the Parent Borrower may make Restricted Payments to any Parent Entity or IPO Vehicle the proceeds of which are applied by any Parent Entity or IPO Vehicle in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into such Parent Entity or IPO Vehicle or any Subsidiary thereof, or any other Investment; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such acquisition, merger or consolidation or other Investment and (B) any Parent Entity or IPO Vehicle shall, substantially concurrently with the closing thereof, cause (1) such business, assets or Person acquired and any liabilities assumed to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger into the Parent Borrower or one of its Restricted Subsidiaries that is a Loan Party in accordance with Subsection 8.2.

For purposes of determining compliance with this Subsection 8.3, in the event that any Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in one or more of the clauses of this Subsection 8.3, the Borrower Representative, in its sole discretion, shall classify such item of Restricted Payment and may include the amount and type of such Restricted Payment in one or more of such clauses (including in part under one such clause and in part under another such clause).

8.4 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to make any such acquisitions so long as:

(a) such acquisition is expressly permitted by Subsection 8.2 (other than clause (d)); or

(b) such acquisition is a Permitted Acquisition;

provided that in the case of each such acquisition pursuant to clause (a) or (b) after giving effect thereto, no Specified Default or other Event of Default known to the Borrower Representative shall occur as a result of such acquisition; and provided, further, that with respect to any acquisition that is consummated in a single transaction or a series of related transactions, all or any of which might constitute an Investment but not the acquisition of all of the business or assets of, or stock or other evidences of beneficial ownership of, any Person, the Borrower Representative at its option may classify such transactions in whole or in part as an acquisition subject to this Subsection 8.4 (and for the avoidance of doubt not as an Investment subject to Subsection 8.12).

8.5 Limitation on Dispositions of Collateral. Unless the Payment Condition shall have been satisfied, engage in any Asset Sale with respect to any of the ABL Priority Collateral, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to engage in any Asset Sale, so long as the consideration received (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) in connection with such Asset Sale is for fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive, as of the date a legally binding commitment for such Asset Sale was entered into), and if the consideration received is greater than ~~$25,000,000~~the greater of (x) $100,000,000 and (y) 6.50% of Consolidated Tangible Assets, at least 75.0% of such consideration ~~received~~ (excluding, in the case of an Asset Sale (or series of related Asset Sales), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for such Asset Sale, together with all other Asset Sales since the Closing Date (on a cumulative basis) received by the Parent Borrower or any Restricted Subsidiary, is in the form of cash. For the purposes of the foregoing, the following are deemed to be cash: (1) Cash Equivalents and Temporary Cash Investments, (2) the assumption of Indebtedness of the Parent Borrower (other than Disqualified Capital Stock of the Parent Borrower) or any Restricted Subsidiary and the release of the Parent Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent Borrower and each other Restricted Subsidiary are released from any Guarantee Obligation of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (4) securities received by the Parent Borrower or any Restricted Subsidiary from the transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Parent Borrower or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in an Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive), taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $~~87,500,000~~190,000,000 and 11.50% of Consolidated Tangible Assets at the time of designation (with the fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive) of each item of Designated Noncash Consideration being measured on the date a legally binding commitment for such Asset Sale (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value).

In connection with any Asset Sale permitted under this Subsection 8.5 or a Disposition that is excluded from the definition of “Asset Sale”, the Administrative Agent shall, and the Lenders hereby authorize the ~~Administrative~~Collateral Agent to, execute such releases of Liens and take such other actions as the Borrower Representative may reasonably request in connection with the foregoing.

8.6 Limitation on Optional Payments and Modifications of Restricted Indebtedness and Other Documents. (a) Make any optional payment or optional prepayment on or optional repurchase or optional redemption of ~~(i) the Senior Notes or (ii) any Indebtedness that, in each case refinances, refunds, replaces, renews, repays, restructures or extends the Indebtedness set forth in preceding clause (i) or any refinancing thereof (in each case whether incurred under Subsection 8.13(i)(ii) or with the proceeds of any Indebtedness incurred under any other provision of Subsection 8.13) or~~ any Indebtedness that is by its terms subordinated to the payment in cash of the Obligations (collectively or individually, “Restricted Indebtedness”)~~, including any payments on account of clauses (i) and (ii)~~, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof (it being understood that (x) payments of regularly scheduled interest and (y) any payment by the Parent Borrower or any Restricted Subsidiary made as a mandatory principal redemption or other payment in respect of any Restricted Indebtedness pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Restricted Indebtedness (including the Borrower Representative’s determination in good faith (which determination shall be conclusive) of the amount of any such “AHYDO saver” mandatory principal redemption or other payment) shall be in each case permitted), unless (i) the Payment Condition shall have been satisfied or such payment or prepayment on or optional repurchase or redemption of Restricted Indebtedness is financed with an amount not exceeding the Available Excluded Contribution Amount Basket and (ii) no Specified Default or other Event of Default known to the Borrowers has occurred and is continuing or would result therefrom; provided that the Parent Borrower or any of its Restricted Subsidiaries may consummate any redemption of Restricted Indebtedness within 60 days after the date of giving an irrevocable notice of redemption if at such date of giving of such notice, such redemption would have complied with this Subsection 8.6(a).

(b) [Reserved].

(c) Amend, supplement, waive or otherwise modify any of the provisions of any Restricted Indebtedness ~~(excluding for this purpose any Restricted Indebtedness the proceeds of which were used to refinance, refund, replace, renew, repay, restructure or extend the Senior Notes or any refinancing thereof, that was incurred under any provision of Subsection 8.13 other than Subsection 8.13(i)(ii))~~ in a manner that (A) shortens the maturity date of the Indebtedness incurred thereunder to a date prior to the date that is 91 days after the Termination Date or (B) provides for a shorter weighted average life to maturity, at the time of issuance or incurrence, than the remaining weighted average life to maturity of the Indebtedness that is refinanced, refunded, replaced, renewed, repaid, restructured or extended (provided that compliance with this restriction shall be determined ignoring the effect of any payment of customary upfront fees or any permanent prepayment of such Indebtedness, in each case based on market conditions at the time of the applicable amendment, supplement, waiver or other modification). Notwithstanding the foregoing, the provisions of this Subsection 8.6(c) shall not restrict or prohibit any refinancing of Indebtedness (in whole or in part) with the proceeds of any Indebtedness otherwise permitted to be incurred pursuant to Subsection 8.13.

(d) [Reserved].

(e) Notwithstanding the foregoing the Parent Borrower shall be permitted to make the following optional payments, repurchases and redemptions (“Optional Payments”) in respect of Restricted Indebtedness:

(i) Optional Payments pursuant to this clause (e)(i) in an aggregate amount that, when aggregated with all cash dividends paid pursuant to Subsection 8.3(h), does not exceed the greater of (x) $~~50,000,000~~140,500,000 and ~~7.00~~(y) 8.50% of Consolidated Tangible Assets;

(ii) Optional Payments by exchange for, or out of the proceeds of, the issuance, sale or other incurrence of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries permitted under Subsection 8.13;

(iii) Optional Payments by conversion or exchange of Restricted Indebtedness to Capital Stock (other than Disqualified Capital Stock) or Indebtedness of any Parent Entity; and

(iv) Optional Payments in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of making such Optional Payment.

8.7 [Reserved].

8.8 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Parent Borrower or any of its Restricted Subsidiaries that are Loan Parties to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of the ABL Priority Collateral, other than:

(a) pursuant to any agreement or instrument in effect at or entered into on the Closing Date, this Agreement, the other Loan Documents and any related documents, the Term Loan Documents, the Senior Notes Documents, the ABL/Term Loan Intercreditor Agreement and, on and after the execution and delivery thereof, any Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement, any Intercreditor Agreement Supplement, any Permitted Debt Exchange Notes (and any related documents) and any Additional Obligations Documents;

(b) pursuant to any agreement governing or relating to Indebtedness and/or other obligations and liabilities, in each case secured by a Lien permitted by Subsection 8.14 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may otherwise be permitted under this Subsection 8.8);

(c) pursuant to any agreement or instrument of a Person, or relating to Indebtedness (including any Guarantee Obligation in respect thereto) or Capital Stock of a Person, which Person is acquired by or merged or consolidated or amalgamated with or into the Parent Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Parent Borrower, or any Restricted Subsidiary in connection with an acquisition from such Person or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation, as in effect at the time of such acquisition, merger, consolidation, amalgamation or transaction (except to the extent that such Indebtedness was ~~incurred~~Incurred to finance, or otherwise Incurred in connection with, such acquisition, merger, consolidation, amalgamation or transaction), provided that for purposes of this Subsection 8.8(c), if a Person other than a Borrower is the Successor Borrower with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Borrower;

(d) pursuant to any agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness ~~incurred~~Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in Subsection 8.8(a) or 8.8(c) or this Subsection 8.8(d) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower Representative, which determination shall be conclusive);

(e) (i) pursuant to any agreement or instrument that restricts in a customary manner (as determined by the Parent Borrower in good faith, which determination shall be conclusive) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of a Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) pursuant to mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Parent Borrower or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions (as determined by the Parent Borrower in good faith, which determination shall be conclusive) restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent Borrower or any Restricted Subsidiary, (v) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) pursuant to any agreement with customers or suppliers entered into in the ordinary course of business that impose restrictions with respect to cash or other deposits or net worth or inventory, (vii) pursuant to customary provisions (as determined by the Parent Borrower in good faith, which determination shall be conclusive) contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, or in shareholder, partnership, limited liability company and other similar agreements in respect of ~~non-Wholly Owned~~non-wholly owned Restricted Subsidiaries, (viii) restrictions that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or such Restricted Subsidiary, ~~or~~ (ix) pursuant to ~~Interest Rate Agreements,~~ Hedging Agreements or other Permitted Hedging Arrangements or under Bank Products Agreements~~;~~ or (x) that arises under the terms of documentation governing any factoring agreement or any similar arrangements that in the good faith determination of the Parent Borrower, which determination shall be conclusive, are necessary or appropriate to effect such factoring agreement or similar arrangements;

(f) pursuant to any agreement or instrument (i) relating to any Indebtedness permitted to be ~~incurred~~Incurred subsequent to the Closing Date pursuant to Subsection 8.13, (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Borrower Representative, which determination shall be conclusive), or (y) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower Representative, which determination shall be conclusive) and either (1) the Borrower Representative determines in good faith, which determination shall be conclusive, that such encumbrance or restriction will not materially affect the Parent Borrower’s ability to create and maintain the Liens on the ABL Priority Collateral pursuant to the Security Documents and make principal or interest payments on the ~~Term~~ Loans or (2) such encumbrance or restriction applies only if a default occurs under a circumstance described in Subsection 9.1(f) or in respect of a payment or financial covenant relating to such Indebtedness, or (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary;

(g) pursuant to any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by Subsection 8.14;

(h) pursuant to any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition; and

(i) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Parent Borrower or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary.

8.9 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses substantially similar to, or ancillary, complementary or related to, the line of business of the Parent Borrower and its Restricted Subsidiaries on the Closing Date.

8.10 [Reserved].

8.11 Limitations on Transactions with Affiliates. Except as otherwise expressly permitted in this Agreement, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate which involves aggregate consideration in excess of ~~$25,000,000~~the greater of (x) $50,000,000 and (y) 3.50% of Consolidated Tangible Assets, unless such transaction is (A) not otherwise prohibited under this Agreement, ~~and~~ (B) upon terms not materially less favorable to the Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person which is not an Affiliate and (C) if such Affiliate Transaction involves aggregate consideration in excess of the greater of $100,000,000 and 6.50% of Consolidated Tangible Assets, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors; provided that nothing contained in this Subsection 8.11 shall be deemed to prohibit:

(a) (1) the Parent Borrower or any Restricted Subsidiary from entering into, modifying, maintaining or performing any consulting, management, compensation, collective bargaining, benefits or employment agreements, related trust agreement or other compensation arrangements with a current or former management member, director, officer, employee or consultant of or to the Parent Borrower or such Restricted Subsidiary or any Parent Entity or IPO Vehicle in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings, or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity related interests or other equity securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle (as ~~(i) approved by the Board of Directors of the~~determined in good faith by the Parent Borrower ~~Representative or any~~, such Subsidiary or such Parent Entity or IPO Vehicle ~~(including the compensation committee thereof), (ii) in an amount not in excess of $2,000,000 for such director, or (iii) in the ordinary course of business~~, which determination shall be conclusive), or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(b) the payment of all amounts in connection with this Agreement or any of the Transactions and the Third Amendment Effective Date Transactions;

(c) the Parent Borrower or any of its Restricted Subsidiaries from entering into, making payments pursuant to and otherwise performing (i) the obligations under the Plumb Acquisition Agreement and (ii) an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent Entity or IPO Vehicle (provided that, if such Parent Entity or IPO Vehicle shall own any material assets other than (x) the Capital Stock of the Parent Borrower or another Parent Entity or IPO Vehicle, or (y) other assets relating to the ownership interest by such Parent Entity or IPO Vehicle in the Parent Borrower or another Parent Entity or IPO Vehicle, such liabilities shall be limited to the reasonable and proportional share, as determined by the Borrower Representative in its reasonable discretion based on the benefit therefrom to the Parent Borrower and its Subsidiaries, of such liabilities relating or allocable to the ownership interest of such Parent Entity or IPO Vehicle in the Parent Borrower or another Parent Entity or IPO Vehicle and such other related assets) or the Parent Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle or any of their predecessors or successors, (C) arising out of the performance by any Affiliate of the CD&R Investors of management, consulting or financial advisory services provided to the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle, (D) arising out of the fact that any indemnitee was or is a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle, or is or was serving at the request of any such Person as a director, officer, agent, consultant or employee of another corporation, partnership, joint venture, trust, enterprise or other Person or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Parent Borrower or any of its Subsidiaries or any Parent Entity or IPO Vehicle;

(d) any issuance or sale of Capital Stock of the Parent Borrower or any Parent Entity or IPO Vehicle or capital contribution to the Parent Borrower or any Restricted Subsidiary;

(e) (1) the execution, delivery and performance of any obligations under any Tax Sharing Agreement or payments by the Parent Borrower or any Restricted Subsidiary to any Parent Entity or IPO Vehicle to pay or permit any Parent Entity or IPO Vehicle to pay any amount pursuant to the Tax Receivable Agreements (excluding the payment of any accelerated lump sum amount payable upon an early termination of a ~~tax receivables agreement entered into in connection with an initial public offering~~Tax Receivables Agreement to the extent such amount exceeds the amount that would have been payable under such ~~tax receivables~~ agreement in the absence of such acceleration) and any Transaction Agreement, and (2) payments to CD&R or any of its ~~respective~~ Affiliates (x) for any management, consulting, financial or advisory services, pursuant to the CD&R Consulting Agreement or as may be approved by a majority of the Disinterested Directors, (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Transaction Agreements or are approved by a majority of the Board of Directors in good faith, which determination shall be conclusive, and (z) of all out-of-pocket expenses incurred in connection with such services or activities;

(f) the execution, delivery and performance of agreements or instruments (i) under which the Parent Borrower or its Restricted Subsidiaries do not make payments or provide consideration in excess of ~~$5,000,000~~the greater of (x) $7,500,000 and (y) 0.50% of Consolidated Tangible Assets per Fiscal Year or (ii) set forth on Schedule 8.11;

(g) (i) any transaction between or among any of the Parent Borrower and one or more Restricted Subsidiaries, (ii) any transaction permitted by clause (c), (d), (f), (g), (h), (i), (j), (l), (m) or (n)(ii) of the definition of “Permitted Investments” (provided that any transaction pursuant to clause (l) or (m) shall be limited to guarantees of loans and advances by third parties), (iii) any transaction permitted by Subsection 8.2 or 8.3 or specifically excluded from the definition of “Restricted Payment” and (iv) any transaction permitted by Subsection 8.13(f)(i), 8.13(f)(ii), 8.13(f)(iii), 8.13(f)(vii), 8.13(f)(viii), or 8.13(j);

(h) the Transactions and the Third Amendment Effective Date Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions and the Third Amendment Effective Date Transactions, including the fees and out-of-pocket expenses of CD&R ~~and~~or any of its Affiliates;

(i) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors of the Parent Borrower, between the Parent Borrower or any Restricted Subsidiary and any Affiliate of the Parent Borrower controlled by the Parent Borrower that is a joint venture or similar entity;

(j) (i) any investment by any CD&R Investor in securities or loans of the Parent Borrower or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by any CD&R Investor in connection therewith) so long as such investments are being offered by the Parent Borrower or the applicable Restricted Subsidiary generally to investors (other than CD&R Investors) on the same or more favorable terms and (ii) payments to any CD&R Investor in respect of securities or loans of the Parent Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Parent Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; and

(k) the pledge of Capital Stock, Indebtedness or other securities of any Unrestricted Subsidiary or joint venture to lenders to support the Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively, owed to such lenders.

For purposes of this Subsection 8.11, (i) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (B) of the first sentence hereof if (x) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower Representative, or (y) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the Borrower Representative, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such transaction and (ii) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction; it being understood that a member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member holding Capital Stock of the Parent Borrower or any Parent Entity or IPO Vehicle or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation from the Parent Borrower or any Parent Entity or IPO Vehicle, as applicable, on whose Board of Directors such member serves in respect of such member’s role as director.

8.12 Limitations on Investments. Make or maintain, directly or indirectly, any Investment except for Permitted Investments.

8.13 Limitations on Indebtedness. Directly or indirectly create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a) Indebtedness ~~(i)~~ incurred by any Loan Party or Escrow Subsidiary pursuant to the Term Loan Facility and Indebtedness incurred by any Loan Party or Escrow Subsidiary otherwise than pursuant to the Term Loan Facility (including pursuant to any Additional Obligations Documents, any Permitted Debt Exchange or any Rollover Indebtedness but not pursuant to the Loan Documents) in an aggregate principal amount at any time outstanding not to exceed (A) $~~1,075,000,000~~1,500,000,000 plus (B) the Maximum Incremental Facilities Amount ~~and (ii) incurred pursuant to the Senior Notes Documents in an aggregate principal amount not to exceed $500,000,000.~~;

(b) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred pursuant to this Agreement and the other Loan Documents (including any Incremental Facility, Extension or any Credit Agreement Refinancing Indebtedness);

(c) Unsecured Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries;

(d) Indebtedness (other than Indebtedness permitted by clauses (a) through (c) above) existing on the Closing Date, and disclosed on Schedule 8.13(d), together with any renewal, extension, refinancing or refunding pursuant to clause (i) below;

(e) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries secured pursuant to Subsection 8.14(p);

(f) Guarantee Obligations incurred by:

(i) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of a Loan Party that is permitted hereunder; provided that Guarantee Obligations in respect of Indebtedness permitted pursuant to clauses (a), (c) and (m) shall be permitted only to the extent that such Guarantee Obligations are incurred by Guarantors (other than, in the case of clause (m), Guarantee Obligations incurred by any Foreign Subsidiary that is not a Guarantor);

(ii) the Parent Borrower or any of its Restricted Subsidiaries in respect of lease obligations of Non-Loan Parties (to the extent such lease obligations constitute Indebtedness);

(iii) a Non-Loan Party in respect of Indebtedness of another Non-Loan Party that is permitted hereunder;

(iv) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of any Person; provided that the aggregate amount at any time outstanding of such Guarantee Obligations incurred pursuant to this clause (iv), when aggregated with the amount of all other Guarantee Obligations incurred and outstanding pursuant to this clause (iv) and all Indebtedness incurred and outstanding pursuant to clause (w) of this Subsection 8.13, shall not exceed the greater of (x)  $~~190,000,000~~412,500,000 and (y) the amount equal to 25.00% of Consolidated Tangible Assets at the time of such Guarantee Obligations being incurred;

(v) the Parent Borrower or any of its Restricted Subsidiaries in connection with sales or other dispositions permitted under Subsection 8.5, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(vi) the Parent Borrower or any of its Restricted Subsidiaries consisting of accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vii) the Parent Borrower or any of its Restricted Subsidiaries in respect of Investments expressly permitted pursuant to clause (c), (j), (l), (m) or (v) of the definition of “Permitted Investments”;

(viii) the Parent Borrower or any of its Restricted Subsidiaries in respect of (x) Management Guarantees and (y) third-party loans and advances to officers or employees of any Parent Entity, IPO Vehicle or the Parent Borrower or any of its Restricted Subsidiaries permitted pursuant to clause (l) or (m) of the definition of “Permitted Investments”;

(ix) the Parent Borrower or any of its Restricted Subsidiaries in respect of Reimbursement Obligations in respect of Letters of Credit or with respect to reimbursement obligations in respect of any other letters or credit permitted under this Agreement;

(x) the Parent Borrower or any of its Restricted Subsidiaries in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations and letters of credit, bankers’ acceptances or similar instruments or obligations, all in, or relating to liabilities or obligations incurred in, the ordinary course of business; and

(xi) the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness or other obligations of a Person in connection with a joint venture or similar arrangement in respect of which the aggregate outstanding amount of all such Indebtedness, together with the aggregate outstanding amount of Investments permitted pursuant to clause (q) of the definition of “Permitted Investments”, does not exceed ~~$30,000,000~~the greater of (x) $50,000,000 and (y) 3.50% of Consolidated Tangible Assets;

provided, however, that if any Indebtedness referred to in clauses (i) through (iv) above is subordinated in right of payment to the Obligations or is secured by Liens that are senior or subordinate to any Liens securing the Collateral, then any corresponding Guarantee Obligations shall be subordinated and the Liens securing the corresponding Guarantee Obligations shall be senior or subordinate to substantially the same extent;

(g) Purchase Money Obligations, Financing Lease Obligations and other Indebtedness incurred by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to finance the acquisition, leasing, construction or improvement of fixed assets; ~~provided, however, that the aggregate principal amount of any such Purchase Money Obligations incurred to finance the acquisition of Capital Stock of any Person at any time outstanding pursuant to this clause (g) shall not exceed an amount equal to the greater of $75,000,000 and 10.00% of Consolidated Tangible Assets;~~

(h) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the sum of (x) the greater of $~~125,000,000~~272,500,000 and 16.50% of Consolidated Tangible Assets and (y) an amount equal to (A) the Foreign Borrowing Base plus (B) in the event of any refinancing of any Indebtedness incurred under this clause (y), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing;

(i) renewals, extensions, refinancings and refundings of Indebtedness (in whole or in part) permitted by:

(i) clause (d) or (g) above or this clause (i)(i) provided, however, that (A) any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount (or accreted value, if applicable) of such Indebtedness so renewed, extended, refinanced or refunded (plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses incurred in connection with such refinanced Indebtedness) and (B) such Indebtedness has a weighted average life to maturity no shorter than the remaining weighted average life to maturity of the Indebtedness so renewed, extended, refinanced or refunded; and

(ii) clause (a) or (m) hereof or this clause (i)(ii); provided, however, that (A) any such renewal, extension, refinancing or refunding is in an aggregate principal amount (or, if issued with original issue discount, the accreted value) not greater than the principal amount (or accreted value, if applicable) of such Indebtedness so renewed, extended, refinanced or refunded (plus accrued interest, any premium and reasonable commission, fees, underwriting discounts and other costs and expenses, incurred in connection with such refinanced Indebtedness), (B) with respect to Indebtedness originally incurred under clause (a) or (m), such Indebtedness has (x) a Stated Maturity date that is (i) at least 91 days after the Termination Date or (ii) in respect of Indebtedness with a Stated Maturity earlier than 91 days after the Termination Date, not earlier than the Stated Maturity date of the Indebtedness that is renewed, extended, refinanced or refunded and (y) only with respect to Restricted Indebtedness ~~(excluding for this purpose any Restricted Indebtedness the proceeds of which were used to refinance, refund, replace, renew, repay, restructure or extend the Senior Notes or any refinancing thereof, that was incurred under any provision of this Subsection 8.13 other than this Subsection 8.13(i)(ii)), a~~, a weighted average life to maturity, at the time of issuance or incurrence, of not less than the remaining weighted average life to maturity of the Indebtedness that is renewed, extended, refinanced or refunded (provided that compliance with this restriction shall be determined ignoring the effect of any payment of customary upfront fees or any permanent prepayment of such Indebtedness being refinanced, in each case based on market conditions at the time of any such refinancing), (C) if secured by any Collateral, such Indebtedness shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement, or any Other Intercreditor Agreement, (D) to the extent that the Indebtedness to be renewed, extended, refinanced or refunded is unsecured and, at the time of such renewal, extension, refinancing or refunding, such Indebtedness could not be incurred under Subsection 8.13(a)(~~i)(~~B)  ~~by meeting the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement)~~, then such renewed, extended, refinanced or refunded Indebtedness may not be secured by any Collateral and (E) such renewed, extended, refinanced or refunded Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Loan Party that refinances Indebtedness of a Loan Party that could not have been initially incurred by such Restricted Subsidiary pursuant to this Subsection 8.13;

(j) Indebtedness of the Parent Borrower or any Restricted Subsidiary to any Holding Company or the Parent Borrower or any of its Subsidiaries to the extent the Investment in such Indebtedness is not restricted by Subsection 8.12;

(k) Indebtedness incurred under any agreement pursuant to which a Person provides cash management services or similar financial accommodations to the Parent Borrower or any of its Restricted Subsidiaries (including any Cash Management Arrangements);

(l) Indebtedness constituting indemnities and adjustments (including pension plan adjustments and contingent payments adjustments) under the Plumb Acquisition Agreement;

(m) Indebtedness incurred or assumed in connection with, or as a result of, a Permitted Acquisition so long as~~:~~ (i) the Parent Borrower would be in compliance, on a Pro Forma Basis after giving effect to the consummation of such acquisition and the incurrence or assumption of such Indebtedness, with Subsection 8.1 recomputed as of the last day of the most recently ended Fiscal Quarter of the Parent Borrower for which financial statements are available, whether or not compliance with Subsection 8.1 is otherwise required at such time (it being understood that, as a condition precedent to the effectiveness of any such incurrence or assumption, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (ii) before and after giving effect thereto, no Specified Default or Event of Default known to the Borrower Representative has occurred and is continuing, and (iii) with respect to any newly incurred Indebtedness, such Indebtedness does not have any maturity or amortization rate greater than 1.0% per annum prior to the date that is 91 days after the Termination Date (other than (x) mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder or (y) an earlier maturity date and/or higher amortization rate for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or an amortization rate greater than 1.0% per annum prior to the date that is 91 days after the Termination Date and other mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder) and does not provide for redemption or repayment requirements from asset sales, casualty or condemnation events or excess cash flow on terms more favorable than those under the Term Loan Credit Agreement (other than, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other indebtedness permitted hereunder which meets the requirements of this Subsection 8.13(m)); it being understood that, in the event that any such Indebtedness incurred under this Subsection 8.13(m) is incurred in good faith to finance the purchase price of any such acquisition in advance of the closing of such acquisition, and such closing shall thereafter not occur and such Indebtedness (or an equal principal amount of other Indebtedness) is redeemed, repaid or otherwise retired promptly after the Borrower Representative determines that such transaction has been abandoned, such Indebtedness shall be deemed to comply with this Subsection 8.13(m);

(n) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(o) Indebtedness (A) arising from the honoring of a check, draft or similar instrument against insufficient funds in the ordinary course of business or (B) consisting of guarantees, indemnities, obligations in respect of earn-outs or other purchase price adjustments, or similar obligations, incurred in connection with the acquisition or disposition of any business, assets or Person;

(p) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of Financing Leases which have been funded solely by Investments of the Parent Borrower and its Restricted Subsidiaries permitted under clause (r) of the definition of “Permitted Investments”;

(q) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries arising in connection with industrial development or revenue bonds or similar obligations secured by property or assets leased to and operated by the Parent Borrower or such Restricted Subsidiary that were issued in connection with the financing or refinancing of such property or assets, provided, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed ~~$25,000,000~~the greater of (x) $35,000,000 and (y) 2.50% of Consolidated Tangible Assets;

(r) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations evidenced by bonds, debentures, notes or similar instruments issued as payment-in-kind interest payments in respect of Indebtedness otherwise permitted hereunder;

(s) accretion of the principal amount of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder issued at any original issue discount;

(t) Indebtedness of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Agreements, Hedging Agreements and other Permitted Hedging Arrangements;

(u) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction;

(v) Indebtedness in respect of any letters of credit issued in favor of any Issuing Lender or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit or Swingline Loans as provided for in Subsection 3.4, in each case to the extent not exceeding the maximum amount of such participations;

(w) other Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount outstanding at any time of such Indebtedness incurred or assumed pursuant to this clause (w), when aggregated with all other Indebtedness incurred or assumed and outstanding pursuant to this clause (w) and all Guarantee Obligations incurred and outstanding pursuant to Subsection 8.13(f)(iv), shall not exceed the greater of (i) $~~190,000,000~~412,500,000 and (ii) the amount equal to 25.00% of ~~the~~ Consolidated Tangible Assets at the time of incurrence of such Indebtedness; ~~and~~

(x) Indebtedness in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations, letters of credit, bankers’ acceptances or similar instruments or obligations, and take-or-pay obligations under supply arrangements, all provided in, or relating to liabilities or obligations incurred in, the ordinary course of business, including those issued to government entities in connection with self-insurance under applicable workers’ compensation statutes~~.~~; and

(y) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time that is secured by a Lien on ABL Priority Collateral ranking pari passu with the Liens securing the Obligations (or any refinancing indebtedness in respect thereof permitted by the terms of this Agreement); provided, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $15,000,000 at the time of incurrence of such Indebtedness; provided, further, that such Indebtedness shall be subject to the ABL/Term Loan Intercreditor Agreement or an Other Intercreditor Agreement.

For purposes of determining compliance with and the outstanding principal amount of any particular Indebtedness (including Guarantee Obligations) incurred pursuant to an in compliance with, this Subsection 8.13, (i) in the event that any Indebtedness (including Guarantee Obligations) meets the criteria of more than one of the types of Indebtedness (including Guarantee Obligations) described in one or more clauses of this Subsection 8.13, the Borrower Representative, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of this Subsection 8.13 (including in part under one such clause and in part under another such clause); provided that (if the Parent Borrower shall so determine) any Indebtedness incurred pursuant to the Cash Capped Incremental Facility shall cease to be deemed incurred or outstanding for purposes of such definition but shall be deemed incurred for the purposes of the Ratio Incremental Facility from and after the first date on which the Parent Borrower could have incurred such Indebtedness under the Ratio Incremental Facility without reliance on the Cash Capped Incremental Facility; (ii) if any commitments in respect of revolving or deferred draw Indebtedness are established in reliance on any provision of this Subsection 8.13 measured by reference to Four Quarter Consolidated EBITDA (as defined in the Term Loan Credit Agreement) or ~~a percentage of~~ Consolidated Tangible Assets (or a percentage thereof), as applicable, at the Parent Borrower’s option in the case of a Limited Condition Transaction, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing for the commitment to fund such Indebtedness, after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, such amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, irrespective of whether or not such incurrence would cause such Four Quarter Consolidated EBITDA or ~~percentage of~~ Consolidated Tangible Assets (or percentage thereof) to be exceeded, (iii) if any Indebtedness is incurred to refinance Indebtedness (or unutilized commitments in respect of Indebtedness) initially incurred (or established) (or, to refinance Indebtedness incurred (or commitments established)) to refinance Indebtedness initially incurred (or commitments initially established) in reliance on any provision of this Subsection 8.13 measured by reference to Four Quarter Consolidated EBITDA or ~~a percentage of~~ Consolidated Tangible Assets (or a percentage thereof) at the time of incurrence (or establishment), as applicable, and such refinancing would cause such Four Quarter Consolidated EBITDA or ~~percentage of~~ Consolidated Tangible Assets (or percentage thereof) to be exceeded if calculated based on the Four Quarter Consolidated EBITDA or Consolidated Tangible Assets on the date of such refinancing, such Four Quarter Consolidated EBITDA or ~~percentage of~~ Consolidated Tangible Assets (or percentage thereof), as applicable, shall not be deemed to be exceeded so long as the outstanding or committed principal amount of such refinancing Indebtedness does not exceed the outstanding or committed principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iv) if any Indebtedness is incurred to refinance Indebtedness (or unutilized commitments in respect of Indebtedness) initially incurred (or~~,~~ established) (or, to refinance Indebtedness incurred (or commitments established) to refinance Indebtedness initially incurred (or commitments initially established)) in reliance on any provision of this Subsection 8.13 above measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the outstanding or committed principal amount of such ~~newly incurred~~refinancing Indebtedness does not exceed an amount equal to the outstanding or committed principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. Notwithstanding anything herein to the contrary, Indebtedness incurred by the Parent Borrower on the Closing Date under the Senior Notes or the Term Loan Facility shall be classified as incurred under Subsection 8.13(a) and may not later be reclassified, (v) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP, (vi) the principal amount of Indebtedness outstanding under any subclause of Subsection 8.13, including for purposes of any determination of the “Maximum Incremental Facilities Amount”, shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (vii) in the event that the Borrower Representative shall classify Indebtedness incurred on the date of determination as incurred in part pursuant to Subsection 8.13(a)(B) and clause (ii) of the definition of Maximum Incremental Facilities Amount and in part pursuant to one or more other clauses of Subsection 8.13, as provided in clause (i) of this paragraph, any calculation of the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement), including in the definition of “Maximum Incremental Facilities Amount”, shall not include any such Indebtedness (and shall not give effect to any discharge of Indebtedness from the proceeds thereof) to the extent incurred pursuant to any such other clause of this Subsection 8.13 and (viii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

For purposes of determining compliance with any provision of this Subsection 8.13 (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA (as defined in the Term Loan Credit Agreement) or ~~a percentage of~~ Consolidated Tangible Assets~~,~~ (or a percentage thereof), in each case, for the incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness; provided that (x) the dollar equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable provision of this Subsection 8.13 (or category of Permitted Liens) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA or ~~a percentage of~~ Consolidated Tangible Assets (or a percentage thereof), as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of this Subsection 8.13 (or category of Permitted Liens) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA or ~~a percentage of~~ Consolidated Tangible Assets (or a percentage thereof), as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) the dollar equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to this Agreement or any Term Loan Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Parent Borrower’s option, (A) the Closing Date, (B) any date on which any of the respective commitments under this Agreement or the applicable Term Loan Facility shall be reallocated between or among facilities or subfacilities hereunder or thereunder, or on which such rate is otherwise calculated for any purpose thereunder ~~or~~, (C) the date of such incurrence or (D) the date on which such Indebtedness is allocated or priced, as applicable. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

8.14 Limitations on Liens. Create or suffer to exist, any Lien upon or with respect to any ~~of their respective properties or assets~~ABL Priority Collateral, whether now owned or hereafter acquired, or assign, or permit any of their respective Restricted Subsidiaries to assign, any right to receive income, except for the following (collectively, “Permitted Liens”):

(a) Liens (i) created pursuant to the Loan Documents or otherwise securing, directly or indirectly, the Obligations or other Indebtedness permitted by Subsection 8.13(b), as well as any obligations under Designated Cash Management Agreements and Designated Hedging Agreements, (ii) created pursuant to the Term Loan Documents, or (iii) created pursuant to any Additional Obligations Documents or any documents entered into in connection with any Permitted Debt Exchange or Rollover Indebtedness or otherwise securing, directly or indirectly, Additional Obligations, Permitted Debt Exchange Notes, Rollover Indebtedness or other Indebtedness permitted by Subsection 8.13(a)~~(i)~~, provided that, in the case of clauses (ii) and (iii) above, ~~(x) in respect of any such Indebtedness permitted to be secured, including, in the case of~~

~~Indebtedness incurred under Subsection 8.13(a)(i)(B), to the extent such Indebtedness is permitted to be secured pursuant to clause (ii) of the definition of Maximum Incremental Facilities Amount and (y) provided that~~ any such Indebtedness shall be secured on a junior basis with this Facility with respect to ABL Priority Collateral and on a senior, pari passu or junior basis with ~~the Term Loan~~this Facility (or any refinancing Indebtedness in respect thereof permitted by the terms of this Agreement) with respect to Term Loan Priority Collateral and shall be subject to the ABL/Term Loan Intercreditor Agreement ~~and/or Junior Lien~~, a Junior Lien Intercreditor Agreement and/or an Other Intercreditor Agreement, as applicable;

(b) Liens existing on the Closing Date and disclosed on Schedule 8.14(b);

(c) Customary Permitted Liens;

(d) Liens (including Liens granted to secure any Purchase Money Obligation ~~Liens~~) granted by the Parent Borrower or any of its Restricted Subsidiaries (including the interest of a lessor under a Financing Lease and Liens to which any property is subject at the time, on or after the Closing Date, of the Parent Borrower’s or such Restricted Subsidiary’s acquisition thereof) securing Indebtedness permitted under Subsection 8.13(g) and limited in each case to the property purchased with the proceeds of such Indebtedness or subject to such Lien or Financing Lease;

(e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (a), (b) or (d) above, clause (l) or (q) below, or this clause (e); provided that (i) (A) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clauses (a)(ii) and (a)(iii) above any such Indebtedness shall be secured on a junior basis with this Facility with respect to ABL Priority Collateral and on a senior, pari passu or junior basis with the Term Loan Facility (or any refinancing indebtedness in respect thereof permitted by the terms of this Agreement) with respect to Term Loan Priority Collateral, (B) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (b) or (d) above (or successive renewals, extensions, refinancings or refundings thereof) such renewal, extension, refinancing or refunding is made without any change in the class or category of assets or property subject to such Lien and no such Lien is extended to cover any additional class or category of assets or property, (C) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (l) below (or successive renewals, extensions, refinancings or refundings thereof), such Lien does not extend to cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (D) in the case of any renewal, extension, refinancing or refunding of Indebtedness secured by any Lien permitted by clause (q) below (or successive renewals, extensions, refinancings or refundings thereof), such Liens do not encumber any assets or property other than Collateral (with the priority of such Liens in the ABL Priority Collateral and Term Loan

Priority Collateral or equivalent thereof being no less favorable to the Lenders than the priority set forth in the ABL/Term Loan Intercreditor Agreement); and (E) in the case of any renewal, extension, refinancing or refunding of Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(i) (or successive renewals, extensions, refinancings or refundings thereof), that the principal amount of such Indebtedness is not increased except as permitted by Subsection 8.13(i);

(f) Liens on assets of any Foreign Subsidiary of the Parent Borrower securing Indebtedness of such Foreign Subsidiary permitted under Subsection 8.13(h);

(g) Liens in favor of lessors securing operating leases permitted hereunder;

(h) statutory or common law Liens or rights of setoff of depository banks or securities intermediaries with respect to deposit accounts, securities accounts or other funds of the Parent Borrower or any Restricted Subsidiary maintained at such banks or intermediaries, including to secure fees and charges in connection with returned items or the standard fees and charges of such banks or intermediaries in connection with the deposit accounts, securities accounts or other funds maintained by the Parent Borrower or such Restricted Subsidiary at such banks or intermediaries (excluding any Indebtedness for borrowed money owing by the Parent Borrower or such Restricted Subsidiary to such banks or intermediaries);

(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Borrower or its Restricted Subsidiaries in the ordinary course of business;

(j) Liens on the property or assets described in Subsection 8.13(p) in respect of Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(p);

(k) (i) Liens on the property or assets described in Subsection 8.13(q) in respect of Indebtedness of the Parent Borrower and its Subsidiaries permitted by Subsection 8.13(q) or (ii) Liens on cash, Cash Equivalents and Temporary Cash Investments in respect of obligations described in Subsection 8.13(x) (whether or not such obligations constitute Indebtedness);

(l) Liens securing Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by Subsection 8.13(m) incurred or assumed in connection with any Permitted Acquisition (other than Liens on the Capital Stock of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall be created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness (other than as permitted by clause (ii) above);

(m) any encumbrance or restriction (including put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(n) leases, subleases, licenses ~~or~~, sublicenses or occupancy agreements to or from third parties;

(o) Liens in respect of Guarantee Obligations permitted under Subsection 8.13(f) relating to Indebtedness otherwise permitted under Subsection 8.13, to the extent Liens in respect of such Indebtedness are permitted under this Subsection 8.14;

(p) Liens on assets of the Parent Borrower or any of its Restricted Subsidiaries not otherwise permitted by the foregoing clauses of this Subsection 8.14 securing Indebtedness incurred pursuant to Subsection 8.13(e); provided that any Lien securing Indebtedness ~~created~~ pursuant to this clause (p) on ABL Priority Collateral shall be junior to the Lien on ABL Priority Collateral securing the Obligations under this Facility and subject to the terms of the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement or otherwise be on terms reasonably satisfactory to the Administrative Agent;

(q) Liens securing Indebtedness permitted by Subsections 8.13(f)(viii)(x), 8.13(k) and 8.13(t), provided that (A) to the extent that the Borrower Representative determines to secure such Indebtedness permitted by Subsection 8.13(f)(viii)(x) with a Lien on any ABL Priority Collateral, the other party thereto, or an agent, trustee or other representative therefor, shall enter into a joinder to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement and (B) to the extent that the Borrower Representative determines to secure such Indebtedness permitted by Subsection 8.13(k) or 8.13(t) with a Lien on any ABL Priority Collateral on a basis pari passu in priority with the Liens securing the amounts due under the Facility and with a higher payment priority pursuant to Subsection 10.15 than clause “sixth” (Interest Rate Agreements, Hedging Agreements, other Permitted Hedging Arrangements or Cash Management Arrangements otherwise secured under the Security Documents), (x) only in respect of (i) any Bank Products Agreements constituting such Indebtedness permitted by Subsection 8.13(k) that are designated as Designated Cash Management Agreements and (ii) any Interest Rate Agreements, Hedging Agreements or other Permitted Hedging Arrangements constituting such Indebtedness permitted by Subsection 8.13(t) that are designated as Designated Hedging Agreements, in each case in accordance with the terms of Subsection 11.22, and (y) only to the extent that the other party to such Bank Products Agreement, Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement, as the case may be, is a Bank Products Affiliate or a Hedging Affiliate for the purposes of the Guarantee and Collateral Agreement;

(r) Liens securing Indebtedness permitted by Subsection 8.13(u) or (v);

(s) Liens on Margin Stock, if and to the extent the value of all Margin Stock of the Parent Borrower and its Subsidiaries exceeds 25.0% of the value of the total assets subject to this Subsection 8.14;

(t) Liens on any amounts (including the proceeds of the applicable Indebtedness and any cash, Cash Equivalents and Temporary Cash Investments deposited to cover interest and premium in respect of such Indebtedness) held by a trustee or escrow agent under any indenture or other debt agreement governing Indebtedness issued in escrow pursuant to customary escrow arrangements (as determined by the Parent Borrower in good faith, which determination shall be conclusive) pending the release thereof, or on the proceeds deposited to discharge, redeem or defease Indebtedness under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions (as determined by the Parent Borrower in good faith, which determination shall be conclusive), pending such discharge, redemption ~~of~~or defeasance and after irrevocable notice thereof has been delivered to the applicable trustee or agent;

(u) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or any joint venture that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively; ~~and~~

(v) any other Lien on property or assets of Parent Borrower or any of its Subsidiaries (other than ABL Priority Collateral) permitted under the Term Loan Facility or any Additional Term Credit Facility~~.~~;

(w) Liens on (x) accounts receivable or notes receivable (including any ancillary rights pertaining thereto) purported to be sold in connection with any factoring agreement or similar arrangements to secure obligations owed under such factoring agreement or similar arrangements and (y) any bank accounts used by the Parent Borrower or any Restricted Subsidiary in connection with any factoring agreement or any similar arrangements; and

(x) Liens securing Indebtedness permitted by Subsection 8.13(y).

For purposes of determining compliance with this Subsection 8.14, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this Subsection 8.14 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower Representative shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) and may include the amount and type of such Lien in one or more of the clauses of this Subsection 8.14, (iii) if any Liens securing Indebtedness are incurred to refinance Liens securing Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Four Quarter Consolidated EBITDA or Consolidated Tangible Assets (or a percentage thereof) at the time of incurrence, and such refinancing would cause the ~~percentage of~~Four Quarter Consolidated EBITDA or Consolidated Tangible Assets (or percentage thereof) restriction to be exceeded if calculated based on the Four Quarter Consolidated EBITDA or the Consolidated Tangible Assets on the date of such refinancing, such ~~percentage of~~Four Quarter

Consolidated EBITDA or Consolidated Tangible Assets (or percentage thereof) restriction shall not be deemed to be exceeded so long as the principal amount of such Indebtedness secured by such Liens does not exceed the principal amount of such Indebtedness secured by such Liens being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iv) it is understood that a Lien securing Indebtedness that is permitted by the foregoing provisions of this Subsection 8.14 may secure Debt Obligations with respect to such Indebtedness, and (v) in the event that the Borrower Representative shall classify Indebtedness incurred on the date of determination as secured in part pursuant to Subsection 8.14(a) in respect of Indebtedness incurred pursuant to Subsection 8.13(a)(B) and clause (ii) of the definition of “Maximum Incremental Facilities Amount” and in part pursuant to one or more other clauses of Subsection 8.14, as provided in clause (ii) of this paragraph, any calculation of the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement), including in the definition of “Maximum Incremental Facilities Amount”, shall not include any such Indebtedness (and shall not give effect to any ~~discharge~~Discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this Subsection 8.14.

SECTION 9

Events of Default

9.1 Events of Default. Any of the following from and after the Closing Date shall constitute an event of default:

(a) Any of the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof (whether at Stated Maturity, by mandatory prepayment or otherwise); or any of the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; ~~or~~provided that any non-payment of principal, interest or other amounts resulting from a Borrower’s good faith payment of an invoice received from the Administrative Agent shall not constitute an Event of Default; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and for the failure of any representation or warranty that is capable of being cured (as determined in good faith by the Borrower Representative, which determination shall be conclusive), such default shall continue unremedied for a period of 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower Representative becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; provided that the failure of any representation or warranty (other than the representations and warranties referenced in Subsection 6.1(p)(ii) and the representation contained in the ~~Officer’s Certificate~~officer’s certificate delivered pursuant to Subsection 6.1(f) with respect to the satisfaction of the condition set forth in Subsection 6.1(p)(i)) to be true and correct on the Closing Date will not constitute an Event of Default hereunder or under any other Loan Document, including for the purposes of exercising any remedy under Subsection 9.2 of this Agreement or for the purpose of determining any right to exercise enforcement rights under any Loan Document; or

(c) Any Loan Party shall default in the payment, observance or performance of any term, covenant or agreement contained in (i) Subsection 4.16 (provided that, if any such failure with respect to Subsection 4.16 is (x) of a type that can be cured within five Business Days and (y) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such failure shall not constitute an Event of Default for five Business Days after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure), (ii) Subsection 7.2(f) (after a grace period of five Business Days or, if during the continuance of a Dominion Event, a grace period of one Business Day) or (iii) Section 8; or

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) or clause (k) of this Subsection 9.1), and such default shall continue unremedied for a period of ~~30 days~~ , in the case of a default with respect to failure to deliver financial statements under Subsection 7.1 or related certificates under Subsection 7.2, 90 days, and in the case of any other default, 30 days, in each case after the earlier of (A) the date on which a Responsible Officer of the Borrower Representative becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower Representative by the Administrative Agent or the Required Lenders; or

(e) Any Loan Party or any of its Restricted Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (excluding the Loans and the Reimbursement Obligations and any Indebtedness owed to the Parent Borrower or any other Loan Party) in excess of ~~$50,000,000~~the greater of (x) $100,000,000 and (y) 6.50% of Consolidated Tangible Assets or (y) in the payment of any Guarantee Obligation in respect of Indebtedness in excess of ~~$50,000,000~~the greater of (x) $100,000,000 and (y) 6.50% of Consolidated Tangible Assets, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Loans and the Reimbursement Obligations and any Indebtedness owed to the Parent Borrower or any other Loan Party) or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a default in the observance of ~~any~~or compliance with any financial maintenance covenant or any representation or warranty related to such financial maintenance covenant, or a failure to provide notice of a default or an event of default under such instrument or agreement), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its Stated Maturity or such Guarantee Obligation to become payable (an “Acceleration”; and the term “Accelerated” shall have a correlative meaning), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of the holder or holders of such Indebtedness or Guarantee Obligation (provided that the preceding clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder or (y) any termination event or similar event pursuant to the terms of any Hedging Agreement); or (iii) in the case of any Indebtedness or Guarantee Obligations referred to in clause (i) above containing or otherwise requiring observance or compliance with any financial maintenance covenant, default in the observance of or compliance with such financial maintenance covenant or any representation or warranty related to such financial maintenance covenant such that such Indebtedness or Guarantee Obligation shall have been Accelerated and such Acceleration shall not have been rescinded; or

(f) If (i)  ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary of the Parent Borrower that is not a Loan Party), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of ~~60~~90 days; or (iii) there shall be commenced against ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within ~~60~~90  days from the entry thereof; or (iv) ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) ~~any~~the Parent Borrower or any Material Subsidiary of the Parent Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) either of the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Parent Borrower or any of its Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event of any appeal thereof shall be unsuccessful~~) of $50,000,000~~, or that the Parent Borrower has determined there exists reasonable evidence that such amount will be reimbursed by the insurer or the indemnifying party and such amount is not denied by the applicable insurer or indemnifying party in writing within 180 days and is reimbursed within 365 days of the date of such evidence) of the greater of (x) $100,000,000 and (y) 6.50% of Consolidated Tangible Assets or more, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i) (i) The Guarantee and Collateral Agreement shall, or any other Security Document covering a significant portion of the ABL Priority Collateral shall (at any time after its execution, delivery and effectiveness), cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any such Security Document shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the ABL Priority Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days~~;~~ after the earlier of (A) the date on which a Responsible Officer of the Parent Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower Representative by the Administrative Agent or the Required Lenders; or

(j) Any Loan Party shall assert in writing that ~~any of~~ the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement (after execution and delivery thereof) or any Other Intercreditor Agreement (after execution and delivery thereof) shall have ceased for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or shall knowingly contest, or knowingly support any other Person in any action that seeks to contest, the validity or effectiveness of any such intercreditor agreement (other than pursuant to the terms hereof or thereof); or

(k) A Change of Control shall have occurred.

9.2 Remedies Upon an Event of Default. (a) If any Event of Default occurs and is continuing, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Subsection 9.1(f) with respect to any Borrower, automatically the Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower Representative, declare the Commitments to be terminated forthwith, whereupon the Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender)) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

(b) Except as expressly provided above in this Section 9, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

(c) Notwithstanding anything to the contrary, neither the Administrative Agent nor any Lender may deliver notice of, or otherwise consent, take action or direct or require the Administrative Agent or any Lender to undertake any action in respect of, any Default or Event of Default with respect to any action taken, and reported publicly or otherwise reported to Lenders, more than two years prior to such notice of, consent, action or direction or requirement to undertake action in respect of, Default or Event of Default, and such notice, consent, action or direction or requirement to undertake action shall be invalid and have no effect.

9.3 ~~Borrower’s~~Borrowers’ Right to Cure . (a) Notwithstanding anything to the contrary otherwise contained in this Section 9, in the event of any Event of Default under the covenant set forth in Subsection 8.1 and upon the receipt of a Specified Equity Contribution within the time period specified, and subject to the satisfaction of the other conditions with respect to Specified Equity Contribution set forth in the definition thereof, Consolidated EBITDA shall be increased with respect to such applicable Fiscal Quarter and any four Fiscal Quarter period that contains such Fiscal Quarter by the amount of such Specified Equity Contribution (the “Cure Amount”), solely for the purpose of measuring compliance with Subsection 8.1. If, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, in each case, with respect to such Fiscal Quarter only), the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of Subsection 8.1, they shall be deemed to have been in compliance therewith as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default hereunder that had occurred shall be deemed cured for the purposes of this Agreement.

(b) The parties hereby acknowledge that notwithstanding any other provision in this Agreement to the contrary, (i) the Cure Amount received pursuant to the occurrence of any Specified Equity Contribution shall be disregarded for purposes of calculating Consolidated EBITDA in any determination of any financial ratio-based conditions (other than as applicable to Subsection 8.1), pricing or basket under Section 8 and (ii) no Lender or Issuing Lender shall be required to make any Extension of Credit hereunder, if an Event of Default under the covenant set forth in Subsection 8.1 has occurred and is continuing, (x) during the ~~10~~21 Business Day period during which a Specified Equity Contribution may be made, or (y) on the date on which a Borrowing Base Certificate is delivered and on which a Specified Equity Contribution may be made (in each case as provided in the definition of Specified Equity Contribution), unless and until the Cure Amount is actually received.

SECTION 10

The Agents and the Other Representatives

10.1 Appointment. (a) Each Lender and each Issuing Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender or Issuing Lender under this Agreement and the other Loan Documents, and each such Lender or Issuing Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent, the Collateral Agent and the Issuing Lender, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Other Representatives.

(b) Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and the Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

(c) Except for Subsections 10.5, 10.8(a), 10.8(b), 10.8(c), 10.8(e)~~, 10.13~~ and 10.8(g) and (to the extent of the Borrowers’ rights thereunder and the conditions included therein) 10.9, the provisions of this Section 10 are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and no Borrower or any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

10.2 The Administrative Agent and Affiliates. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Holding Company, the Parent Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Action by an Agent. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) relationship of agency or trust with or for the Parent Borrower or any of its Subsidiaries. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

10.4 Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as such Agent or any of its affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Subsection 9.2 or 11.1, as applicable) or (y) in the absence of its own bad faith, gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or an Issuing Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, statement, agreement or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term as used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

10.5 Acknowledgement and Representations by Lenders . (a) Each Lender and each Issuing Lender expressly acknowledges that none of the Agents or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent or any Other Representative hereafter taken, including any review of the affairs of the Parent Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Other Representative to any Lender. Each Lender further represents and warrants to the Agents, the Other Representatives and each of the Loan Parties that it has had the opportunity to review each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and each Issuing Lender represents to the Agents, the Other Representatives and each of the Loan Parties that, independently and without reliance upon any Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Holding Company and the Parent Borrower and the other Loan Parties, it has made its own decision to make its Loans or issue Letters of Credit hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender (other than, in the case of clause (i), an Affiliated Lender, any Parent Entity (other than any Holding Company) or any Unrestricted Subsidiary) and each Issuing Lender represents to each other party hereto (i) that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender or Issuing Lender, as applicable, for such commercial purposes, and (ii) that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender and each Issuing Lender acknowledges and agrees to comply with the provisions of Subsection 11.6 applicable to the Lenders and Issuing Lenders hereunder.

(b)

(i) If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)(ii)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (b) shall be conclusive, absent manifest error.

(ii) Without limiting immediately preceding clause (b)(i), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A) (I) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (II) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B) such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Subsection 10.5(b).

(iii) Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (b)(i) or under the indemnification provisions of this Agreement.

(iv) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (A) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Parent Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Parent Borrower or the Administrative Agent, (B) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (D) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or

Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(v) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(vi) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(vii) Each party’s obligations, agreements and waivers under this Subsection 10.5(b) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

10.6 Indemnity; Reimbursement by Lenders. (a) To the extent that the Parent Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under Subsection 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Lenders, the Swingline Lender or any Other Representative or any Related Party of any of the foregoing, each Lender severally agrees to pay ratably according to their respective Commitment Percentages in effect on the date on which the applicable unreimbursed expense or indemnity payment is sought under this Subsection 10.6 (or, if the applicable unreimbursed expense or indemnity payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages, immediately prior to such date) such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Lenders in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Lenders in connection with such capacity and (ii) such indemnity for the Swingline Lender or the Issuing Lenders shall not include losses incurred by the Swingline Lender or the Issuing Lenders due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Subsections 2.4(c) and 2.4(d) or L/C Obligations under Subsection 3.4 (it being understood that this proviso shall not affect the Swingline Lender’s or any Issuing Lender’s rights against any Defaulting Lender). The obligations of the Lenders under this Subsection 10.6 are subject to the provisions of Subsection 4.8.

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) All amounts due under this Subsection 10.6 shall be payable not later than three Business Days after demand therefor. The agreements in this Subsection 10.6 shall survive the payment of the Loans and all other amounts payable hereunder.

10.7 Right to Request and Act on Instructions. (a) Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents an Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the requesting Agent shall be absolutely entitled as between itself and the Lenders to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of the Lenders), an Agent shall have no obligation to any Lender to take any action if it believes, in good faith, that such action would violate applicable law or exposes an Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Subsection 10.6.

(b) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

10.8 Collateral Matters. (a) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into (x) the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement or other intercreditor agreements in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Parent Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any amendments provided for under Subsections 2.6, 2.7 and 2.8, respectively. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement, any Intercreditor Agreement Supplement, or any agreement required in connection with an Incremental Facility pursuant to Subsection 2.6, any agreement required in connection with a Refinancing Amendment pursuant to Subsection 2.7 and any agreement required in connection with an Extension Offer pursuant to Subsection 2.8, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Each Lender appoints and authorizes the Collateral Agent to act as the agent of such Lender under this Agreement and the other Loan Documents (and, in its capacity as Collateral Agent, to hold the benefit of any security interest created by the Security Documents and/or any asset and proceeds of any asset paid to, held by or received or recovered by it under or in connection with the Loan Documents on trust for itself and the other Lenders according to its and their respective interests and upon the terms and conditions set out in the relevant Loan Documents). The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any applicable Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any

Collateral for the Loans unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent. Notwithstanding the foregoing, each Lender expressly and irrevocably waives any right to take or institute any actions or proceedings, judicial or otherwise, for any right or remedy or assert any other cause of action against any Loan Party (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings or any other cause of action, or otherwise commence any remedial procedures, in each case in its capacity as a Lender, against any Holding Company, the Parent Borrower and/or any of their respective Subsidiaries or any Parent Entity or IPO Vehicle with respect to any Collateral or any other property of any such Person, without the prior written consent of the Administrative Agent and the Required Lenders (which shall not be withheld in contravention of this Section 10); provided, that, for the avoidance of doubt, this provision may be enforced against any Lender by the Required Lenders, the Agents or the Borrowers (or any of their Affiliates) and each Lender and the Agents expressly acknowledge that this provision shall be available as a defense of the Borrowers (or any of their Affiliates) in any action, proceeding, cause of action or remedial procedure. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

(b) The Lenders hereby authorize each Agent, in each case at its option and in its discretion, (A) to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments, payment and satisfaction of all of the Obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby that are then due and unpaid and termination (or cash collateralization on terms acceptable to the Issuing Lender) of all Letters of Credit, (ii) constituting property being sold or otherwise disposed of (to Persons other than a ~~Loan Party~~Borrower or a Subsidiary Guarantor) upon the sale or other disposition thereof, (iii) owned by any Subsidiary Guarantor ~~which~~that is or becomes an Excluded Subsidiary, is released from its Obligations pursuant to Subsection 7.9(b) or ceases to be a Restricted Subsidiary of the Parent Borrower, or constituting Capital Stock or other equity interests of an Excluded Subsidiary (other than Capital Stock of a Foreign Subsidiary or a Subsidiary described in clause (d) of the definition of “Excluded Subsidiary” if and to the extent it is required to be pledged as Collateral pursuant to any applicable Security Document), (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by Subsection 11.1), (v) constituting Term Loan Priority Collateral upon the “Discharge of Term Loan Collateral Obligations” (as defined in the ABL/Term Loan Intercreditor Agreement) or (vi) as otherwise may be expressly provided in the relevant Security Documents, (B) at the written request of the Borrower Representative to subordinate any Lien (or to confirm the absence of any Lien) on any Excluded Assets or any other property granted to or held by such Agent, as the case may be under any Loan Document, to the holder of any Permitted Lien ~~on such property that~~

~~is permitted by Subsection 8.14~~(other than Permitted Liens securing the Obligations under the Loan Documents or that are required by the express terms of this Agreement to be pari passu with or junior to the Liens on the Collateral securing the Obligations under this Agreement pursuant to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement), (C) to release any Subsidiary Guarantor from its Obligations under any Loan Documents to which it is a party if such Person ceases to be a Restricted Subsidiary of the Parent Borrower, is released from its Obligations pursuant to Subsection 7.9(b) or is or becomes an Excluded Subsidiary and (D) to release any Lien granted to or held by such Agent upon any Term Loan Priority Collateral to the extent required pursuant to the terms of the ABL/Term Loan Intercreditor Agreement or any Other Intercreditor Agreement. Upon request by any Agent, at any time, the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement will confirm in writing any Agent’s authority to release particular types or items of Collateral pursuant to this Subsection 10.8.

(c) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by Subsection 11.17. Upon request by any Agent, at any time, the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority under this Subsection 10.8(c).

(d) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by any Holding Company, the Parent Borrower or any of its Restricted Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this Subsection 10.8 or in any of the Security Documents, it being understood and agreed by the Lenders that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as a Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its bad faith, gross negligence or willful misconduct.

(e) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with either Subsection 11.1 or 11.17, as applicable, with the written consent of the Agent party thereto and the Loan ~~Party~~Parties party thereto.

(f) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree.

(g) Notwithstanding the foregoing, each Lender expressly and irrevocably agrees that it will not hinder, or direct the Agents to take any action that will hinder, the automatic release of any security interest, Lien or Guarantee provided for by this Subsection 10.8 to the extent the Borrower Representative determines in good faith that the applicable transaction is permitted under this Agreement (including, without limitation, in connection with any disposition to Persons other than a Borrower or a Subsidiary Guarantor permitted under this Agreement), including, without limitation, any refusal to release security interests, Liens or Guarantees, return possessory collateral, execute and/or file release documentation or take any other reasonably requested actions to document or effectuate the release of such security interests, Liens or Guarantees, in each case, at the Borrowers’ sole cost and expense, and each Lender expressly and irrevocably agrees that the Agents shall be authorized to, and shall, take any necessary action to release any such security interest, Lien or Guarantee to the extent authorized to do so by this Subsection 10.8 without any obligation or requirement to notify or obtain consent from any Lender unless required by Subsection 11.1(a)(iii) (and the Agents shall not condition any such actions on providing notice to, or obtaining consent from, the Lenders unless required by Subsection 11.1(a)(iii)).

10.9 Successor Agent. Subject to the appointment of a successor as set forth herein, (i) the Administrative Agent or the Collateral Agent may be removed by the Borrower Representative or the Required Lenders if the Administrative Agent, the Collateral Agent, or a controlling affiliate of the Administrative Agent or the Collateral Agent is a Defaulting Lender and (ii) the Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, in each case upon 10 days’ notice to the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Lenders and the Borrower Representative, as applicable. If the Administrative Agent or the Collateral Agent shall be removed by the Borrower Representative or the Required Lenders pursuant to clause (i) above or if the Administrative Agent or the Collateral Agent shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which such successor agent shall be subject to approval by the Borrower Representative; provided that such approval by the Borrower Representative in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing; provided, further, that the Borrower Representative shall not unreasonably withhold its approval of any successor Administrative Agent if such successor is ~~a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000~~an Approved Commercial Bank. Upon the successful appointment of a successor agent, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 10 (including this Subsection 10.9) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. After the resignation or removal of any Administrative Agent pursuant to the preceding provisions of this Subsection 10.9, such resigning or removed Administrative Agent (x) shall not be required to act as Issuing Lender for any Letters of Credit to be issued after the date of such resignation or removal (and all unpaid fees accrued for the account of the resigning Issuing Lender shall be paid in full upon its resignation or removal) and (y) shall not be required to act as Swingline Lender with respect to Swingline Loans to be made after the date of such resignation or removal (and all outstanding Swingline Loans of such resigning or removed Administrative Agent shall be required to be repaid in full upon its resignation or removal), although the resigning or removed Administrative Agent shall retain all rights hereunder as Issuing Lender and Swingline Lender with respect to all Letters of Credit issued by it, and all Swingline Loans made by it, prior to the effectiveness of its resignation or removal as Administrative Agent hereunder. The fees payable by the Borrower Representative to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor.

10.10 Swingline Lender. The provisions of this Section 10 shall apply to the Swingline Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

10.11 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, without limiting the provisions of Subsection 4.11(a) or 4.12, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred and shall make payable in respect thereof within 30 days after demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Subsection 10.11. The agreements in this Subsection 10.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Subsection 10.11, the term “Lender” includes any Issuing Lender.

10.12 Other Representatives. None of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Other Representative contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such. Without limiting the foregoing, no Other Representative shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Other Representative shall have transferred to any other Person (other than any of its affiliates) all of its interests in the Loans and in the Commitments, such Lender shall be deemed to have concurrently resigned as such Other Representative.

~~10.13 Appointment of Borrower Representatives. Each Borrower hereby designates the Parent Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each Borrower’s behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2 and Section 4 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.~~

10.13 [Reserved].

10.14 Administrative Agent May File Proofs of Claim. In case of the pendency of any Bankruptcy Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) is hereby authorized by the Lenders, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Subsections 4.5 and 11.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Subsections 4.5 and 11.5.

10.15 Application of Proceeds. The Lenders, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows: subject to the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender on account of amounts then due and outstanding under any of the Loan Documents (the “Collection Amounts”) shall, except as otherwise expressly provided herein, be applied as follows: first, to pay interest on and then principal of Agent Advances then outstanding, second, to pay interest on and then principal of Swingline Loans then outstanding, third, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Agents, the Lenders and the Issuing Lenders under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral), fourth, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of each of the Lenders and each of the Issuing Lenders in connection with enforcing such Lender’s or such Issuing Lender’s rights under the Loan Documents, fifth, to pay (on a ratable basis) (A) interest on and then principal of Revolving Credit Loans then outstanding and any Reimbursement Obligations then outstanding, and to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent and (B) any outstanding obligations payable under (i) Designated Cash Management Agreements, up to the amount of Designated Cash Management Reserves then in effect with respect thereto and (ii) Designated Hedging Agreements up to the amount of Designated Hedging Reserves then in effect with respect thereto, sixth, to pay obligations under Cash Management Arrangements with any Cash Management Party (other than pursuant to any Designated Cash Management Agreements, but including any amounts not paid pursuant to clause “fifth”(B)(i) above), Permitted Hedging Arrangements (other than pursuant to any Designated Hedging Agreements, but including any amounts not paid pursuant to clause “fifth”(B)(ii) above) and Management Guarantees entered into with any Management Credit Provider (as defined in the Guarantee and Collateral Agreement) permitted hereunder and secured by the Guarantee and Collateral Agreement, and seventh, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent that any amounts available for distribution pursuant to clause “fifth” above are attributable to the issued but undrawn amount of outstanding Letters of Credit which are then not yet required to be reimbursed hereunder, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in such clause “fifth”. To the extent any amounts available for distribution pursuant to clause “fifth” are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Lenders and Issuing Lenders based on their respective Commitment Percentages. This Subsection 10.15 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.6, 2.7 and 2.8, as applicable.

Notwithstanding the foregoing, Excluded Obligations (as defined in the Guarantee and Collateral Agreement) with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets and such Excluded Obligations shall be disregarded in any application of Collection Amounts pursuant to the preceding paragraph.

10.16 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 11

Miscellaneous

11.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments, supplements, modifications or waivers pursuant to Subsections 11.1(d) and 11.1(f) may be effected without the consent of the Required Lenders to the extent provided therein; provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i) (A) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or Reimbursement Obligation or of any scheduled installment thereof (including extending the Termination Date), (B) reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates), (C) increase the amount or extend the expiration date of any Lender’s Commitment ~~or extend the scheduled date of any payment thereof~~ (other than with respect to any Commitment increase that such Lender has agreed to provide as a Lender or Additional Lender pursuant to Subsection 2.6 ~~or~~, Subsection 2.7 or Subsection 2.8) or (D) change the currency in which any Loan or Reimbursement Obligation is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that amendments or supplements to, or waivers or modifications of, any conditions precedent, representations, warranties, covenants, Defaults or Events of Default or of a mandatory repayment or mandatory reduction in the aggregate Commitments of all Lenders shall not constitute an increase of the Commitment of, or an extension of the scheduled date of maturity, any scheduled installment, or the scheduled date of payment of the Loans of, any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(ii) amend, modify or waive any provision of this Subsection 11.1(a) or reduce the percentage specified in the definition of “Required Lenders,” “Required Majority in Interest Lenders” or “Supermajority Lenders,” or consent to the assignment or transfer by the Parent Borrower of any of ~~their respective~~its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to Subsection 8.2 or 11.6(a)), in each case without the written consent of all the Lenders;

(iii) release Guarantors accounting for all or substantially all of the value of the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the ABL Priority Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the ~~date hereof~~Closing Date or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

(iv) require any Lender to make Loans having an Interest Period of longer than six months or shorter than one month without the consent of such Lender;

(v) amend, modify or waive any provision of Section 10 without the written consent of the then Agents;

(vi) amend, modify or waive any provision of ~~Subsections~~Subsection 10.1(a), 10.5 or 10.12 without the written consent of any Other Representative directly and adversely affected thereby;

(vii) amend, modify or waive any provision of the Swingline Note (if any) or Subsection 2.4 without the written consent of the Swingline Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swingline Loan pursuant to Subsection 2.4(d);

(viii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender with respect thereto and each directly and adversely affected Lender;

(ix) increase the advance rates set forth in the definition of “Borrowing Base”, or make any change to the definitions of “Borrowing Base” (by adding additional categories or components thereof), “Eligible Accounts”, “Eligible Credit Card Receivables” or “Eligible Inventory” that would have the effect of increasing the amount of the Borrowing Base without the consent of the Supermajority Lenders; provided that the Administrative Agent may increase or decrease the amount of, or otherwise modify or eliminate, any Availability Reserves that it implements in its Permitted Discretion in accordance with Subsection 2.1(b) or otherwise in accordance with the terms of this Agreement, and in any such case, such change will not be deemed to require any Supermajority Lender or other Lender consent; or

(x) amend, modify or waive the order of application of payments set forth in the penultimate sentence of Subsection 4.4(a), ~~or~~ Subsection 4.4(d), or Subsection 4.8(a), 4.16(d), 10.15 or 11.7 hereof or clause (c) or (d) of Section 4.1 of the ABL/Term Loan Intercreditor Agreement, in each case without the consent of each Lender directly and adversely affected thereby;

provided, further, that notwithstanding and in addition to the foregoing, and in addition to Liens on the Collateral that the Collateral Agent is authorized to release pursuant to Subsection 10.8(b), the Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of ~~$7,500,000~~the greater of (x) $15,000,000 and (y) 1.00% of Consolidated Tangible Assets in any Fiscal Year without the consent of any Lender.

(b) Any waiver and any amendment, supplement or modification pursuant to this Subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c) Notwithstanding any provision herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder or under any of the Loan Documents, except to the extent the consent of such Lender would be required under clause (i) in the further proviso to the second sentence of Subsection 11.1(a) and (y) no Disqualified Party shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder or under any of the Loan Documents.

(d) Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended, supplemented, waived or otherwise modified (i) to cure any ambiguity, mistake, omission, defect or inconsistency, with the consent of the Borrower Representative and the Administrative Agent, (ii) in accordance with Subsection 2.6, to incorporate the terms of any Incremental Facility with the written consent of the Borrower Representative and the Lenders providing such Incremental Facility, (iii) by a Refinancing Amendment in accordance with Subsection 2.7, with the written consent of the Borrower Representative and the Lenders providing such Credit Agreement Refinancing Indebtedness, (iv) in accordance with Subsection

2.8, to effectuate an Extension with the written consent of the Borrower Representative and the Extending Lenders, (v) pursuant to the Canadian Facility Amendment in accordance with Subsection 2.9, to incorporate the terms of the Canadian Facility with the written consent of the Borrower Representative and the Administrative Agent, (vi) in accordance with Subsection 7.11, to change the financial reporting convention ~~and~~, (vii) to waive, amend or modify this Agreement or any other Loan Document in a manner that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche), by an agreement or agreements in writing entered into by the ~~applicable Borrower(s) and the~~Borrower Representative and the Required Majority in Interest Lenders or the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Subsection 11.1 if such Lenders were the only Lenders hereunder at the time, (viii) to implement any changes contemplated by the definition of “LIBO Rate” in Subsection 1.1 hereof with the consent of the Borrower Representative and the Administrative Agent and (ix) to waive, amend or modify any Lender Joinder Agreement or the terms of any Incremental Facility with the written consent of the Borrower Representative and the Lenders party thereto, unless as so amended or modified such Lender Joinder Agreement or Incremental Facility, as applicable, would not be permitted under this Agreement. Without limiting the generality of the foregoing, any provision of this Agreement and the other Loan Documents, including Subsection 4.4, 4.8, 4.16 or 10.15, may be amended, supplemented, modified or waived as set forth in the immediately preceding sentence to provide for non-pro rata borrowings and payments of any amounts hereunder as between any tranche hereunder (including any tranche of Extended ABL Term Loans, Extended Revolving Commitments or Incremental Revolving Commitments and any other tranche created pursuant to Subsection 2.6, 2.7 or 2.8), or to provide for the inclusion, as appropriate, of the Lenders of any tranche of Extended ABL Term Loans, Extended Revolving Commitments or Incremental Revolving Commitments or of any other tranche created pursuant to Subsection 2.6, 2.7 or 2.8 in any required vote or action of the Required Lenders, the Required Majority in Interest Lenders, the Supermajority Lenders or the Lenders of each Tranche hereunder. The Administrative Agent hereby agrees (if requested by the Borrower Representative) to execute any amendment, supplement, modification or waiver referred to in this clause (d) or an acknowledgement thereof. Notwithstanding the foregoing, the L/C Commitment of any Issuing Lender listed on Schedule 1.1(j) hereto may be modified with the consent of the Borrower Representative, such Issuing Lender and the Administrative Agent (and without the consent of any Lender).

(e) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or deemed amended) or amended and restated with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities.

(f) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by Subsection 11.17 with the written consent of the Agent party thereto and the Loan Party party thereto.

(g) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Subsection 11.1(a), the consent of the Supermajority Lenders, each Lender or each affected Lender, as applicable, is required and either (x) the consent of the Required Lenders or the Required Majority in Interest Lenders, as applicable, at such time is obtained ~~but~~or (y) the consent of the Required Lenders or the Required Majority in Interest Lenders, as applicable, at such time is not obtained, but, in each case under clause (x) or (y) the consent of one or more of such other Lenders whose consent is required is not obtained (each such ~~other~~ Lender, a “Non-Consenting Lender”) then the Borrower Representative may, on notice to, in the case of clause (x), the Administrative Agent and ~~the~~any relevant Non-Consenting Lender or, in the case of clause (y), the Administrative Agent and every Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower Representative in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower Representative to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Borrower Representative’s option, by a Borrower) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) so long as no Event of Default under Subsection 9.1(a) or 9.1(f) then exists or will exist immediately after giving effect to the respective prepayment, prepay the Loans and, at the Borrower Representative’s option, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to Subsection 4.12, without premium or penalty. In connection with any such replacement under this Subsection 11.1(g), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender, and the Administrative Agent shall record such assignment in the Register.

(h) Upon the execution by the Parent Borrower and delivery to the Administrative Agent of a Borrower Termination with respect to any Subsidiary Borrower, such Subsidiary Borrower shall cease to be a Borrower; provided that the Borrower Termination shall not be effective (other than to terminate its right to borrow additional Revolving Credit Loans under this Agreement) unless (x) another Borrower shall remain liable for the principal of and interest on any Loan to such Subsidiary Borrower and (y) unless such Borrower is an Excluded Subsidiary at such time, it shall upon such Borrower Termination become a Subsidiary Guarantor, in each case on terms and conditions reasonably satisfactory to the Administrative Agent. In the event that a Subsidiary Borrower shall cease to be a Subsidiary of the Parent Borrower, the Parent Borrower shall promptly execute and deliver to the Administrative Agent a Subsidiary Borrower Termination terminating its status as a Borrower, subject to the proviso in the immediately preceding sentence.

11.2 Notices. (a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic mail, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day) or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Parent Borrower (including in its capacity as Borrower Representative):	~~HD Supply Waterworks, Ltd.~~ Core & Main LP 1830 Craig Park Court St. Louis, MO 63146 Attention: Mark R. Witkowski and Jessica L. Killion Facsimile: (XXX) XXX-XXXX Telephone: (XXX) XXX-XXXX Email: X X

With copies (which shall not constitute notice) to:	Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Scott B. Selinger Facsimile: (212) 909-~~6836~~7465 Telephone: (212) 909-6000 Email: sbselinger@debevoise.com

The Administrative Agent/the Collateral Agent:	Citibank, N.A. 388 Greenwich Street, 7th Floor New York, NY 10013 Attention: X ~~Telephone: (XXX) XXX-XXXX~~ Email: ~~X~~

With copies (which shall not constitute notice) to:	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Attention: Jennifer Ezring ~~Facsimile: (212) 378-2415~~ Telephone: (212) 701-3822 Email: jezring@cahill.com

Attention: ~~Joshua Zelig~~ Lisa Collier ~~Facsimile: (212) 378-2626~~ Telephone: (212) 701-~~3309~~3044 Email: ~~jzelig~~lcollier@cahill.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Subsection 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

(b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans) or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Issuing Lender in good faith to be from a Responsible Officer of a Loan Party.

(c) Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” ~~or~~, “tiff” or DocuSign). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d) Notices and other communications to the Lenders and any Issuing Lender hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites). Unless the Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e-mail address shall be deemed to have been duly made or given when delivered, provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been delivered at the opening of business on the next Business Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

(e) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF ANY BORROWER HEREUNDER (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

(f) Each Lender may change its address, email, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent.

(g) All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5 Payment of Expenses and Taxes. The Borrowers agree, jointly and severally, ~~agree~~ (a) to pay or reimburse the Agents and the Other Representatives for (1) all their reasonable ~~and~~, documented and invoiced out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Initial Revolving Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents, and (2) the reasonable and documented fees and disbursements of ~~Cahill Gordon & Reindel LLP~~one firm of counsel, solely in its capacity as counsel to the ~~Agents and Other Representatives~~Administrative Agent, and such other special or local counsel (limited to one firm of counsel in each appropriate jurisdiction), consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Borrower Representative, (b) to pay or reimburse each Lender and Issuing Lender, each Lead Arranger and the Agents for all their reasonable ~~and~~, documented and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents (limited to one firm of counsel for the Agents and, if necessary one firm of local counsel in each appropriate jurisdiction, in each case for the Agents), (c) to pay, indemnify, or reimburse each Lender and Issuing Lender, each Lead Arranger and the Agents for, and hold each Lender, each Lead Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any stamp, documentary, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery or enforcement of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender and Issuing Lender, each Lead Arranger, each Agent (and any sub-agent thereof), each Issuing Lender and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower Representative of such conflict and thereafter, after receipt of the Borrower Representative’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected ~~Indemnitee~~group of Indemnitees)) arising out of or relating to any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, brought by a third party or by the Borrowers or any other Loan Party and regardless of whether any Indemnitee is a party thereto, with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other

Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent Borrower or any of its Restricted Subsidiaries or any of the property of the Parent Borrower or any of its Restricted Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrowers shall not have any obligation hereunder to any Lead Arranger, any Other Representative, any Agent (or any sub-agent thereof), any Issuing Lender or any Lender (or any Related Party of any of the foregoing Persons) with respect to Indemnified Liabilities arising from or in connection with (i) the gross negligence, bad faith or willful misconduct of any such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Issuing Lender or Lender (or any Related Party of any of the foregoing Persons), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) a material breach of the Loan Documents by any such Lead Arranger, Other Representative, Agent (or any sub-agent thereof), Issuing Lender or Lender (or any Related Party of any of the foregoing Persons), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, ~~or~~ (iii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not ~~involve~~arise from an act or omission by the Parent Borrower or any of its Affiliates (other than claims against any Lead Arranger or Agent in its capacity as such) or (iv) any agreement governing any settlement of claims that is effected without the Borrower Representative’s prior written consent (such consent not to be unreasonably withheld). None of the Borrowers nor any Indemnitee shall be liable for any indirect, special, punitive or consequential damages hereunder; provided that nothing contained in this sentence shall limit the Borrowers’ indemnity or reimbursement obligations under this Subsection 11.5 to the extent such indirect, special, punitive or consequential damages are included in any third-party claim in connection with which such Indemnitee is entitled to indemnification hereunder. All amounts due under this Subsection 11.5 shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this Subsection 11.5 shall be submitted to the address of the Borrower Representative set forth in Subsection 11.2, or to such other Person or address as may be hereafter designated by the Borrower Representative in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in Subsections 11.5(b) and 11.5(c) above, no Borrower shall have any obligation under this Subsection 11.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the applicable Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with Subsection 8.2, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Subsection 4.13(d), Subsection 4.15(c), Subsection 11.1(g) and this Subsection 11.6.

(b) (i) Subject to the conditions set forth in Subsection 11.6(b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to a Disqualified Lender, to any natural person or, subject, in the case of ABL Term Loans only, to Subsection 11.6(h)(i)(3) below, to any Holding Company, the Parent Borrower or any of their respective Subsidiaries) (unless the Borrower Representative and, if applicable, the Sponsor, shall have otherwise expressly consented in writing to such assignment) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitments and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent of:

(A) the Borrower Representative (in the case of ~~a commercial bank with a consolidated combined capital and surplus of at least $5.0 billion~~an Approved Commercial Bank, such consent not to be unreasonably withheld); provided that no consent of the Borrower Representative shall be required for (x) an assignment if an Event of Default under Subsection 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing~~, to any other Person; and~~ or (y) an assignment from Citibank, N.A. to Citicorp North America, Inc.;

(B) the Administrative Agent, the Issuing Lender and the Swingline Lender (in the case of ~~a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000~~an Approved Commercial Bank, such consent not to be unreasonably withheld, conditioned or delayed)~~.~~; and

(C) the Sponsor (so long as (1) the CD&R Investors, (2) CD&R and (3) any investment fund or vehicle managed, sponsored or advised by CD&R) or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle collectively have beneficial ownership, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Parent Borrower, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if a “trade date” is specified in the Assignment and Acceptance, as of the trade date) (it being understood that the Sponsor shall be an express third-party beneficiary of the provisions in this Subsection 11.6(b)(i)(C)); provided that (I) in the case of an assignment of Commitments to an Approved Commercial Bank, such consent is not to be unreasonably withheld, (II) no consent of the Sponsor shall be required if (x) an Event of Default under Subsection 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing or (y) the assignment is from Citibank, N.A. to Citicorp North America Inc. and (III) each consent of the Sponsor pursuant to this clause (C) shall constitute an acknowledgment that the beneficial ownership requirements for such consent set forth in this clause (C) above are satisfied.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or an integral multiple thereof or unless the Borrower Representative and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower Representative shall be required if an Event of Default under Subsection 9.1(a) or 9.1(f) with respect to the Parent Borrower has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in any given case); provided that for concurrent assignments to two or more Lenders or Affiliates of a Lender, such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

(D) any assignment of Commitments, Loans or ABL Term Loans to an Affiliated Lender shall also be subject to the requirements of Subsections 11.6(h) and (i).

Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Lender, except to the extent the Borrower Representative ~~has~~and, if applicable, the Sponsor have consented to such assignment in writing and any such assignment and Disqualified Lender shall be subject to the provisions of Subsection 11.6(j), except to the extent the Borrower Representative ~~has~~and, if applicable, the Sponsor have otherwise expressly consented in writing.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) Subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5, and bound by its continuing obligations under Subsection 11.16). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Subsection 4.13(d), Subsection 4.15(c), Subsection 11.1(g) and this Subsection 11.6 shall, to the extent it would comply with Subsection 11.6(c), be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Subsection 11.6 (and any attempted assignment, transfer or participation which does not comply with this Subsection 11.6 shall be null and void).

(iv) The Borrowers hereby collectively designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Subsection 11.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and, solely with respect to entries applicable to such Lender, any Lender, at any reasonable time and from time to time upon reasonable prior notice. ~~In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Lender.~~ Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of ABL Term Loans or Incremental ABL Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower Representative shall use commercially reasonable efforts to (i) promptly (and in any case, not less than five Business Days (or such shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Subsection 11.1) provide to the Administrative Agent, a list of, to the Borrower Representative’s knowledge, all Affiliated Lenders holding ABL Term Loans or Incremental ABL Term Loans at the time of such notice and (ii) not less than five Business Days (or such shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Subsection 11.1, provide to the Administrative Agent, a list of, to the Borrower Representative’s knowledge, all Affiliated Debt Funds holding ABL Term Loans or Incremental ABL Term Loans at the time of such notice.

(v) Each Lender that sells a participation shall, acting for itself and, solely for this purpose, as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary (x) to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (y) for any Borrower to enforce its rights hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and a Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(vi) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender (unless such assignment is being made in accordance with Subsection 4.13(d), Subsection 4.15(c), ~~or~~ Subsection 11.1(g), Subsection 11.6(f) or Subsection 11.6(j)(iv), in which case the effectiveness of such Assignment and Acceptance shall not require execution by the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Subsection 11.6(b) and any written consent to such assignment required by this Subsection 11.6(b), the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower Representative. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (vi).

(vii) On or prior to the effective date of any assignment pursuant to this Subsection 11.6(b), the assigning Lender shall surrender to the Administrative Agent any outstanding Notes held by it evidencing Loans or Commitments, as applicable, which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower Representative marked “cancelled”.

Notwithstanding the foregoing provisions of this Subsection 11.6(b) or any other provision of this Agreement, if the Borrower Representative shall have consented thereto in writing in its sole discretion, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via an electronic settlement system acceptable to Administrative Agent and the Borrower Representative as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower Representative and shall be consistent with the other provisions of this Subsection 11.6(b). Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service. Assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies the Lenders of the Settlement Service as set forth herein. The Borrower Representative may withdraw its consent to the use of the Settlement Service at any time upon notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein. Notwithstanding the foregoing, it is understood and agreed that the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via the ClearPar electronic settlement system pursuant to procedures consistent with this Subsection 11.6(b), including execution and delivery of the Assignment and Acceptance (it being understood that such execution and delivery may be by way of electronic signature) by the parties to the assignment.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this Subsection 11.6(b) would be entitled to receive any greater payment under Subsection 4.10, 4.11, 4.12 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such Subsections with respect to the rights assigned, shall, notwithstanding anything to the contrary in this Agreement, be entitled to receive such greater payments unless the assignment was made after an Event of Default under Subsection 9.1(a) or 9.1(f) has occurred and is continuing or the Borrower Representative has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower Representative or the Administrative Agent, sell participations (other than to any Disqualified Lender, or a natural person or the Parent Borrower or any of the Parent Borrower’s Affiliates or its Subsidiaries (other than Permitted Affiliated Assignees)) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such

Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, (D) the Borrowers, the Borrower Representative, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (E) prior to selling any participation, such Lender shall have provided the Borrower Representative and the Sponsor (so long as (1) the CD&R Investors, (2) CD&R and (3) any investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle collectively have beneficial ownership, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Parent Borrower, determined as of the date of the sale of such participation) (it being understood that the Sponsor shall be an express third-party beneficiary of the provisions in this Subsection 11.6(c)(i)(E)) with not less than five Business Days’ advance notice of such sale, (F) from time to time upon the reasonable request of the Borrower Representative, each Lender shall provide the Borrower Representative a list of all outstanding participations that such Lender has sold and (G) in the case of any participation to a Permitted Affiliated Assignee, such participation shall be governed by the provisions of Subsection 11.6(h) (other than subclauses (i) and (iii) thereof) to the same extent as if each reference therein to an assignment of a Loan were to a participation of a Loan and the references to Affiliated Lender were to such Permitted Affiliated Assignee in its capacity as a participant~~, and (F) the applicable Lender shall have provided the Parent Borrower with not less than five Business Days’ advance notice of such participation~~. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, supplement, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) or (iii) of the second proviso to the second sentence of Subsection 11.1(a) and (2) directly affects such Participant. Subject to Subsection 11.6(c)(ii), each Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) Subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 11.7(b) as though it were a Lender, provided that such Participant shall be subject to Subsection 11.7(a) as though it were a Lender. Notwithstanding the foregoing, no Lender shall be permitted to sell or maintain a participation under this Agreement to or with any Disqualified Lender and any participation to a Person that is or at any time becomes a Disqualified Lender shall be null and void, except to the extent the Borrower Representative and, if applicable, the Sponsor has expressly consented to such participation in writing; provided that if any such participation by a Lender is subject to a sub-participation by such Disqualified Lender to a Person that is not a Disqualified Lender or natural person, and such sub-participation if made as a participation directly by such Lender would comply with Subsection 11.6, such sub-participant shall have the right to assume all of the rights and obligations of such Disqualified Lender under such participation and thereby become a Participant hereunder in substitution for such

Disqualified Lender (it being understood that such sub-participant shall, prior to the effectiveness of such assumption, provide to such Lender that sold or maintained such participation all documentation and information as is reasonably required by such Lender pursuant to “know your customer” and anti-money laundering rules and regulations and execute and deliver an appropriate assumption agreement to effect such substitution on terms and conditions mutually agreed between such sub-participant and such Lender, and such Disqualified Lender shall thereupon be deemed to have executed and delivered such assumption agreement). Any such participation and Disqualified Lender not permitted prior to the foregoing sentence shall be subject to the provisions of Subsection 11.6(j), except to the extent the Borrower Representative ~~has~~and, if applicable, the Sponsor have otherwise expressly consented in writing. Any attempted participation which does not comply with Subsection 11.6 shall be null and void.

(ii) No Loan Party shall be obligated to make any greater payment under Subsection 4.10, 4.11, 4.12 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower Representative and the Borrower Representative expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Subsection 4.11 unless such Participant complies with Subsection 4.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.

(d) Any Lender, without the consent of the Borrower Representative or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank of a member state of the European Union, and this Subsection 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Borrower Representative if it would require any Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower Representative shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower Representative or the Administrative Agent and without regard to the limitations set forth in Subsection 11.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from each such Borrower pursuant to this Subsection 11.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower Representative specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this Subsection 11.6(f), in the event that the indemnifying Lender fails timely to compensate each such Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Borrower Representative, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(g) If the Borrower Representative wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Subsection 11.1. Pursuant to any such assignment, (x) all Loans to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Subsection 4.12 and (y) all Commitments to be replaced shall be allocated among the Lenders under such Facility in the same manner as would be required if such Commitments were being optionally reduced or terminated by the Borrowers, accompanied by payment of any accrued fees thereon and any amounts owing pursuant to Subsection 4.12. By receiving such purchase price (including accrued interest, fees and indemnity payments), the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of the Assignment and Acceptance, the Administrative Agent shall record such assignment in the Register and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h) (1) Notwithstanding anything to the contrary in this Agreement, with respect to any assignment to or by an Affiliated Lender that is not an Affiliated Debt Fund:

(1) such Affiliated Lender and such other Lender shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit R hereto (an “Affiliated Lender Assignment and Assumption”) and the Administrative Agent shall record such assignment in the Register;

(2) at the time of such assignment after giving effect to such assignment, (x) the aggregate principal amount of all ABL Term Loans held (or participated in) by Affiliated Lenders that are not Affiliated Debt Funds shall not exceed 15.0% of the aggregate principal amount of all ABL Term Loans outstanding under this ~~agreement~~Agreement and (y) the aggregate amount of all Commitments (and if all such Commitments have been terminated, the aggregate principal amount of all Loans and all L/C Obligations outstanding pursuant to such Commitments) held by Affiliated Lenders that are not Affiliated Debt Funds shall not exceed 15.0% of the aggregate amount of all Commitments (and if all such Commitments have been terminated, the aggregate principal amount of all Loans and all L/C Obligations outstanding pursuant to such Commitments) (such applicable threshold in clause (x) or (y), the “Affiliated Lender Cap”) outstanding under this Agreement; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate amount of all Commitments (and if all such Commitments have been terminated, the aggregate principal amount of all Loans and all L/C Obligations outstanding pursuant to such Commitments) or ABL Term Loans, as applicable, held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(3) any such ABL Term Loans acquired by (x) any Holding Company, the Parent Borrower or a Restricted Subsidiary shall be retired or cancelled promptly upon the acquisition thereof and (y) an Affiliated Lender may, with the consent of the Borrower Representative, be contributed to the Parent Borrower, whether through a Parent Entity or otherwise, and exchanged for debt or equity securities of the Parent Borrower or such Parent Entity that are otherwise permitted to be issued at such time pursuant to the terms of this Agreement, so long as any ABL Term Loans so acquired by the Parent Borrower shall be retired and cancelled promptly upon the acquisition thereof;

(4) [reserved]; and

(5) each Lender making such assignment to, or taking such assignment from, such Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender and/or its Affiliates then may have, and later may come into possession of information regarding the ABL Term Loans, Loans, Commitments or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into such assignment (“Excluded Information”), (2) such Lender has independently and, without reliance on the Affiliated Lender, any Holding Company, the Parent Borrower or any of its Subsidiaries, the Administrative Agent or any other Lender or any of their respective Affiliates, has made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Affiliated Lender, any Holding Company, the Parent Borrower and its Subsidiaries, the Administrative Agent, the other Lenders or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lender, any Holding Company, the Parent Borrower or its Subsidiaries, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender.

(iii) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender that is not an Affiliated Debt Fund shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower Representative or its representatives or (C) receive advice of counsel to the Administrative Agent, the Collateral Agent or any other Lender or challenge their attorney client privilege.

(iv) Notwithstanding anything in Subsection 11.1 or the ~~definition~~definitions of “Required Lenders” and “Required Majority in Interest Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Majority in Interest Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliated Lender that is not an Affiliated Debt Fund shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not such Affiliated Lenders; provided that, (I) to the extent Lenders are being compensated by the Borrowers for consenting to an amendment, modification, waiver or any other action, each Affiliated Lender who has been deemed to have voted its ABL Term Loans, Loans and/or Commitments in accordance with this Subsection 11.6(h)(iii) shall be entitled to be compensated on the same basis as each consenting Lender as if it had voted all of its ABL Term Loans, Loans and/or Commitments in favor of the applicable amendment, modification, waiver or other action); (II) no amendment, supplement, modification, waiver, consent or other action with respect to any Loan Document shall deprive such Affiliated Lender of its ratable share of any payments of Loans of any class or ABL Term Loans or in respect of Commitments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent; and (III) ~~that~~ such Affiliated Lender shall have the right to approve any amendment, modification, waiver or consent that (x) disproportionately and adversely affects such Affiliated Lender in its capacity as a Lender or affects such Affiliated Lender differently in its capacity as a Lender than other Lenders or (y) is of the type described in Subsections 11.1(a)(i) through (x) (other than subclauses (v) and (vi)); and in furtherance of the foregoing, (x) the Affiliated Lender agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Subsection 11.6(h)(iii); provided that if the Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this Subsection 11.6(h)(iii) and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by such Affiliated Lender as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Subsection 11.6(h)(iii).

(v) Each Affiliated Lender that is not an Affiliated Debt Fund, solely in its capacity as a Lender, hereby agrees, and each Affiliated Lender Assignment and Assumption agreement shall provide a confirmation that, if any of any Holding Company, the ~~Borrowers~~Parent Borrower or any Restricted Subsidiary shall be subject to any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding (each, a “Bankruptcy Proceeding”), (i) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its ABL Term Loans, Loans and/or Commitments (“Claim”) (including objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender in its capacity as a Lender is treated in connection with such exercise or action on the same or better terms as the other Lenders and (ii) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the ABL Term Loans, Loans and/or Commitments held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in accordance with Subsection 11.6(h)(iii) above, so long as such ~~Affiliate~~Affiliated Lender in its capacity as a Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Lenders. For the avoidance of doubt, the Lenders and each Affiliated Lender that is not an Affiliated Debt Fund agree and acknowledge that the provisions set forth in this Subsection 11.6(h)(iv) and the related provisions set forth in each Affiliated Lender Assignment and Assumption constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, it is their intention that this Subsection 11.6(h)(iv) would be enforceable for all purposes in any case where any Holding Company, the Parent Borrower or any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to ~~any~~such Holding Company, the Parent Borrower or such Restricted Subsidiary, as applicable. Each Affiliated Lender that is not an Affiliated Debt Fund hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans, Commitments, ABL Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Subsection 11.6(h)(iv).

(vi) Each Lender making an assignment to, or taking an assignment from, an Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lender, any Holding Company, the Parent Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the ~~Parent Entity~~Holding Companies, the Parent Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the ~~Parent Entity~~Holding Companies, the Parent Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(i) Notwithstanding anything to the contrary in this Agreement, Subsection 11.1 or the ~~definition~~definitions of “Required Lenders” and “Required Majority in Interest Lenders” (x) with respect to any assignment or participation to or by an Affiliated Debt Fund, such assignment or participation shall be made pursuant to an open market or other privately negotiated purchase and (y) for purposes of determining whether the Required Lenders or Required Majority in Interest Lenders have (i) consented (or not consented) to any amendment, supplement, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all ABL Term Loans, Loans and/or Commitments held by Affiliated Debt Funds may not account for more than ~~50.0~~49.9% of the ABL Term Loans, Loans and/or Commitments of consenting Lenders included in determining whether the Required Lenders or Required Majority in Interest Lenders have consented to any action pursuant to Subsection 11.1.

(j) (i) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender or Participant at any time is or becomes a Disqualified Lender, then for so long as such Lender or Participant shall be a Disqualified Lender, the provisions of this Subsection 11.6(j) shall apply with respect to such Disqualified Lender unless the Borrower Representative and, if applicable, the Sponsor, shall have otherwise expressly consented in writing in its sole discretion (and regardless of whether the Borrower Representative shall have consented to any assignment or participation to such Lender or Participant).

(i) Any Disqualified Lender shall be bound by the provisions of, but shall not have any rights or remedies or be a beneficiary (whether as a Lender, a Participant or otherwise) under or with respect to, this Agreement or any other Loan Document. Without limiting the foregoing, a Disqualified Lender (1) shall not be entitled to and shall have no right to receive any payment in respect of principal (other than with respect to payments of principal on the Maturity Date for the applicable Tranche), interest, fees, costs, expenses or any other amount under or in respect of any Loan Document, including but not limited to pursuant to Subsection 2.6, 2.7, 2.8, 4.4, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 8.6(b), 11.1(g) or 11.6 of this Agreement, Subsection 9.4 of the Guarantee and Collateral Agreement or any similar provision of any other Loan Document, and (2) shall be deemed not to be (w) a Secured Party (as defined in the Guarantee and Collateral Agreement or any other applicable Security Document) under or in respect of any Loan Document, (x) a Term Loan Secured Party (as defined in the ABL/Term Loan Intercreditor Agreement) under or in respect of the ABL/Term Loan Intercreditor Agreement, (y) an Original Senior Lien Creditor (as defined in any Junior Lien Intercreditor Agreement) under or in respect of such Junior Lien Intercreditor Agreement or (z) the analogous party under or in respect of any

Other Intercreditor Agreement. No fees or interest shall accrue for the account of a Disqualified Lender (except solely for interest payable to a permitted assignee thereof following an assignment to such assignee (1) pursuant to and as expressly provided in Subsection 11.6(b) and (2) pursuant to and as expressly provided in Subsection 11.6(j)(iv) below).

(ii) No Disqualified Lender shall have any right to approve, disapprove or consent to any amendment, supplement, waiver or modification of this Agreement or any other Loan Document or any term hereof or thereof. In determining whether the requisite Lender or Lenders have consented to any such amendment, supplement, waiver or modification, and in determining the Required Lenders or Required Majority in Interest Lenders for any purpose under or in respect of any Loan Document, any Lender that is a Disqualified Lender (and the Loans and/or Commitments of such Disqualified Lender) shall be excluded and disregarded. Each such amendment, supplement, waiver or modification shall be binding and effective as to each Disqualified Lender.

(iii) The Borrower Representative shall have the right (A) at the sole expense of any Lender that is a Disqualified Lender and/or the Person that assigned its Commitments and/or Loans to such Disqualified Lender, to seek to replace or terminate such Disqualified Lender as a Lender by causing such Lender to (and such Lender shall be obligated to) assign any or all of its Commitments and/or Loans and its rights and obligations under this Agreement to one or more assignees (which may, at the Borrower Representative’s sole option, be or include any Parent Entity, the Borrower Representative or any Subsidiary); provided that (1) the Administrative Agent shall not have any obligation to the Borrower Representative to find such a replacement Lender, (2) the Borrower Representative shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person and (3) the assignee (or, at its option, the Borrower Representative) shall pay to such Disqualified Lender concurrently with such assignment an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so assigned, (y) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans, and (z) the most recently available quoted price for such Commitments and/or Loans (as determined by the Borrower Representative in good faith, which determination shall be conclusive, the “Trading Price”), in each case without interest thereon (it being understood that if the effective date of such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower Representative)), or (B) to prepay any Loans held by such Disqualified Lender, in whole or in part, by paying an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so prepaid, (y) the amount that such Disqualified Lender paid to acquire such Loans, and (z) the Trading Price for such

Loans (in each case without interest thereon), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part (provided that, in the case of any Disqualified Lender pursuant to clause (iii)(c) of the definition thereof, each Participant that has a participation in the Commitments and/or Loans of such Disqualified Lender shall be provided a bona fide and reasonable opportunity to be assigned the Commitments and/or Loans in accordance with clause (A) above in an aggregate amount equal to no less than the aggregate principal amount of such participation). In connection with any such replacement, (1) if the Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower Representative, which determination shall be conclusive) to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which the Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower Representative) the amount required pursuant to this Subsection 11.6(j)(iv)(B), then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower Representative shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such assignment in the Register, (2) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower Representative the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (3) each Lender that is a Disqualified Lender agrees to disclose to the Borrower Representative the amount it paid to acquire the Commitments and/or Loans held by it.

(iv) No Disqualified Lender (whether as a Lender, a Participant or otherwise) shall have any right to (A) receive any information or material made available to any Lender or the Administrative Agent hereunder or under any other Loan Document, (B) have access to any Internet or intranet website to which any of the Lenders and the Administrative Agent have access (whether a commercial, third-party or other website or whether sponsored by the Administrative Agent, the Borrower Representative or otherwise), (C) attend (including by telephone) or otherwise participate in any meeting or discussions (or portions thereof) among or with any of the Borrower Representative, the Administrative Agent and/or one or more Lenders, (D) receive any information or material prepared by the Borrower Representative, the Administrative Agent and/or one or more Lenders or (E) receive advice of counsel to the Administrative Agent, the Collateral Agent or any other Lender or challenge their attorney client privilege. Any Disqualified Lender shall not solicit or seek to obtain any such information or material. If at any time any Disqualified Lender receives or possesses any such information or material, such Disqualified Lender shall (1) notify the Borrower Representative as soon as possible that such information or material has become known to it or came into its possession, (2) immediately return to the Borrower Representative or, at the option of the Borrower Representative, destroy (and confirm to the Borrower Representative such destruction) such information or material, together with any notes, analyses, compilations, forecasts, studies or other documents related thereto which it or its advisors prepared and (3) keep such information or material confidential and shall not utilize such information or material for any purpose. Each Lender (whether or not then a party hereto) agrees to notify the Borrower Representative as soon as possible if it becomes aware that (x) it made an assignment to or has a participation with a Disqualified Lender or (y) any such Disqualified Lender has received any such information of materials.

(v) The rights and remedies of the Borrower Representative provided herein are cumulative and are not exclusive of any other rights and remedies provided to the Borrower Representative at law or in equity, and the Borrower Representative and the Borrowers shall be entitled to pursue any remedy available to it against any Lender that has (or has purported to have) made an assignment or sold or maintained a participation to or with a Disqualified Lender or against any Disqualified Lender. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee pursuant to Subsection 11.6(b) is a Disqualified Lender or have any liability with respect to or arising out of any assignment or participation of Loans by the Lenders or disclosure of confidential information by the Lenders, in each case, to any Disqualified Lender; provided that, unless the Borrower Representative ~~has~~and, if applicable, the Sponsor, have knowingly consented in writing to an assignment to an applicable Disqualified Lender, this sentence shall not relieve the Administrative Agent of any liability arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(vi) Notwithstanding any other provision of this Agreement, any other Loan Document, any Assignment and Acceptance or any other document, the provisions of this Subsection 11.6(j) shall apply and survive with respect to each Lender, Participant and Disqualified Lender notwithstanding that any such Person may have ceased to be a Lender or Participant (or any purported participation to any such Disqualified Lender shall be void) hereunder or this Agreement may have been terminated.

11.7 Adjustments; Set-off; Calculations; Computations. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Subsection 9.1(f), or otherwise (except pursuant to Subsection 2.6, 2.7, 2.8, 4.4, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 8.6(b), 11.1(g) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Revolving Credit Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Revolving Credit Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower Representative, any such notice being expressly waived by the Borrower Representative to the extent permitted by applicable law, upon the occurrence of an Event of Default under Subsection 9.1(a) to set-off and appropriate and apply against any amount then due and payable under Subsection 9.1(a) by such Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8 Judgment. (a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Subsection 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Subsection 11.8 being hereinafter in this Subsection 11.8 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Subsection 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this Subsection 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Subsection 11.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York City time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12 Governing Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this

Subsection 11.13 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Subsection 11.13(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding~~.~~;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 11.13 any consequential or punitive damages.

11.14 Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither any Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Borrowers and the Lenders.

11.15 Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.16 Confidentiality. (a) Each Agent, each Other Representative and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of any Holding Company or any of the Borrowers or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of any Holding Company or any of the Borrowers or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Other Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this Subsection 11.16 pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on any Platform)) for the benefit of the Borrowers (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its Affiliates and the employees, officers, partners, directors, agents, attorneys, accountants and other professional advisors of it and its Affiliates; provided that such Lender shall inform each such Person of the agreement under this Subsection 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Subsection 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law; provided that, other than with respect to any disclosure to any bank regulatory authority, such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower Representative of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Agreement, any Affiliate of any Lender party thereto) may be a party subject to the proviso in clause (iv) above, and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to ~~any~~the Parent Borrower or any of its Subsidiaries being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Subsection 11.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively; provided that in no case shall any Agent or Lender cease to be obligated pursuant to this Subsection 11.16 prior to the third anniversary of the Closing Date. In addition, the Administrative Agent may provide information regarding the Facilities to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the Facilities on a confidential basis; provided that, except with respect to information which has been publicly disclosed other than in breach of this Agreement, the Administrative Agent shall inform each such Person of the agreement under this Subsection 11.16 and take reasonable actions to cause compliance by any such Person with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Subsection 11.16).

(b) Each Lender acknowledges that any such information referred to in Subsection 11.16(a), and any information (including requests for waivers and amendments) furnished by the ~~Borrowers~~Parent Borrower or any of its Subsidiaries or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the ~~Borrowers~~Parent Borrower or any of its Subsidiaries, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

11.17 Incremental Indebtedness; Additional Indebtedness. In connection with the incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness or Additional Indebtedness, each of the Administrative Agent and the Collateral Agent agrees to execute and deliver the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement or any Intercreditor Agreement Supplement and amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Borrower Representative to be necessary or reasonably desirable for any Lien on the assets of any Loan Party permitted to secure such Incremental Facility or Additional Indebtedness to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

11.18 USA PATRIOT Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act and the CDD Rule, and the Borrowers agrees to provide such information from time to time to any Lender.

11.19 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature” and words of like import in any Assignment and Acceptance or Affiliated Lender Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.20 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations of the Borrowers under the Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations of the Borrowers hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.21 Joint and Several Liability; Postponement of Subrogation. (a) The obligations of the Borrowers hereunder and under the other Loan Documents to which each Borrower is a party shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of the other Borrowers under this Agreement and the other Loan Documents ~~to which each Borrower is a party~~or otherwise in respect of the Obligations. To the fullest extent permitted by law the liability of each Borrower for the obligations under this Agreement and the other Loan Documents and all other Obligations of the other applicable Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Subsection 11.21, in bankruptcy or in any other instance.

(b) Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document and all other Obligations, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the applicable Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the applicable Secured Parties and credited and applied against the obligations of the applicable Borrowers, whether matured or unmatured, in such order as the Administrative Agent shall elect. In furtherance of the foregoing, for so long as any obligations of the Borrowers hereunder, any Letters of Credit or any Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other Borrower to any Secured Party.

11.22 Designated Cash Management Agreements and Designated Hedging Agreements. The Borrower Representative may from time to time elect by notice in writing to the Administrative Agent (with a copy to the Cash Management Party or Hedging Party, as applicable, party to the Cash Management Arrangement, Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement, as applicable, to which the notice relates) that (x)(i) a Cash Management Arrangement with any Cash Management Party is to be a “Designated Cash Management Agreement” having monetary obligations that are subject to the waterfall provisions set forth in Subsection 10.15 and (ii) the Administrative Agent shall establish a Designated Cash Management Reserve with respect to any such Designated Cash Management Agreement in an amount (which amount shall be specified in such notice) equal to the anticipated monetary obligations of the Loan Parties under such Designated Cash Management Agreement owing to any Cash Management Party, so long as, immediately after giving effect thereto, Excess Availability would be not less than zero, or (y)(i) an Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement with any Hedging Party is to be a “Designated Hedging Agreement” having monetary obligations that are subject to the waterfall provisions set forth in Subsection 10.15 and (ii) the Administrative Agent shall establish a Designated Hedging Reserve with respect to any such Designated Hedging Agreement in an amount (which amount shall be specified in such notice) equal to the anticipated monetary obligations of the Loan Parties under such Designated Hedging Agreement owing to any Hedging Party, so long as, immediately after giving effect thereto, Excess Availability would be not less than zero, provided that (i) no Designated Cash Management Agreement or Designated Hedging Agreement can be secured at the same time on a first lien basis by the Term Loan Priority Collateral (and any request under this Subsection 11.22 will be deemed to be a representation by the Borrower Representative to such effect), and (ii) no monetary obligations under any Designated Cash Management Agreement or Designated Hedging Agreement shall receive any benefit of the designation under this Subsection 11.22 after the Discharge of ABL Obligations (as defined in the ABL/Term Loan Intercreditor Agreement) , provided, further, that no Cash Management Arrangement shall be designated as a “Designated Cash Management Agreement” and no Interest Rate Agreement, Hedging Agreement or other Permitted Hedging Arrangement shall be designated as a “Designated Hedging Agreement” if, at the time of such designation, the establishment of a Designated Cash Management Reserve or Designated Hedging Reserve in connection with such Designated Cash Management Agreement or Designated Hedging Agreement, as applicable, would result in Excess Availability being less than zero. The Borrower Representative may from time to time instruct the Administrative Agent to (i) reduce or eliminate the amount of any Designated Cash Management Reserve or Designated Hedging Reserve by delivering to the Administrative Agent (with a copy to the Cash Management Party or Hedging Party, as applicable, party to the Designated Cash Management Agreement or Designated Hedging Agreement to which the Designated Cash Management Reserve or Designated Hedging Reserve relates) a notice of such reduction or elimination or (ii) increase the amount of any Designated Cash Management Reserve or Designated Hedging Reserve by notice in writing to the Administrative Agent (with a copy to the Cash Management Party or Hedging Party, as applicable, party to the Designated Cash Management Agreement or Designated Hedging Agreement to which the Designated Cash Management Reserve or Designated Hedging Reserve relates) so long as in the case of this clause (ii), immediately after giving effect to such increase, Excess Availability would be not less than zero.

11.23 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary herein or in any other Loan Document, ~~each party hereto~~the Parent Borrower, each Lender and the Administrative Agent (each, an “Acknowledging Party”) acknowledges that any liability of any ~~party hereto~~Lender that is an ~~EEA~~Affected Financial Institution arising hereunder or under any other Loan Document, to the extent such liability is unsecured and solely relates to the Loans and not to any other Person, including any other party hereto or any other Loan Document (and not to any other obligations), to such Acknowledging Party (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”)~~,~~ may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers to any Covered Liability arising hereunder or under any other Loan Document which may be payable to it by any Lender party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such Covered Liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such Covered Liability;

(ii) a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such Covered Liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Notwithstanding anything to the contrary herein, nothing contained in this Subsection 11.23 shall modify or otherwise alter the rights or obligations under this Agreement or any other Loan Document of any Person party hereto (other than an Acknowledging Party to the extent set forth in this Subsection 11.21) or with respect to any liability that is not a Covered Liability.

11.24 Recognition of U.S. Special Resolution Regime11.24 Recognition of U.S. Special Resolution Regime. AUTONF D3_TC. In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Permitted Hedging Arrangements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance the U.S. Special Resolution Regimes in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(a) As used in this Section 11.25, the following term has the following meaning:

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

CD&R WATERWORKS MERGER SUB, LLC

By:

Name:
Title:

[SIGNATURE PAGE TO THE WATERWORKS ABL CREDIT AGREEMENT]

AGENT AND LENDERS:

CITIBANK, N.A.,
as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THE WATERWORKS ABL CREDIT AGREEMENT]

[____________________],

as Lender

By:
Name:
Title:

By:
Name:
Title:

ANNEX III to AMENDMENT NO. 3

Exhibit N-2

EXHIBIT N-2

to

ABL CREDIT AGREEMENT

FORM OF BORROWER TERMINATION

CITIBANK, N.A.

388 Greenwich Street, 7th Floor

New York, NY 10013

Attention: Christopher Marino

Email: X

[Date]

Ladies and Gentlemen:

The undersigned, CORE & MAIN LP (the “Parent Borrower”), refers to the Credit Agreement, dated as of August 1, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers (as defined therein) from time to time party thereto, the several banks and other financial institutions from time to time party thereto and CITIBANK, N.A., as administrative agent for the Lenders, as collateral agent for the Secured Parties, as swingline lender and as an issuing lender. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

The Parent Borrower hereby (i) certifies that the conditions set forth in Subsection 11.1(h) of the Credit Agreement to effect the termination contemplated hereunder have been, or substantially concurrently herewith will be, satisfied and (ii) accordingly, terminates the status of [            ] (the “Terminated Borrower”) as a Subsidiary Borrower under the Credit Agreement and the other Loan Documents.

The Parent Borrower further agrees that, any time and from time to time upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as may be reasonably requested by the Administrative Agent pursuant to Subsection 11.1(h) of the Credit Agreement in order to effect the purposes of this Borrower Termination.

This Borrower Termination may be executed by one or more of the parties to this Borrower Termination on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution”, “signed”, “signature” and words of like import used herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Borrower Termination shall become effective as to the Terminated Borrower when the Administrative Agent shall have received counterparts of this Borrower Termination that, when taken together, bear the signatures of the Terminated Borrower and the Parent Borrower.

EXHIBIT N-2

to

ABL CREDIT AGREEMENT

THIS BORROWER TERMINATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EXHIBIT N-2

to

ABL CREDIT AGREEMENT

Very truly yours,

CORE & MAIN LP

By:
Name:
Title:

[TERMINATED BORROWER]

By:
Name:
Title:

Acknowledged by:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title: